                                                                   EXHIBIT 10.24

NEW ISSUE-BOOK-ENTRY ONLY                       RATING: Standard & Poor's: "AAA"
                                                                 (Ambac Insured)
                                                           (See "RATING" herein)

      In the opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California, Bond Counsel, under existing statutes, regulations, rulings and judicial decisions, and assuming certain representations and compliance with certain covenants and requirements described herein, interest (and original issue discount) on the Bonds is excluded from gross income for federal income tax purposes and is not an item of tax preference for purposes of calculating the federal alternative minimum tax imposed on individuals and corporations. In the further opinion of Bond Counsel, interest on the Bonds is exempt from State of California personal income tax. In addition, the difference between the issue price of a Bond (the first price at which a substantial amount of the Bonds of a maturity is to be sold to the public) and the stated redemption price at maturity with respect to the Bond constitutes original issue discount. See "TAX MATTERS" herein with respect to certain tax consequences with respect to the Bonds.

                                   $31,555,000
                            SAN JUAN BASIN AUTHORITY
                               LEASE REVENUE BONDS
                         (GROUND WATER RECOVERY PROJECT)
                                  ISSUE OF 2002

Dated: Date of Delivery      Due: December 1, as shown on the inside front cover

      This cover page contains certain information for general reference only. It is not a summary of the issue. Investors are advised to read the entire Official Statement to obtain information essential to making an informed decision. Capitalized undefined terms used in this cover page shall have the meanings given such terms herein.

      The Bonds are issuable as fully registered bonds and when initially issued will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, New York, New York ("DTC"). Purchases of the Bonds will be made in book-entry form only, in denominations of $5,000 or any integral multiple thereof, through brokers and dealers who are, or who act through, DTC Participants. Beneficial owners of the Bonds will not be entitled to receive physical delivery of bond certificates so long as DTC or a successor securities depository acts as the securities depository with respect to the Bonds. So long as DTC or its nominee is the registered owner of the Bonds, reference herein to Bondowners or registered owners shall mean Cede & Co., as aforesaid, and payments of principal of and interest on the Bonds will be made directly to DTC by BNY Western Trust Company, as Trustee. Disbursement of such payments to DTC Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of DTC Participants. Interest on the Bonds is payable on June 1 and December 1 of each year, commencing June 1, 2003. See "DESCRIPTION OF THE BONDS--General Terms" herein.

      The Bonds are subject to extraordinary, optional and mandatory redemption prior to maturity as described herein. See "DESCRIPTION OF BONDS--Redemption" herein.

      Proceeds of the Bonds are to be applied to (i) finance and reimburse the costs of the design, development, acquisition and construction of a groundwater recovery plant and related improvements and facilities, (ii) fund a debt service reserve fund securing the Bonds, (iii) fund capitalized interest through June 1, 2004, and (iv) pay certain costs of issuance of the Bonds. See "DESCRIPTION OF BONDS--Sources and Uses of Funds" and "THE PROJECT" herein.

      Payment of the principal of and interest on the Bonds when due will be insured by a financial guaranty insurance policy to be issued by
                                      AMBAC
simultaneously with the delivery of the Bonds. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Financial Guaranty Insurance Policy" herein.

      The Bonds are special, limited obligations of the San Juan Basin Authority (the "Authority") payable solely from the Trust Estate, including Lease Payments to be made by the Capistrano Valley Water District (the "Water District") to the Authority solely from Revenues of the Water District pledged to the payment of the Lease Payments pursuant to the Lease Agreement, dated as of December 1, 2002 (the "Lease Agreement"), between the Water District and the Authority. Pursuant to the Trust Agreement, dated as of December 1, 2002 (the "Trust Agreement"), among the Water District, the Authority and the Trustee, the Authority has assigned all of its rights, title and interest (other than certain Additional Payments) in the Lease Agreement to the Trustee for the benefit of the Bondowners. The Lease Agreement provides that, except with respect to certain rights of the Water District to terminate the Lease Agreement early as permitted thereunder, the obligation of the Water District to make the Lease Payments is absolute and unconditional and the Water District will not discontinue or suspend any Lease Payments required to be made by it thereunder when due until such time as the Lease Payments are paid in full. For the circumstances under which the Water District may terminate the Lease Agreement and the consequences thereof, see "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Water District Right to Terminate Lease" herein. The Property subject to the Lease Agreement and the improvements thereon and the Water System are not pledged or available to the Trustee or the Bondowners in the event of termination of the Lease Agreement, default in the payment of Lease Payments or otherwise, and no default under Lease Agreement will result in the loss of the Property or the improvements thereon, the Water System or other assets of the Water District. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Water District Right to Terminate Lease" and "--Limited Recourse on Default" herein.

      The obligation of the Water District to make the Lease Payments and other payments required to be made by it under the Lease Agreement is a special obligation of the Water District payable, in the manner provided in the Lease Agreement, solely from Revenues, and does not constitute a debt of the Water District in contravention of any constitutional or statutory debt limitation or restriction. Except for the pledge of Revenues pursuant to the Lease Agreement, neither the faith and credit nor the taxing power of the Water District or the City of San Juan Capistrano (the "City") is pledged to the payment of the Lease Payments (and the merger of the Water District into the City, which is expected to occur in early 2003, will not affect this limitation). UNDER CERTAIN CIRCUMSTANCES DESCRIBED HEREIN, THE WATER DISTRICT HAS THE RIGHT TO TERMINATE THE LEASE AGREEMENT. IN SUCH EVENT, THE WATER DISTRICT WILL HAVE NO FURTHER OBLIGATION TO MAKE ANY LEASE PAYMENTS UNDER THE LEASE AGREEMENT AND THE TRUSTEE WILL HAVE NO FURTHER RIGHTS OR RECOURSE WITH RESPECT TO THE PROPERTY OR THE IMPROVEMENTS THEREON. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Water District Right to Terminate Lease" and "DESCRIPTION OF BONDS--Redemption--Extraordinary Redemption" herein.

      THE BONDS DO NOT CONSTITUTE A CHARGE AGAINST THE GENERAL CREDIT OF THE AUTHORITY AND ARE NOT SECURED BY A LEGAL OR EQUITABLE PLEDGE OF, OR CHARGE OR LIEN UPON, ANY PROPERTY OF THE AUTHORITY OR ANY OF ITS INCOME OR RECEIPTS EXCEPT THE FUNDS AND SECURITY PROVIDED UNDER THE TRUST AGREEMENT. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA OR ANY PUBLIC AGENCY THEREOF OR ANY MEMBER OF THE AUTHORITY IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON, THE BONDS. SEE "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS" HEREIN.

                                   ----------
                   MATURITY SCHEDULE - See Inside Front Cover
                                   ----------

      The Bonds will be offered when, as and if issued and received by the Underwriter, subject to the approval of validity by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California, Bond Counsel, and to certain other conditions. Certain legal matters in connection with the Bonds will be passed upon for the Underwriter by Orrick, Herrington & Sutcliffe LLP; for the City and the Water District by John R. Shaw, Esq., San Juan Capistrano, California, City Attorney and General Counsel to the Water District, and by Hawkins, Delafield & Wood, New York, New York, Special Counsel to the City and the Water District; and for the Authority by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California. It is expected that the Bonds will be available for delivery through DTC in New York, New York, on or about January 8, 2003.

                                 LEHMAN BROTHERS

December 11, 2002

                                MATURITY SCHEDULE

                            $16,290,000 Serial Bonds

  MATURITY     PRINCIPAL   INTEREST                         MATURITY      PRINCIPAL    INTEREST
(DECEMBER 1)     AMOUNT      RATE     YIELD   CUSIP NO.   (DECEMBER 1)      AMOUNT       RATE     YIELD   CUSIP NO.
------------   ---------   --------   -----   ---------   ------------   -----------   --------   -----   ---------
    2005       $ 755,000      3.000%  1.700%  798250AA4       2013       $   990,000      5.000%  3.930%  798250AJ5*
    2006         780,000      3.000   2.100   798250AB2       2014         1,040,000      5.250   4.050   798250AK2*
    2007         805,000      3.000   2.500   798250AC0       2015         1,095,000      5.250   4.180   798250AL0*
    2008         825,000      3.000   2.850   798250AD8       2016         1,150,000      5.250   4.280   798250AM8*
    2009         850,000      4.000   3.160   798250AE6       2017         1,210,000      5.250   4.380   798250AN6*
    2010         885,000      4.000   3.410   798250AF3       2018         1,275,000      5.250   4.460   798250AP1*
    2011         920,000      3.600   3.630   798250AG1       2019         1,340,000      5.250   4.520   798250AQ9*
    2012         955,000      3.700   3.730   798250AH9       2020         1,415,000      5.250   4.580   798250AR7*

$3,045,000 5.000% Term Bond due December 1, 2022 Price 101.792 CUSIP 798250A S5*
$12,220,000 5.000% Term Bond due December 1, 2034 Price 100.538 CUSIP 798250AT3*

----------
*Indicates pricing to call at par on December 1, 2012.

      No broker, dealer, salesperson or other person has been authorized by the City of San Juan Capistrano (the "City"), the Capistrano Valley Water District (the "Water District"), the San Juan Basin Authority (the "Authority") or the Underwriter to give any information or to make any representations other than those contained herein and, if given or made, such other information or representation must not be relied upon as having been authorized by the City, the Water District, the Authority or the Underwriter. This Official Statement does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Bonds by a person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. This Official Statement is not to be construed as a contract with the purchasers of the Bonds.

      Certain statements contained in this Official Statement reflect not historical facts but forecasts and "forward-looking" statements. In this respect, the words "estimate," "project," "anticipate," "expect," "intend," "believe" and similar expressions are intended to identify forward-looking statements. All projections, forecasts, assumptions, expressions of opinions, estimates and other forward-looking statements, are not to be construed as representations of fact and are qualified in their entirety by the cautionary statements set forth in this Official Statement. The forward-looking statements are not guarantees of future performance. Actual results may vary materially from what is contained in a forward-looking statement. The Authority and the Water District assume no obligation to provide public updates of forward-looking statements.

      The Underwriter has provided the following sentence for inclusion in this Official Statement. The Underwriter has reviewed the information in this Official Statement in accordance with, and as part of, its responsibilities to investors under the federal securities laws as applied to the facts and circumstances of this transaction, but the Underwriter does not guarantee the accuracy or completeness of such information.

      The information set forth herein has been obtained from the Authority, the Water District and from other sources and is believed to be reliable but is not guaranteed as to accuracy or completeness. The information and expressions of opinions herein are subject to change without notice and neither the delivery of this Official Statement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Water District since the date hereof. This Official Statement is submitted in connection with the sale of Bonds referred to herein and may not be reproduced or used, in whole or in part, for any other purpose, unless authorized in writing by the Water District. All summaries of the documents and laws are made subject to the provisions thereof and do not purport to be complete statements of any or all such provisions.

      IN CONNECTION WITH THIS OFFERING OF THE BONDS, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF SUCH BONDS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. THE UNDERWRITER MAY OFFER AND SELL BONDS TO CERTAIN DEALERS, INSTITUTIONAL INVESTORS AND OTHERS AT PRICES LOWER THAN THE PUBLIC OFFERING PRICES STATED ON THE COVER PAGE HEREOF AND SUCH PUBLIC OFFERING PRICES MAY BE CHANGED FROM TIME TO TIME BY THE UNDERWRITER.

                            SAN JUAN BASIN AUTHORITY

                               BOARD OF DIRECTORS

                             John Schatz, President
                              Jack Foley, Director
                            Diane Bathgate, Director
                            Richard Gardner, Director

                                    OFFICERS

                   Don Martinson, Administrator and Secretary

                                SPECIAL SERVICES

                                  CITY ATTORNEY
                                       AND
                        GENERAL COUNSEL TO WATER DISTRICT

                               John R. Shaw, Esq.
                         San Juan Capistrano, California

                        Special Counsel to Water District
                                    and City

                            Hawkins, Delafield & Wood
                               New York, New York

                                  BOND COUNSEL
                                       AND
                                AUTHORITY COUNSEL

           Stradling Yocca Carlson & Rauth, a Professional Corporation
                            Newport Beach, California

                                FINANCIAL ADVISOR

                          Fieldman, Rolapp & Associates
                               Irvine, California

                                     TRUSTEE

                            BNY Western Trust Company
                             Los Angeles, California

                                TABLE OF CONTENTS

                                                                                                            PAGE

INTRODUCTORY STATEMENT........................................................................................ 1
DESCRIPTION OF BONDS.......................................................................................... 5

         General Terms........................................................................................ 5
         Redemption........................................................................................... 5
         Transfer and Exchange................................................................................ 7
         Sources and Uses of Funds............................................................................ 8
         Debt Service Schedule................................................................................ 9

SOURCES OF PAYMENT AND SECURITY FOR THE BONDS................................................................. 9

         Source of Payment.................................................................................... 9
         Lease Payments.......................................................................................10
         Water District Right to Terminate Lease..............................................................11
         Service Contract Letter of Credit....................................................................15
         Additional Payments..................................................................................16
         Limited Recourse on Default..........................................................................16
         Pledge of Revenues...................................................................................17
         Revenue Fund.........................................................................................18
         Additional Obligations; Parity Obligations...........................................................19
         Rate Covenant; Impact of Proposition 218.............................................................19
         Lease Revenue Bonds Rate Stabilization Reserve; Impact of Proposition 218............................19
         Debt Service Reserve Account.........................................................................20
         Financial Guaranty Insurance Policy..................................................................20
         Insurance and Indemnity Agreement and Insurance Agreement Guaranty...................................23

THE PROJECT...................................................................................................26

         Overview.............................................................................................26
         Agreement with Metropolitan Water District of Southern California....................................28
         Project Water Rights and Implementation Agreement....................................................29
         Liquidated Damages under the Service Contract........................................................29
         The Company..........................................................................................31
         Independent Engineer's Report........................................................................32

THE AUTHORITY.................................................................................................34
THE WATER DISTRICT............................................................................................34

         Introduction.........................................................................................34
         Governance and Management............................................................................35
         Merger...............................................................................................35
         Service Area; Overview of Water System Facilities....................................................36
         Sources of Water Supply..............................................................................36
         Service Connection Information.......................................................................39
         Largest Customers....................................................................................39
         Rates and Charges; Collection........................................................................40
         Proposition 218......................................................................................42
         Projected Water Usage................................................................................45
         Regulatory Requirements..............................................................................45

WATER DISTRICT FINANCIAL INFORMATION..........................................................................46

         Outstanding Indebtedness.............................................................................46

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                            PAGE
         Historic Operating Results...........................................................................47
         Management Discussion and Analysis...................................................................48
         Projected Operating Results..........................................................................49
         Water System Insurance...............................................................................51
         Employee Benefits....................................................................................51
         California Electricity Market........................................................................51
         Security of the System...............................................................................53
         Investment of Water District Funds...................................................................54

TAX MATTERS...................................................................................................55
INDEPENDENT ACCOUNTANTS.......................................................................................56
RATING........................................................................................................56
CERTAIN LEGAL MATTERS.........................................................................................57
LITIGATION....................................................................................................57
UNDERWRITING..................................................................................................57
CONTINUING DISCLOSURE.........................................................................................57
AVAILABILITY OF DOCUMENTS.....................................................................................58
MISCELLANEOUS.................................................................................................58

APPENDIX A - FINANCIAL STATEMENTS OF THE WATER DISTRICT......................................................A-l
APPENDIX B - BOOK-ENTRY-ONLY SYSTEM..........................................................................B-l
APPENDIX C - DEFINITIONS AND SUMMARY OF CERTAIN PROVISIONS OF PRINCIPAL FINANCING DOCUMENTS..................C-l
APPENDIX D - SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT...........................................D-l
APPENDIX E - FORM OF CONTINUING DISCLOSURE AGREEMENT.........................................................E-l
APPENDIX F - PROPOSED FORM OF BOND COUNSEL OPINION...........................................................F-l
APPENDIX G - INDEPENDENT ENGINEER'S REPORT...................................................................G-l
APPENDIX H - SPECIMEN FINANCIAL GUARANTY INSURANCE POLICY....................................................H-l
APPENDIX I - GENERAL INFORMATION CONCERNING THE CITY OF SAN JUAN CAPISTRANO..................................I-1
APPENDIX J - CERTAIN INFORMATION CONCERNING THE SERVICE CONTRACT LETTER OF CREDIT PROVIDER...................J-l

                               OFFICIAL STATEMENT

                                   $31,555,000
                            SAN JUAN BASIN AUTHORITY
                               LEASE REVENUE BONDS
                         (GROUND WATER RECOVERY PROJECT)
                                  ISSUE OF 2002

                             INTRODUCTORY STATEMENT

      The following introductory statement is subject in all respects to the more complete information set forth in this Official Statement, including the cover page and appendices (the "Official Statement"). The descriptions and summaries of various documents hereinafter set forth do not purport to be comprehensive or definitive and are qualified in their entirety by reference to each document. Capitalized terms used in the body of this Official Statement and not otherwise defined therein shall have the meanings given to such terms in the definitional sections included in Appendix C--"DEFINITIONS AND SUMMARY OF CERTAIN PROVISIONS OF PRINCIPAL FINANCING DOCUMENTS" and Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT," attached hereto.

      This Official Statement is provided to furnish information in connection with the offering of $31,555,000 aggregate principal amount of San Juan Basin Authority Lease Revenue Bonds (Ground Water Recovery Project) Issue of 2002 (the "Bonds"). The Bonds are being issued under the Trust Agreement, dated as of December 1, 2002 (the "Trust Agreement"), among the Capistrano Valley Water District (the "Water District"), the San Juan Basin Authority (the "Authority"), and BNY Western Trust Company, Los Angeles, California, as trustee (the "Trustee"), pursuant to the provisions of the Joint Exercise of Powers Act (commencing with Section 6500), comprising Article 1, Article 2 and Article 4 of Division 7 of Title 1 of the California Government Code. The Bonds are special, limited obligations of the Authority payable solely from the Trust Estate, including certain lease payments (the "Lease Payments") to be made by the Water District to the Authority solely from Revenues of the Water District pledged to the payment of the Lease Payments pursuant to the Lease Agreement, dated as of December 1, 2002 (the "Lease Agreement"), between the Water District and the Authority.

      The Water District (formerly known as the Orange County Waterworks District No. 4) was formed to serve the San Juan Capistrano area in 1930 and is currently existing pursuant to the California Water Code (the "Water Code"). The Water District was governed by the Board of Supervisors (the "Board of Supervisors") of the County of Orange, California (the "County") until 1970 when the district became a subsidiary district of the City of San Juan Capistrano (the "City"). At that time, the City Council of the City became the governing board of the Water District pursuant to the Water Code. For more complete information regarding the Water District, including certain financial information, see "THE WATER DISTRICT" and "WATER DISTRICT FINANCIAL INFORMATION." The Water District intends to formally merge into the City in early 2003 pursuant to a formal reorganization process that has been instituted with the County of Orange Local Agency Formation Commission ("LAFCO"). See "THE WATER DISTRICT--Merger."

      The Bonds are issuable as fully registered bonds and when initially issued will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, New York, New York ("DTC"). Purchases of the Bonds will be made in book-entry form only, in denominations of $5,000 or any integral multiple thereof, through brokers and dealers who are, or who act through, DTC participants. See Appendix B--"BOOK-ENTRY-ONLY SYSTEM." Interest on the Bonds is payable on June 1 and December 1 of each year, commencing June 1, 2003. The Bonds are subject to extraordinary, optional and mandatory redemption prior to maturity as described herein. See "DESCRIPTION OF BONDS--General Terms" and "--Redemption."

      The proceeds of the Bonds are to be applied to (i) finance and reimburse the costs of the design, development, acquisition and construction of a groundwater recovery plant (the "Groundwater Recovery Plant") and related offsite improvements and facilities (together with the Groundwater Recovery Plant and as further defined in the Trust Agreement, the "Service Contract Project Improvements"), (ii) fund a debt service reserve fund securing the Bonds, (iii) fund capitalized interest through June 1, 2004, and (iv) pay certain costs of issuance of the Bonds. See "DESCRIPTION OF BONDS--Sources and Uses of Funds" and "THE PROJECT."

      Pursuant to the Service Contract for the Design, Construction, Financing and Operation of the San Juan Basin Desalter Project, dated September 3, 2002 (the "Service Contract"), between the Water District and Eco Resources, Inc. (the "Company"), the Company has agreed to design and construct the Service Contract Project Improvements. For information regarding the Company, see "THE PROJECT--The Company." Under the Service Contract, the Company is required to complete the Service Contract Project Improvements for a fixed price of $25,030,607 and by a date certain of September 1, 2004, as such date may be extended upon the occurrence of an Uncontrollable Circumstance, Water District requested changes or District Fault, and once completed, operate such Service Contract Project Improvements, subject to the conditions and performance guarantees set forth in the Service Contract. See Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT" for a summary of certain provisions of the Service Contract. However, in the Insurance Agreement (see "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Insurance and Indemnity Agreement and Insurance Agreement Guaranty), the Company will agree for the benefit of the Bond Insurer that within six months after the date the Bonds are issued, the Company will assign all of its rights in and to, and delegate all of its obligations under, the Service Contract to a wholly owned subsidiary of the Company that satisfies certain corporate separation requirements set forth in the Insurance Agreement (the "SPE"), and will cause the SPE to assume all of the obligations of the Company under the Service Contract. Upon the effectiveness of such assignment, the Company will be released from all of its obligations under the Service Contract and the Insurance Agreement; provided that the Service Contract Guaranty Agreement and the Insurance Agreement Guaranty will extend to such obligations of the SPE following such assignment. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Insurance and Indemnity Agreement and Insurance Agreement Guaranty--Assignment of Company Rights and Obligations." The Company will simultaneously enter into a management and administrative services agreement with the SPE for a term equal to the term of the Service Contract, whereby the Company will provide certain management and administrative services necessary to support the SPE's performance of its obligations under the Service Contract, including the construction and operation of the Service Contract Project Improvements. Accordingly, as used in this Official Statement, the term "DB/Operator" shall mean the Company before such assignment, and shall mean the SPE thereafter.

      The Service Contract continues in effect for 20 years following the provisional acceptance of the Service Contract Project Improvements under the Service Contract (as further defined in the Service Contract, "Provisional Acceptance") (or, if Provisional Acceptance is not certified by the DB/Operator, the Acceptance Date), subject to renewal and earlier termination as set forth in the Service Contract, including certain buy-out rights of the Water District. See Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT--Breach, Default, Remedies and Termination." See also "DESCRIPTION OF BONDS--Redemption--Extraordinary Redemption." The full and prompt performance and observance of each and all of the amounts payable by, and the covenants and agreements of, the DB/Operator pursuant to the terms of the Service Contract will be guaranteed by Southwest Water Company, a Delaware corporation and the parent corporation of the Company (the "Guarantor"), pursuant to a Service Contract Guaranty Agreement, dated as of September 3, 2002 (the "Service Contract Guaranty Agreement"), provided by the Guarantor in favor of the Water District.

      PSOMAS, a California corporation, has been retained as the Independent Engineer with respect to the design, development, acquisition and construction of the Service Contract Project Improvements (the "Project"), and has prepared an updated report dated December 6, 2002, attached hereto as Appendix G (the "Independent Engineer's Report"), evaluating the Project and the capability of the Project participants to successfully complete the design, construction and operation of the Project.

      Under the Service Contact, the DB/Operator is required to design, engineer, construct, operate and maintain the Service Contract Project Improvements to be capable of processing 5.14 million gallons of groundwater per day and the Water District has the right to demand the production and delivery of up to 5,231 acre-feet of treated water on an annual basis, subject to the Water District supplying sufficient groundwater to enable the DB/Operator to produce such amount of treated water within the parameters of the DB/Operator's performance guarantees under the Service Contract. See Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT--Performance." Pursuant to the Project Implementation Agreement (San Juan Basin Desalter Project), effective as of October 15, 2002 (the "Implementation Agreement"), by and between the Authority and the Water District, the Authority has allocated 5,800 acre-feet per year of the Authority's existing rights to groundwater from the San Juan Creek to the Project, which is expected to be sufficient to enable the DB/Operator to produce the Water District's expected demand of 4,800 acre-feet of treated water on an annual basis but not the full 5,231 acre-feet of treated water provided for under the Service Contract. Accordingly, to the extent additional treated water is needed, it may be necessary for the Water District to allocate a portion of its existing groundwater rights to the Project. See "THE PROJECT--Project Water Rights and Implementation Agreement" and "THE WATER DISTRICT--Sources of Water Supply."

      Once constructed and fully operational, it is anticipated that the Project will supply approximately one-half of the Water District's annual water supply requirements and, therefore, assist the Water District in meeting its goal of securing fifty-percent of its annual water supply from local groundwater sources. In addition, based on current projections, the development of local groundwater sources in connection with the operation of the Groundwater Recovery Plant is anticipated to significantly reduce or eliminate the need for the Water District to acquire additional import capacity and the related infrastructure costs associated with such additional capacity as well as reduce the Water District's need for additional storage. See "THE PROJECT--Overview." Furthermore, the Water District anticipates that the costs associated with the financing of the Project and the operations of such improvements will be offset in part by certain grant credits or payments from the Metropolitan Water District of Southern California ("MWD"). See "THE PROJECT--Agreement with Metropolitan Water District of Southern California." Other benefits of the Project include a reduction of the Water District's dependence on imported water, enhanced system reliability and reduced exposure to the rising cost of imported water. Accordingly, the Water District has determined that the Water District's objectives justify the Project even though the costs associated with the financing of the Project and the operations of such improvements may not be fully offset solely by the credits from MWD. See "THE PROJECT."

      The City will enter into a Property Lease, dated as of December 1, 2002 (the "Property Lease"), by and between the Authority and the City pursuant to which it will lease to the Authority various real property sites located in San Juan Capistrano, California, on which a portion of the Service Contract Project Improvements are to be constructed (the "Property"). The Authority will then sublease the Property and the improvements to be constructed thereon to the Water District pursuant to the Lease Agreement. The Lease Agreement will obligate the Water District to make the Lease Payments to the Authority. Pursuant to the Trust Agreement, the Authority will assign all of its rights, title and interest (other than certain Additional Payments) in the Lease Agreement and the Property Lease (for so long as any Bond is Outstanding) to the Trustee for the benefit of the Bondowners. The Lease Agreement provides that, except with respect to certain rights of the Water District to terminate the Lease Agreement early as permitted thereunder, the obligation of the Water District to make the Lease Payments is absolute and unconditional and the Water District will not discontinue or suspend any Lease Payments required to be made by it thereunder when due until such time as the Lease Payments are paid in full. For the circumstances under which the Water District may terminate the Lease Agreement and the consequences thereof, see "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Water District Right to Terminate Lease" and "DESCRIPTION OF BONDS--Redemption--Extraordinary Redemption." None of the Property subject to the Lease Agreement or the improvements thereon or the Water System are pledged or available to the Trustee or the Bondowners in the event of termination of the Lease Agreement, default in the payment of Lease Payments or otherwise, and no default under Lease Agreement will result in the loss of the Property or the improvements thereon, the Water System or other assets of the Water District. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Water District Right to Terminate Lease" and "--Limited Recourse on Default."

      The obligation of the Water District to make the Lease Payments and other payments required to be made by it under the Lease Agreement is a special obligation of the Water District payable, in the manner provided in the Lease Agreement, solely from Revenues, and does not constitute a debt of the Water District in contravention of any constitutional or statutory debt limitation or restriction. Except for the pledge of Revenues pursuant to the Lease Agreement, neither the faith and credit nor the taxing power of the Water District or the City is pledged to the payment of the Lease Payments (and the merger of the Water District into the City, which is expected to occur in early 2003, will not affect this limitation). UNDER CERTAIN CIRCUMSTANCES DESCRIBED HEREIN, THE WATER DISTRICT HAS THE RIGHT TO TERMINATE THE LEASE AGREEMENT. IN SUCH EVENT, THE WATER DISTRICT WILL HAVE NO FURTHER OBLIGATION TO MAKE ANY LEASE PAYMENTS UNDER THE LEASE AGREEMENT AND THE TRUSTEE WILL HAVE NO FURTHER RIGHTS OR RECOURSE WITH RESPECT TO THE PROPERTY OR THE IMPROVEMENTS THEREON. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Water District Right to Terminate Lease" and "DESCRIPTION OF BONDS--Redemption--Extraordinary Redemption."

      THE BONDS DO NOT CONSTITUTE A CHARGE AGAINST THE GENERAL CREDIT OF THE AUTHORITY AND ARE NOT SECURED BY A LEGAL OR EQUITABLE PLEDGE OF, OR CHARGE OR LIEN UPON, ANY PROPERTY OF THE AUTHORITY OR ANY OF ITS INCOME OR RECEIPTS EXCEPT THE FUNDS AND SECURITY PROVIDED UNDER THE TRUST AGREEMENT. NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF CALIFORNIA OR ANY PUBLIC AGENCY THEREOF OR ANY MEMBER OF THE AUTHORITY IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON, THE BONDS.

      The payment of principal of and interest on the Bonds when due will be guaranteed by a financial guaranty insurance policy (the "Policy") to be issued by Ambac Assurance Corporation (the "Bond Insurer") simultaneously with the delivery of the Bonds. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Financial Guaranty Insurance Policy" and Appendix H--"SPECIMEN FINANCIAL GUARANTY INSURANCE POLICY."

      This Official Statement contains forward-looking statements within the meaning of the federal securities laws. Such statements are based on currently available information, expectations, estimates, assumptions, projections and general economic conditions. Such words as expects, intends, plans, believes, estimates, anticipates or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. Actual results may vary materially from what is contained in a forward-looking statement. The Authority and the Water District assume no obligation to provide public updates of forward-looking statements.

      The brief descriptions of the Bonds, the Trust Agreement, the Property Lease, the Lease Agreement, the Service Contract, the Implementation Agreement, the Continuing Disclosure Agreement, the Insurance Agreement, and other documents, statutes, reports and instruments included in this Official

Statement do not purport to be complete, comprehensive or definitive. All references to the Trust Agreement, the Property Lease, the Lease Agreement, the Service Contract, the Implementation Agreement, the Continuing Disclosure Agreement, the Insurance Agreement, and any other documents, statutes, reports and instruments, are qualified in their entirety by reference to such document, statute, report or instrument, and all references to the Bonds are qualified in their entirety by reference to the form thereof set forth in the Trust Agreement. Copies of the documents are on file and available for inspection at the office of the Trustee at 700 South Flower Street, Suite 500, Los Angeles, California.

                              DESCRIPTION OF BONDS

GENERAL TERMS

      The Bonds will be dated as of the date of delivery, will bear interest from such date at the rates per annum, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2003 (each an "Interest Payment Date"), and will mature in the principal amounts in each year (subject to prior redemption), as set forth on the inside front cover page hereof. Interest will be calculated on the basis of a 360 day year of twelve 30 day months. Beneficial ownership of the Bonds may be purchased in denominations of $5,000 or any integral multiple thereof.

      Interest on the Bonds will be payable from the preceding Interest Payment Date to which interest was paid, provided, that Bonds registered on or prior to May 15, 2003, will have interest payable with respect thereto from the date of delivery of the Bonds, and Bonds registered after the fifteenth day of the calendar month preceding an Interest Payment Date (each, a "Record Date") and on or prior to an Interest Payment Date will have interest payable with respect thereto from such Interest Payment Date.

      The Bonds are issued only in fully registered form and, when issued, will be registered in the name of Cede & Co., as registered owner and nominee of DTC. DTC will act as securities depository for the Bonds. Purchasers will not receive physical certificates representing their interest in the Bonds purchased. While the Bonds are subject to the book-entry system, payments of principal of and interest on the Bonds will be made by the Trustee to DTC, which in turn is obligated to remit such principal and interest to its DTC participants for subsequent disbursement to beneficial owners of the Bonds. See Appendix B--"BOOK-ENTRY-ONLY SYSTEM."

REDEMPTION

      Extraordinary Redemption. The Bonds are subject to redemption in whole or in part, without premium, on any date, in the principal amount thereof to be redeemed, together with accrued interest to the date fixed for redemption, upon the occurrence of (i) a termination of the Lease Agreement prior to the end of its term pursuant to the Lease Agreement (see Appendix C--"DEFINITIONS AND SUMMARY OF CERTAIN PROVISIONS OF PRINCIPAL FINANCING DOCUMENTS--LEASE AGREEMENT--AGREEMENT OF LEASE; TERM OF LEASE; LEASE PAYMENTS--Term" and "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Water District Right to Terminate Lease"), or (ii) damage, destruction or condemnation of the Service Contract Project Improvements, or any portion thereof, which results in Net Insurance Proceeds, to the extent required or permitted by the Lease Agreement to be applied to prepayment of Lease Payments (see Appendix C--"DEFINITIONS AND SUMMARY OF CERTAIN PROVISIONS OF PRINCIPAL FINANCING DOCUMENTS--LEASE AGREEMENT--INSURANCE CONDEMNATION" and "--LEASE AGREEMENT--DAMAGE, DESTRUCTION AND EMINENT DOMAIN; USE OF NET PROCEEDS").

      Optional Redemption. The Bonds maturing on December 1, 2013 are subject to optional redemption prior to maturity, at the option of the Water District, as a whole or in part on any date on or after December 1, 2012 from available funds in the Redemption Account, at a redemption price equal to the principal amount to be redeemed plus accrued interest to the redemption date.

      Mandatory Term Bond Redemption. The Bonds maturing on December 1, 2022 are subject to mandatory redemption, by lot, in the principal amounts hereinafter set forth, without premium, on December 1 of each year, commencing on December 1, 2021, from the principal portion of the Lease Payments required to be on deposit in the Debt Service Payment Account on the Lease Payment Date immediately prior to December 1 of each of the years and in the amounts as follows:

            Year                              Principal Amount
            ----                              ----------------
            2021                              $      1,485,000
            2022                                     1,560,000

      The Bonds maturing on December 1, 2034 are subject to mandatory redemption, by lot, in the principal amounts hereinafter set forth, without premium, on December 1 of each year, commencing on December 1, 2023, from the principal portion of the Lease Payments required to be on deposit in the Debt Service Payment Account on the Lease Payment Date immediately prior to December 1 of each of the years and in the amounts as follows:

            Year                              Principal Amount
            ----                              ----------------
            2023                              $      1,640,000
            2024                                     1,720,000
            2025                                       705,000
            2026                                       740,000
            2027                                       775,000
            2028                                       815,000
            2029                                       855,000
            2030                                       900,000
            2031                                       945,000
            2032                                       990,000
            2033                                     1,040,000
            2034                                     1,095,000

      Mandatory Redemption from Unexpended Proceeds. The Bonds are subject to redemption, in whole or in part, without premium, on any date, in the principal amount thereof to be redeemed, together with accrued interest to the date fixed for redemption, from unexpended proceeds of the Bonds, if any, remaining in the Project Account of the Project Trust Fund following Acceptance of the Service Contract Project Improvements under the Service Contract.

      Selection of Bonds to be Redeemed. If less than all of the Bonds of a single maturity will be called for redemption, the particular Bonds or portions thereof to be redeemed will be selected by the Trustee by lot in any manner which the Trustee in its sole discretion will deem appropriate and fair. The portion of any Bond of a denomination of more than $5,000 to be redeemed will be in the principal amount of $5,000 or an integral multiple thereof, and, in selecting portions of such Bonds for redemption, the Trustee will treat each such Bond as representing that number of Bonds of $5,000 denomination which is obtained by dividing the principal amount of such Bond to be redeemed in part by $5,000. Unless the Water District directs the Trustee in writing as to any other method of redemption, whenever provisions are made for the redemption of Bonds in part, the Bonds to be redeemed will be redeemed from each maturity, with the mandatory redemption schedule set forth above to be adjusted accordingly.

      Notice of Redemption. When redemption of Bonds is required, the Trustee will, at the expense of the Water District, give notice of the redemption of such Bonds, the redemption date and the place or places where amounts due upon such redemption will be payable and, if less than all of the Bonds are to be redeemed, the letters and numbers of such Bonds so to be redeemed, and, in the case of Bonds to be redeemed in part only, such notice will also specify the respective portions of the principal amount thereof to be redeemed. Such notice will further state that on such date there will become due and payable upon each Bond to be redeemed the principal amount to be redeemed, together with interest accrued to the redemption date, and that from and after such date interest on the principal amount redeemed will cease to accrue and be payable. The Trustee will mail a copy of such notice, postage prepaid, first class United States mail, not less than 30 days and not more than 60 days before the redemption date, to the Bondowners of any Bonds or portions of Bonds which are to be redeemed, at their addresses as the same appear upon the registry books, but neither the failure of a Bondowners to receive such notice nor any immaterial defect therein will affect the validity of the proceedings for the redemption of Bonds.

      Effect of Redemption. Notice having been given and payment having been provided for, the Bonds or portions thereof so called for redemption will become due and payable on the redemption date so designated at the principal amount to be redeemed plus interest accrued and unpaid to the redemption date, and, upon presentation and surrender thereof at the office specified in such notice, such Bonds, or portions thereof, the principal amount and interest will be paid as provided in the Trust Agreement. If, on the redemption date, moneys for the redemption of all the Bonds or portions thereof to be redeemed together with interest to the redemption date will be held by the Trustee so as to be available therefor on said date; and if notice of redemption will have been given to the Bondowners as provided in the Trust Agreement, then from and after the redemption date interest on the Bonds or portions thereof so called for redemption will cease to accrue and become payable.

TRANSFER AND EXCHANGE

      The following provisions regarding the transfer and exchange of the Bonds apply only during any period in which the Bonds are not subject to the book-entry system. While the Bonds are subject to the book-entry system, their transfer and exchange will be effected through DTC and the DTC Participants and will be subject to the procedures, rules and requirements established by DTC. See Appendix B--"BOOK-ENTRY-ONLY SYSTEM."

      Upon surrender of a Bond at the corporate trust office of the Trustee with a written instrument of transfer satisfactory to the Trustee, duly executed by the Bondowner or his duly authorized attorney, a Bond may be transferred or exchanged by the Bondowner thereof, but only in the manner, subject to the limitations and upon payment of the charges provided in the Trust Agreement. The Trustee will not be required to transfer or exchange any Bonds selected for redemption or within the 15 days before the selection of Bonds for redemption.

SOURCES AND USES OF FUNDS

      The proceeds of the Bonds are to be applied as follows:

      PROCEEDS:

            Principal Amount                               $  31,555,000.00
            Net Original Issue Premium                           960,274.40
                  Total Available Funds                    $  32,515,274.40
                                                           ================

      USES:

            Deposit to Project Account                     $  24,825,783.83
            Deposit to Reserve Account/(1)/                    2,252,537.50
            Deposit to Debt Service Payment Account/(2)/       2,086,216.95
            Costs of Issuance/(3)/                             3,350,736.12
                  Total Amount Applied                     $  32,515,274.40
                                                           ================

----------
/(1)/ The amount on deposit in the Reserve Account equals the Reserve
      Requirement as defined in the Trust Agreement. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Debt Service Reserve Account."
/(2)/ Represents capitalized interest on the Bonds in an amount expected to fund interest through June 1, 2004.
/(3)/ Includes legal fees, financial advisor fees, rating agency fees, printing costs, the underwriter's discount (see "UNDERWRITING"), premium for the Policy and other expenses.

                  [Remainder of page intentionally left blank.]

DEBT SERVICE SCHEDULE

      The following table shows the debt service requirements for the Bonds.

 YEAR ENDING
(DECEMBER 31)        INTEREST            PRINCIPAL       TOTAL DEBT SERVICE
-------------    ---------------       -------------     ------------------
    2003         $  1,339,658.20      $         --      $     1,339,658.20
    2004            1,493,117.50                --            1,493,117.50
    2005            1,493,117.50           755,000            2,248,117.50
    2006            1,470,467.50           780,000            2,250,467.50
    2007            1,447,067.50           805,000            2,252,067.50
    2008            1,422,917.50           825,000            2,247,917.50
    2009            1,398,167.50           850,000            2,248,167.50
    2010            1,364,167.50           885,000            2,249,167.50
    2011            1,328,767.50           920,000            2,248,767.50
    2012            1,295,647.50           955,000            2,250,647.50
    2013            1,260,312.50           990,000            2,250,312.50
    2014            1,210,812.50         1,040,000            2,250,812.50
    2015            1,156,212.50         1,095,000            2,251,212.50
    2016            1,098,725.00         1,150,000            2,248,725.00
    2017            1,038,350.00         1,210,000            2,248,350.00
    2018              974,825.00         1,275,000            2,249,825.00
    2019              907,887.50         1,340,000            2,247,887.50
    2020              837,537.50         1,415,000            2,252,537.50
    2021              763,250.00         1,485,000            2,248,250.00
    2022              689,000.00         1,560,000            2,249,000.00
    2023              611,000.00         1,640,000            2,251,000.00
    2024              529,000.00         1,720,000            2,249,000.00
    2025              443,000.00           705,000            1,148,000.00
    2026              407,750.00           740,000            1,147,750.00
    2027              370,750.00           775,000            1,145,750.00
    2028              332,000.00           815,000            1,147,000.00
    2029              291,250.00           855,000            1,146,250.00
    2030              248,500.00           900,000            1,148,500.00
    2031              203,500.00           945,000            1,148,500.00
    2032              156,250.00           990,000            1,146,250.00
    2033              106,750.00         1,040,000            1,146,750.00
    2034               54,750.00         1,095,000            1,149,750.00

                  SOURCES OF PAYMENT AND SECURITY FOR THE BONDS

SOURCE OF PAYMENT

      The Bonds are special, limited obligations of the Authority payable solely from the Trust Estate. The Bonds do not constitute a charge against the general credit of the Authority and are not secured by a legal or equitable pledge of, or charge or lien upon, any property of the Authority or any of its income or receipts except the funds and security provided under the Trust Agreement. Neither the faith and credit nor the taxing power of the State of California or any public agency thereof or any member of the Authority is pledged to the payment of the principal of, premium, if any, or interest on, the Bonds.

      The Trust Estate is defined in the Trust Agreement to mean all right, title and interest of the Trustee in and to the Trustee benefit provisions under the Service Contract described under the heading entitled "--Water District Right to Terminate Lease--Bond Insurer Notice and Cure Provisions," all amounts received by the Trustee for the account of the Water District pursuant to or with respect to the Service Contract Letter of Credit (see "--Service Contract Letter of Credit" below) and the Lease Agreement including, without limitation, the Lease Payments and all amounts from time to time deposited in the funds, accounts and subaccounts created pursuant to the Trust Agreement, including all investments and investment earnings thereon, excluding, however, all moneys deposited or required to be deposited in the Rebate Fund.

LEASE PAYMENTS

      The Water District is obligated to make the Lease Payments to the Authority solely from Revenues of the Water District pledged to the payment of the Lease Payments pursuant to the Lease Agreement. Pursuant to the Trust Agreement, the Authority has assigned all of its rights, title and interest (other than certain Additional Payments) in the Lease Agreement, including its right to receive the Lease Payments, and the right to exercise any remedies provided therein in the event of a default by the Water District thereunder, to the Trustee for the benefit of the Bondowners. Pursuant to the Lease Agreement, the Authority directs the Water District, and the Water District agrees, to pay to the Trustee all Lease Payments or prepayments thereof payable by the Water District under the Lease Agreement. None of the Property subject to the Lease Agreement or the improvements thereon or the Water System are pledged or available to the Trustee or the Bondowners in the event of termination of the Lease Agreement, default in the payment of Lease Payments or otherwise, and no default under Lease Agreement will result in the loss of the Property or the improvements thereon, the Water System or other assets of the Water District. See "--Water District Right to Terminate Lease" and "--Limited Recourse on Default" below.

      Notwithstanding any dispute between the Authority and the Water District, the Water District agrees in the Lease Agreement to make all Lease Payments when due and not to withhold any Lease Payment pending the final resolution of such dispute. The Lease Agreement provides that, except with respect to certain rights of the Water District to terminate the Lease Agreement early (See "--Water District Right to Terminate Lease" immediately below), the obligation of the Water District to make the Lease Payments is absolute and unconditional until such time as the Lease Payments are paid in full (or provision for the payment thereof is made pursuant to the Lease Agreement), the Water District will not discontinue or suspend any Lease Payments or Additional Payments required to be made by it under the Lease Agreement when due, whether or not the Water System or any part thereof is operating or operable or its use is suspended, interfered with, reduced or curtailed or terminated in whole or in part, and such payments will not be subject to reduction whether by offset or otherwise and will not be conditional upon the performance or nonperformance by any party of any agreement for any cause whatsoever. In the event the Water District should fail to make any Lease Payment required by the Lease Agreement, or any portion of any such Lease Payment, the Lease Agreement provides that the Lease Payment or portion in default will continue as an obligation of the Water District until the amount in default is fully paid, and that the Water District agrees to pay the same with interest thereon, to the extent permitted by law, from the date such amount was originally payable at the rate equal to the highest stated interest rate on any of the Bonds as stated in the Trust Agreement.

      The obligation of the Water District to make the Lease Payments and other payments required to be made by the Water District under the Lease Agreement is a special obligation of the Water District payable, in the manner provided in the Lease Agreement, solely from Revenues. Except for the pledge of Revenues pursuant to the Lease Agreement, neither the faith and credit nor the taxing power of the Water District or the City is pledged to the payment of the Lease Payments (and the merger of the Water District into the City, which is expected to occur in early 2003, will not affect this limitation). See "--Pledge of Revenues" below. UNDER CERTAIN CIRCUMSTANCES DESCRIBED HEREIN, THE WATER

DISTRICT HAS THE RIGHT TO TERMINATE THE LEASE AGREEMENT. IN SUCH EVENT, THE WATER DISTRICT WILL HAVE NO FURTHER OBLIGATION TO MAKE ANY LEASE PAYMENTS UNDER THE LEASE AGREEMENT AND THE TRUSTEE WILL HAVE NO FURTHER RIGHTS OR RECOURSE WITH RESPECT TO THE PROPERTY OR THE IMPROVEMENTS THEREON. See "--Water District Right to Terminate Lease" immediately below and "DESCRIPTION OF BONDS--Redemption-- Extraordinary Redemption."

WATER DISTRICT RIGHT TO TERMINATE LEASE

      Water District Right to Terminate Lease as a Result of DB/Operator Default under Service Contract; Water District Lockout. Under the Service Contract, the DB/Operator is required to complete the Service Contract Project Improvements for a fixed price of $25,030,607 and by the Scheduled Acceptance Date, September 1, 2004, as such date may be extended upon the occurrence of an Uncontrollable Circumstance, Water District requested changes or District Fault, and once completed, operate such Service Contract Project Improvements, subject to the conditions and performance guarantees set forth in the Service Contract. The DB/Operator's obligations under the Service Contract are described in Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT." In the event certain events of default by the DB/Operator under the Service Contract occur that continue beyond any applicable cure period, the Water District has the right, subject to the limitations in the Service Contract described below, to terminate the Lease Agreement. The Water District has the right to terminate the Lease Agreement in the event it exercises its right to terminate the Service Contract
(i) without any requirement of having given notice previously or of providing any further or additional cure opportunity, in the event the DB/Operator fails to achieve satisfaction of all of the Acceptance Date Conditions specified in the Service Contract (see Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT--Provisional Acceptance, Acceptance and Final Completion of the Project--Acceptance Date Conditions") by the end of the Extension Period, March 2, 2006, as such date may be extended by the occurrence of Uncontrollable Circumstances, Water District requested changes or District Fault, or (ii) subject to the notice and cure provisions described below, in the event any Payment/Performance Default (defined below) by the DB/Operator occurs. See Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT--Breach, Default, Remedies and Termination." For information regarding the allocation of the days to remedy any failure to achieve Provisional Acceptance on or before the Scheduled Acceptance Date during the Extension Period between the DB/Operator and the Bond Insurer pursuant to the Insurance Agreement, see also "--Insurance and Indemnity Agreement and Insurance Agreement Guaranty." If the Water District exercises its right to so terminate the Lease Agreement, the Lease Agreement will terminate, the Trustee will have no further rights or recourse with respect to the Property or the improvements thereon and the Water District will have no further obligation to make any Lease Payments under the Lease Agreement. See "DESCRIPTION OF BONDS--Redemption--Extraordinary Redemption."

      In the event of a Payment/Performance Default, however, the DB/Operator and the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) will have a reasonable period of time (which shall not in any event exceed 120 days plus an additional 120 to 350 days, for a maximum combined total of 470 days) to cure such default (so long as they diligently carry out such cure and satisfy certain other requirements (see "--Bond Insurer Notice and Cure Provisions--Continuing Performance Obligations; Obligation to Pay Liquidated Damages" below)), during which time the Water District, subject to certain conditions, is obligated to continue to make the Lease Payments. See "--DB/Operator Notice and Cure Provisions" and "--Bond Insurer Notice and Cure Provisions" below. For information regarding the Bond Insurer's right to pursue certain cure rights during the DB/Operator's cure period and the tolling of all cure periods during certain bankruptcy or similar proceedings pursuant to the Insurance Agreement, see also "--Insurance and Indemnity Agreement and Insurance Agreement Guaranty." Furthermore, pursuant to the Lease Agreement, the Property Lease and the Insurance Agreement (see "--Insurance and Indemnity Agreement and Insurance Agreement Guaranty" below), the Water District, the

Authority and the City will agree that upon the occurrence of a termination of the Lease Agreement as a result of a termination of the Service Contract caused by a Payment/Performance Default by the DB/Operator (a "Termination Event"), the Water District will not have the right to construct, operate or otherwise use (except for maintenance by the Water District, the Authority or the City) the Project for a three-year period from the date of such Termination Event (the "Lock-out Period"), except with the prior written approval of the Bond Insurer. In addition, the Water District will agree that, to the extent permitted by law, it will not develop or construct Alternative Facilities during any cure period following an event of default under the Service Contract or during any Lock-out Period, if applicable, without the prior written consent of the Bond Insurer. The Lease Agreement does not terminate on expiration of the Service Contract at the end of its term or as a result of a buy-out of the Service Contract by the Water District. See Appendix C--"DEFINITIONS AND SUMMARY OF CERTAIN PROVISIONS OF PRINCIPAL FINANCING DOCUMENTS--LEASE AGREEMENT--AGREEMENT OF LEASE; TERM OF LEASE; LEASE PAYMENTS--Term."

      The term "Alternative Facilities" is defined in the Lease Agreement to mean any new water storage and production facilities that would in the aggregate supply more than three million gallons per day of potable water; provided, however, that Alternative Facilities shall not include any wells that exist on the date of issuance of the Bonds, any facilities for the importation or transmission of local water sources delivered by wholesale water agencies to the Water District or other generation, storage and production sources developed by the Water District in the course of its ongoing program to develop local water supply infrastructure, including without limitation for reclaimed water, prior to any event of default under the Service Contract and not in view of the termination of the Lease Agreement."

      Under the Service Contract, a "Payment/Performance Default" occurs if the DB/Operator fails, refuses or otherwise defaults in its duty (i) to pay any amount required to be paid to the Water District under the Service Contract within 60 days following the due date for such payment, or (ii) to perform any material obligation under the Service Contract (unless such default is excused by an Uncontrollable Circumstance or District Fault as and to the extent provided in the Service Contract). See Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT--Breach, Default, Remedies and Termination."

      DB/Operator Notice and Cure Provisions. No Payment/Performance Default under the Service Contract will constitute an event of default giving the Water District the right to terminate the Service Contract, and, as a result, the Lease Agreement, unless (y) the Water District has given prior written notice to the DB/Operator stating that in its opinion a specified Payment/Performance Default in the DB/Operator's duty to pay or perform exists which gives the Water District a right to terminate the Service Contract for cause, and describing the Payment/Performance Default in reasonable detail; and (z) the DB/Operator neither challenged in an appropriate forum the Water District's conclusion that such a failure or refusal to perform has occurred or constitutes a material breach of the Service Contract, nor initiated within a reasonable time (in any event not more than 30 days from the initial default notice) and continued with due diligence to carry out to completion all actions reasonably necessary to correct the default and prevent its recurrence; except that if the DB/Operator will have initiated within such reasonable time and continued with due diligence to carry out to completion all such actions, the Payment/Performance Default will not constitute such an event of default during such period of time (in any event not more than 120 days from the initial default notice) as the DB/Operator continues with due diligence to carry out to completion all such actions. For information regarding the Bond Insurer's right to pursue certain cure rights during the DB/Operator's cure period and the tolling of all cure periods during certain bankruptcy or similar proceedings pursuant to the Insurance Agreement, see also "--Insurance and Indemnity Agreement and Insurance Agreement Guaranty."

      Bond Insurer Notice and Cure Provisions. The Service Contract provides that, during the Lease Term, the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) will be entitled to the protections set forth below if the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) has (i) provided the Water District with an address for notices under the Service Contract, (ii) acknowledged the Water District's rights with respect to the DB/Operator, the Trustee and the Project, and (iii) paid any non-performance liquidated damages to the Water District which are due and owing by the DB/Operator. For a discussion of certain of such non-performance liquidated damages, see "THE PROJECT--Liquidated Damages under the Service Contract."

      Default Notice. During the Lease Term, should any event of default by the DB/Operator under the Service Contract occur, the Water District is required to mail or deliver to the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) a duplicate copy of any and all notices in writing that the Water District may from time to time give to or serve upon the DB/Operator pursuant to the provisions of the Service Contract. The Service Contract provides that any such notice will set forth the nature of the event of default and the actions required to cure such event of default. The Service Contract provides that each such notice will be mailed or delivered to the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) at or as near as possible to the time such notices are given to or served upon the DB/Operator by the Water District if required to be so served or at the earliest opportunity if such notice is not required to be given to the DB/Operator. No notice by the Water District to the DB/Operator will be deemed to be given to the DB/Operator unless and until a copy thereof has been mailed or delivered to the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy).

      Bond Insurer Right of Cure for Payment/Performance Defaults. If a default by the DB/Operator occurs under the Service Contract which, with the giving of notice or the passage of time, may lead to a Payment/Performance Default, and the DB/Operator has failed to cure such default on or before the expiration of any applicable period of cure for such a default as described above under the heading entitled "--DB/Operator Notice and Cure Provisions," the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) will have 120 days after the later of the expiration of the DB/Operator's cure period with respect to such Payment/Performance Default, or the date of the Bond Insurer's (or the Trustee's if the Bond Insurer is in default under the Policy) receipt of written notice of the occurrence of the Payment/Performance Default from the Water District, and an additional 230 day period of time after the expiration of such 120 day period within which to remedy such default; provided that the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) will
(i) have fully cured any default in the payment of any monetary obligations of the DB/Operator under the Service Contract within such 120 day period and will continue to pay current such monetary obligations as and when they are due, (ii) will have commenced action to cure any nonmonetary default within such 120 day period, and (iii) will thereafter diligently prosecute such action or proceeding to completion by no later than 350 days of the Bond Insurer's (or the Trustee's if the Bond Insurer is in default under the Policy) receipt of such notice from the Water District. For information regarding the Bond Insurer's right to pursue certain cure rights during the DB/Operator's cure period and the tolling of all cure periods during certain bankruptcy or similar proceedings pursuant to the Insurance Agreement, see also "--Insurance and Indemnity Agreement and Insurance Agreement Guaranty." The Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) will be entitled to cure certain other defaults that do not in and of themselves give rise to a Termination Event. See Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT--Breach, Default, Remedies and Termination." The Service Contract provides that all rights of the Water District during the term of the Lease Agreement to terminate the Service Contract as a result of the occurrence of any event of default by the DB/Operator thereunder will be subject to and conditioned upon the Water District having first given to the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) written notice of such default as specified in the Service Contract and the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) having failed to act within the time specified in the Service Contract for the Bond Insurer (or, if applicable, the Trustee) to cure such default.

      Assignment. During any cure period described under the heading entitled "--Bond Insurer Right of Cure for Payment/Performance Defaults" above, the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) will have the right to assign (and the DB/Operator in such circumstances agrees to the assignment of) the DB/Operator's rights and obligations under the Service Contract to any replacement operator recognized as competent in the water treatment industry and as being technically and financially capable of carrying out both the DB/Operator's obligations under the Service Contract and the Guarantor's obligations under the Service Contract Guaranty Agreement for the remaining term of the Service Contract. Any such replacement operator will be subject to the approval of the Water District, which approval will be based on the standards set forth in the preceding sentence and will not unreasonably be withheld. No such assignment will take place unless and until the replacement operator has executed and delivered to the Water District an agreement acknowledging and confirming its assumption of all of the DB/Operator's obligations under the Service Contract, together with all authorizing documentation. The Water District has agreed to fully cooperate with the Bond Insurer, as requested by the Bond Insurer, in all reasonable respects to assist the Bond Insurer in identifying and engaging a replacement operator pursuant to the Service Contract.

      New Agreement Upon Rejection in Bankruptcy. The Service Contract provides that if the Service Contract is rejected or disaffirmed by or on behalf of the DB/Operator in a proceeding under the Bankruptcy Code or other insolvency law then, unless the Service Contract has theretofore been terminated, on written request of the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) made at any time within 60 days after the date on which notice of such rejection or disaffirmance is given, the Water District will enter into a new agreement with respect to the Project with a designee of the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) meeting the requirements described under the heading entitled "--Assignment" above for a replacement operator. The Service Contract provides that a new agreement will be effective as of the effective date of such rejection or disaffirmance of the Service Contract, for the term of the Service Contract remaining as of the effective date of such rejection or disaffirmance, and upon the same executory terms, covenants, conditions and agreements as are contained in the Service Contract; provided, however, that the Water District will not be so obligated unless (i) such designee will execute and deliver such new agreement within 20 days after the later of the date on which the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) gives the Water District notice of its election to do so or the date on which the Water District tenders such new agreement to such designee for execution, and (ii) the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) or its designee will pay to the Water District at the time of the execution and delivery of such new agreement all expenses, including reasonable attorney's fees, incurred by the Water District in connection with the termination of the Service Contract and the execution and delivery of such new agreement.

      Continuing Performance Obligations; Obligation to Pay Liquidated Damages. The Service Contract provides that the rights of the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) to cure an event of default by the DB/Operator and to appoint a replacement operator will not relieve the DB/Operator or any such replacement operator from its continuing obligation to perform under the Service Contract, and that the Bond Insurer's (or the Trustee's if the Bond Insurer is in default under the Policy) cure and notice rights are subject to the timely payment and performance by the Bond Insurer (or the Trustee if the Bond Insurer is in default under the Policy) or another entity as arranged for by the Bond Insurer (or the Trustee, as applicable), on behalf of the DB/Operator, of all non-performance liquidated damages and other obligations which are to be performed or paid by the DB/Operator to the Water District under the Service Contact and which remain unperformed or unpaid as of the due date. For a discussion of certain of such non-performance liquidated damages, see "THE PROJECT--Liquidated Damages under the Service Contract."

SERVICE CONTRACT LETTER OF CREDIT

      The Service Contract provides that, in the event that Provisional Acceptance of the Service Contract Project Improvements under the Service Contract (or, if Provisional Acceptance is not certified by the DB/Operator, Acceptance) occurs subsequent to December 4, 2004, the DB/Operator will pay to the Water District daily delay liquidated damages for each day that the Provisional Acceptance Date (or, if Provisional Acceptance is not certified by the DB/Operator, the Acceptance Date) falls after December 4, 2004 in an amount equal to the Lease Payments (including payments with respect to both interest and principal) accrued by the Water District on a daily basis, up to the end of the Extension Period and thereafter until any termination of the Service Contract for an event of default by the DB/Operator under the Service Contract. The Service Contract provides that the accrual of such Lease Payments will be determined on the basis of the amount of the Lease Payments actually payable under the Lease Agreement, whether such payments are in fact made by the Water District directly or from proceeds of the Bonds borrowed in order to capitalize interest. See Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT--Provisional Acceptance, Acceptance and Final completion of the Project--Daily Liquidated Damages." See also Section 7.3 of the Independent Engineer's Report entitled "--Service Contract" attached hereto as Appendix G.

      The Service Contract provides that such damages will be payable on the first day of each month and the date of termination of the Service Contract (if the Service Contract is terminated by the Water District on account of default by the DB/Operator). The Service Contract provides that such liquidated damages will be secured by an irrevocable direct pay letter of credit in a stated amount of $3,430,000, equal to daily accrued debt service on the Bonds for a period of 547 days, issued by a United States bank whose long-term debt is rated "A" or better by either Moody's Investors Service ("Moody's") or Standard & Poor's Credit Markets Services, a Division of The McGraw-Hill Companies ("Standard & Poor's"), and which maintains a banking office in the State (the "Service Contract Letter of Credit"). Notwithstanding any provision of the Service Contract to the contrary, pursuant to the Insurance Agreement, from and after the assignment of the Service Contract and the Insurance Agreement by the Company to the SPE, the Service Contract Letter of Credit (and any replacements thereof) will secure the obligations of the Guarantor under the Service Contract Guaranty Agreement (including the guaranty of the Company's obligations to pay daily delay liquidated damages to the Water District in accordance with the Service Contract) to guarantee the Company's performance of the Contract Services (as defined in the Service Contract) rather than directly securing the obligations of the Company under the Service Contract. The Service Contract Letter of Credit will be initially provided by Bank of America, N.A. (the "Service Contract Letter of Credit Provider"). For information regarding the Service Contract Letter of Credit Provider, see Appendix J--"CERTAIN INFORMATION CONCERNING THE SERVICE CONTRACT LETTER OF CREDIT PROVIDER." The Service Contract Letter of Credit will be for a term of one year, will be continuously renewed, extended or replaced so that it remains in effect until thirty days after the date that the Water District states in writing that the Water District and the Independent Engineer concur with the DB/Operator's certification that Acceptance has occurred under the Service Contract. THE SERVICE CONTRACT LETTER OF CREDIT WILL BE ISSUED TO THE WATER DISTRICT. HOWEVER, UNDER THE TRUST AGREEMENT, THE WATER DISTRICT WILL COVENANT TO TRANSFER TO THE TRUSTEE, FOR DEPOSIT INTO THE DEBT SERVICE PAYMENT ACCOUNT ESTABLISHED UNDER THE TRUST AGREEMENT, NO LATER THAN THREE BUSINESS DAYS FOLLOWING RECEIPT THEREOF BY THE WATER DISTRICT, ALL PROCEEDS OF ANY DRAWING ON THE SERVICE CONTRACT LETTER OF CREDIT RECEIVED BY THE WATER DISTRICT. The DB/Operator may reduce and replace the Service Contract Letter of Credit on the sixth and twelve month anniversary dates of the Scheduled Acceptance Date by an amount equal to all daily delay liquidated damages that the DB/Operator then shall have previously paid to the Water District.

ADDITIONAL PAYMENTS

      The Lease Agreement provides that, in addition to the Lease Payments, the Water District will also pay such amounts ("Additional Payments") as are required for the payment of all administrative costs of the Authority relating to the Property, including, without limitation, all expenses including usual and ordinary legal fees and expenses, assessments, compensation and indemnification of the Authority and the Trustee, any amounts required to be rebated to the federal government in order to comply with the provisions of Section 148 of the Internal Revenue Code of 1986, as amended, any amounts required to be paid to the Trustee to replenish the Reserve Account to the Reserve Requirement, fees under any Alternative Reserve Account Security, taxes of any sort whatsoever payable by the Authority as a result of its lease of the Property or undertaking of the transactions contemplated in the Lease Agreement or in the Trust Agreement, fees of auditors, accountants, attorneys or engineers, insurance premiums required by the Lease Agreement, certain repair and maintenance costs, taxes and assessments and utility charges required by the Lease Agreement and all other necessary administrative costs of the Authority or charges required to be paid by it in order to comply with the terms of the Bonds or of the Trust Agreement or to indemnify the Trustee and its officers and directors. All such Additional Payments are to be paid when due directly by the Water District to the respective parties to whom such Additional Payments are owing.

LIMITED RECOURSE ON DEFAULT

      The Lease Agreement provides that whenever any Event of Default under the Lease Agreement by the Water District will have happened and be continuing, it will be lawful for the Authority to exercise (subject to the restrictions described below) any and all remedies available pursuant to law or equity or granted pursuant to the Lease Agreement, and, in each and every such case during the continuance of such an Event of Default, the Authority may, with the consent of the Bond Insurer, and will, at the direction of the Bond Insurer, declare the entire principal amount of the unpaid Lease Payments and the accrued interest thereon to be due and payable immediately, and upon any such declaration the same will become immediately due and payable, anything contained in the Lease Agreement to the contrary notwithstanding. However, the Water District has no ability to accelerate Revenues, and the amount of Revenues pledged to the payment of the Lease Payments on a basis that is senior to certain other obligations of the Water District is subject to certain annual dollar limitations. See "--Pledge of Revenues" below. Furthermore, the Lease Agreement provides that none of the Authority, the Trustee, the Bond Insurer, or the Bondowners have the right under the Lease Agreement to re-enter or re-let the Property or the improvements thereon under any circumstances, and neither the Authority nor the Trustee has a security interest in or mortgage on or other recourse to the Property subject to the Lease Agreement or the improvements thereon, the Water System or other assets of the Water District and no default under Lease Agreement will result in the loss of the Property or the improvements thereon, the Water System, or other assets of the Water District.

      The Lease Agreement also provides that if at any time after the entire principal amount of the unpaid Lease Payments and the accrued interest thereon will have been so declared due and payable and before any judgment or decree for the payment of the moneys due will have been obtained or entered the Water District will deposit with the Authority a sum sufficient to pay the unpaid principal amount of the Lease Payments due prior to such declaration and the accrued interest thereon, with interest on such overdue installments, at the rate or rates applicable to the remaining unpaid principal balance of the Lease Payments, and the reasonable expenses of the Authority, and any and all other defaults known to the Authority (other than in the payment of the entire principal amount of the unpaid Lease Payments and the accrued interest thereon due and payable solely by reason of such declaration) will have been made good or cured to the satisfaction of the Authority or provision deemed by the Authority to be adequate will have been made therefor, then and in every such case the Authority, by written notice to the Water District may rescind and annul such declaration and its consequences; but no such rescission and annulment will extend to or will affect any subsequent default or will impair or exhaust any right or power consequent thereon. The Lease Agreement provides that upon the occurrence and continuance of any such Event of Default, so long as the Bond Insurer is not in default under the Policy, the Bond Insurer will be entitled to control and direct the enforcement of all rights and remedies granted to the Authority or the Trustee under the Lease Agreement or otherwise available to the Authority or the Trustee, including, without limitation (i) the right to accelerate the portion of each Lease Payment designated as and representing the principal of the Bonds, and (ii) the right to annul any declaration of acceleration, and the Bond Insurer will also be entitled to approve all waivers of Events of Default.

PLEDGE OF REVENUES

      Pursuant to the Lease Agreement, the Water District has unconditionally pledged the Revenues of the Water District to the payment of the Lease Payments. Furthermore, subject to the Maintenance and Operation Cap described below, the Water District agrees in the Lease Agreement that such pledge is senior to its pledge of net revenues to the payment of the installment payments of interest and principal (the "Installment Payments") scheduled to be paid by the Water District under and pursuant to the Installment Purchase Agreement, dated as of March 1, 2002 (the "Installment Purchase Agreement"), by and between the Water District and the San Juan Capistrano Public Financing Authority. See "WATER DISTRICT FINANCIAL INFORMATION--Outstanding Indebtedness."

      The Water District entered into the Installment Purchase Agreement in connection with the execution and delivery of $8,525,000 aggregate principal amount of revenue certificates of participation executed and delivered on April 3, 2002 (the "2002 Certificates of Participation"). Pursuant to the Installment Purchase Agreement, the Revenues of the Water District are pledged to pay the Installment Payments net of operation and maintenance costs, defined in the Installment Purchase Agreement to include, in part, annual costs not to exceed
(i) $2,750,000 for project lease payments, including principal and interest components for the Groundwater Recovery Plant; plus (ii) $1,100,000 for other capital and operations costs of the Groundwater Recovery Plant, increasing by 85% of CPI annually; plus (iii) $1,200,000 for electricity costs of the Groundwater Recovery Plant, provided that (i), (ii) and (iii) above may be increased due to currently unforeseeable cost increases which are out of the control of the Water District and of the owner, operator and lenders with respect to the Groundwater Recovery Plant (the limitations relating to project lease payments as further defined in the Lease Agreement, the "Maintenance and Operation Cap"). The Lease Agreement provides that the Lease Payments are, and are deemed to be, for all purposes of the Installment Purchase Agreement, the project lease payments included in operation and maintenance costs under the Installment Purchase Agreement and constitute Maintenance and Operation Costs for purposes of the Lease Agreement, and, as such, are payable, to the extent the Lease Payments due in such year do not exceed the dollar limitations under the Maintenance and Operation Cap described above, from Revenues on a senior lien basis to the Installment Payments. To the extent the Lease Payments due in any one year exceed the dollar limitations under the Maintenance and Operation Cap described above due to the acceleration of such payments or otherwise, the Lease Agreement provides that such payments would be payable from Net Revenues on a parity lien basis to the Installment Payments. See also "--Limited Recourse on Default" above and "--Additional Obligations; Parity Obligations" below. The Water District has covenanted in the Lease Agreement not to make any changes in the Installment Purchase Agreement or otherwise that would impair the priority of the pledge of the Revenues of the Water District to the payment of the Lease Payments and that such priority will survive any payment or defeasance of the Installment Purchase Agreement or the 2002 Certificates of Participation.

      "Revenues" is defined in the Lease Agreement to mean all income, rents, rates, fees, charges and other moneys derived from the ownership or operation of the Water System, including, without limiting the generality of the foregoing,
(i) all income, rents, rates, fees, charges, business interruption insurance proceeds or other moneys derived by the Water District from the sale, furnishing and supplying of the water or other services, facilities, and commodities sold, furnished or supplied through the facilities of or in the conduct or operation of the business of the Water System; (ii) the earnings on and income derived from the investment of amounts described in clause (i) above and from Water District reserves; and (iii) the proceeds derived by the Water District directly or indirectly from the sale, lease or other disposition of a part of the Water System; and (iv) payments under the Metropolitan Agreement; but excluding (a) customers' deposits or any other deposits or advances subject to refund until such deposits or advances have become the property of the Water District; and (b) any proceeds of taxes or assessments restricted by law to be used by the Water District to pay bonds or other obligations heretofore or hereafter issued. Revenues also include all amounts transferred from the Lease Revenue Bonds Rate Stabilization Reserve to the Revenue Fund of the Water District during any Fiscal Year in accordance with the Lease Agreement. For information regarding the Lease Revenue Bonds Rate Stabilization Reserve, see "--Lease Revenue Bonds Rate Stabilization Reserve; Impact of Proposition 218" below. For information regarding the Water District, including certain financial information, see "THE WATER DISTRICT" and "WATER DISTRICT FINANCIAL INFORMATION."

      "Net Revenues" is defined in the Lease Agreement to mean the amounts of Revenues of the Water System remaining after payment therefrom of the Maintenance and Operation Costs.

      "Maintenance and Operation Costs" is defined in the Lease Agreement to mean costs spent or incurred for operation and maintenance of the Water System calculated in accordance with generally accepted accounting principles, including (among other things) the reasonable expenses of management and repair and other expenses necessary to maintain and preserve the Water System in good repair and working order, and also all costs of water purchased or otherwise acquired for delivery by the Water System (including the Lease Payments, any Parity Obligations, and any interim or renewed arrangement for water purchase or acquisition); but excluding in all cases depreciation, replacement and obsolescence charges or reserves therefor and amortization of intangibles or other bookkeeping entries of a similar nature and any amounts transferred to the Lease Revenue Bonds Rate Stabilization Reserve.

      For information regarding certain rights of the Water District to receive grant credits or payments from MWD in connection with the development of the Project, see "THE PROJECT--Agreement with Metropolitan Water District of Southern California." See also "THE PROJECT--Liquidated Damages under the Service Contract" for information regarding the obligation of the DB/Operator to pay certain non-performance liquidated damages to the Water District.

REVENUE FUND

      The Water District accounts for its water operations through an enterprise fund currently identified as the Unrestricted Fund of the Water District (the "Revenue Fund"). The Revenue Fund is held separate and apart from other funds of the Water District. The Revenue Fund is invested in accordance with the Water District's investment policy. See "WATER DISTRICT FINANCIAL INFORMATION--Investment of Water District Funds."

      The Water District agrees and covenants under the Lease Agreement that all Revenues will be deposited in the Revenue Fund. The Lease Agreement provides that the Water District will transfer moneys from the Revenue Fund to pay Maintenance and Operation Costs, including the Lease Payments in accordance with the Lease Agreement and lease payments securing Parity Obligations, if any, and that any Revenues in excess of the amounts budgeted, as required, for the payment of the Lease Payments and Maintenance and Operation Costs will constitute surplus revenues in the Revenue Fund and that such surplus revenues may be used for (i) payment of the Installment Payments, (ii) extensions and betterments of the Water System or (iii) any lawful purpose of the Water District.

ADDITIONAL OBLIGATIONS; PARITY OBLIGATIONS

      The Water District covenants in the Lease Agreement that no additional bonds, notes or obligations will be issued by the Water District which will have any priority in payment of principal or interest out of the Revenues over the Lease Payments. The Water District further covenants in the Lease Agreement that, except for obligations issued to prepay the Lease Payments, it will issue obligations payable from Revenues on a parity basis with the Lease Payments ("Parity Obligations") only provided that certain conditions are met, including the requirements (i) that the Revenues as shown by the books of the Water District for the twelve calendar months ending prior to the incurring of such additional obligations will have amounted to at least the sum of (x) one hundred percent of Maintenance and Operation Costs, including without limitation the Lease Payments, for such twelve calendar month period, plus (y) the amount by which the amount on deposit on the Lease Revenue Bonds Rate Stabilization Reserve on the date prior to the first day of such twelve calendar month period was less than twenty-five percent of Maximum Annual Debt Service, and (ii) that the estimated Revenues for the twelve calendar months following the date of incurring such Parity Obligations will be at least equal to one hundred percent of all Maintenance and Operation Costs, including without limitation the Lease Payments projected to be paid in the next succeeding Fiscal Year and payments on Parity Obligations to be outstanding immediately after the incurring of such Parity Obligations, and the Additional Payments paid in the prior Fiscal Year as of the date of incurring of such Parity Obligation. Nothing in the Lease Agreement precludes the Water District from issuing obligations which are subordinate to the payment of the Lease Payments. See Appendix C--"DEFINITIONS AND SUMMARY OF CERTAIN PROVISIONS OF PRINCIPAL FINANCING DOCUMENTS--LEASE AGREEMENT--AGREEMENT OF LEASE; TERM OF LEASE; LEASE PAYMENTS--Limits on Additional Debt" and "--LEASE AGREEMENT--AGREEMENT OF LEASE; TERM OF LEASE; LEASE PAYMENTS--No Priority for Additional Obligations."

      "Maximum Annual Debt Service" is defined in the Trust Agreement to mean, as of the date of any calculation, the maximum amount of principal, interest and mandatory sinking fund deposits required to be paid with respect to the Bonds in the current or any future Bond Year.

RATE COVENANT; IMPACT OF PROPOSITION 218

      To the maximum extent permitted by law, the Water District has covenanted in the Lease Agreement to fix, prescribe and collect rates and charges for water service which will be at least sufficient to yield Revenues during each Fiscal Year equal to one hundred percent of Maintenance and Operation Costs paid in the immediately preceding Fiscal Year, provided that such costs will include the Lease Payments payable in such Fiscal Year, plus Additional Payments payable in such Fiscal Year, plus the amount by which the amount on deposit in the Lease Revenue Bonds Rate Stabilization Reserve on the last day of the immediately preceding Fiscal Year was less than twenty-five percent of Maximum Annual Debt Service as of such day. The Water District may make adjustments from time to time in such rates and charges and may make such classification thereof as it deems necessary, but will not reduce the rates and charges then in effect unless the Revenues from such reduced rates and charges will at all times be sufficient to meet the requirements of the rate covenant. For information on the possible limitation on the Water District's ability to comply with the rate covenant as a consequence of Proposition 218, see "THE WATER DISTRICT--Proposition 218."

LEASE REVENUE BONDS RATE STABILIZATION RESERVE; IMPACT OF PROPOSITION 218

      The Lease Agreement provides that the Water District is required to establish, hold and fund, so long as any Bonds remain outstanding, a Lease Revenue Bonds Rate Stabilization Reserve in an amount equal to 25% of Maximum Annual Debt Service (the "Rate Stabilization Requirement"), and that Water District will withdraw all or any portion of the amounts on deposit in the Lease Revenue Bonds Rate

Stabilization Reserve and transfer such amounts to the Revenue Fund to the extent amounts in the Revenue Fund are not sufficient to pay Maintenance and Operation Costs. The Water District may also withdraw all or any portion of the amounts on deposit in the Lease Revenue Bonds Rate Stabilization Reserve and transfer such amounts to the Revenue Fund to the extent the Water District needs to increase Revenues to meet its rate covenant described under the heading entitled "--Rate Covenant; Impact of Proposition 218" immediately above. Under the Lease Agreement, amounts so withdrawn are treated as Revenues. The Water District may expend amounts in the Lease Revenue Bonds Rate Stabilization Reserve for any purpose permitted by law. The Rate Stabilization Requirement is in addition to amounts required to be maintained in the rate stabilization reserve established in connection with the 2002 Certificates of Participation. For information on the possible limitation on the Water District's ability to establish rates and charges at levels which would permit deposits to a rate stabilization fund as a consequence of Proposition 218, see "THE WATER DISTRICT--Proposition 218."

DEBT SERVICE RESERVE ACCOUNT

      A portion of the proceeds of the Bonds will be deposited in the Reserve Account in an amount equal to the Reserve Requirement. See "DESCRIPTION OF BONDS--Sources and Uses of Funds." The Reserve Requirement is defined in the Trust Agreement to be, as of any date of calculation, an amount equal to the lesser of (i) Maximum Annual Debt Service; (ii) 10% of the proceeds of the Bonds; or (iii) 125% of Average Annual Debt Service. The Trust Agreement provides that the Reserve Requirement may be recalculated at any time upon the request of the Water District, and that the Trustee will maintain the Reserve Account thereafter at a level equal to the recalculated Reserve Requirement.

      The Authority reserves the right to substitute, at any time and from time to time, one or more letters of credit, Alternative Reserve Account Security, bond insurance policies or other form of guaranty, in any case approved in writing by the Bond Insurer from a financial institution the long-term unsecured obligations of which are rated to the Bond Insurer's satisfaction in substitution for or in place of all or any portion of the Reserve Requirement, under the terms of which the Trustee is unconditionally entitled to draw amounts when required for the purposes thereof. See Appendix C--"DEFINITIONS AND SUMMARY OF CERTAIN PROVISIONS OF PRINCIPAL FINANCING DOCUMENTS--TRUST AGREEMENT-- ESTABLISHMENT AND ADMINISTRATION OF FUNDS AND ACCOUNTS--Reserve Account."

FINANCIAL GUARANTY INSURANCE POLICY

      Payment of the principal of and interest on the Bonds when due will be insured by a financial guaranty insurance policy to be issued simultaneously with the delivery of the Bonds by the Bond Insurer. The following information has been furnished by the Bond Insurer for use in this Official Statement. Such information has not been independently confirmed or verified by the Authority or the Water District. No representation is made herein as to the accuracy or adequacy of such information or as to the absence of material adverse changes in such information subsequent to the date hereof. Reference is made to Appendix H for a specimen of the financial guaranty insurance policy.

      Payment Pursuant to Financial Guaranty Insurance Policy. Ambac Assurance Corporation (the "Bond Insurer") has made a commitment to issue a financial guaranty insurance policy (the "Policy") relating to the Bonds effective as of the date of issuance of the Bonds. Under the terms of the Policy, the Bond Insurer will pay to The Bank of New York, in New York, New York or any successor thereto (the "Insurance Trustee") that portion of the principal of and interest on the Bonds which shall become Due for Payment but shall be unpaid by reason of Nonpayment by the Authority (as such terms are defined in the Policy). The Bond Insurer will make such payments to the Insurance Trustee on the later of the date on which such principal and interest becomes Due for Payment or within one business day following the date on which the Bond Insurer shall have received notice of Nonpayment from the Trustee. The insurance will extend for the term of the Bonds and, once issued, cannot be canceled by the Bond Insurer.

      The Policy will insure payment only on stated maturity dates and on mandatory sinking fund installment dates, in the case of principal, and on stated dates for payment, in the case of interest. If the Bonds become subject to mandatory redemption and insufficient funds are available for redemption of all outstanding Bonds, the Bond Insurer will remain obligated to pay principal of and interest on outstanding Bonds on the originally scheduled interest and principal payment dates including mandatory sinking fund redemption dates. In the event of any acceleration of the principal of the Bonds, the insured payments will be made at such times and in such amounts as would have been made had there not been an acceleration.

      In the event the Trustee has notice that any payment of principal of or interest on a Bond which has become Due for Payment and which is made to a Bondowner by or on behalf of the Authority has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such registered owner will be entitled to payment from the Bond Insurer to the extent of such recovery if sufficient funds are not otherwise available.

      The Policy does not insure any risk other than Nonpayment, as defined in the Policy. Specifically, the Policy does not cover:

      1. payment on acceleration, as a result of a call for redemption (other than mandatory sinking fund redemption) or as a result of any other advancement of maturity.

      2.    payment of any redemption, prepayment or acceleration premium.

      3. nonpayment of principal or interest caused by the insolvency or negligence of any Trustee, Paying Agent or Bond Registrar, if any.

      If it becomes necessary to call upon the Policy, payment of principal requires surrender of Bonds to the Insurance Trustee together with an appropriate instrument of assignment so as to permit ownership of such Bonds to be registered in the name of the Bond Insurer to the extent of the payment under the Policy. Payment of interest pursuant to the Policy requires proof of Bondowner entitlement to interest payments and an appropriate assignment of the Bondowner's right to payment to the Bond Insurer.

      Upon payment of the insurance benefits, the Bond Insurer will become the owner of the Bond, appurtenant coupon, if any, or right to payment of principal or interest on such Bond and will be fully subrogated to the surrendering Bondowner's rights to payment.

      In the event that the Bond Insurer were to become insolvent, any claims arising under the Policy would be excluded from coverage by the California Insurance Guaranty Association, established pursuant to the laws of the State of California.

      Ambac Assurance Corporation. The Bond Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Territory of Guam and the Commonwealth of Puerto Rico, with admitted assets of approximately $5,802,000,000 (unaudited) and statutory capital of approximately $3,564,000,000 (unaudited) as of September 30, 2002. Statutory capital consists of the Bond Insurer's policyholders' surplus and statutory contingency reserve. Standard & Poor's Credit Markets Services, a Division of The McGraw-Hill Companies, Moody's Investors Service and Fitch, Inc. have each assigned a triple-A financial strength rating to the Bond Insurer.

      The Bond Insurer has obtained a ruling from the Internal Revenue Service to the effect that the insuring of an obligation by the Bond Insurer will not affect the treatment for federal income tax purposes of interest on such obligation and that insurance proceeds representing maturing interest paid by the Bond Insurer under policy provisions substantially identical to those contained in its financial guaranty insurance policy shall be treated for federal income tax purposes in the same manner as if such payments were made by the Authority.

      The Bond Insurer makes no representation regarding the Bonds or the advisability of investing in the Bonds and makes no representation regarding, nor has it participated in the preparation of, the Official Statement other than the information supplied by the Bond Insurer and presented under the heading "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Financial Guaranty Insurance Policy" and in Appendix H--"SPECIMEN FINANCIAL GUARANTY INSURANCE POLICY."

      Available Information. The parent company of the Bond Insurer, Ambac Financial Group, Inc. (the "Parent Company"), is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). These reports, proxy statements and other information can be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including the Parent Company. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005.

      Copies of the Bond Insurer's financial statements prepared in accordance with statutory accounting standards are available from the Bond Insurer. The address of the Bond Insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

      Incorporation of Certain Documents by Reference. The following documents filed by the Parent Company with the SEC (File No. 1-10777) are incorporated by reference in this Official Statement:

      1) The Parent Company's Current Report on Form 8-K dated January 23, 2002 and filed on January 25, 2002;

      2) The Parent Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and filed on March 26, 2002;

      3) The Parent Company's Current Report on Form 8-K dated April 17, 2002 and filed on April 18, 2002;

      4) The Parent Company's Quarterly Report on Form 10-Q for the fiscal quarterly period ended March 31, 2002 and filed on May 13, 2002;

      5) The Parent Company's Current Report on Form 8-K dated July 17, 2002 and filed on July 19, 2002;

      6) The Parent Company's Current Report on Form 8-K dated August 14, 2002 and filed on August 14, 2002;

      7) The Parent Company's Quarterly Report on Form 10-Q for the fiscal quarterly period ended June 30,2002 and filed on August 14,2002;

      8) The Parent Company's Current Report on Form 8-K dated October 16, 2002 and filed on October 17,2002;

      9) The Parent Company's Quarterly Report on Form 10-Q for the fiscal quarterly period ended September 30,2002 and filed on November 14, 2002; and

      10) The Parent Company's Current Report on Form 8-K dated November 18, 2002 and filed on November 20,2002.

      All documents subsequently filed by the Parent Company pursuant to the requirements of the Exchange Act after the date of this Official Statement will be available for inspection in the same manner as described in "--Available Information" above.

INSURANCE AND INDEMNITY AGREEMENT AND INSURANCE AGREEMENT GUARANTY

      The Bond Insurer, the Water District and the Company will enter into an Insurance and Indemnity Agreement, to be dated as of the date of delivery of the Bonds (the "Insurance Agreement"), initially among the Bond Insurer, the Water District and the Company (and after the assignment of the Service Contract by the Company to the SPE, among the Bond Insurer, the Water District and the SPE), pursuant to which the Water District and the DB/Operator (subject to the applicable Liability Caps described below) will have separate obligations to reimburse the Bond Insurer for certain payments of principal and interest on the outstanding Bonds made by the Bond Insurer under the Policy and certain expenses that the Bond Insurer incurs.

      DB/Operator Payment and Reimbursement Obligations. In the Insurance Agreement, the DB/Operator (subject to the Liability Caps described below) will agree to reimburse the Bond Insurer for certain expenses in connection with (i) the enforcement, defense or preservation of any of the rights of the Bond Insurer, the Bondowners or the Trustee under certain agreements, (ii) the cure of an event of default caused by DB/Operator under the Service Contract and
(iii) any amendment, waiver or other action requested by the DB/Operator with respect to, or related to, certain agreements.

      The Insurance Agreement will provide that, if the Service Contract is terminated as a result of a Termination Event, the DB/Operator (subject to the Liability Caps set forth below) will reimburse the Bond Insurer for certain payments of principal or interest on the outstanding Bonds made by the Bond Insurer under the Policy to the extent that Lease Payments are not available to fund such payments as a result of a Termination Event.

      Water District Payment and Reimbursement Obligations. In the Insurance Agreement, the Water District will agree to reimburse the Bond Insurer for certain expenses in connection with (i) the enforcement, defense or preservation of any rights under certain agreements, or (ii) any amendment, waiver or other action requested by the Water District with respect to, or related to, certain agreements.

      Unless a Termination Event will have occurred, the Insurance Agreement will require the Water District to reimburse the Bond Insurer for any payment of principal or interest on the outstanding Bonds made by the Bond Insurer under the Policy which relates to a payment obligation on the Bonds occurring prior to a Termination Event. Upon and after a Termination Event, the Water District will have no further obligation to make, and no liability to reimburse the Bond Insurer for the amount of, any Lease Payments (except those that were accrued prior to such Termination Event), and the Bond Insurer will have no recourse to the Water District therefor. After a merger of the Water District into the City, the City's financial obligations under the Insurance Agreement (as successor to the Water District) will be limited to the amounts from time to time on deposit in the Revenue Fund which will become the City's "Water Enterprise Fund," and the Bond Insurer will have no recourse to the City (as successor to the Water District) for amounts in excess thereof.

      Assignment of Company Rights and Obligations. In the Insurance Agreement, the Company will agree for the benefit of the Bond Insurer that within six months after the date the Bonds are issued, the Company will assign all of its rights in and to, and delegate all of its obligations under, the Service Contract and the Insurance Agreement to the SPE, a wholly owned subsidiary of the Company that satisfies certain corporate separation requirements set forth in the Insurance Agreement, and will cause the SPE to assume all of the obligations of the Company under the Service Contract and the Insurance Agreement; provided that the Insurance Agreement Guaranty and the Service Contract Guaranty Agreement will extend to such obligations of the SPE following such assignment. Upon the effectiveness of such assignment, the Company will be released from all of its obligations under the Service Contract and the Insurance Agreement. In the Insurance Agreement, if such assignment has not occurred (and certain related requirements have not been met) within six months after the date the Bonds are issued, then the Company will pay to the Water District certain liquidated damages for each month after the six-month anniversary of the date the Bonds are issued that such assignment has not occurred.

      In the Insurance Agreement, the Bond Insurer will be granted (subject to the terms and conditions of the Service Contract) the right: (i) to cure certain events of default caused by the DB/Operator under the Service Contract (as further described in "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Water District Right to Terminate Lease--Bond Insurer Notice and Cure Provisions") and
(ii) to assign the DB/Operator's rights and obligations under the Service Contract to a replacement operator (as further described in "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Water District Right to Terminate Lease--Bond Insurer Notice and Cure Provisions--Assignment"). The Water District will agree in the Insurance Agreement to fully cooperate with the Bond Insurer in all reasonable respects to assist the Bond Insurer in identifying and engaging a replacement operator under the Service Contract.

      Insurance Agreement Guaranty. As security for the performance of DB/Operator's obligations under the Insurance Agreement, the Company will cause the Guarantor to enter into a Guaranty Agreement, to be dated as of the date of delivery of the Bonds (the "Insurance Agreement Guaranty"), between the Guarantor and the Bond Insurer. Pursuant to the Insurance Agreement Guaranty, the Guarantor, subject to the applicable Liability Caps described below, will during the term of the Insurance Agreement Guaranty guarantee to the Bond Insurer (i) the payment when due of the payments required to be made by the DB/Operator under the Insurance Agreement to, or for the account of, the Bond Insurer, and (ii) the performance of the DB/Operator pursuant to the terms of the Insurance Agreement (the "DB/Operator Obligations"). The Insurance Agreement Guaranty will terminate upon the earlier to occur of the following: (a) all of the DB/Operator Obligations have been fully paid and performed; or (b) the voluntary or involuntary insolvency, bankruptcy or reorganization of the Guarantor, or other similar proceedings against the Guarantor.

      Other Covenants and Security for the Bond Insurer. As further security for the performance of DB/Operator's obligations under the Insurance Agreement, the Company will grant to the Bond Insurer a security interest in the interest of the DB/Operator in the Service Contract and certain contracts entered into in connection therewith.

      Pursuant to the Lease Agreement and the Insurance Agreement, the Authority and the City will agree that upon the occurrence of a termination of the Lease Agreement as a result of a Termination Event, the Water District will not have the right to construct, operate or otherwise use (except for maintenance by the Water District, the Authority or the City) the Project for the Lock-out Period, except with the prior written approval of the Bond Insurer. In addition, the Water District will agree that, to the extent permitted by law, it will not develop or construct Alternative Facilities during any cure period following an event of default under the Service Contract or during any Lock-out Period, if applicable, without the prior written consent of the Bond Insurer. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Water District Right to Terminate Lease."

      The Insurance Agreement will provide that, in connection with certain events of default under the Service Contract, the Bond Insurer rather than the DB/Operator will have control during certain cure periods, as follows. Prior to Acceptance under the Service Contract, if an event of default occurs under the Service Contract due to a failure to achieve Provisional Acceptance by the Scheduled Acceptance Date, then the DB/Operator will have the first 274 days of the 547-day Extension Period allowed for the remedy thereof and the Bond Insurer, with the cooperation of the District, will have the remaining 273 days for the remedy thereof (unless during the first 274 days of such 547-day Extension Period there shall also have occurred a voluntary or involuntary bankruptcy of the Guarantor, the Company or the SPE, in which case the DB/Operator shall instead have only the first 122 days of such 547-day Extension Period, or such greater number of days out of the first 274 days as shall have already passed at the time the bankruptcy occurs, and the Bond Insurer, with the cooperation of the District, shall have the remaining days).

      In addition, after the Acceptance under the Service Contract, if an event of default under the Service Contract occurs and is continuing for which there is a cure period and at the same time a voluntary or involuntary bankruptcy of the Guarantor, the Company or the SPE has occurred and is continuing, the Bond Insurer will grant the DB/Operator 30 days to make a proposal to remedy such default, which the Bond Insurer may accept or reject in its discretion, but the Bond Insurer shall nevertheless have the ability to pursue all of its cure rights under the Service Contract during the applicable cure period. Absent the occurrence and continuation of a voluntary or involuntary bankruptcy of the Guarantor, the Company or the SPE, the cure rights shall be as otherwise provided in the Service Contract. For information regarding the Scheduled Acceptance Date, Provisional Acceptance and the Extension Period, see Appendix D "SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT."

      In addition, the Insurance Agreement will provide that prior to the time the SPE becomes the DB/Operator, all cure periods under the Service Contract will be tolled in the event of a voluntary or involuntary insolvency, bankruptcy or reorganization of the Company or any of its affiliates (or other similar proceedings against the Company or any of its affiliates) pursuant to which there is a stay affecting the rights of the Water District, the Trustee or the Bond Insurer under any of the Insurance Agreement, the Insurance Agreement Guaranty, the Service Contract Letter of Credit, the construction performance bond required under the Service Contract, the Policy, the Property Lease, the Lease Agreement, the Service Contract, the Bonds, the Trust Agreement or the Service Contract Guaranty Agreement, until such time as one of the following has occurred: (a) the stay has been lifted; or (b) the SPE has become the DB/Operator.

      Liability Caps. The Insurance Agreement and the Insurance Agreement Guaranty will provide that the maximum aggregate personal liability of the DB/Operator, the Guarantor, and their respective affiliates, collectively, to the Bond Insurer relating to any event occurring prior to the Acceptance Date (as defined in the Service Contract) under the Insurance Agreement, the Insurance Agreement Guaranty, certain other agreements or otherwise in connection with the foregoing or the Project (the "Construction Period Liability Cap"), will not exceed an amount equal to: (i) $6,000,000, less (ii) the amount then available to be drawn under the Service Contract Letter of Credit (see "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Service Contract Letter of Credit"), and less (iii) all amounts drawn under the Service Contract Letter of Credit.

      The Insurance Agreement and the Insurance Agreement Guaranty will further provide that the maximum aggregate personal liability of the DB/Operator, the Guarantor and their respective affiliates, collectively, to the Bond Insurer relating to any event occurring on or after the Acceptance Date (as defined in the Service Contract) under the Insurance Agreement, the Insurance Agreement Guaranty, certain other agreements or otherwise in connection with the foregoing or the Project (the "Operation Period Liability Cap" and together with the Construction Period Liability Cap, each a "Liability Cap"), will not exceed an amount equal to: (i) $4,000,000, plus (ii) an amount equal to the reasonable actual costs incurred by, or on behalf of, the Bond Insurer following an event of default by the DB/Operator under the Service Contract to replace the portion of the Service Contract Project Improvements comprising the reverse osmosis unit (as more specifically defined in the Insurance Agreement).

      Trustee and Bondowners Not Entitled to Benefit. The DB/Operator's obligations under the Insurance Agreement will be solely for the benefit of the Bond Insurer (and, to a limited extent, the Water District), and the Water District's obligations under the Insurance Agreement will be solely for the benefit of the Bond Insurer. Similarly, the Guarantor's obligations under the Insurance Agreement Guaranty will be solely for the benefit of the Bond Insurer. Neither the Trustee nor the Bondowners will have any interest in or rights under or rights to enforce the Insurance Agreement or the Insurance Agreement Guaranty.

                                   THE PROJECT

OVERVIEW

      The Project consists of the design, development, acquisition and construction of the Groundwater Recovery Plant and related offsite improvements and facilities. The Groundwater Recovery Plant is expected to consist primarily of two reverse osmosis treatment trains within an enclosed building; three iron/manganese filters, two desanders, and two cartridge filters; bulk chemical storage tanks within a semi-enclosed building; an approximately 85,000-gallon bolted steel tank for iron/manganese filter backwash water supply; two degasifiers; an approximately 30,000-gallon clearwell tank, a finished water pumping station and an approximately 225,000-gallon bolted steel tank for spent backwash water recovery. For a site plan diagram, see Section III of the Independent Engineer's Report entitled "PROJECT SITE" attached hereto as Appendix G. The related offsite improvements and facilities are anticipated to include eight, or possibly nine, well sites, a pipeline to collect well water and convey it to the Groundwater Recovery Plant, a booster pumping station and a pipeline to convey the treated water from the Groundwater Recovery Plant to the Water System, and a pipeline to convey the reverse osmosis concentrate discharge from the Groundwater Recovery Plant to an ocean outfall. For well collection system schematics and a treated water and disposal pipeline schematic, see
Section III of the Independent Engineer's Report entitled "PROJECT SITE" attached hereto as Appendix G. The Groundwater Recovery Plant will be located on property adjacent to Descanso Veterans Park on Paseo Adelanto in San Juan Capistrano, California. In addition, the eight, or possible nine, well sites, the pipeline and the booster pumping station will be constructed at various locations within the boundaries of the City.

      The purpose of the Project is to extract brackish groundwater, which in its natural state is unsuitable to use as drinking water due to high concentrations of solids and other impurities, from multiple well sites, to treat that groundwater, to blend the finished water to be compatible with the other water sources available to the Water District and to pump the finished water into the Water System. The treatment of the brackish groundwater will consist of three processes: (i) pretreatment to remove sand, iron, and manganese from the well water flowing into the Groundwater Recovery Plant; (ii) desalting the pretreated water using reverse osmosis to reduce total dissolved solids; and
(iii) post-treatment to meet drinking water quality regulations including control of the product water corrosiveness. Reverse osmosis is a high-pressure process, developed over thirty years ago, that forces water through a thin membrane to filter out minerals and contaminates, including salts and other materials. For a process flow diagram, see

Section II of the Independent Engineer's Report entitled "PROCESS TECHNOLOGY" attached hereto as Appendix G.

      In an effort to increase system reliability to its customers, the Water District has identified two goals: (i) securing fifty-percent of its annual water supply from local groundwater sources; and (ii) maintaining emergency storage sufficient to supply five average days of water demand in the event of an emergency. With respect to the Water District's source of annual water supply, the Water District currently imports approximately 85% to 90% of its water from MWD. See "THE WATER DISTRICT--Sources of Water Supply." Although the delivery of water to Southern California has been reliable in the past, approximately sixteen million Southern Californians rely on MWD for water, and MWD faces the potential for decreased deliveries from both its imported water sources, the Colorado River and the State Water Project. Furthermore, to meet the Water District's ultimate demand in absence of the Project, the Water District has projected that it would need to acquire additional water import capacity rights and construct or expand pipelines to manage such additional import water capacity. With respect to emergency storage, it is estimated that the Water District will be able to provide over 60% of average daily water demand between the Water District's existing wells and the Project compared to its current ability to only provide approximately 11% of average daily water demand from the Water District's existing wells.

      Once constructed and fully operational, it is anticipated that the Project will supply approximately one-half of the Water District's annual water supply requirements and, therefore, assist the Water District in meeting its goal of securing fifty-percent of its annual water supply from local groundwater sources. In addition, based on current projections, the development of local groundwater sources in connection with the operation of the Groundwater Recovery Plant is anticipated to significantly reduce or eliminate the need for the Water District to acquire additional import capacity and the related costs of infrastructure improvements necessary to manage such additional import water capacity as well as to significantly reduce the need for additional emergency storage. The Water District also anticipates, based upon current information, that the costs associated with the financing of the Project and the operations of such improvements will be offset by certain grant credits or payments from MWD and increased water rates. See "--Agreement with Metropolitan Water District of Southern California" below. For a comparison of alternate wholesale water rates, see Section 8.3 of the Independent Engineer's Report entitled "--Project Cost Projections" attached hereto as Appendix G. See also the information included in Table No. 9 below and under the caption "THE WATER DISTRICT--Rates and Charges; Collection" for projected costs of the Service Contract Project Improvements and projected increases in water rates. Other benefits the development of the Project are projected to provide the Water District include a reduction of the Water District's dependence on imported water in the event of the reduction of imported water during a drought, enhanced system reliability in the event of a loss of imported water due to transmission main outages, and reduced exposure to MWD's rising cost of water. Accordingly, the Water District has determined that the Water District's objectives justify the Project even though the costs associated with the financing of the Project and the operations of such improvements may not be fully offset solely by the credits or payments from MWD.

      As with any major construction effort, construction of the Service Contract Project Improvements will involve many risks, including shortages of materials and labor, work stoppages, labor relations disputes, weather interference, engineering, environmental, permitting or geological problems and unanticipated cost increases for reasons beyond the control of the contractors, the occurrence of which could give rise to delays, cost overruns or performance deficiencies, or otherwise adversely affect the design, construction or operation of the Service Contract Project Improvements. See Appendix G-- "INDEPENDENT ENGINEER'S REPORT" for the Independent Engineer's Report evaluating the Project and the capability of the Project participants to successfully complete the design, construction and operation of the Project. For information regarding the right of the Water District to terminate the Lease Agreement in the event it exercises its right to terminate the Service Contract in the event the

DB/Operator defaults under the Service Contract, see "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Water District Right to Terminate Lease."

AGREEMENT WITH METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA

      In connection with the development of the Groundwater Recovery Plant, the Water District has been assigned the rights to receive certain credits or payments from MWD pursuant to the 1998 San Juan Basin Desalter Project Agreement between MWD, the Municipal Water District of Orange County ("MWDOC") and the Authority, effective as of December 4, 1998, as amended and supplemented by that certain First Amendment thereto, dated as of October 15, 2002, by and among MWD, MWDOC, the Authority and the Water District (collectively, the "Metropolitan Agreement"). The Metropolitan Agreement provides that MWD will make a financial contribution to the Project in a dollar amount per acre-foot of recovered groundwater produced based on an established water right equal to the sum of the project unit cost and deferred cost as set forth in the Metropolitan Agreement minus MWD's prevailing full service treated water rate; provided, that the financial contribution is capped at $250 per acre-foot and is limited to up to 5,760 acre-feet in any one fiscal year. MWD's water supply and demand projections indicate that supplemental sources of water must be developed to meet future requirements, and MWD has determined to take necessary steps to provide economical, high quality water supplies in the years ahead. Accordingly, MWD, in accordance with its Groundwater Recovery Program, has decided to assist with the cost of treating the degraded groundwater in the area of the Project.

      It is anticipated that the Project will increase domestic and municipal production by producing approximately 4,800 acre-feet of finished water per year. See "THE PROJECT--Overview." This production rate is based upon eighty percent of the maximum capacity of the Groundwater Recovery Plant. Since the projected cost to produce each acre-foot of recovered groundwater at the Groundwater Recovery Plant is expected to exceed the projected cost of MWD's prevailing full service treated water rate, it is expected that the Water District will receive the full $250 MWD contribution per acre-foot of groundwater produced at the Groundwater Recovery Plant under the Metropolitan Agreement. See "--Independent Engineer's Report" below and Section X of the Independent Engineer's Report entitled "CONCLUSIONS," attached hereto as Appendix G, for the Independent Engineer's conclusions with respect to the MWD contribution.

      The Metropolitan Agreement provides that the financial contribution will continue for twenty years from the date of the initial production of recovered groundwater. However, the Metropolitan Agreement will automatically terminate if
(i) payments are not required to be made by MWD for a five consecutive-year period subsequent to the initiation of operations at the Groundwater Recovery Plant, (ii) construction of the Groundwater Recovery Plant has not commenced by December 4, 2002, (iii) no recovered groundwater is produced by December 4, 2004, or (iv) in the event of a material breach by any party to the Metropolitan Agreement other than MWD. Accordingly, if the Groundwater Recovery Plant does not produce finished water for a five consecutive-year period subsequent to the initiation of operations and, as a result, MWD is not obligated to make any contributions under the Metropolitan Agreement for such period, the Metropolitan Agreement will terminate. Construction of the Groundwater Recovery Plant commenced on November 25, 2002. For information regarding the obligation of the DB/Operator to pay liquidated damages in connection with certain terminations of the Metropolitan Agreement or certain losses of credits or payments from MWD under the Metropolitan Agreement, see "--Liquidated Damages under the Service Contract--Liquidated Damages with respect to the Metropolitan Agreement" below. For the Independent Engineer's conclusions regarding the reasonableness of the construction schedule to complete the Project within the parameters of the Metropolitan Agreement, see "--Independent Engineer's Report" below and Section IV of the Independent Engineer's Report entitled "ENGINEERING, PROCUREMENT AND CONSTRUCTION" attached hereto as Appendix G.

PROJECT WATER RIGHTS AND IMPLEMENTATION AGREEMENT

      Under the Service Contract, the DB/Operator is required to design, engineer, construct, operate and maintain the Service Contract Project Improvements to be capable of processing 5.14 million gallons of groundwater per day and the Water District has the right to demand the production and delivery of up to 5,231 acre-feet of treated water on an annual basis, subject to the Water District supplying sufficient groundwater to enable the DB/Operator to produce such amount of treated water within the parameters of the DB/Operator's performance guarantees under the Service Contract. Pursuant to the Implementation Agreement, the Authority has allocated 5,800 acre-feet per year of the Authority's existing rights to groundwater from the San Juan Creek, which is located within the San Juan Basin, to the Project. (For a discussion of the San Juan Basin, see Section 3.3.3 of the Independent Engineer's Report entitled "--Groundwater Basins" attached hereto as Appendix G.) It is expected that the Water District will demand approximately 4,800 acre-feet of treated water be produced on an annual basis pursuant to the Service Contract and the allocation of 5,800 acre-feet of groundwater per year under the Implementation Agreement is expected to be sufficient to enable the DB/Operator to produce the 4,800 acre-feet of treated water on an annual basis. However, the allocation of 5,800 acre-feet of groundwater under the Implementation Agreement probably will not be sufficient to produce the full 5,231 acre-feet of treated water provided for under the Service Contact. Accordingly, to the extent the Water District demands additional treated water, it may be necessary for the Water District to allocate a portion of its existing groundwater rights to the Project. See "THE WATER DISTRICT--Sources of Water Supply." Similarly, to the extent the DB/Operator desires to provide surplus water in order to mitigate any treated water delivery shortfalls (see Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT--Performance--Water Delivery Guarantee") and the 5,800 acre-feet of groundwater per year allocated under the Implementation Agreement is insufficient, it would also be necessary for the Water District to so allocate such other water rights to the Project.

LIQUIDATED DAMAGES UNDER THE SERVICE CONTRACT

      Under certain circumstances the DB/Operator is obligated to pay certain non-performance liquidated damages to the Water District pursuant to the Service Contract. Certain of these non-performance liquidated damages are described below.

      Liquidated Damages Relating to the Metropolitan Agreement. Under the Metropolitan Agreement, MWD has agreed to make a financial contribution to the Project, subject to certain terms and conditions. See "--Agreement with Metropolitan Water District of Southern California" above. Under certain circumstances the DB/Operator is obligated to pay liquidated damages to the Water District with respect to the Metropolitan Agreement pursuant to the Service Contract. The Service Contract provides that in the event (i) the Metropolitan Agreement terminates because no recovered groundwater is produced at the Groundwater Recovery Plant by December 4, 2004, or the financial contribution payments are not required to be made by MWD under the Metropolitan Agreement for a five consecutive-year period subsequent to the initiation of operations at the Groundwater Recovery Plant, and (ii) such termination is the result of a failure to commence construction on or before December 4,2002, or a failure to produce recovered groundwater that, in either case, is not caused by the occurrence of an Uncontrollable Circumstance, Water District requested changes or District Fault under the Service Contract, the DB/Operator is required to pay the Water District for each Fiscal Year during the term of the Service Contract, as liquidated damages for such failure, an amount, calculated in accordance with the Service Contract, intended to equal the lost credits or payments from MWD under the Metropolitan Agreement. For information regarding the credits or payments from MWD under the Metropolitan Agreement, see "--Agreement with Metropolitan Water District of Southern California" above. See Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT--Provisional Acceptance, Acceptance and Final Completion of the Project--Effect of Unexcused Delay -Metropolitan Agreement."

      Furthermore, except with respect to certain delays in achieving Acceptance of the Service Contract Project Improvements under the Service Contract, the DB/Operator has agreed under the Service Contract to perform all of the Water District's obligations under the Metropolitan Agreement. In the event the Metropolitan Agreement is terminated due to a failure of the DB/Operator to comply with such obligations, and such failure is not caused by an Uncontrollable Circumstance, Water District-directed Change Order or District Fault, the DB/Operator has agreed in the Service Contract to pay the Water District liquidated damages in the amounts described above for each remaining Contract Year or portion thereof during the term of the Service Contract. See Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT--Operation and Management--Compliance with Metropolitan Agreement."

      Daily Delay Liquidated Damages. In addition, the Service Contract provides that, in the event that Provisional Acceptance of the Service Contract Project Improvements under the Service Contract (or, if Provisional Acceptance is not certified by the DB/Operator, Acceptance) occurs subsequent to December 4, 2004, or a later date if the DB/Operator's design and construction work is delayed as a result of an Uncontrollable Circumstance, Water District requested changes or District Fault, the DB/Operator will pay to the Water District daily delay liquidated damages for each day that the Provisional Acceptance Date (or, if Provisional Acceptance is not certified by the DB/Operator, the Acceptance Date) falls after December 4, 2004, in an amount equal to the Lease Payments (including payments with respect to both interest and principal) accrued by the Water District on a daily basis, up to the end of the Extension Period and thereafter until any termination of the Service Contract for an event of default by the DB/Operator under the Service Contract. See Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT--Provisional Acceptance, Acceptance and Final Completion of the Project--Daily Liquidated Damages." The Service Contract provides that such damages will be payable on the first day of each month and, upon any such termination, on the date of termination, and will be secured by the Service Contract Letter of Credit. THE SERVICE CONTRACT LETTER OF CREDIT WILL BE ISSUED TO THE WATER DISTRICT. HOWEVER, UNDER THE TRUST AGREEMENT, THE WATER DISTRICT WILL COVENANT TO TRANSFER TO THE TRUSTEE, FOR DEPOSIT INTO THE DEBT SERVICE PAYMENT ACCOUNT ESTABLISHED UNDER THE TRUST AGREEMENT, NO LATER THAN THREE BUSINESS DAYS FOLLOWING RECEIPT THEREOF BY THE WATER DISTRICT, ALL PROCEEDS OF ANY DRAWING ON THE SERVICE CONTRACT LETTER OF CREDIT RECEIVED BY THE WATER DISTRICT. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Service Contract Letter of Credit."

      Delivery Shortfall Liquidated Damages. Under certain circumstances described below the DB/Operator is obligated to pay liquidated damages to the Water District with respect to finished water delivery shortfalls pursuant to the Service Contract. The Service Contract provides that if, in any Contract Year, (i) the cumulative amount of any finished water delivery shortfalls under the Water Delivery Guarantee (defined below) exceeds (ii) the cumulative amount of any permissible surplus finished water deliveries pursuant to the Service Contract, the DB/Operator is obligated to pay liquidated damages to the Water District, for each acre foot of such finished water delivery shortfalls. The amount of such liquidated damages is equal to the sum of (x) MWD's prevailing full service treated water rate (expressed in dollars per acre foot) plus, (y) MWD's financial contribution under the Metropolitan Agreement with respect to such Contract Year (expressed in dollars per acre foot), plus (z) the administrative and operation and maintenance charge (expressed in dollars per acre foot) imposed by MWDOC on the Water District with respect to such Contract Year (exclusive of any elements thereof which are attributable to services provided by MWDOC which are substantially different in scope or quantity than the services historically provided by MWDOC to the Water District prior to the Contract Date); provided, however, that the amount described in item (y) above will not be payable if the Metropolitan Agreement has been terminated as the result of a failure to timely commence construction or a failure to timely produce recovered groundwater that is caused by the occurrence of an Uncontrollable Circumstance, Water District requested changes or District Fault under the Service Contract as described under the heading entitled "--Liquidated Damages Relating to the Metropolitan Agreement" above and the DB/Operator has paid liquidated damages as a result thereof.

      In order to give the DB/Operator an opportunity to mitigate any daily delivery shortfalls occurring in a Contract Year, the Service Contract provides that the DB/Operator may, during the months of April through November, deliver finished water to the Water District on any day in a volume up to 5% more (or up to 9% more, subject to Water District approval) than the Firm Daily Water Demand Volume (defined below) established by the Water District with respect to such day, but subject to a maximum overall limit of 5,231 acre feet per Contract Year. Moreover, the DB/Operator has the right under the Service Contract to apply surplus water deliveries achieved in the first 60 days of any Contract Year against finished water delivery shortfalls occurring in the last 60 days of the preceding Contract Year, so as to reduce any liquidated damages that may be payable as described above. The DB/Operator is not permitted to deliver finished water in excess of the Firm Daily Water Demand Volume during the months of December, January, February and March and is not be entitled to any additional compensation for any such surplus daily deliveries under the Service Contract. See "--Project Water Rights and Implementation Agreement" for information regarding the allocation of groundwater rights to the Project.

      The term "Water Delivery Guarantee" is defined in the Service Contract to mean the requirement that, except to the extent excused by Uncontrollable Circumstances or District Fault and with respect to certain adjustments permitted under the Service Contract, including adjustments for scheduled and unscheduled maintenance, repair and replacement, the DB/Operator operate the Project so as to deliver finished water to the Water District each day during the operation period in volumes at least equal to the Firm Daily Water Demand Volume established under the Service Contract with respect to such day.

      The term "Firm Daily Water Demand Volume" is defined in the Service Contract to mean the volume of finished water demanded by the Water District based on the flow rates specified in the "day-before" firm finished water demand schedules furnished by the Water District as adjusted by any "day-of" modifications thereto made by the Water District pursuant to the Service Contract.

      Other Performance Guarantees. The DB/Operator has made certain other guarantees under the Service Contract with respect to the Project, including guarantees with respect to the quality of the finished water and the production efficiency of the Service Contract Project Improvements, and has agreed to certain non-performance penalties with respect to such other guarantees. See Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT-- Performance."

THE COMPANY

      The Company, ECO Resources, Inc., a Texas corporation, is headquartered in the Houston suburb of Sugar Land, Texas and is led by president and chief executive officer, Peter J. Moerbeek. The Company manages, operates and maintains utility systems offering water production, water distribution, sewage treatment, wastewater collection, and storm water collection along with other services. The Company, established in 1973, has provided a full range of services to the water industry since its inception, and currently provides such services to more than 200 cities, municipal utility districts and large companies throughout the southern and western United States. For an evaluation of the capability of the Company to successfully complete the design, construction and operation of the Project, see Appendix G--"INDEPENDENT ENGINEER'S REPORT."

      In the Insurance Agreement, the Company will agree for the benefit of the Bond Insurer that within six months after the date the Bonds are issued, the Company will assign all of its rights in and to, and delegate all of its obligations under, the Service Contract and the Insurance Agreement to the SPE, a wholly owned subsidiary of the Company that satisfies certain corporate separation requirements set forth in the Insurance Agreement, and will cause the SPE to assume all of the obligations of the Company under the Service Contract and the Insurance Agreement; provided that the Insurance Agreement Guaranty and the Service Contract Guaranty Agreement will extend to such obligations of the SPE following such assignment. Upon the effectiveness of such assignment, the Company will be released from all of its obligations under the Service Contract and the Insurance Agreement. The Company will, simultaneously with the assignment to the SPE, enter into a management and administrative services agreement with the SPE for a term equal to the term of the Service Contract, whereby the Company will provide certain management and administrative services necessary to support the SPE's performance of its obligations under the Service Contract, including the construction and operation of the Service Contract Project Improvements. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Insurance and Indemnity Agreement and Insurance Agreement Guaranty--Assignment of Company Rights and Obligations."

      The Guarantor, Southwest Water Company, is a Delaware corporation and the corporate parent of the Company. The Guarantor was founded in West Covina, California in 1954. The Guarantor's experience in building, owning, and operating water utility systems is broad and includes five substantial water utility systems; two in California, one in New Mexico and two in Texas. Southwest Water Company, through its subsidiaries, the Company and Suburban Water Systems, has financed, built and operated over $100 million of water/wastewater systems throughout the southwestern United States. For more information regarding the Guarantor, see Appendix G--"INDEPENDENT ENGINEER'S REPORT."

INDEPENDENT ENGINEER'S REPORT

      PSOMAS (the "Independent Engineer") has prepared an updated report dated December 6, 2002, attached hereto as Appendix G (the "Independent Engineer's Report"). The Independent Engineer's Report should be read in its entirety for an understanding of the Independent Engineer's conclusions concerning the Project.

      Based upon the analysis and the conclusions presented in the Independent Engineer's Report, the Independent Engineer is of the following opinions:

      1. All of the Project Participants (as defined in the Independent Engineer's Report) have the relevant experience and financial capability to successfully complete the design, construction and operation of the Project within the parameters of the Service Contract.

      2. The brackish water treatment process proposed for the Project will produce the quality and quantity of water required by the Service Contract.

      3. The site on which the Groundwater Recovery Plant is to be located is adequate in size and location and from an infrastructure and geotechnical perspective is adequate for construction and operation of the Groundwater Recovery Plant. The sites for the wells do not meet the new requirements that the California Department of Health Services is enforcing, but these new requirements should not significantly increase the capital and operating costs of the Project.

      4. There is sufficient unappropriated water within the San Juan Basin to provide an adequate source of feed water for the Project for the Operation Period of the Service Contract and beyond for the full term of the Bonds.

      5. The environmental site assessments have been accomplished in a manner consistent with industry standards, using appropriate industry protocols. The adopted Mitigated Negative

            Declaration for the Project does not impose any conditions which are not common to normal construction activities and should not cause any significant delay or increased cost to the Project.

      6. Based upon the Service Contract parameters, the preliminary design, and the proposed equipment list, the Project will operate and provide water which meets federal, state and local drinking water standards ("Finished Water") within the Service Contract parameters for the Operation Period of the Service Contract and beyond for the full term of the Bonds.

      7. The construction of the Project is similar to other projects constructed by ARB, Inc. (the general contractor for the Project) and the construction of the Project can be accomplished within the scope of the Service Contract, by the Scheduled Acceptance Date and within the Fixed Design/Build Price included in the Service Contract.

      8. The Acceptance Test is sufficient to predict that the Project will perform reliably for the Operation Period of the Service Contract and beyond for the full term of the Bonds. This opinion is based upon the assumption that the required preventative and scheduled maintenance is performed in accordance with industry standards.

      9. The operation and maintenance requirements of the Project under the Service Contract are adequate for the full term of the Bonds. The operating costs included in the Service Contract are reasonable, and the variable replacement cost for membranes will not have a significant cost impact to the annual operating costs. The only other variables are labor and chemicals and experience indicates that any variation in these costs should be minor.

      10. All of the required permits and easements to begin construction were obtained prior to the commencement of construction, which occurred on November 25, 2002. The remainder of the permits and easements to complete construction will be acquired on a sequential basis prior to the construction of the various components of the Project. These outstanding permits and easements are identified and expected to be obtained in time to prevent any delay to construction of the Project. The operating permits required to comply with the Finished Water date of December 4, 2004, under the Metropolitan Agreement are identified and scheduled to be obtained in sufficient time to support the completion of the Project. Based upon a review of the preliminary construction schedule for the Project, there is sufficient time to obtain these permits prior to the December 4, 2004 MWD Finished Water date.

      11. The safety plan is adequate and is in compliance with industry requirements and the California Occupational Safety and Health Act.

      12. The security plan is adequate and is in compliance with all regulatory agencies on the local and state level.

      13. Based upon a review of the Project Agreements (as defined in the Independent Engineer's Report), the terms of the Project Agreements will allow the DB/Operator to meet its obligations under the Service Contract.

      14. The preliminary construction schedule is reasonable and includes sufficient contingency in the activity durations in order to complete the Project within the parameters of the Metropolitan Agreement and the Service Contract.

      15. The Project can be constructed for the Fixed Design/Build Price included in the Service Contract and the construction milestone payment schedule is reasonable.

      16. The operations cost included in the Service Contract is sufficient to operate and maintain the Project for the Operation Period of the Service Contract.

See Section IX of the Independent Engineer's Report entitled "ASSUMPTIONS AND CONSIDERATIONS USED" and Section X of the Independent Engineer's Report entitled "CONCLUSIONS" attached hereto as Appendix G.

      No assurance can be given that the assumptions on which the foregoing opinions were based will prove correct or that actual results of any matters covered by the Independent Engineer's Report will not be materially different than the projections and opinions set forth above or otherwise contained in the Independent Engineer's Report.

                                  THE AUTHORITY

      The Authority is a public entity organized pursuant to a Joint Exercise of Powers Agreement Creating the San Juan Basin Authority, dated as of
November 22, 1971, by and between the South Coast Water District ("SCWD"), the Moulton Niguel Water District ("MNWD"), the Water District and the Santa Margarita Water District ("SMWD"), as amended effective September 1, 1987 by Addendum No. 1 to the Joint Exercise of Powers Agreement and Addendum No. 3 dated as of September 1, 2002, pursuant to the provisions of the Joint Exercise of Powers Act contained in Chapter 5 of Division 7 of Title 1 (commencing with
Section 6500) of the California Government Code. The Authority presently has no outstanding debt other than the Bonds, but does participate in activities relating to the funding of water system facilities and water conservation projects necessary to conserve and make water resources available to the areas within the San Juan Creek Watershed serviced by the members of the Authority and may incur debts, liabilities and other obligations unrelated to the Bonds. Since the Authority is engaged in operations and other transactions besides the issuance of the Bonds, should the Authority become the subject of a bankruptcy case, there could be adverse effects on the holders of the Bonds that could result in delays or reductions in payments to the holders of the Bonds.

                               THE WATER DISTRICT

INTRODUCTION

      The Water District, formerly known as the Orange County Waterworks District No. 4, is a water district formed in 1930 pursuant to the Water Code,
Section 55000 et seq., to serve the San Juan Capistrano area. The Water District was originally governed by the Board of Supervisors of the County until 1970 when the Water District became a subsidiary water district of the City. On June 15, 1982, the Board of Supervisors adopted Resolution No. 82-6-15-2 changing the name of Water District to its current name. The Water District still operates under the provisions of the Water Code but is now governed by a Board of Directors comprised of the five-member City Council of the City (the "Board of Directors"). On July 1, 1997, the Water District entered into an operations and maintenance agreement (the "Operations and Maintenance Agreement") with the City wherein the City assumed the daily operational and maintenance management functions of the Water District. Subsequently, all Water District employees became full-time employees of the City. The Water District has the power under the Water Code to, among other things, provide water service within its boundaries.

GOVERNANCE AND MANAGEMENT

      The Water District is governed by a five-member Board of Directors. Pursuant to the Water Code, the City Council of the City (a five-member elected body) sits as the Board of Directors of the Water District. The members of the Board, their occupations, and the expiration date of their terms are as follows:

Name and Office       Expiration of Term              Occupation
---------------       ------------------       --------------------------
Diane Bathgate        November 2006            Urban Planner/Consultant
Joe Soto              November 2004            Environmental Consultant
Wyatt Hart            November 2006            Parole Board Member
David Swerdlin        November 2006            Consultant
John S.Gelff          November 2004            Strategic Planner/Educator

      Under the Operations and Maintenance Agreement, the Water District is operated by the City's Public Works Department. Management of the Water District is delegated to the City Manager and General Manager of the Water District, George Scarborough, the City Administrative Services Director, Cindy Russell, and other staff of the City. The background of the key management personnel are set forth below.

      George Scarborough, City Manager and General Manager of the Water District. Mr. Scarborough was employed by the City in 1988 as Assistant City Manager and appointed as City Manager in 1992. Mr. Scarborough is responsible for the day-to-day management of all functions of the Water District. Prior to working for the City, Mr. Scarborough was employed as City Manager of the City of Los Altos Hills and Greenfield, California. Mr. Scarborough is a member of the International City Manger's Association.

      Cindy Russell, City Administrative Services Director. Ms. Russell was employed by the City in 1986. Ms. Russell is responsible for planning, coordinating and administering the administrative, financial and business operations of the Water District under the general direction of the General Manager. Prior to working for the City, Ms. Russell worked for a public accounting firm providing municipal audits. Ms. Russell is a member of the California Society of Municipal Finance Officers, Government Finance Officers of the United States and Canada and the California Municipal Treasurer's Association.

      In addition, the Water District operations include approximately twenty-five other full-time positions, including 6 customer service positions and nineteen regular maintenance and operations positions. There are two union represented employees groups. The general classified employees are represented by the San Juan Capistrano Employees Association and their current contract expires on June 30,2004. Employees considered to be in middle management are represented by the San Juan Capistrano Management Employees Association and their current contract expires on June 30, 2003. Executives are not represented by a labor union.

MERGER

      In 1996, the City filed a reorganization application with LAFCO for the purpose of formally merging the Water District with the City. As of the date of this Official Statement, LAFCO has finalized its review of the final condition of approval. The City anticipates that it will authorize LAFCO to file a Notice of Completion with the State of California in the month of January, 2003, after which the Water District will become officially merged with the City. After completion of the merger, the City will assume all rights and obligations of the Water District subject to the same limitations applicable to the

Water District. For general information regarding the City, see Appendix I--"GENERAL INFORMATION CONCERNING THE CITY OF SAN JUAN CAPISTRANO."

SERVICE AREA; OVERVIEW OF WATER SYSTEM FACILITIES

      The Water District is located in Orange County, California, midway between Los Angeles and San Diego, approximately 1 mile east of Dana Point Harbor, and serves an area of approximately 18 square miles, the majority of which is within the incorporated boundaries of the City. For general information regarding the City, see Appendix I--"GENERAL INFORMATION CONCERNING THE CITY OF SAN JUAN CAPISTRANO." The remaining portion of the Water District, approximately 3% of the service area or 1,000 connections, falls within the neighboring city of Dana Point. The approximate boundaries of the Water District are the City of Dana Point to the south; the City of Mission Viejo to the north; the City of Laguna Niguel to the west; and Rancho Mission Viejo to the east.

      The Water District provides water service for residential, commercial, industrial, agricultural and municipal customers. During the 1970's and 1980's, the Water District underwent gradual residential development and is currently almost completely developed. The Water District currently serves a population of approximately 35,500, and expects its service area population to grow to approximately 41,725 (expected to be reached in 2020) and then stabilize. The total number of active accounts is 10,622. The majority of the service area consists of residential land use (42%) and open space (46%). Strip commercial development is typical along Camino Capistrano, Ortega Highway, the central downtown area and in isolated pockets along Rancho Viejo Road. This makes up about three percent of the Water District's total service area. Other land uses include agriculture (5%) and public/institutional (2%).

      Elevations within the Water District vary between 15 feet and 880 feet above mean sea level. Because of the uneven terrain, the three creeks that cross the service area, and scattered development, the existing water distribution system is very complex. The Water District currently serves seven distinct pressure zones defined by reservoirs, and 26 sub-pressure zones served through pressure regulating stations and hydropneumatic systems. The Water District's system consists of approximately 174 miles of pipeline, 11 reservoirs with an aggregate storage capacity equal to approximately 14.95 million gallons, 10 booster stations to lift water from lower pressure zones to higher pressure zones for distribution and storage and to pressurize hydropneumatic systems, and five sources of water supply. For information regarding the Water District's sources of water supply, see "--Sources of Water Supply" immediately below.

SOURCES OF WATER SUPPLY

      Capacity Rights. The Water District utilized local groundwater as its sole source of supply until 1965 when imported water became available. Presently, the Water District primarily relies upon imported water purchased from MWD through MWDOC. Of the approximately 3.3 billion gallons of water the Water District delivered to its customers in Fiscal Year 2001-02, 90.8% was surface water purchased from MWD through MWDOC. The remaining water was supplied from local groundwater sources.

      The total capacity available through imported sources is currently 21.9 cubic feet per second ("cfs"). Of this, up to 15 cfs may be supplied through the Allen McCollugh Pipeline at the Eastern Transmission Main turnout, referred to as the Master Meter. This turnout is situated in the north central area of the Water District at Camino Capistrano, north of Avery Parkway. It is the main source of water to the service area.

      In addition, 4.9 cfs is available through a connection to the South County Pipeline through turnout SC-04, located in the eastern portion of the Water District, near Ortega Highway and Avenue La

Pata. The Water District leased these capacity rights pursuant to an interim license and lease of capacity agreement, entered into on October 22, 1992, with MWDOC. In Fiscal Year 1994-95, the Water District negotiated a lump sum payment of $456,126 with MWDOC to complete the purchase of such capacity rights. The capacity rights are being amortized over 60 years.

      Lastly, 2 cfs is available through a leased interconnection with MWDOC at Del Obispo Street. This connection is used to maintain pressures in the southern portion of the 250 pressure zone during high demand periods.

      The remaining water needs are currently supplied from wells that pump groundwater from the San Juan Basin. The Water District currently operates two domestic wells (Rosenbaum Well No. 1 and North Area Well) and two non-domestic wells (Mission Street and Hollywood Wells) with a total capacity of approximately 3.2 cfs. For information regarding additional groundwater rights allocated to the Project in connection with the development of the Project by the Water District, see "THE PROJECT--Project Water Rights and Implementation Agreement" above and "--Future Water Supply" below. Although there are a number of private water companies currently operating small farming or ranching enterprises within the Water District's boundaries, these private water companies have water rights that are subordinate to the Water District's and thus do not represent competition for Water District resources.

      The table that follows summarizes water sources generally used by the Water District to supply water to its customers:

                                   TABLE NO. 1
                        CAPISTRANO VALLEY WATER DISTRICT
                                  WATER SOURCES

                                                                         Capacity
   Source              Name             Location (Supply Points)          Rights        Area Served
-----------   ---------------------   ---------------------------   ----------------  ---------------
Imported      Allen McCollugh         Camino Capistrano North of        15.0 cfs      Entire District
              Pipeline-Master Meter   Avery Parkway
              (CM-100)

Imported      South County Pipeline   Ortega Highway at Avenue La        4.9 cfs      Entire District
              (SC-04)                 Pata

Imported      Del Obispo Connection   Del Obispo Street             2.0 cfs (leased)  Entire District

Groundwater   Rosenbaum Well No. 1    Rancho Viejo Road South of         1.0 cfs      Entire District
                                      Village Road

Groundwater   North Area Well         North Open Space Area of           0.5 cfs      Entire District
                                      Camino Capistrano

Groundwater   Mission Street Well     Mission Street East of Lobo        1.0 cfs      Entire District

Groundwater   Hollywood Well          Avenue De La Vista North of        0.7 cfs      Entire District
                                      Mission Street

----------
Source: The Water District.

      In addition, the Water District maintains two interconnections with its neighboring agencies, SCWD and the City of San Clemente, which are used only in emergency situations.

      Historic Water Deliveries. Over the past five full Fiscal Years (Fiscal Year 1997-98 through Fiscal Year 2001-02), the Water District has delivered to its customers, on average, 3.0 billion gallons, or 9,236 acre-feet of water per year. The following table summarizes historic water deliveries in acre-feet for Fiscal Years 1992-93 through 2001-2002.

                                   TABLE NO. 2
                        CAPISTRANO VALLEY WATER DISTRICT
                            HISTORIC WATER DELIVERIES
                                 (in acre-feet)

   Fiscal Year       Imported Water                           Total Water
 Ending June 30,       Delivered      Groundwater Delivered    Delivered
 ---------------     --------------   ---------------------   -----------
       1993             5,797                 1,830              7,627
       1994             5,884                 1,634              7,518
       1995             5,746                 1,371              7,117
       1996             6,695                 1,418              8,113
       1997             7,229                 1,433              8,662
       1998             6,808                 1,220              8,028
       1999             7,401                 1,276              8,677
       2000             8,761                 1,177              9,938
       2001             8,004                 1,689              9,693
       2002             8,946                   898*             9,844

----------
*The Water District has primarily been utilizing wells located in the Trabuco Creek sub-basin as its source of groundwater which produced less water in Fiscal Year ended June 30, 2002 due to drought conditions. The alluvial aquifer system in the Trabuco Creek sub-basin is narrower and thinner than the aquifer along San Juan Creek which is where the wells for the Project will be located. See
Section 3.3.3 of the Independent Engineer's Report entitled "--Groundwater Basins" attached hereto as Appendix G.
Source: The Water District.

      FUTURE WATER SUPPLY.

      Domestic Water Master Plan. The Water District's Domestic Water Master Plan, dated May, 1999 (the "Domestic Master Plan"), provides for the local distribution of potable water. The primary function of the Domestic Master Plan is to identify the facilities that will allow for adequate storage and fire flow, and increase system reliability, and a key component of the plan is the Groundwater Recovery Plant. Once constructed and fully operational, it is anticipated that the Groundwater Recovery Plant will supply approximately one-half of the Water District's annual water supply requirements, assist the Water District in meeting its goal of securing fifty-percent of its annual water supply from local groundwater sources, and eliminate the need to increase the Water District's import capacity and will avoid the cost of additional capacity from suppliers. Additionally, the development of local groundwater sources from the operation of the Groundwater Recovery Plant is expected to significantly reduce the need to provide additional emergency reservoir storage. See "THE PROJECT--Overview." See Table No. 7 below entitled "Projected Water Usage" for a comparison of groundwater and imported water. The projected costs of obtaining water through the Groundwater Recovery Plant are included in Table No. 9 below entitled "Projected Operating Results", as Operating Expenses. For further information regarding the Groundwater Recovery Plant, see "THE PROJECT."

      Non-Domestic Water Master Plan. The Water District's Non-Domestic Water Master Plan (the "Non-Domestic Master Plan") provides for local distribution and increased supply of non-potable water. In order to expand the non-domestic system to meet projected demand, the Water District expects to maximize its groundwater supply and add reclaimed water. The Water District has water rights to 1,825 acre feet per year of non-potable to be shared between the City and the Water District for the non-domestic system. The Non-Domestic Master Plan provides for three new non-potable well sites in the San Juan Basin area to bring additional water to the Water District's system. The Non-Domestic Master Plan also provides for the construction of new treatment facilities at the Southeast Regional Reclamation Authority's Jay R. Latham Wastewater Treatment Plant. These new facilities would be required to produce high quality reclaimed water, and comply with the Title 22 Wastewater Reclamation Criteria set forth by the State Department of Health Services. The Non-Domestic Master Plan also recommends that the Water District pursue the purchase of excess reclaimed water either from MNWD or SMWD in order to increase the Water District's supply of reclaimed water on an interim basis or as an emergency inter-tie.

      South Orange County Reliability Study. The Water District is participating in the South Orange County Reliability Study being conducted by MWDOC. The purpose of the study is to develop alternatives to improve water reliability in the event of emergency, drought and increased water demand. The emergencies considered by the study include certain failures in the Deimer filtration plant or at any of the pipelines, pump stations, or reservoirs in the system. In such event, each water agency in the South Orange County area and the Water District would have to rely on its own capacity. The study seeks to investigate regional joint projects which could provide water during a lack of local capacity. In the event of drought, MWD would reduce its allocation to MWDOC, and MWDOC would in turn reduce its allocation to the Water District. The goal of the reliability study is to develop concepts for projects such as groundwater banking, or desalinization that would reduce the impact of a MWD drought reduction. Increases in water demand have an impact on the reliability of the system under any conditions. The study analyzes increased demand and attempts to more accurately project increases.

SERVICE CONNECTION INFORMATION

      The following table represents a summary of average service connections to the Water System for Fiscal Years 1997-98 through 2001-02.

                                   TABLE NO. 3
                        CAPISTRANO VALLEY WATER DISTRICT
                               SERVICE CONNECTIONS

  Fiscal Year
Ending June 30,      Service Connections      Percent Increase
---------------      -------------------      ----------------
      1998                  10,110                   1.6%
      1999                  10,463                   3.5
      2000                  10,582                   1.1
      2001                  10,622                   0.4
      2002                  10,777                   1.5

----------
Source: The Water District.

LARGEST CUSTOMERS

      The Water District provides metered water service to all of its customers. The Water District estimates approximately 65% of water provided within the Water District is consumed by single family residences and reports that the largest water bills are paid by golf courses, parks, commercial and governmental or institutional properties. The Water District's top ten users for Fiscal Year ended June 30,2002, are as follows:

                                   TABLE NO. 4
                        CAPISTRANO VALLEY WATER DISTRICT
                                TEN LARGEST USERS
                        (FISCAL YEAR ENDED JUNE 30, 2002)

       Customer Name            Annual Dollars        Activity        % of Total
----------------------------    --------------    ----------------    ----------
Marbella Golf & Country Club     $    164,440     Golf Course             2.6%
City of San Juan Capistrano           162,544     Landscaping             2.5
Capo Villas III HOA                   135,310     HOA - Condos            2.1
Village San Juan HOA                   74,228     HOA - Various           1.2
San Juan Hills Estates HOA             69,686     HOA - SFR               1.1
San Juan Mobile Estates                39,296     Mobile Home Park        0.6
Casitas De Alipax HOA                  38,748     HOA - Condos            0.6
EI Nido                                24,891     Mobile Home Park        0.4
Rancho Del Avion                       24,420     Mobile Home Park        0.4
Capistrano Valley Mobile
 Estates                               20,380     Mobile Home Park        0.3

----------
Source: The Water District.

RATES AND CHARGES; COLLECTION

      Rates and Charges. The Water District's rates and charges are approved by the Board of Directors of the Water District from time to time and are not subject to the approval of the voters or any outside governmental agency or body. See, however, the caption "--Proposition 218" below for a discussion of an enacted state initiative which could affect the ability of the Board of Directors to increase rates and charges.

      The Water District's rates and charges generally consist of a commodity charge and a monthly service charge. The commodity charge is based on volume of water consumed. Billing is in hundred cubic feet ("ccf"). The commodity rates are based on customer classes and a three-tiered allocation system. In general, each customer class is allocated water based on a combination of an indoor allocation and an outdoor allocation of water. The indoor allocation is applied equally to each month whereas the outdoor allocation is calculated each monthly billing period based upon local weather data for the actual days in the billing period. Use above the combined indoor and outdoor allocation is penalized by a higher commodity rate. Customers are charged one commodity rate up to their allocated volume, a second rate for water use above their allocated volume up to twice such allocation, and a third rate for water use above twice their allocation. The monthly service charge is a fixed charge billed to cover the costs of meter reading, billing, postage and some of the fixed costs of production and fire protection.

      For budgeting purposes, the Water District generally sets rates to cover operating expenses and to finance general administrative expenses, capital projects, and debt service. The Water District staff provide estimates of revenues and expenditures for operations for the upcoming Fiscal Year in June to the Board of Directors of the Water District. The Board of Directors conducts public meetings and makes such revisions as it deems desirable, adopting the proposed budgets for the following Fiscal Year effective as of July 1 of such Fiscal Year. The Board of Directors adopted its operating budget for Fiscal Year 2002-03 on June 18,2002. The Water District's budget is prepared on a cash basis.

          The average monthly bill for Fiscal Year 2001-02 for all sizes of single family homes was $40.96. The table below lists the percentage rate increases approved by the Board of Directors of the Water District over the last four Fiscal Years and for Fiscal Year 2002-03 for single family residences.

                                   TABLE NO. 5
                        CAPISTRANO VALLEY WATER DISTRICT
             WATER SYSTEM RATES AND CHARGES-SINGLE FAMILY RESIDENCES

Fiscal Year Ending      Tier l       Tier 2       Tier 3     Service    Percent
      June 30,        (per ccf)    (per ccf)    (per ccf)     Charge    Increase
------------------    ---------    ---------    ---------    -------    --------
       1999            $  1.23      $  1.55      $  2.59     $  6.15        --
       2000               1.24         1.57         2.62        6.21       1.0%
       2001               1.25         1.59         2.65        6.27       1.0
       2002               1.33         1.70         2.82        6.67       6.3
       2003*              1.41         1.81         3.00        7.09       6.3

----------
* Fiscal Year 2002-03 water rates and charges were approved by the Board on October 1,2001.

Source: The Water District.

      On December 17, 1999, the Water District adopted a 20-year rate plan to finance the Domestic Master Plan. This rate plan provides for rates to increase by approximately 1% in each Fiscal Year from Fiscal Year 2002-2003 through Fiscal Year 2019-2020. In addition, on October 2, 2001, the Water District adopted a five-year rate plan to provide for rate increases necessary to meet operation and maintenance expenses. The new rate plan further increased rates as of October 2, 2001 by 5.3% and by another 5.3% on July 1, 2002. The plan also provides for an increase of 2.25% each July 1st from Fiscal Year 2003-04 through Fiscal Year 2005-06.

      It is expected that the Groundwater Recovery Plant will commence operations by December 4, 2004. It is expected that the costs associated with the Groundwater Recovery Plant will require an additional rate increase at the inception of plant operations. The projected rate increase is estimated to be approximately 14 to 15%. See also "--Sources of Water Supply--Future Water Supply--Domestic Water Master Plan" above.

      See Table 6 below "Comparative Rates" for a comparison of water rates charged in surrounding areas effective as of October 1,2002.

                  [Remainder of page intentionally left blank.]

                                   TABLE NO. 6
                        CAPISTRANO VALLEY WATER DISTRICT
                               COMPARATIVE RATES*

                                                                 $ per 20ccf of
     Agencies                  Water Service Provider             Average Usage
-------------------       --------------------------------       --------------
City of Irvine            Irvine Ranch Water District            $        19.98
Laguna Niguel             Moulton Niguel Water District                   20.00
Lake Forest               El Toro Water District                          30.50
San Juan Capistrano       Capistrano Valley Water District                35.29
Mission Viejo             Santa Margarita Water District                  35.86
Costa Mesa                Mesa Consolidated Water District                40.20
Trabuco Canyon
 (Unincorporated)         Trabuco Canyon Water District                   48.05
San Clemente              City of San Clemente                            50.88
Laguna Beach              Laguna Beach Water District                     57.50
Dana Point                South Coast Water District                      61.72

----------
* Higher of two seasonal rates quoted, if applicable.

Sources: Municipal Water District of Orange County.

      Collection. All customers are billed monthly during the year. Payments are due and payable on the date rendered and become delinquent at the next scheduled read date, approximately 30 days thereafter. The late charge assessed is 8%. If not paid within 45 days, service may discontinued. A reconnection charge, payment for deposit, equal to twice the average monthly bill, and the entire bill must be paid in full before service will be re-established. The rate of delinquencies has remained consistent for several years. Bad debt write-offs for unpaid closing bills is approximately 0.25% of total revenue. Over the last five years, 96% of all customers have paid on time with four percent receiving a late charge delinquent notice and 0.47% experiencing water service shut-off prior to collection.

PROPOSITION 218

      Impact of Proposition 218 on Water Service Rates and Charges. On November 5, 1996, the voters of the State approved Proposition 218, the so-called "Right to Vote on Taxes Act." Proposition 218 added Articles XIIIC and XIID to the State Constitution, which contain a number of provisions affecting the ability of local governments to levy and collect both existing and future taxes, assessments, fees and charges.

      Article XIIID conditions the imposition or increase of any "fee" or "charge" upon there being no written majority protest after a required public hearing and, for fees and charges other than for sewer, water or refuse collection services, voter approval. Article XIIID defines "fee" or "charge" to mean levies (other than ad valorem or special taxes or assessments) imposed by a local government upon a parcel or upon a person as an incident of the ownership or tenancy of real property, including a user fee or charge for a "property-related service." One of the requirements of Article XIIID is that before a property related fee or charge may be imposed or increased, a public hearing upon the proposed fee or charge must be held and mailed notice sent to the record owner of each identified parcel of land upon which the fee or charge is proposed for imposition. In the public hearing if written protests of the proposed fee or charge are presented by a majority of the owners of affected identified parcel(s), an agency may not impose the fee or charge.

      The Water District's water charges have two components, a base fee based on meter size and a commodity charge based on the volume of water consumed. In July 1997, the Attorney General of the State of California issued an opinion to the effect that Article XIIID does not apply to water fees or charges which are based on the volume of consumption. In an intermediate appellate court decision issued in 2000, it was held that water service fees and charges, where based primarily on consumption were not "fees" or "charges" within the meaning of Article XIIID; in that case, the charge had two components, a base charge and a variable charge based upon consumption. The California State Supreme Court denied review of the case and has not otherwise considered the issue directly. The Water District is of the view that the water and capacity fees and charges are not subject to Article XIID.

      In addition, by July 1, 1997, under Article XIIID, all property-related fees and charges, including those which have been in existence since prior to the passage of Proposition 218 in November 1996, had to have met the following substantive standards:

      (1) Revenues derived from the fee or charge cannot exceed the funds required to provide the property-related service.

      (2) Revenues derived from the fee or charge must not be used for any purpose other than that for which the fee or charge was imposed.

      (3) The amount of a fee or charge imposed upon any parcel or person as an incident of property ownership must not exceed the proportional cost of the service attributable to the parcel.

      (4) No fee or charge may be imposed for a service unless that service is actually used by, or immediately available to, the owner of the property in question. Fees or charges based on potential or future use of a service are not permitted. Standby charges, whether characterized as charges or assessments, must be classified as assessments and cannot be imposed without compliance with
Section 4 of Article XIIID (relating to assessments).

      (5) No fee or charge may be imposed for general governmental services including, but not limited to, police, fire, ambulance or library services where the service is available to the public at large in substantially the same manner as it is to property owners.

      Even though the Water District believes that its water rates and capacity charges are not subject to Article XIIID, the Water District believes that they comply with the foregoing standards; provided, that it is unclear whether under the foregoing standards rates and charges may be established at levels which would permit deposits to a rate stabilization fund or maintenance of uncommitted cash reserves.

      Article XIIIC removes limitations on the initiative power in matters of local taxes, assessments, fees and charges. Consequently, the voters of the Water District could, by future initiative, repeal, reduce or prohibit the future imposition or increase of any local tax, assessment, fee or charge. "Assessment," "fee" and "charge" are not defined in Article XIIIC and it is unclear whether the definitions of such terms contained in Article XIIID (which are generally property-related as described above) are so limited under Article XIIIC. No assurance can be given that the voters of the Water District will not, in the future, approve initiatives which repeal, reduce or prohibit the future imposition or increase of assessments, fees or charges, including the Water District's water service fees and charges, which are the primary sources of Revenues pledged to the payment of the Lease Payments securing the Bonds.

      The interpretation and application of Proposition 218 will ultimately be determined by the courts or through implementing legislation with respect to a number of the matters discussed above, and it is not possible at this time to predict with certainty the outcome of such determination or the nature or scope of any such legislation.

      Effect of Proposition 218 and of Possible General Limitations on Enforcement Remedies. The ability of the Water District to comply with its covenants under the Lease Agreement and to generate Revenues sufficient to pay the Lease Payments thereunder, and ultimately the payment of the principal of and interest on the Bonds, may be adversely affected by actions and events outside of the control of the Water District and may be adversely affected by actions taken (or not taken) under Article XIIIC or Article XIIID by voters, property owners, taxpayers or payers of assessments, fees and charges. Furthermore, any remedies available to the owners of the Bonds upon the occurrence of an event of default under the Trust Agreement are in many respects dependent upon judicial actions which are often subject to discretion and delay and could prove both expensive and time consuming to obtain. In addition to the possible limitations on the ability of the Water District to comply with its covenants under the Lease Agreement, the rights and obligations under the Bonds, the Trust Agreement, the Lease Agreement and the Property Lease may be subject to bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium and other laws relating to or affecting creditors' rights, to the application of equitable principles, to the exercise of judicial discretion in appropriate cases and to limitations on legal remedies against public entities in the State of California.

      Based on the foregoing, in the event the Water District fails to comply with its covenants under the Lease Agreement, including its covenants to generate sufficient Revenues, as a consequence of the application of Article XIIIC and Article XIIID, or to pay the Lease Payments thereunder, and thus ultimately effect the payment of principal or interest on the Bonds, there can be no assurance that available remedies will be adequate to fully protect the interests of the holders of the Bonds. None of the Property subject to the Lease Agreement or the improvements thereon or the Water System are pledged or available to the Trustee or the Bondowners in the event of termination of the Lease Agreement, default in the payment of Lease Payments or otherwise, and no default under Lease Agreement will result in the loss of the Property or the improvements thereon, the Water System or other assets of the Water District. For information regarding other limitations on available remedies in the event of a default under the Lease Agreement, see "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Limited Recourse on Default."

      Future Initiatives. Article XIIIC and Article XIIID were each adopted as measures that qualified for the ballot pursuant to the State's initiative process. From time to time, other initiative measures could be adopted, which may place further limitations on the ability of the Water District to increase revenues or to increase appropriations which may affect the Water District's Revenues or water rights or its ability to expend its Revenues.

                  [Remainder of page intentionally left blank.]

PROJECTED WATER USAGE

      The following table lists the Water District's estimated water deliveries for the current and the next four Fiscal Years.

                                   TABLE NO. 7
                        CAPISTRANO VALLEY WATER DISTRICT
                        PROJECTED WATER USAGE (ACRE-FEET)

  Fiscal Year
Ending June 30,     Groundwater     Imported Water     Total Water Usage
---------------     -----------     --------------     -----------------
      2002                898            8,946               9,844
      2003                911            9,080               9,991
      2004              1,400            8,740              10,140
      2005              3,800            6,492              10,292
      2006              6,200            4,246              10,446

----------
Source: The Water District.

REGULATORY REQUIREMENTS

      Federal Requirements. The Water District is subject to regulations imposed by the federal Safe Drinking Water Act, as amended (the "Act"), which is administered by the Environmental Protection Agency ("EPA"). In 1986, the United States Congress passed amendments to the Act, wherein 83 potential contaminants of potable water were to be regulated by no later than 1989, with 25 new contaminants to be added, prioritized and regulated every three years thereafter. In 1996, the Act was amended again, reducing the number to five new regulated contaminants every five years. The 1996 amendments also require that each regulation be reviewed every six years to determine if a revision is warranted. In addition to setting maximum levels for contaminants, the Act also allows regulations to require water treatment plants to meet defined "Treatment Techniques."

      Other new regulations that are currently proposed impact water treatment are the Arsenic, Radon, Sulfate, Groundwater and Filter Backwash Rules. It is anticipated that new regulated contaminants, plus the continued revision of current regulations, will impact treatment costs and possibly require advance treatment processes. The fiscal impact of these proposed regulations is unknown to the Water District.

      State Regulations. As an operator of a municipal water system, the Water District is responsible for complying with various state requirements, including: operational requirements; design and construction standards for dams and reservoirs, distribution systems and pipelines; requirements for control of cryptosporidium and other water safety issues; and training and other requirements for water treatment and distribution operators. Failure to meet these standards may subject the Water District to civil or criminal sanctions.

      Water District Compliance. The Water District believes its water is currently meeting or exceeding all present and proposed Federal and State water quality standards. The Water District does not expect water quality in its groundwater basin to diminish. The Water District cannot, however, predict whether future Federal and State water quality standards may result in a need for additional or enhanced treatment facilities.

                      WATER DISTRICT FINANCIAL INFORMATION

OUTSTANDING INDEBTEDNESS

      Water District Indebtedness. The Water District entered into the Installment Purchase Agreement in connection with the execution and delivery of the 2002 Certificates of Participation in aggregate principal amount of $8,525,000. The Water District agrees in the Lease Agreement that its pledged of the Revenues to the payment of the Lease Payments is, subject to the limitations described above under the caption entitled "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Pledge of Revenues," senior to its pledge of net revenues to the payment of the Installment Payments scheduled to be paid by the Water District under and pursuant to the Installment Purchase Agreement. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Lease Payments" and "--Pledge of Revenues." The Installment Agreement provides that the Installment Payments be made by the Water District according to the following schedule:

Annual Period
(December 31)      Principal           Interest              Total
-------------     -----------       --------------      ---------------
     2002         $   220,000       $   246,299.43      $    466,299.43
     2003             315,000           364,853.76           679,853.76
     2004             320,000           353,828.76           673,828.76
     2005             330,000           342,628.76           672,628.76
     2006             340,000           331,078.76           671,078.76
     2007             350,000           319,178.76           669,178.76
     2008             360,000           306,928.76           666,928.76
     2009             370,000           293,428.76           663,428.76
     2010             385,000           278,998.76           663,998.76
     2011             400,000           263,213.76           663,213.76
     2012             415,000           246,713.76           661,713.76
     2013             435,000           229,076.26           664,076.26
     2014             455,000           209,936.26           664,936.26
     2015             475,000           189,461.26           664,461.26
     2016             495,000           167,492.50           662,492.50
     2017             520,000           143,732.50           663,732.50
     2018             545,000           118,382.50           663,382.50
     2019             570,000            91,132.50           661,132.50
     2020             595,000            62,632.50           657,632.50
     2021             630,000            32,287.50           662,287.50
                  -----------       --------------      ---------------
     Totals       $ 8,525,000       $ 4,591,285.81      $ 13,116,285.81

      In addition, the Water District currently has one series of general obligation bonds outstanding, which are not payable from Revenues. See Appendix A--"FINANCIAL STATEMENTS OF THE WATER DISTRICT."

      Future Water District Indebtedness. The Water District's Domestic Master Plan provides for $27 million in improvements to the Water System as well as an allocation $13.2 million for replacement projects. These improvements and replacements are projected to be funded through a combination of developer impact fees, property taxes and financing. Developer Fees relating to these projects are anticipated to be approximately $13.2 million. Property taxes are projected at $15 million. This leaves $12 million to be financed by the Water District through water rates. The Water District issued the first series of debt in April 2002 resulting in net proceeds of $7.75 million. In addition, the Water District currently anticipates incurring approximately $2.7 million in debt in Fiscal Year 2007-08, and $2 million in Fiscal Year 2010-11 to finance the completion of capital facilities under the Domestic Master Plan. Such debt would be on a parity with the 2002 Certificates of Participation and, to the extent the Lease Payments required under the Lease Agreement exceed the Maintenance and Operation Cap, on a parity with the Lease Payments. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS--Lease Payments" and "--Pledge of Revenues." It is possible that the Water District could issue more or less debt than currently anticipated.

HISTORIC OPERATING RESULTS

      The following table sets forth a summary of Water System operating results of the Water District for the last five Fiscal Years. The information set forth in the table has been derived by the Water District from its audited financial statements for such Fiscal Years 1997-98 through 2000-01 and its unaudited financial statements for Fiscal Year 2001-02, but excludes certain non-cash items and certain other adjustments. Copies of the audited financial statements of the Water District for Fiscal Years ended June 30, 2001 and 2000, including the unqualified opinion letters of Moreland & Associates, Inc. (the "Auditor") are included as Appendix A hereto. The following summary for the Fiscal Years ended June 30 for the years indicated is qualified in its entirety by reference to such statements for such years, including the notes thereto. See also "--Management Discussion and Analysis" below for managements' analysis of Table No. 8. The Auditor has not reviewed the information set forth in the following table.

                  [Remainder of page intentionally left blank.]

                                   TABLE NO. 8
                        CAPISTRANO VALLEY WATER DISTRICT
                      HISTORICAL REVENUES AND EXPENDITURES

                                                            Fiscal Year Ended June 30,
                                         1998/(1)/      1999/(1)/      2000/(1)/      2001/(1)/      2002/(2)/
                                       ------------   ------------   ------------   ------------   ------------
OPERATING REVENUES

 Charges for Services/(3)/             $  5,200,256   $  5,705,782   $  6,360,246   $  5,923,062   $  6,625,573
 Development Service Charges/(4)/            28,316         10,667         40,945         61,068         13,995
 Other Income/(5)/                          139,541         99,932        321,444          8,097        156,684
                                       ------------   ------------   -----------    ------------   ------------
   Total Operating Revenues            $  5,368,113   $  5,816,381   $  6,722,635   $  5,992,227   $  6,796,252

OPERATING EXPENSES
 Total Operation and Maintenance
  Expenses/(6)/                        $  6,496,935   $  7,337,488   $  7,736,030   $  8,228,985   $  8,151,971

Net Water System Revenues                (1,128,822)    (1,521,107)    (1,013,395)    (2,236,758)    (1,355,719)

Non-Operating Revenues/(7)/               1,078,961      1,167,743      2,143,592      1,918,579        963,146

Depreciation on Contributed Assets          178,753        178,753        178,825        177,252        177,252

Net Revenues                           $    128,892   $   (174,611)  $  1,309,022   $   (140,927)  $   (215,321)

----------
/(1)/  Derived from Water District's audited financial statements.
/(2)/ Derived from Water District's unaudited financial statements for Fiscal Year 2001-02.
/(3)/ Includes revenue from water sales, customer service charges, sewer collection fees, late payments and bad check charges.
/(4)/  Includes turn on/off charges and meter installation.
/(5)/  Includes bad debt, other revenues.
/(6)/ Includes water purchase and production, water operation and maintenance, general and administrative, amortization and other expenses.
/(7)/ Includes investment income, capital improvement fees, property taxes, grant revenues and gain on sale of property, less interest expense and loss on joint venture.

Source:   The Water District.

MANAGEMENT DISCUSSION AND ANALYSIS

      The following discussion relates to certain information shown in Table No. 8.

      Charges for Services. Except for Fiscal Year 2000-01, water sale revenues have increased annually from 1998 due to higher demand as a result of drought conditions in the area and rate increases which began in December 1999. In Fiscal Year 1999-00, water sales increased dramatically due to unusually hot weather. In Fiscal Year 2000-01, although still very little rainfall, the weather was unusually cool and water sales declined. Normal weather patterns brought usage back up in 2002.

      Other Operating Revenues. Development related revenues fluctuate with development. Other income, which includes various reimbursements was unusually high in Fiscal Year 1999-00 due to a release of funds held as part of the Orange County bankruptcy. In 2002, a MWD rebate increased other income.

      Operating Expenses. Operating Expenses have increased more than the average of 3.5% from Fiscal Year 1997-98 to Fiscal Year 2001-02 primarily due to an increase in water purchases, increased power costs and increased staff costs. The Water District is in the fourth year of a drought. This year being the driest year on record for the area. With the severe drop in rainfall, the Water District has increased its import from 84% to 91% in the last five years. This has resulted in additional cost above normal increases of $255,000.

      In June 2000, San Diego Gas and Electric increased the cost of power within the Water District by 75%. This resulted in an increase in power costs of approximately $250,000. In November 2001, these rates were reduced, however the Water District's power costs are still $150,000 than previously anticipated. See also "--California Electricity Market" below.

      In Fiscal Year 2000-01, the Water District added two new employees for a total of $150,000 to provide administrative and engineering support to the Water System.

      Non-Operating Revenues. Property taxes have increased consistently each year, while development revenues are tied to the housing market. Fiscal Years 1999-00 and 2000-01 included property sales and large fees from a 150 home development.

PROJECTED OPERATING RESULTS

      Estimated projected operating results (on a cash basis) for the Water District for the current and next four Fiscal Years are set forth below. Certain assumptions have been made by the Water District in the development of the projections. Many of these assumptions are reflected in the footnotes accompanying the projections. While the Water District believes its assumptions are reasonable, there can be no assurance that the assumed conditions will in fact occur. The forecasts constitute forward looking statements and are subject to the cautions described on the inside cover page of this Official Statement. The Water District's projections may be affected (favorably or unfavorably) by unforeseen future events. Therefore, the results projected below are not to be construed as representations of fact nor a guarantee of future performance.

                  [Remainder of page intentionally left blank.]

                                   TABLE NO. 9
                        CAPISTRANO VALLEY WATER DISTRICT
                           PROJECTED OPERATING RESULTS
                      FISCAL YEARS 2002-03 THROUGH 2006-07

                                                                             Fiscal Year Ending June 30,

                                                        2003/(1)/      2004/(2)/       2005/(2)/       2006/(2)/       2007/(2)/
                                                     --------------   ------------   -------------   -------------   -------------
OPERATING REVENUES:
Water Commodity/Service Charge/(3)/                   $   7,066,764    $ 7,405,880    $  8,856,656   $   9,281,665   $   9,515,099
Sewer Service Charge                                        102,973        104,518         106,085         107,677         109,292
Other                                                        29,300         29,740          30,186          30,638          31,098
Development Service Charge/(4)/                              23,775         60,222          60,316          60,412          60,509
Other Income/(5)/                                             4,000          4,060           4,121           4,183           4,245
                                                     --------------   ------------   -------------   -------------   -------------
     Total Revenues                                       7,226,812      7,604,419       9,057,364       9,484,575       9,720,243

OPERATING EXPENSES:
Total Operations and Maintenance Expenses/(6)/            7,792,914      8,065,666       9,408,468       9,725,339      10,031,597
Plus Operating Depreciation/(7)/                            833,114        862,273         892,453         923,688         956,017
                                                     --------------   ------------   -------------   -------------   -------------

Net Water System Revenues                                   267,012        401,026         541,349         682,925         644,663

NON-OPERATING REVENUES:
Developer Revenues                                          380,111        387,713         395,467         403,377         411,444
Property Taxes/(8)/                                         586,924        550,000         561,000         572,220         583,664
Interest Rentals                                             76,025         77,165          78,323          79,498          80,690
Other/(9)/                                                  (42,794)         3,553           3,606           3,660           3,715
                                                     --------------   ------------   -------------   -------------   -------------
     Total Non-Operating Revenues/(10)/                   1,000,266      1,018,431       1,038,396       1,058,754       1,079,514

Net Revenues Available for Debt Service                   1,267,278      1,419,458       1,579,745       1,741,679       1,724,177

Debt Service on 2002 Certificates of Participation         (559,071)      (644,708)       (638,596)       (637,221)       (635,496)

Net Revenues Available after Debt Service             $     708,207    $   774,750    $    941,149   $   1,104,458   $   1,088,681
                                                     ==============   ============   =============   =============   =============

Debt Service Coverage Ratio                                     227%           220%            247%            273%            271%

----------
/(1)/  Derived from Water District's Fiscal Year 2002-03 Adopted Budget.
/(2)/ Charges for service based on 1.5% annual growth and rate schedule adopted October 2, 2001. See "THE WATER DISTRICT--Rates and charges; Collection." Non-operating revenues increased by 2.0%. Expenses inflated by 3.5%.
/(3)/ Fiscal Years 2004-05 through 2006-07 include additional amounts related to the proposed Groundwater Recovery Plant.
/(4)/  Includes turn on/off charges and meter installation.
/(5)/  Includes bad debt and other revenues.
/(6)/ Includes water purchase and production, water operation and maintenance, general and administrative, and amortization other expenses. Also, Fiscal Year 2004-05 through Fiscal Year 2006-07 include additional expenses related to the Groundwater Recovery Plant. The Groundwater Recovery Plant costs include the Lease Payments under the Lease Agreement.
/(7)/  Assumes 3.5% rate of growth in operating depreciation.
/(8)/ Fiscal Year 2002-03 includes voter approved property tax revenue to pay debt services and expenses on general existing obligation bonds.
/(9)/ Fiscal Year 2002-03 includes debt service and expenses on existing general obligation bonds.
/(10)/ Includes investment income, capital improvement fees, property taxes, grant revenues and gain on sale of property, less interest expense and loss on joint venture.

Source: The Water District.

WATER SYSTEM INSURANCE

      The City is a member of the California Joint Powers Insurance Authority (the "JPIA"). Under the Water District's contractual agreement for maintenance and operations, the Water District falls under the City's coverage through the JPIA. General Liability protection for each member is $50,000,000 per occurrence and $50,000,000 annual aggregate. Property insurance coverage is $100,000,000. The insurance coverage is an all-risk property protection program of the JPIA. Blanket employee dishonesty and public official bonds are also provided through the JPIA. These coverages extend to the Water District operations as well. Worker's Compensation Insurance is carried by the State Compensation Fund for work-related injuries. During the past three Fiscal Years none of the above programs have had settlements or judgments that exceeded pooled or insured coverage. There have been no significant reductions in pooled or insured liability coverage from coverage in the prior year.

      The Lease Agreement requires that the Water District procure and maintain insurance on the Project with responsible insurers at reasonable cost in such amount and against such risks (including damage to or destruction of the Service Contract Project Improvements) as are usually covered in connection with facilities similar to the Service Contract Project Improvements, but not less than the lesser of the full replacement cost or the principal amount of Bonds then outstanding, so long as such insurance is available from reputable insurance companies. See Appendix C--"DEFINITIONS AND SUMMARY OF CERTAIN PROVISIONS OF PRINCIPAL FINANCING DOCUMENTS--LEASE AGREEMENT--INSURANCE AND CONDEMNATION--Insurance."

EMPLOYEE BENEFITS

      On July 1, 1997, the Water District entered into an operations and maintenance agreement with the City wherein the City assumed the daily operational and maintenance management functions of the Water District. Subsequently, all Water District employees became full-time employees of the City. All full-time employees of the City, including those serving the Water District, are eligible to participation in the Orange County Employees Retirement System ("OCERS"). OCERS provides retirement, regular disability, and survivor benefits for miscellaneous and safety group employees. All benefits vest after five years. The benefit provisions and all other requirements are established by State statutes. The payroll charged to the Water District for employees covered by OCERS for the year ended June 30, 2002, was $1,515,882. Total payroll was $6,013,990. Employees are required to contribute approximately 7% of their annual salary to OCERS. The City pays its portion, the employee portion for management and executive employees, and up to 5.6% of the employees portion for classified employees.

CALIFORNIA ELECTRICITY MARKET

      General. Beginning in the Spring of 2000, the California energy market experienced a severe imbalance between the supply of, and the demand for, electricity causing the wholesale price of electricity to increase dramatically. Due to a combination of mild weather, reduced natural gas prices, conservation efforts, delays in power plant shutdowns for scheduled maintenance and the introduction of a number of new power plants, the price of electricity in California has stabilized since June, 2001. The imbalance of supply and demand had its most significant impact on the short-term or spot market for the purchase of electricity and so has had a material, adverse effect on the three major California investor-owned electric utilities, Pacific Gas and Electric Company ("PG&E"), Southern California Edison Company ("SCE") and San Diego Gas and Electric Company ("SDG&E" and collectively with PG&E and SCE the "California IOUs") which had to purchase their electric requirements in excess of their own generation capacity as a result of the California electric industry deregulation plan. As a result of the situation, the California IOUs experienced severe financial difficulties, the California Department of Water Resources ("DWR") has become a substantial supplier of electricity to the retail customers of the California IOUs, state legislation has been enacted to stabilize the bills of SDG&E customers, the rates of PG&E and SCE customers have been substantially increased by the California Public Utilities Commission (the "CPUC"), the Federal Regulatory Energy Commission ("FERC") has instituted price caps on the price of wholesale electric energy and proceedings with respect to potential refunds on wholesale power purchases, and a State agency has been created to increase electric generation and transmission facilities serving California, including State-owned facilities. To pay the costs of DWR's purchases of electricity, the State has extended unsecured loans from the State General Fund. The State has also authorized the issuance of up to $13.4 billion of revenue bonds by DWR to reimburse such expenditures and to provide funds for additional electricity purchases.

      The California IOUs are net buyers of electricity. Following the deregulation of the California energy markets under Assembly Bill 1980 (Chapter 854 of the Laws of 1996) ("AB 1890"), the California IOUs were purchasing electricity at fluctuating short-term and spot wholesale prices while the retail prices that they could charge their residential and small business customers were capped at specified levels. During portions of 2000 and 2001, the market price of electricity in California significantly exceeded such capped prices. Under this structure, the creditworthiness of PG&E and SCE deteriorated to the point they could no longer purchase electricity, and ultimately defaulted on many of their obligations. Because the creditworthiness of the California Independent System Operator Corporation (the "ISO"), the Independent System Operator for the California IOU's transmission facilities under AB 1890, and the California Power Exchange Corporation (the "PX"), the clearinghouse for electric energy sales and purchases under AB 1890, were directly tied to that of the California IOUs, the ISO suffered a substantial downgrade of its creditworthiness and the PX ultimately filed for bankruptcy protection. In April 2001, PG&E filed for voluntary protection under Chapter 11 of the federal Bankruptcy Code and those proceedings are ongoing. Bankruptcies involving large and complex organizations may take several years to reach conclusion. The potential for SCE to declare bankruptcy subsided following an October 2001 settlement reached with the CPUC that permits SCE to recover from its customers a substantial portion of its accumulated debts.

      In January 2001, California Governor Gray Davis proclaimed a state of emergency to exist in California and ordered the California Department of Water Resources to purchase electric power as necessary to assist in mitigating the effects of the emergency. DWR's commitments for electric power purchases through January 31, 2002 aggregated approximately $14 billion. DWR has announced plans to issue approximately $12 billion of revenue bonds to fund its very substantial power purchase program and to reimburse the State's General Fund for previous purchases. The revenue bonds are to be repaid from a dedicated revenue stream derived from retail end use customer payments for DWR electricity. DWR sold $4.25 billion of the tax-exempt bonds on October 23, 2002, $6.3 billion of tax-exempt bonds on November 5, 2002, and $700 million of taxable bonds on November 7, 2002.

      A number of lawsuits have been filed concerning various aspects of the recent and current energy situation. In addition, state and federal authorities are conducting investigations and other proceedings concerning various aspects of the energy situation. These include, for example, disputes over rates set by the CPUC, investigations by FERC and the California Senate Select Committee to Investigate Price Manipulation of the Wholesale Energy Markets into alleged overcharging for the sale of electricity (including sales by municipal utilities), responsibility for electricity and natural gas purchases made by the California IOUs and the ISO and antitrust and fraud claims against various parties.

      As a result of DWR executing numerous long-term agreements to purchase electricity and other factors, the volatility of the cost of electricity for California IOU customers has been reduced because smaller amounts of power are now being purchased from the short-term market. In addition, certain conservation measures during the height of the electricity crisis in California were successful. However, some of the applications to build additional power plants have been withdrawn. Many power plant developers are experiencing financial difficulties and are reviewing the timing and economic feasibility of building additional power plants in California. In addition, progress on new transmission line projects within California has been slow. As a result of the foregoing, no assurance can be given that measures undertaken during the last two years, together with measures to be taken in the future, will be sufficient to prevent similar or other energy problems from occurring again in California.

      Effect on the Water District. The Water District is supplied with electricity and gas by a California IOU, SCE. To date, the Water District has not experienced any significant power shortages, and there has not been any disruption in service by the Water District. Further, the Water District currently has sufficient self-generating resources to provide water and wastewater services to domestic customers in the event of the occurrence of more significant power shortages. However, power outages may cause difficulties in receiving an adequate water supply and thus increase the cost of water. Moreover, the operation of the Groundwater Recovery Plant will significantly increase the Water District's electricity needs, although the DB/Operator (during the term of the Service Contract) has guaranteed that electricity usage and demand will not exceed certain levels and has agreed, subject to certain limitations, to pay or credit to the Water District the cost of any usage in excess of such level. See Appendix D--"SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT-- Operation and Management--Electricity Supply, Payment and Utilization." No assurance is given that any future significant reduction or loss of power would not materially adversely affect the operations of the Water District.

      Energy costs account for approximately 4.0% of the Water District's total budget and are incurred to pump both groundwater and imported water supplies to various pumping elevations located throughout the Water District. The Water District's energy costs were $491,887.05 in Fiscal Year 2000-2001 and $259,030.45 in Fiscal Year 2001-2002, and the Water District estimates its energy costs will total approximately $300,000 in Fiscal Year 2002-2003. The Water District has adopted average water rate increases for domestic and industrial customers of approximately 1% for Fiscal Year ending June 30, 2002 to fund increased electric energy and natural gas costs. The Water District believes that anticipated increased energy costs will not materially adversely affect the Water District's financial condition. However, the Water District cannot guarantee that prices for electricity or gas will not increase more than anticipated which could materially adversely affect the Water District's financial condition or that additional increases in water rates or other charges imposed by the Water District will not be proposed. Such increases in water rates and such other charges, however, are not subject to approval by any public agency other than the Water District or the customers of the Water District.

SECURITY OF THE SYSTEM

      Military conflicts and terrorist activities may adversely impact the operations and finances of the Water District. On September 11, 2001, terrorist attacks occurred in New York City and Washington D.C. and resulted in significant damage and casualties. The Water District is unable to determine the precise effect of such events, if any, on, among other things, the Water District's current and future budgets, revenues, available reserves and additional safety and security expenditures.

      MWD has reported that it has increased ground and air patrols of the Colorado River Aqueduct. In addition, MWD has increased the frequency of monitoring and testing at all treatment plants in addition to various sites along the Colorado River Aqueduct. Although MWD has constructed redundant systems and other safeguards, no assurance can be given that a terrorist attack against MWD's facilities would not impair MWD's ability to deliver water to its customers through the Colorado River Aqueduct or the State Water Project.

      The Water District's system is subject to safety and security inspections on a continuing basis as part of the Water District's normal operations and additional security measures have recently been implemented. The Water District's drinking water distribution system is a closed system with no open storage facilities and water from Vail Lake is taken only when available. Water storage reservoirs are fenced, locked and equipped with intrusion alarms to notify operating personnel if unauthorized access is attempted at a reservoir or other facility. Facilities are patrolled by Water District staff on a regular basis to prevent intruders. The Water District believes that these safety and security measures are adequate to address potential threats to the system. However, the Water District does not guarantee that such safety and security measures will be adequate in the event that terrorist activities are directed against the system. See "--Water System Insurance" herein. For information regarding the security plan for the Service Contract Project Improvements, see Section 6.3 of the Independent Engineer's Report entitled "-- Security Plan" attached hereto as Appendix G.

INVESTMENT OF WATER DISTRICT FUNDS

      All funds held by the Water District are invested in accordance with the Water District's investment policy (the "Investment Policy"). The primary objectives of the Investment Policy, in priority, are safety of principal, liquidity, and yield. The comprehensive Investment Policy was first adopted by the Water District in March, 1997, last amended in May, 1997, and, as required by California law, last approved on October 1, 2002. The Water District has covenanted in the Installment Purchase Agreement to invest amounts held in the Revenue Fund in certain Permitted Investments defined to mean any of the following which at the time are legal investments under the laws of the State of
California:

      (i) cash, or direct obligations of (including obligations issued or held in book-entry form on the books of) the Department of the Treasury of the United States of America,

      (ii) obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including the Export-Import Bank; Farm Credit System Financial Assistance Corporation; Farmers Home Administration; General Services Administration; United States Maritime Administration; Small Business Administration; Government National Mortgage Association (GNMA); United States Department of Housing & Urban Development (PHA's); and Federal Housing Administration;

      (iii) senior debt obligations rated "AAA" by Standard & Poor's and "Aaa" by Moody's issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and senior debt obligations of other government sponsored agencies approved by the Insurer;

      (iv) U.S. dollar denominated deposit accounts, federal funds and banker's acceptances with domestic commercial banks (including the Trustee or any of its affiliates) which have a rating on their short-term certificates of deposit on the date of purchase of "A-l" or "A-1+" or "P-1+" by Standard & Poor's and "P-l" by Moody's and maturing no more than 360 days after the date of purchase. (Ratings on holding companies are not considered as the rating of the bank);

      (v) commercial paper which is rated at the time of purchase in the single highest classification, "A-1+" by Standard & Poor's and "P-l" by Moody's and which matures not more than 270 days after the date of purchase;

      (vi) investments in a money market fund rated "AAAm" or "AAAm-G" or better by Standard & Poor's;

      (vii) pre-refunded Municipal Obligations defined as follows: any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and (a) which are rated, based on an irrevocable escrow account or fund (the "escrow"), in the highest rating category of Standard & Poor's and Moody's or any successors thereto; or (b)
              (i) which are fully secured as to principal and interest and redemption premium, if any, by an escrow consisting only of cash or the other obligations described in paragraph (i) above, which escrow may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (ii) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;

      (viii) investment agreements approved in writing by the municipal bond insurer of the 2002 Certificates of Participation with notice to Moody's and Standard & Poor's;

      (ix) other forms of investments (including repurchase agreements) approved in writing by the municipal bond insurer of the 2002 Certificates of Participation with notice to Moody's and Standard & Poor's; and

      (x)     the State of California Local Agency Investment Fund.

      All investments, including the Permitted Investments and those authorized by law from time to time for investments by public agencies, contain a certain degree of risk. Such risks include, but are not limited to, a lower rate of return than expected and loss or delayed receipt of principal. See the audited financial statements of the Water District for a description of the Water District's investments at June 30, 2001 which are attached hereto as Appendix A.

      The Water District's Investment Policy may be changed at any time by the Board of Directors (subject to the State law provisions relating to authorized investments) and as the California Government Code is amended. There can be no assurance, therefore, that the State law and/or the Investment Policy will not be amended in the future to allow for investments which are currently not permitted under State law or the Investment Policy or that the objectives of the Water District with respect to investments or its investment holdings at any point in time will not change.

                                   TAX MATTERS

      In the opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California, Bond Counsel, under existing statutes, regulations, rulings and judicial decisions, interest on the Bonds is excluded from gross income for federal income tax purposes, and is not an item of tax preference for purposes of calculating the federal alternative minimum tax imposed on individuals and corporations. In the further opinion of Bond Counsel, interest on the Bonds is exempt from State of California personal income tax. Bond Counsel notes that, with respect to corporations, interest on the Bonds may be included as an adjustment in the calculation of alternative minimum taxable income which may affect the alternative minimum tax liability of corporations.

      In addition, the difference between the issue price of a Bond (the first price at which a substantial amount of the Bonds of a maturity is to be sold to the public) and the stated redemption price at maturity with respect to the Bond constitutes original issue discount. Original issue discount accrues under a constant yield method, and original issue discount will accrue to a Bondowner before receipt of cash attributable to such excludable income. The amount of original issue discount deemed received by a Bondowner will increase the Bondowner's basis in the applicable Bond. The amount of original issue discount that accrues to the owner of the Bond is excluded from gross income of such owner for federal income tax purposes, is not an item of tax preference for purposes of the federal alternative minimum tax imposed on individuals and corporations, and is exempt from State of California personal income tax.

      Bond Counsel's opinion as to the exclusion from gross income of interest on the Bonds (and original issue discount) is based upon certain representations of fact and certifications made by the Water District and others and is subject to the condition that the Water District complies with all requirements of the Internal Revenue Code of 1986, as amended (the "Code"), that must be satisfied subsequent to the issuance of the Bonds to assure that interest on the Bonds (and original issue discount) will not become includable in gross income for federal income tax purposes. Failure to comply with such requirements of the Code might cause the interest on the Bonds (and original issue discount) to be included in gross income for federal income tax purposes retroactive to the date of issuance of the Bonds. The Water District has covenanted to comply with all such requirements.

      Bond Counsel's opinions may be affected by actions taken (or not taken) or events occurring (or not occurring) after the date hereof. Bond Counsel has not undertaken to determine, or to inform any person, whether any such actions or events are taken or do occur. The Trust Agreement and the Tax Certificate relating to the Bonds permit certain actions to be taken or to be omitted if a favorable opinion of Bond Counsel is provided with respect thereto. Bond Counsel expresses no opinion as to the exclusion from gross income of interest on the Bonds (and original issue discount) for federal income tax purposes with respect to any Bond if any such action is taken or omitted based upon the advice of counsel other than Stradling Yocca Carlson & Rauth.

      Although Bond Counsel has rendered an opinion that interest (and original issue discount) on the Bonds is excluded from gross income for federal income tax purposes provided that the Water District continues to comply with certain requirements of the Code, the ownership of the Bonds and the accrual or receipt of interest (and original issue discount) with respect to the Bonds may otherwise affect the tax liability of certain persons. Bond Counsel expresses no opinion regarding any such tax consequences. Accordingly, before purchasing any of the Bonds, all potential purchasers should consult their tax advisors with respect to collateral tax consequences relating to the Bonds. A copy of the proposed form of opinion of Bond Counsel is attached hereto as Appendix F.

                             INDEPENDENT ACCOUNTANTS

      The financial statements of the Water District for the Fiscal Years ended June 30, 2001 and 2000, attached hereto as Appendix A to this Official Statement have been audited by Moreland & Associates, Inc., independent auditors, as set forth in their report, dated November 2, 2001.

                                     RATING

      Standard & Poor's has assigned a rating of "AAA" to the Bonds based upon the issuance of the Policy by the Bond Insurer. Such rating reflects only the views of such organization and any desired explanation of the significance of such rating should be obtained from such rating agency, at the following addressee: Standard & Poor's Ratings Group, 25 Broadway, New York, New York 10004. Such rating is not a recommendation to buy, sell or hold the Bonds. Generally, a rating agency bases its rating on the information and materials furnished to it and on investigations, studies and assumptions of its own. There is no assurance that such rating will continue for any given period of time or that such rating will not be revised downward or withdrawn entirely by the rating agency, if in the judgment of such rating agency, circumstances warrant. Any such downward revision or withdrawal of such rating may have an adverse effect on the market price or marketability of the Bonds.

                              CERTAIN LEGAL MATTERS

      The validity of the Bonds and certain other legal matters are subject to the approving opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California, Bond Counsel. The form of opinion Bond Counsel proposes to render is attached as Appendix F. Certain other legal matters will be passed upon for the Authority by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California; for the Water District and the City by John R. Shaw, Esq., San Juan Capistrano, California, City Attorney and General Counsel to the Water District, and by Hawkins, Delafield & Wood, New York, New York, Special Counsel to the City and the Water District; and for the Underwriter by its counsel, Orrick, Herrington & Sutcliffe LLP.

                                   LITIGATION

      To the knowledge of their respective officers, there is no controversy of any nature now pending or threatened against the Authority, the Water District or the City which seeks to restrain or enjoin the sale, issuance, execution or delivery of the Bonds or which in any way contests or affects the validity or enforceability of the Bonds or any proceedings of the Authority, the Water District or the City taken with respect to the issuance, delivery or sale thereof, or the pledge or application of any moneys or security provided for the payment of the Bonds, the use of the Bond proceeds or the existence or powers of the Authority, the Water District or the City relating to the issuance and delivery of the Bonds. There is no litigation pending concerning the corporate existence of the Authority, the Water District or the City, or the title of their officers to their respective offices, and there is no litigation pending against the Water District which would have a material adverse effect upon the operations of the Water District or the Revenues of the Water District.

      Except as provided below, there is no controversy or litigation of any nature now pending against either the Company or the Guarantor or, to the knowledge of any of their respective officers, threatened, wherein an unfavorable decision, ruling or finding is reasonably likely and would materially adversely affect the operations or financial conditions of the Company or the Guarantor. The Company recently received notice of a wrongful death claim filed against it for $60 million in connection with the death of a 52-year old man, which death is alleged to be from chlorine gas exposure. The Company denies any responsibility therefor, and the Company's insurer has assumed responsibility for defending the claim. The Company believes that any direct exposure it may have in respect of this claim would be immaterial to its operations or financial condition.

                                  UNDERWRITING

      The Bonds are to be purchased by Lehman Brothers Inc., as Underwriter, at a price which includes an underwriter's discount of $946,169.36. The Underwriter is committed to purchase all the Bonds if any are purchased. The Underwriter may offer and sell the Bonds to certain dealers (including depositing the Bonds into investment trusts) and others at prices lower than the offering prices stated on the inside cover page of this Official Statement. After the initial public offering, the public offering prices of the Bonds may be changed from time to time by the Underwriter.

                              CONTINUING DISCLOSURE

      The Authority has determined that no financial or operating data concerning the Authority is material to an evaluation of the offering of the Bonds or to any decision to purchase, hold or sell the Bonds and the Authority will not provide any such information. The Water District has undertaken all responsibilities for any continuing disclosure to Bondowners as described below, and the Authority will have no liability to the Bondowners of the Bonds or any other person with respect to Securities and Exchange Commission Rule 15c2-12 under the Securities Exchange Act of 1934 ("Rule 15c2-12").

      The Water District has agreed to provide, or cause to be provided, to each nationally recognized municipal securities information repository and any public or private repository or entity designated by the State as a state repository for purposes of Rule 15c2-12 certain annual financial information and operating data and, in a timely manner, notice of certain material events. For a complete listing of items of information which will be provided in the Annual Report, see Appendix E--"FORM OF CONTINUING DISCLOSURE AGREEMENT." Such information is to be provided by the Water District not later than nine (9) months after the end of the Water District's Fiscal Year (which currently would be April 1), commencing with the report for the 2001-02 Fiscal Year. The Annual Report will be filed by the Trustee, acting as Dissemination Agent, on behalf of the Water District with each Nationally Recognized Municipal Securities Information Repository and with each State Repository, if any. These covenants have been made in order to assist the Underwriter in complying with Rule 15c2-12. The Water District has never failed to comply in all material respects with any previous undertakings with regard to said Rule to provide annual reports or notices of material events.

                            AVAILABILITY OF DOCUMENTS

      Copies of the Official Statement, the Service Contract, the Trust Agreement, the Lease Agreement, the Property Lease, the Continuing Disclosure Agreements, the Water District's audited financial statements and additional information relating to the Water District and the Bonds will be available, upon written request, from the office of the Administrative Services Director, 32400 Paseo Adelanto, San Juan Capistrano, California 92675.

                                  MISCELLANEOUS

      The purpose of this Official Statement is to supply information to prospective buyers of the Bonds. References are made herein to certain documents and reports that are brief summaries thereof that do not purport to be complete or definitive, and reference is made to such documents and reports for full and complete statement of the contents thereof.

                  [Remainder of page intentionally left blank.]

      Any statements in this Official Statement involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact. This Official Statement is not to be construed as a contract or agreement between the Water District or the Authority and the purchasers or holders of any of the Bonds. The preparation and distribution of this Official Statement have been authorized by the Water District and the Authority.

                                           SAN JUAN BASIN AUTHORITY

                                           By:         /s/ John Schatz
                                              ----------------------------------
                                                 President, Board of Directors

                                           CAPISTRANO VALLEY WATER DISTRICT

                                           By:        /s/ Diane Bathgate
                                              ----------------------------------
                                                Chairperson, Board of Directors

                      (This Page Intentionally Left Blank)

                                   APPENDIX A

                   FINANCIAL STATEMENTS OF THE WATER DISTRICT

                      (This Page Intentionally Left Blank)

                        CAPISTRANO VALLEY WATER DISTRICT

                             ANNUAL FINANCIAL REPORT

                             JUNE 30, 2001 AND 2000

                      (This Page Intentionally Left Blank)

                        CAPISTRANO VALLEY WATER DISTRICT
                             Annual Financial Report
                             June 30, 2001 and 2000

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Independent Auditors' Report                                                  1

Balance Sheets                                                                2

Statements of Revenues, Expenses and Changes in Retained Earnings             4

Statements of Cash Flows                                                      5

Notes to Financial Statements                                                 6

                      (This Page Intentionally Left Blank)

[LETTER HEAD OF MORELAND & ASSOCIATES, INC.]

November 2, 2001

The Board of Directors of the Capistrano Valley Water District

                          Independent Auditors' Report

We have audited the accompanying balance sheets of the Capistrano Valley Water District (District), a component unit of the City of San Juan Capistrano, as of June 30, 2001 and 2000, and the related statements of revenues, expenses and changes in retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the District's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Capistrano Valley Water District as of June 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                                                     Moreland & Associates, Inc.

                        CAPISTRANO VALLEY WATER DISTRICT
                                 Balance Sheets
                             June 30, 2001 and 2000

                                                                  2001            2000
                                                              ------------    ------------
                      ASSETS
Current Assets:
  Cash and investments (Note 2)                               $    843,537    $  2,794,613
  Customer receivables                                             979,880         896,615
  Property taxes receivable                                          7,513           9,260
  Grant receivables                                                 43,344          43,344
  Other receivables                                                186,462         243,203
  Inventory                                                        116,842          99,695
  Due from other agencies (Note 6)                                  97,500          97,500
  Prepaid insurance                                                                 11,999
                                                              ------------    ------------
          Total Current Assets                                   2,275,078       4,196,229
                                                              ------------    ------------
Restricted Assets (Note 2)
  Debt Service:
    Cash and investments                                           142,117          37,000
    Cash in County Treasury                                        110,389         121,412
                                                              ------------    ------------
          Total Restricted Assets                                  252,506         158,412
                                                              ------------    ------------
Noncurrent Assets:
  Due from other agencies (Note 6)                                 370,411         343,533
  Investment in joint venture (Note 8)                             181,868         198,634
                                                              ------------    ------------
          Total Noncurrent Assets                                  552,279         542,167
                                                              ------------    ------------
Utility Plant in Service (Note 3):
  Land                                                             151,732         233,651
  Distribution system                                           33,590,640      32,387,807
  Equipment                                                                        959,577
  Construction in progress                                       3,309,690       2,460,526
                                                              ------------    ------------
                                                                37,052,062      36,041,561
  Less accumulated depreciation                                 11,713,083      11,769,992
                                                              ------------    ------------
          Net Utility Plant in Service                          25,338,979      24,271,569
                                                              ------------    ------------
Other Assets:
  Capacity rights, net of accumulated amortization (Note 10)       539,982         551,034
                                                              ------------    ------------
          Total Assets                                        $ 28,958,824    $ 29,719,411
                                                              ============    ============

                                                                     (Continued)
See Accompanying Notes to Financial Statements.

                        CAPISTRANO VALLEY WATER DISTRICT
                           Balance Sheets (Continued)
                             June 30, 2001 and 2000

                                                             2001               2000
                                                        ---------------    ---------------
                      LIABILITIES AND FUND EQUITY

Current Liabilities Payable from Current Assets:
  Accounts payable and accrued liabilities              $       547,529    $       742,960
  Due to City of San Juan Capistrano (Note 12)                  172,347            172,027
  Other liabilities                                              27,448             28,698
                                                        ---------------    ---------------

          Total Current Liabilities
            Payable from Current Assets                         747,324            943,685
                                                        ---------------    ---------------

Current Liabilities Payable from Restricted Assets:
  Current portion of bonds payable (Note 4)                     150,000            145,000
  Accrued interest payable                                        4,519              7,840
                                                        ---------------    ---------------

          Total Current Liabilities
            Payable from Restricted Assets                      154,519            152,840
                                                        ---------------    ---------------

          Total Current Liabilities                             901,843          1,096,525

Long-Term Liabilities, Net of Current Portion:
  General obligation bonds payable (Note 4)                      45,000            195,000
                                                        ---------------    ---------------

          Total Liabilities                                     946,843          1,291,525
                                                        ---------------    ---------------

Fund Equity:
  Contributed capital, net (Note 11 )                         8,240,871          8,418,122
                                                        ---------------    ---------------
  Retained earnings (Note 7):
    Reserved for debt service                                    97,987              5,572
    Unreserved                                               19,673,123         20,004,192
                                                        ---------------    ---------------

          Total Retained Earnings                            19,771,110         20,009,764
                                                        ---------------    ---------------

          Total Fund Equity                                  28,011,981         28,427,886
                                                        ---------------    ---------------

          Total Liabilities and Fund Equity             $    28,958,824    $    29,719,411
                                                        ===============    ===============

                        CAPISTRANO VALLEY WATER DISTRICT
        Statements of Revenues, Expenses and Changes in Retained Earnings
                   For the Years Ended June 30, 2001 and 2000

                                                                  2001            2000
                                                              ------------    ------------
Operating Revenues:
  Water sales                                                 $  4,838,737       5,313,543
  Customer service charges                                         981,966         945,686
  Development service charges                                       61,068          40,945
  Sewer collection fees                                            102,359         101,017
  Other                                                              8,097         321,444
                                                              ------------    ------------
     Total Operating Revenues                                    5,992,227       6,722,635
                                                              ------------    ------------
Operating Expenses:
  Water purchase and production                                  3,617,196       3,944,555
  Water operations and maintenance                               3,402,729       2,590,719
  General and administrative                                       381,900         353,967
  Depreciation (Note 3)                                            804,941         824,969
  Amortization                                                      11,054          11,053
  Other expense                                                     11,165          10,767
                                                              ------------    ------------
     Total Operating Expenses                                    8,228,985       7,736,030
                                                              ------------    ------------
     Operating Loss                                             (2,236,758)     (1,013,395)
                                                              ------------    ------------
Non Operating Revenues (Expenses):
  Investment income                                                196,588         219,376
  Capital improvement fees                                         998,423       1,223,111
  Property taxes                                                   663,845         670,813
  Grant revenues                                                                   993
  Gain on sale of property                                          86,581          58,288
  Interest expense (Note 4)                                        (10,092)        (18,523)
  Loss on investment in joint venture (Note 8)                     (16,766)        (10,466)
                                                              ------------    ------------
     Total Nonoperating Revenues                                 1,918,579       2,143,592
                                                              ------------    ------------
     Net Income (Loss)                                            (318,179)      1,130,197

Depreciation on Contributed Assets (Note 11)                       177,252         178,825
                                                              ------------    ------------
     Increase (Decrease) in Retained Earnings                     (140,927)      1,309,022

Retained Earnings, Beginning of Period                          20,009,764      18,700,742
Residual Equity Transfer                                           (97,727)
                                                              ------------    ------------
Retained Earnings, End of Period                              $ 19,771,110    $ 20,009,764
                                                              ============    ============

See Accompanying Notes to Financial Statements.

                        CAPISTRANO VALLEY WATER DISTRICT
                            Statements of Cash Flows
                       Years Ended June 30, 2001 and 2000

                                                                  2001            2000
                                                              ------------    ------------
Cash Flows from Operating Activities:
  Operating loss                                              $ (2,236,758)   $ (1,013,395)
  Adjustments to reconcile operating loss to net cash
   provided (used) by operating activities:
     Depreciation and amortization                                 815,995         836,022
     (Increase) decrease customer receivables                      (83,265)        (91,289)
     (Increase) decrease other receivables                          58,488        (134,296)
     (Increase) decrease inventory                                 (17,147)         (9,198)
     (Increase) decrease other assets                               11,999          (6,699)
     (Increase) decrease due from other agencies                   (26,878)        125,953
     Increase (decrease) in deferred revenues                                     (213,214)
     Increase (decrease) accounts
      payable and accrued liabilities                             (195,431)        240,609
     Increase (decrease) other liabilities                          (1,250)          6,100
                                                              ------------    ------------
         Net Cash Provided (Used) by Operating Activities       (1,674,247)       (259,407)
                                                              ------------    ------------
Cash Flows from Noncapital and Related Financing Activities:
  Increase in amounts due to City of San Juan Capistrano
   (Note 12)                                                           320           5,188
  Property taxes                                                   665,590         670,813
  Grant revenues                                                                       993
                                                              ------------    ------------
         Net Cash Provided by Noncapital
          and Related Financing Activities                         665,910         676,994
                                                              ------------    ------------
Cash Flows from Capital and Related Financing Activities:
  Interest and fiscal agent payments on long-term borrowings       (13,413)        (22,482)
  Principal payments on long-term borrowing                       (145,000)       (183,000)
  Acquisition of property, plant and equipment                  (2,051,997)     (1,719,473)
  Proceeds from sale of property                                   166,754          58,288
  Capital improvement fees                                         998,423       1,223,111
                                                              ------------    ------------
         Net Cash (Used) by Capital
          and Related Financing Activities                      (1,045,233)       (643,556)
                                                              ------------    ------------
Cash Flows from Investing Activities:
  Interest payments received                                       196,588         219,376
                                                              ------------    ------------
         Net (Decrease) in
          Cash and Cash Equivalents                             (1,856,982)         (6,593)

Cash and Cash Equivalents, July 1                                2,953,025       2,959,618
                                                              ------------    ------------
Cash and Cash Equivalents, June 30                            $  1,096,043    $  2,953,025
                                                              ============    ============

The District had a noncash loss from an investment in the San Juan Basin Authority joint venture in an amount of $16,766 and $10,466 in the years ended June 30, 2001 and June 30, 2000, respectively, primarily due to depreciation. Equipment with a net book value of $97,727 was transferred to the City of San Juan Capistrano.

See Accompanying Notes to Financial Statements.

                        CAPISTRANO VALLEY WATER DISTRICT
                          Notes to Financial Statements
                             June 30, 2001 and 2000

1.    REPORTING ENTITY AND SIGNIFICANT ACCOUNTING POLICIES:

      a.    Reporting Entity:

            The Capistrano Valley Water District (the District) was formerly known as the Orange County Waterworks District No. 4 which was formed to serve the San Juan Capistrano area in 1930. The District was governed by the Orange County Board of Supervisors until 1970, when the District became a subsidiary district of the City of San Juan Capistrano. In July 1997, the District's operations were merged with the City of San Juan Capistrano. The employees of the District were transferred to the City and all services are provided to the District through a contractual agreement. The District still operates under the provisions of the California Water Code by which it was formed, but is now governed by a Board of Directors comprised of the five-member San Juan Capistrano City Council. The District also has a five-member Advisory Commission which makes recommendations to the Board of Directors on items such as the District's Budget. For financial reporting purposes, the District is included as a component unit of the City of San Juan Capistrano.

            The District provides water service for the City of San Juan Capistrano. Water is provided for residential, commercial, industrial, and agricultural uses, and also for fire fighting purposes.

      b.    Basis of Accounting:

            The District operates and reports as an enterprise fund utilizing the accrual method of accounting. Revenues are recognized when earned and expenses are recognized when incurred.

      c.    Investments:

            Effective July 1, 1997, the District adopted the provisions of Governmental Accounting Standards Board (GASB) Statement No. 31, "Accounting and Financial Reporting for Certain Investments and External Pools," which require governmental entities to report certain investments at fair value (quoted market price or the best available estimate thereof) in the balance sheet and recognize the corresponding change in the fair value of investments in the year in which the change occurred. In accordance with GASB Statement No. 31, the District has stated investments at fair value.

      d.    Cash Equivalents:

            For purposes of the statement of cash flows, the District considers all highly liquid investments (including restricted assets) to be cash equivalents.

                        CAPISTRANO VALLEY WATER DISTRICT
                    Notes to Financial Statements (Continued)
                             June 30, 2001 and 2000

      e.    Customer Receivables:

            The allowance for doubtful accounts is based upon collection experience with the customers. There were no allowances for doubtful accounts required at June 30, 2001 and June 30, 2000. Charges to bad debt expense were $8,277 and $8,542 for the years ended June 30, 2001 and June 30, 2000, respectively.

      f.    Inventory:

            Inventory, which consists principally of water meters and spare parts, is stated at the lower of cost or market.

      g.    Utility Plant in Service and Depreciation:

            Property, plant and equipment are stated at cost. Cost includes materials, direct labor, and such indirect items as engineering and supervision, employee fringe benefits and interest during construction on borrowed funds related to plant under construction. Contributed facilities are recorded at the estimated cost of construction and/or the face amount of construction bonding secured by the developers.

            Depreciation is recorded on the straight-line basis over the estimated useful lives of the related assets, which range from 3-60 years.

      h.    Contributed Capital:

            Contributed capital is recorded for assets donated to the District funded by developers or governmental grants received for capital outlay in accordance with GASB Statement No. 33, effective July 1, 2000. Depreciation is charged to operations and later reclassified to contributed capital.

      i.    Grant Accounting:

            Grants receivable and revenue are recorded when they are earned. This occurs after the District has incurred an expense reimbursable through a grant. Accordingly, when the District receives money in advance of grant expenses it records deferred grant revenue.

      j.    Property Tax Calendar:

            Property taxes are levied by the County of Orange on assessed valuations each January 1 and become a lien on the property assessed on that date. Taxes on the secured rolls are payable in two installments each November 1 and March 1 and become delinquent on December 10 and April 10, respectively. Taxes on unsecured property are assessed

                        CAPISTRANO VALLEY WATER DISTRICT
                    Notes to Financial Statements (Continued)
                             June 30, 2001 and 2000

            taxes are collected by the County of Orange Tax Collector and are apportioned to participating agencies in accordance with a prearranged schedule of apportionments.

      k.    Insurance:

            The District insurance coverage is provided in conjunction with the City of San Juan Capistrano. Information related to the insurance program can be found in the notes to the general purpose financial statements of the City of San Juan Capistrano.

      l.    Estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2.    CASH AND INVESTMENTS

      Cash and investments at June 30, 2001 and 2000 are reported in the accompanying balance sheet as follows:

                                              June 30, 2001      June 30, 2000
                                              -------------      -------------
      Cash and investments                    $     843,537      $   2,794,613
        Restricted Assets:
          Debt service -
            Cash and investments                    142,117             37,000
            Cash in County Treasury                 110,389            121,412
                                              -------------      -------------
              Total                           $   1,096,043      $   2,953,025
                                              =============      =============

      Authorized Investments:

      Under provisions of the District's Investment Policy, and in accordance with Section 53601 of the California Government Code, the District may invest in the following types of investments:

            Securities of the U.S. Government, or its agencies
            California Local Agency Investment Fund demand deposits (LAIF) Repurchase Agreements up to a one year term with certain collateral requirements
            Taxable or tax-exempt warrants, notes, bonds or similar evidences of indebtedness of the State of California

      Classification of Deposits and Investments By Credit Risk:

                        CAPISTRANO VALLEY WATER DISTRICT
                    Notes to Financial Statements (Continued)
                             June 30, 2001 and 2000

      Classification of Deposits and Investments By Credit Risk:

      Deposits and investments are classified into three categories of credit risk. These categories are as follows:

      Deposits:

      Category 1 - Deposits which are insured by the Federal Deposit Insurance
                   Corporation (FDIC).

      Category 2 - Deposits which are collateralized. The California Government
                   Code requires California banks and savings and loan associations to secure the District's deposits by pledging government securities with a value of 110% of the District's deposits. California law also allows financial institutions to secure District deposits by pledging first deed mortgage notes having a value of 150% of the District's total deposits. The District Treasurer may waive the collateral requirement for deposits which are fully insured up to $100,000 by the FDIC. The collateral for deposits in federal and state chartered banks is held in safekeeping by an authorized Agent of Depository recognized by the State of California Department of Banking. The collateral for deposits with savings and loan associations is generally held in safekeeping by the Federal Home Loan Bank in San Francisco, California as a third-party trustee. These securities are physically held in an undivided pool for all California public agency depositors. Under government Code Section 53655, the placement of securities by a bank or savings and loan association with an "Agent of Depository" has the effect of perfecting the security interest in the name of the local government agency. Accordingly, all collateral held by California Agents of Depository are considered to be held for, and in the name of, the local governmental agency.

      Category 3 - Deposits which are uninsured or uncollateralized.

      Investments:

      Category 1 - Investments which are insured by the Securities Investors
                   Protection Corporation (SIPC), or investments which are held in definitive (i.e. physical) form by the District or the District's agent in the District's name, or investments acquired through the federal reserve book-entry system where the financial institution or broker/dealer associated with the purchases is separated from the custodial safekeeping agent on the same investments and where the investments are recorded on the books and records of the financial institution or broker/dealer in the name of the District.

                        CAPISTRANO VALLEY WATER DISTRICT
                    Notes to Financial Statements (Continued)
                             June 30, 2001 and 2000

      Category 2 - Investments which are uninsured, 1) where the investments are acquired through a financial institution's investment or trading department, but are held in the same financial institution's trust department and are recorded in the District's name in the trust department's systems and records.

      Category 3 - Investments which are uninsured, 1) where the investments are acquired through a financial institution's investment department but are held for custodial purposes in the same financial institution's safekeeping department, or 2) where the investments are acquired through a financial institution's trust department, and held for custodial safekeeping by the same trust department, or 3) where investments are not held in the District's name in the systems are records of the financial institution.

      The District had $985,654 of cash and investments pooled with the City of San Juan Capistrano's cash and investments. The information required by Governmental Accounting Standards Board Statement No. 3 for the pooled cash and investments is available in the City of San Juan Capistrano's financial statements.

      The District's cash of $110,389 held by the Orange County Treasurer is not required to be categorized.

3.    CHANGES IN UTILITY PLANT IN SERVICE:

      A summary of the changes in property, plant and equipment for the years ended June 30, 2001 follows:

                                    Balance                                      Balance
                                 July 1, 2000     Additions      Deletions    June 30, 2001
                                --------------  -------------  -------------  -------------
Land                            $      233,651                 $     (81,919) $     151,732
Distribution system                 32,387,807  $   1,202,833                    33,590,640
Equipment                              959,577                      (959,577)
Construction in progress             2,460,526      2,051,998     (1,202,834)     3,309,690
                                --------------  -------------  -------------  -------------

                                    36,041,561      3,254,831     (2,244,330)    37,052,062

Less Accumulated Depreciation      (11,769,992)      (804,941)       861,850    (11,713,083)
                                --------------  -------------  -------------  -------------

 Net Property, Plant and
  Equipment                      $  24,271,569  $   2,449,890  $   1,382,480  $  25,338,979
                                 =============  =============  =============  =============

                        CAPISTRANO VALLEY WATER DISTRICT
                    Notes to Financial Statements (Continued)
                             June 30, 2001 and 2000

4.    BONDS PAYABLE:

      Bonds payable at June 30, 2001 and 2000 consisted of the following:

                                                                                     2001         2000
                                                                                  -----------  ----------
      1961 General Obligation Bonds

      The District issued $2,800,000 of general obligation bonds on October 1,
      1961, with interest rates ranging from 4.50% to 5%. Bond principal payments of $10,000 to $130,000 are due on July 1 of each year from 1963
      through 2001. Interest is payable semi-annually on January 1 and July 1.    $   105,000  $  210,000

      1972 General Obligation Bonds

      The District issued $700,000 of general obligation bonds on
      August 1, 1972, with interest rates ranging from 5.60% to
      7%. Bond principal payments of $5,000 to $45,000 are due
      on August 1 of each year from 1973 through 2002. Interest
      is payable semi-annually on February 1 and August 1.                             90,000     130,000
                                                                                  -----------  ----------
            Total Bonds Payable                                                       195,000     340,000
            Less Current Portion                                                      150,000     145,000
                                                                                  -----------  ----------
            Long-Term Bonds Payable                                               $    45,000  $  195,000
                                                                                  ===========  ==========

      The future debt service payments on long-term debt are as follows:

      Year Ending
        June 30,    Principal     Interest      Total
      -----------  -----------  -----------  -----------
          2002     $   150,000  $     6,244  $   156,244
          2003          45,000        1,294       46,294
                   -----------  -----------  -----------

                   $   195,000  $     7,538  $   202,538
                   ===========  ===========  ===========

5.    ORANGE COUNTY EMPLOYEES' RETIREMENT SYSTEM:

      Effective July 1, 1997, employees of the District were transferred to the City of San Juan Capistrano. All District employees eligible to participate in the Orange County Retirement Plan prior to July 1, 1997 are eligible to participate in the City of San Juan Capistrano's retirement plan with the Orange County Employees Retirement System (OCERS). Additional information on OCERS can be obtained from the City of San Juan Capistrano's financial statements.

                        CAPISTRANO VALLEY WATER DISTRICT
                    Notes to Financial Statements (Continued)
                             June 30, 2001 and 2000

6.    DUE FROM OTHER AGENCIES:

      The District has entered into a Cooperation Agreement with the City of San Juan Capistrano Redevelopment Agency (the "Agency") whereby the District has deferred receipt of site development fees from developers in the redevelopment project area and has requested that developers pay the Agency those fees. The deferred fees plus accrued interest will be repaid to the District beginning July 1, 1994 at the rate of $97,500 a year (principal) for 10 years. At the end of that period a balloon payment will be due for the balance. The interest rate is to be adjusted annually based on the District's rate of return on invested funds during the previous year. The receivable at June 30, 2001 of $467,911 includes $134,419 of accrued interest.

7.    RESERVES OF RETAINED EARNINGS:

      In accordance with the covenants and requirements of the District's long-term debt agreements, a portion of retained earnings has been reserved for future repayment of principal and interest. The reserve at June 30, 2001 and 2000 was calculated as follows:

                                                     2001           2000
                                                 -----------    -----------

      Restricted assets - debt service           $   252,506    $   158,412
      Less current liabilities payable from
       restricted assets - debt service              154,519        152,840
                                                 -----------    -----------

            Reserved for debt service            $    97,987    $     5,572
                                                 ===========    ===========

8.    INVESTMENT IN SAN JUAN BASIN AUTHORITY:

      On November 22, 1972, the Capistrano Valley Water District, the Capistrano Beach County Water District and the Santa Margarita Water District established the San Juan Basin Authority (the Authority), a separate legal entity, whose function is to plan, acquire, construct, maintain, repair, operate, and control facilities to supply the inhabitants and lands within each of the member agencies boundaries with water and provide for the development and conservation of water supplies. The Moulton Niguel Water District was subsequently admitted as a member in September 1987. In 1989, the Capistrano Beach County Water District withdrew from the Authority and the Trabuco Canyon Water District was subsequently admitted as a member. The Authority's governing board consists of one member from each District. The District's ownership percentage in the joint venture varies by fund and project. For the general fund, the District has a twenty-five percent ownership, and of the five Authority projects, the District has a fifty percent ownership in two projects and a twenty-five percent ownership in two projects, and no interest in the other project.

                        CAPISTRANO VALLEY WATER DISTRICT
                    Notes to Financial Statements (Continued)
                             June 30, 2001 and 2000

      The District paid the Authority $65,234 and $46,553 for operations and maintenance for the years ended June 30, 2001 and 2000, respectively.

      The District's investment in the Authority has been recorded utilizing the equity method of accounting.

      Audited financial information of the Authority is available at the District's administrative office.

9.    COMMITMENTS AND CONTINGENCIES:

      When it is probable that claim liability has been incurred at year-end, and the amount of the loss can be reasonably estimated, the District records the estimated loss, net of any insurance coverage. At
      June 30, 2001 in the opinion of the Districts management there were no material unrecorded claims.

      Under the terms of the District's grants from the Federal Emergency Management Agency (FEMA), final inspections and audits by the State of California Office of Emergency Services (OES) are required prior to final approval and release of funds. The final determination of the amounts to be reimbursed will be based upon these inspections and audits, therefore actual amounts received could differ from the recorded amounts. District management believes that disallowances, if any, would be immaterial.

10.   CAPACITY RIGHTS:

      Lease of Capacity Rights in Allen-McColloch Pipeline:

      On October 22, 1992, the District entered into an interim license and lease of capacity agreement with the Municipal Water District of Orange County (MWDOC) to lease capacity rights for delivery of water.

      In fiscal year 1995, the District negotiated a payment plan with MWDOC to complete the purchase of rights to 4.9 CFS capacity, and as of June
      30, 2001, the District has paid a total of $456,126. The District is amortizing the capacity rights over 60 years. At June 30, 2001 the remaining unamortized capacity rights amounted to $357,109.

      South County Pipeline:

      During 1993, the District entered into the South County Pipeline Service Connection Agreement (agreement) with Santa Margarita Water District, which provides a service connection and rights to capacity in the South County Pipeline. As part of the agreement, the District agreed to pay a share of the costs of constructing a Regulating Reservoir and

                        CAPISTRANO VALLEY WATER DISTRICT
                    Notes to Financial Statements (Continued)
                             June 30, 2001 and 2000

      other required capital improvements. The District's share of the costs totaled $207,025, which did not result in any ownership rights in the underlying asset. The total amount has been capitalized as capacity rights on the accompanying balance sheet, and is to be amortized over the estimated useful life of the improvements. The District is amortizing the capacity rights over a period of 60 years. At June 30, 2001, the remaining unamortized capacity rights amounted to $182,873.

11.   CONTRIBUTED CAPITAL:

      Changes in contributed capital were as follows:

                                                    For the         For the
                                                   Year Ended      Year Ended
                                                 June 30, 2001   June 30, 2000
                                                 -------------   -------------

      Balance - Beginning of Year                $   8,418,122   $   8,596,947
      Depreciation on contributed assets              (177,252)       (178,825)
                                                 -------------   -------------

                                                 $   8,240,870   $   8,418,122
      Balance - End of Year                      =============   =============

12.   DUE TO CITY OF SAN JUAN CAPISTRANO:

      The District collects sewer charges on behalf of the City of San Juan Capistrano. The sewer charges collected but not paid to the City amounted to $172,347 and $172,027 at June 30, 2001 and June 30, 2000, respectively.

                                   APPENDIX B

                             BOOK-ENTRY-ONLY SYSTEM

      The following information has been provided by DTC for use in securities offering documents, and neither the Authority nor the Water District takes any responsibility for the accuracy or completeness thereof. Neither the Authority nor the Water District can give any assurances that DTC, DTC Participants or Indirect Participants will distribute to the Beneficial Owners either (a) payments of interest, principal or premium, if any, with respect to the Bonds or
(b) certificates representing ownership interest in or other confirmation of ownership interest in the Bonds, or that they will so do on a timely basis or that DTC, DTC Participants or DTC Indirect Participants will act in the manner described in this Official Statement. The current "Rules" applicable to DTC are on file with the Securities and Exchange Commission and the current "Procedures" of DTC to be followed in dealing with DTC Participants are on file with DTC.

      The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the Bonds. The Bonds will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Bond certificate will be issued for each maturity of the Bonds, each in the aggregate principal amount of such maturity, and will be deposited with DTC.

      DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (NSCC, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has Standard & Poor's highest rating: AAA. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

      Purchases of Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Bonds on DTC's records. The ownership interest of each actual purchaser of each Bond ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant

                                       B-l
through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Bonds, except in the event that use of the book-entry system for the Bonds is discontinued.

      To facilitate subsequent transfers, all Bonds deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Bonds; DTC's records reflect only the identity of the Direct Participants to whose accounts such Bonds are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Bonds may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Bonds, such as redemptions, tenders, defaults, and proposed amendments to the Bond documents. For example, Beneficial Owners of Bonds may wish to ascertain that the nominee holding the Bonds for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

      Redemption notices shall be sent to DTC. If less than all of the Bonds within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

      Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Bonds unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Authority as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Redemption proceeds, distributions, and dividend payments on the Bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the Authority or the Trustee, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC nor its nominee, the Trustee, the Water District or the Authority, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Authority or the Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

      DTC may discontinue providing its services as depository with respect to the Bonds at any time by giving reasonable notice to the Authority or the Trustee. Under such circumstances, in the event that a successor depository is not obtained, Bond certificates are required to be printed and delivered.

      The Authority may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Bond certificates will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Authority and the Water District believe to be reliable, but neither the Authority nor the Water District takes any responsibility for the accuracy thereof.

                      (This Page Intentionally left Blank)

                                   APPENDIX C

                DEFINITIONS AND SUMMARY OF CERTAIN PROVISIONS OF
                          PRINCIPAL FINANCING DOCUMENTS

      The following is a brief summary of certain provisions of the legal documents related to the Bonds which are not described in the Official Statement to which this Appendix is attached. This summary is not intended to be definitive and is qualified in its entirety by reference to the Lease and the Trust Agreement for the complete terms thereof. Copies of the Lease and the Trust Agreement are available upon request from the Authority.

                                   DEFINITIONS

      The following are summaries of definitions of certain terms used in this Summary of Principal Financing Documents. All capitalized terms not defined herein or elsewhere in the Official Statement have the meanings set forth in the Lease or the Trust Agreement.

      "Acceptance" means acceptance of the Service Contract Project Improvements by the Water District pursuant to the terms of the Service Contract.

      "Additional Payments" means any amounts payable by the Water District under the terms of the Lease Agreement, other than the Lease Payments.

      "Alternative Facilities" shall mean any new water storage and production facilities that would in aggregate supply more than 3.0 MGD of potable water. Alternative Facilities shall not include any wells existing on the Closing Date, any facilities for the importation or transmission of local water sources delivered by wholesale water agencies to the Water District, or other generation, storage and production sources developed by the District in the course of its ongoing program to develop local water supply infrastructure, including without limitation for reclaimed water, prior to an event of default under the Service Contract and not in view of a Lease Termination.

      "Alternative Reserve Account Security" means one or more letters of credit, surety bonds or bond insurance policies, for the benefit of the Trustee in substitution for or in place of all or any portion of the Reserve Requirement.

      "Annual Debt Service" means, for each Bond Year, the sum of (a) the interest payable on the Outstanding Bonds in such Bond Year, assuming that any Outstanding term Bonds are redeemed from mandatory sinking fund payments as scheduled and (b) the principal amount of the Outstanding Bonds scheduled to be paid or redeemed in such Bond Year.

      "Authority" means the San Juan Basin Authority, a joint exercise of powers authority organized and existing pursuant to Chapter 5, Division 7, Title 1 of the Government Code of the State.

      "Authorized Representative of the Authority" means the Chairman or Executive Director of the Authority and any person or persons designated by the Chairman or Executive Director of the Authority and authorized to act on behalf of the Authority as certified by a written certificate signed

                                       C-l
on behalf of the Authority by the Chairman or Executive Director of the Authority and containing the specimen signature of each such person.

      "Authorized Representative of the City" means the City Manager of the City, the Public Works Director of the City or any person or persons designated by the City Manager and authorized to act on behalf of the City by a written certificate signed on behalf of the City by the City Manager and containing the specimen signature of each such person.

      "Authorized Representative of the Water District" means the General Manager of the Water District or Administrative Services Director of the Water District, City Public Works Director or any person or persons designated by the General Manager and authorized to act on behalf of the Water District by a written certificate signed on behalf of the Water District by the General Manager and containing the specimen signature of each such person.

      "Average Annual Debt Service" means the amount determined by dividing the sum of all Annual Debt Service amounts due in each of the Bond Years following the date of such calculation by the number of such Bond Years.

      "Board of Directors" means the Board of Directors of the Water District.

      "Bond" or "Bonds" means any of the San Juan Basin Authority, Lease Revenue Bonds (Ground Water Recovery Project), Issue of 2002 issued pursuant to the Trust Agreement.

      "Bond Counsel" means a firm of nationally-recognized firm of attorneys experienced in the issuance of tax-exempt obligations the interest on which is excludable from gross income under Section 103 of the Code.

      "Bond Insurer" means Ambac Assurance Corporation, a Wisconsin stock insurance corporation or any successor thereto.

      "Bondowner" or "Owner of Bonds" or "Owner" means the registered owner of any Bond or Bonds.

      "Bond Purchase Agreement" means the Bond Purchase Agreement by and among the Authority, the Water District and Lehman Brothers relating to the sale of the Bonds.

      "Bond Year" means the twelve month period which commences on November 2 in every year and ends on November 1 of the succeeding year. The first Bond Year shall commence on the Delivery Date and end on November 1, 2003.

      "Business Day" means any day other than (i) a Saturday or Sunday or legal holiday or a day on which banking institutions in the city in which the principal office of the Trustee is located are authorized to close or (ii) a day on which the New York Stock Exchange is closed.

      "Certificate of Authorized Representative of the Authority" means a certificate executed by an Authorized Representative of the Authority.

      "Certificate of Authorized Representative of the Water District" means a certificate executed by an Authorized Representative of the Water District.

      "City" means the City of San Juan Capistrano, California.

      "Closing Date" means the date on which the Bonds are delivered to the initial purchaser thereof.

      "Code" means the Internal Revenue Code of 1986, as amended and the United States Treasury Regulations proposed or in effect with respect thereto.

      "Company" means ECO Resources, Inc., a Texas corporation, and any successor thereto under the terms of the Service Contract.

      "Costs of Issuance" means all expenses and costs of the Authority or the Water District incident to the performance of its obligations in connection with the authorization, execution, sale and delivery of the Bonds, including, but not limited to, printing costs, initial Trustee fees and expenses and fees and expenses of its counsel, fees and expenses of consultants and fees and expenses of bond counsel to the Authority or the Water District, credit enhancement fees and bond insurance costs.

      "Costs of Issuance Account" means the account by that name established pursuant to the Trust Agreement.

      "CPI" means Consumer Price Index, as published by U.S. Department of Commerce, Bureau of Economic Analysis.

      "DTC" means The Depository Trust Company, New York, New York, and its successors and assigns.

      "Debt Service Payment Account" means the Debt Service Payment Account established in the Trust Agreement.

      "Delivery Date" means the date of the initial issuance of the Bonds.

      "Depository" means (a) initially, DTC, and (b) any other securities depository acting as Depository pursuant to the Trust Agreement.

      "End of Term" shall have the meaning ascribed thereto in the Lease.

      "Events of Default" means events of default as set forth in the Lease.

      "Fiscal Year" means the twelve month fiscal period of the Water District which commences on July 1 in every year and ends on June 30 of the succeeding year.

      "GAAP" means generally accepted accounting principles.

      "Independent Counsel" means an attorney duly admitted to the practice of law before the highest court of the state in which such attorney maintains an office and who is not an employee or officer of the Authority, the Trustee or the Water District.

      "Independent Engineer" means the engineer so designated from time to time pursuant to the terms of the Service Contract.

      "Insurance Policy" means the financial guaranty insurance policy issued by the Bond Insurer insuring the payment when due of the principal of and interest on the Bonds as provided therein.

      "Interest Payment Date" means June 1 and December 1 of each year commencing June 1, 2003.

      "Investment Securities" means and includes any of the following securities, if and to the extent the same are at the time legal for investment of Authority funds (the Trustee is entitled to rely upon investment direction of the Water District as a determination that such investment is a legal investment):

      A.    For all purposes including defeasance investments.

            (1) Cash (insured at all times by the Federal Deposit Insurance Corporation),

            (2) Direct obligations of (including obligations issued or held in book entry form on the books of the Department of the Treasury of the United States of America, or

            (3) Senior debt obligations of other Government Sponsored Agencies approved by the Bond Insurer.

      B. For all purposes other than defeasance investments in refunding escrow accounts.

            (1) Obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including:

                  .Export-Import Bank
                  .Rural Economic Community Development Administration .U.S. Maritime Administration
                  .Small Business Administration
                  .U.S. Department of Housing & Urban Development (PHAs) .Federal Housing Administration
                  .Federal Financing Bank

            (2) Direct obligations of any of the following federal agencies which obligations are not fully guaranteed by the full faith and credit of the United States of America:

                  .Senior debt obligations issued by the Federal
                   National Mortgage Association (FNMA) or Federal Home Loan Mortgage Corporation (FHLMC).

                  .Obligations of the Resolution Funding Corporation (REFCORP)

                  .Senior debt obligations of the Federal Home Loan Bank System

                  .Senior debt obligations of other Government Sponsored
                   Agencies approved by the Bond Insurer

            (3) U.S. dollar denominated deposit accounts, federal funds and bankers' acceptances with domestic commercial banks which have a rating on their short term certificates of deposit on the date of purchase of "P-l" by Moody's and "A-l" or "A-1+" by S&P and maturing not more than 360 calendar days after the date of purchase. (Ratings on holding companies are not considered as the rating of the bank);

            (4) Commercial paper which is rated at the time of purchase in the single highest classification, "P-l" by Moody's and "A-1+" by S&P and which matures not more than 270 calendar days after the date of purchase;

            (5) Investments in a money market fund rated "AAAm" or "AAAm-G" or better by S&P including funds for which the Trustee or an affiliate provides investment advice or other services;

            (6) Pre-refunded Municipal Obligations defined as follows: any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any such state which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and

                  (A) which are rated, based on an irrevocable escrow account or fund (the "escrow"), in the highest rating category of Moody's or S&P or any successors thereto; or

                  (B) (i) which are fully secured as to principal and interest and redemption premium, if any, by an escrow consisting only of cash or obligations described in paragraph A(2) above, which escrow may be applied only to the payment of such principal of and interest and redemption premium, if any, on such bonds or other obligations on the maturity date or dates thereof or the specified redemption date or dates pursuant to such irrevocable instructions, as appropriate, and (ii) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;

            (7) Municipal obligations rated "Aaa/AAA" or general obligations of States with a rating of "A2/A" or higher by both Moody's and S&P.

            (8) Investment agreements approved in writing by the Bond Insurer (supported by appropriate opinions of counsel); and

            (9) Other forms of investments (including repurchase agreements) approved in writing by the Bond Insurer.

      C.    The value of the above investments shall be determined as follows:

            (a) For the purpose of determining the amount in any fund, all Permitted Investments credited to such fund shall be valued at fair market value. The Trustee shall determine the fair market value based on accepted industry standards and from accepted industry providers. Accepted industry providers shall include but are not limited to pricing services provided by Financial Times Interactive Data Corporation, Merrill Lynch, Salomon Smith Barney, Bear Stearns, or Lehman Brothers.

            (b) As to certificates of deposit and bankers' acceptances: the face amount thereof, plus, accrued interest thereon; and

            (c) As to any investment not specified above: the value thereof established by prior agreement among the Authority, the Trustee, and the Bond Insurer.

      "Joint Exercise of Powers Agreement" means that certain Joint Exercise of Powers Agreement entered into by and among the Capistrano Beach County Water District, the Santa Margarita Water District, and Orange County Water District No. 4 dated as of November 22, 1971, as amended effective September 1, 1987 by Addendum No. 1 to the Joint Exercise of Powers Agreement and Addendum No. 3 dated as of September 1, 2002.

      "Lease" or "Lease Agreement" means the Lease Agreement, between the Water District and the Authority, as amended and supplemented from time to time in accordance with its terms.

      "Lease Payment" means the amount to be paid by the Water District for the lease of the Project corresponding to the Lease Payment Date set forth in the Lease.

      "Lease Payment Date" means the 15th day of the month preceding each Interest Payment Date (or if the 15th day of the month is not a Business Day, on the next succeeding Business Day).

      "Lease Revenue Bonds Rate Stabilization Reserve" means the fund by that name established pursuant to the Lease.

      "Lease Term" means the period during which the Lease Agreement is in effect as specified in the Lease Agreement.

      "Lease Termination" means any Termination of the Lease pursuant to the terms of the Lease controlling termination upon the occurrence of an event of default under the Service Contract.

      "Letter of Credit" means the Service Contract Letter of Credit (as defined in the Service Contract).

      "Letter of Credit Provider" means, initially, Bank of America, N.A.

      "Lock-out Period" shall mean a three-year period from the date of a Termination Event.

      "Maintenance and Operation Costs" means costs spent or incurred for operation and maintenance of the Water System calculated in accordance with generally accepted accounting principles, including (among other things) the reasonable expenses of management and repair and other expenses necessary to maintain and preserve the Water System in good repair and working order, and also means all costs of water purchased or otherwise acquired for delivery by the Water System (including the Lease Payments, any Parity Obligations and any interim or renewed arrangement for water purchase or acquisition); but excluding in all cases depreciation, replacement and obsolescence charges or reserves therefor and amortization of intangibles or other bookkeeping entries of a similar nature and any amounts transferred to the Lease Revenue Bonds Rate Stabilization Reserve.

      "Maintenance and Operation Cap" means annual costs not to exceed $2,750,000 for Lease Payments, as such costs may be increased due to currently unforeseeable cost increases which are out of the control of the Water District and of the owner, operator and lenders with respect to the Ground Water Recovery Plant.

      "Manager" means the General Manager of the Water District, or any other person designated by the General Manager to act on behalf of the General Manager.

      "Maximum Annual Debt Service" means, as of the date of any calculation, the maximum amount of principal, interest and mandatory sinking fund deposits required to be paid with respect to the Bonds in the current or any future Bond Year.

      "Metropolitan Water Agreement" means that certain 1998 San Juan Basin DeSalter Agreement between the Metropolitan Water District of Southern California ("MWD"), the Municipal Water District of Orange County ("MWDOC"), and the San Juan Basin Authority dated December 4, 1998, as amended effective October 15, 2002 by that certain First Amendment thereto by and between MWD, MWDOC, the Authority and the Water District.

      "Moody's" means Moody's Investors Service, a municipal bond rating service with offices in New York, New York.

      "Net Insurance Proceeds" means any insurance or condemnation proceeds paid with respect to the Property and the Service Contract Project Improvements and remaining after payment therefrom of all expenses incurred in the collection thereof.

      "Net Revenues" means the amounts of Revenues of the Water System remaining after payment therefrom of the Maintenance and Operation Costs.

      "Operating Lease" means that certain Operating Lease of even date with the Lease by and between the Water District and the Authority.

      "Original Proceeds" means proceeds from the sale of the Bonds.

      "Original Purchaser" means the first purchaser of the Bonds upon their delivery by the Trustee.

      "Outstanding," when used with reference to Bonds, means, as of any date, Bonds theretofore or thereupon being issued under the Trust Agreement, except:

      (a) Bonds canceled or delivered for cancellation by the Trustee on or prior to such date (but excluding Bonds paid by the Bond Insurer);

      (b) Bonds (or portions of Bonds) defeased as provided in the Trust Agreement; and

      (c) Bonds in lieu of or in substitution for which other Bonds shall have been issued pursuant to the Trust Agreement.

      "Parity Obligations" means any obligations secured on a parity with the Lease Payments which are incurred in accordance with the Lease.

      "Permitted Encumbrances" means as of any particular time: (1) liens for general ad valorem taxes and assessments, if any, not then delinquent, or which the Water District may, pursuant to the Trust Agreement, permit to remain unpaid; (2) the Trust Agreement as it may be amended from time to time; (3) the Lease Agreement and the Property Lease as they may be amended from time to time;
(4) any right or claim of any mechanic, laborer, materialman, supplier or vendor filed or perfected in the manner prescribed by law to the extent permitted under the Lease; (5) easements, rights of way, mineral rights, drilling rights and other rights, reservations, covenants, conditions or restrictions which exist of record as of the Closing Date and which the Water District certifies in writing on the Closing Date will not materially impair the use of the Project; (6) easements, rights of way, mineral rights, drilling rights and other rights, reservations, covenants, conditions or restrictions established following the Closing Date, to which the Authority and the Water District consent in writing and which the Water District certifies will not materially impair the use of the Project or real property substituted for the Project, as the case may be; and (7) liens created in connection with the issuance of Parity Obligations.

      "Project" means, collectively, the Property and the Service Contract Project Improvements thereon, and any and all additions or modifications thereto made as provided in the Lease.

      "Project Account" means the account by that name established pursuant to the Trust Agreement.

      "Project Trust Fund" means the fund so designated which is established in the Trust Agreement.

      "Property" means the real property described from time to time in the Lease.

      "Property Lease" means the Property Lease between the City, as lessor, and the Authority, as lessee, as amended and supplemented from time to time in accordance with its terms.

      "Purchase Option Price" means the amount to be paid pursuant to the Lease Agreement, as the same may be amended, less the amount of any funds held by the Trustee which are available for redemption of the Bonds plus interest on such principal to the redemption date and premium, if any.

      "Rating Agencies" means Moody's and S&P, any successors thereto or any other nationally recognized rating service to the extent such rating agencies are maintaining a rating in connection with the Bonds as requested by or on behalf of the Water District.

      "Rebatable Arbitrage" shall have the meaning attributed to such term in the Trust Agreement.

      "Rebate Fund" means the account so designated established pursuant to the Trust Agreement.

      "Rebate Regulations" means the Regulations issued under Section 148(f) of the Code.

      "Record Date" means the fifteenth day of the calendar month preceding an Interest Payment Date.

      "Redemption Account" means the Redemption Account established in the Trust Agreement.

      "Requisition" means the Requisition as set out in either Exhibit C or Exhibit D attached to the Trust Agreement, as applicable.

      "Reserve Account" means the Reserve Account established in the Trust Agreement.

      "Reserve Requirement" means, as of any date of calculation, an amount equal to the lesser of (i) Maximum Annual Debt Service; (ii) 10% of the proceeds of the Bonds; or (iii) 125% of Average Annual Debt Service.

      "Revenue Fund" means the enterprise fund of the Water District currently identified as the "Water Enterprise Fund" of the Water District, any successor fund or funds, and such other funds as the Board of Directors shall establish as a part of the Revenue Fund which shall constitute the Revenue Fund maintained pursuant to the Lease Agreement and the "Revenue Fund" maintained pursuant to the Series 2002 Installment Purchase Agreement.

      "Revenues" means all income, rents, rates, fees, charges and other moneys derived from the ownership or operation of the Water System, including, without limiting the generality of the foregoing,

            (1) all income, rents, rates, fees, charges, business interruption insurance proceeds or other moneys derived by the Water District from the sale, furnishing and supplying of the water or other services, facilities, and commodities sold, furnished or supplied through the facilities of or in the conduct or operation of the business of the Water System;

            (2) the earnings on and income derived from the investment of amounts described in clause (1) above and from Water District reserves;

            (3) the proceeds derived by the Water District directly or indirectly from the sale, lease or other disposition of a part of the Water System; and

            (4)   payments under Metropolitan Water Agreement;

      but excluding

                  (a) customers' deposits or any other deposits or advances subject to refund until such deposits or advances have become the property of the Water District;

                  (b) any proceeds of taxes or assessments restricted by law to be used by the Water District to pay bonds or other obligations theretofore or thereafter issued.

      Revenues shall also include all amounts transferred from the Lease Revenue Bonds Rate Stabilization Reserve to the Revenue Fund during any Fiscal Year in accordance with the Lease Agreement.

      "S&P" or "Standard & Poor's" means Standard & Poor's Ratings Group, a municipal bond rating service with offices in New York, New York.

      "Series 2002 Certificates of Participation" means the San Juan Capistrano Public Financing Authority Revenue Certificates of Participation, Series 2002, executed and delivered on April 3, 2002 in the aggregate principal amount of $8,525,000.

      "Series 2002 Installment Payments" means the installment payments of interest and principal scheduled to be paid by the Water District under and pursuant to the Series 2002 Installment Purchase Agreement, and any amendments thereto.

      "Series 2002 Installment Purchase Agreement" means that certain Installment Purchase Agreement by and between the Water District and the San Juan Capistrano Public Financing Authority, dated as of March 1, 2002.

      "Service Contract" means that certain service contract by and between the Water District and the Company, for the design, construction and operation of the Project dated as of September 3, 2002.

      "Service Contract Project Improvements" means those certain Project Improvements, Project Structures and Project Equipment (as defined in the Service Contract) each to be completed and located on the Sites (as defined in the Service Contract) pursuant to the terms of the Service Contract.

      "State" means the State of California.

      "Supplemental Trust Agreement" means any agreement supplemental or amendatory of the Trust Agreement.

      "Tax Certificate" means the certificate by that name to be executed by the Authority and the Water District on the Delivery Date to establish certain facts and expectations and which contains certain covenants relevant to compliance with the Code.

      "Term" means the duration of the Lease Agreement pursuant to the provisions in the Lease.

      "Transaction Documents" means, collectively, the Lease, the Trust Agreement, the Property Lease, the Service Contract and the Insurance and Indemnity Agreement.

      "Trust Agreement" means the Trust Agreement relating to the San Juan Basin Authority, Lease Revenue Bonds (Ground Water Recovery Project) Issue of 2002, dated as of December 1, 2002 entered into by and among the Water District, the Authority and the Trustee and any and all Supplemental Trust Agreements.

      "Trust Estate" means all right, title and interest of the Trustee in and to the Trustee benefit provisions pursuant to Section 13.3 of the Service Contract, all amounts received by the Trustee for the account of the Water District pursuant to or with respect to the Letter of Credit and the Lease Agreement including, without limitation, the Lease Payments and all amounts from time to time deposited in the funds, accounts and subaccounts created pursuant to the Trust Agreement, including all investments and investment earnings thereon, excluding, however, all moneys deposited or required to be deposited in the Rebate Fund.

      "Trustee" means BNY Western Trust Company, a banking corporation, duly organized and existing under and by virtue of the laws of the State of California having a corporate trust office in Los Angeles, California, or such other offices as the Trustee may designate.

      "Water District" means Capistrano Valley Water District, a county water district duly organized and existing under and by virtue of the laws of the State, and its successors and assigns, including any successor by merger to all of its rights and obligations.

      "Water System" means the entire water system of the Water District, including, without limitation, all real property and buildings, and including all improvements, works or facilities assessed, controlled or operated by the Water District to provide water, as such improvements, works or facilities now exist, together with all improvements and extensions to said water system later acquired, constructed or organized.

                                 LEASE AGREEMENT

                    REPRESENTATIONS, COVENANTS AND WARRANTIES

      Representations, Covenants and Warranties of the Water District. The Water District represents, covenants and warrants to the Authority as follows:

            (a) Due Organization and Existence. The Water District is a county water district duly organized and existing under and by virtue of the laws of the State, with the power and authority to own, lease and acquire real and personal property and equipment and to incur the obligations under the Lease Agreement.

            (b) Authorization; Enforceability. The laws of the State authorize the Water District to enter into the Lease Agreement and to enter into the transactions contemplated by and to carry out its obligations under the Lease Agreement, and the Water District has duly authorized and executed the Lease Agreement. The Lease Agreement constitutes the legal, valid and binding obligation of the Water District, enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the rights of creditors generally.

            (c) No Conflicts or Default; No Liens or Encumbrances. Neither the execution and delivery of the Lease Agreement, nor the fulfillment of or compliance with the terms and conditions of the Lease Agreement, nor the consummation of the transactions contemplated thereby, conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Water District is now a party or by which the Water District is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Water District or upon the Project, except for Permitted Encumbrances.

            (d) Execution and Delivery. The Water District has duly authorized and executed the Lease Agreement in accordance with the laws of the State.

            (e) No Consent Required. There is no consent, approval, authorization or other order of, or filing with, or certification by, any regulatory authority having jurisdiction over the Water District required for the consummation by the Water District of the transactions contemplated by the Lease Agreement.

            (f) No Litigation. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, governmental agency, public office or body, pending or threatened against the Water District affecting the existence of the Water District or the titles of its officers to their respective offices or seeking to prohibit, restrain or enjoin the Water District's covenants to make Lease Payments or in any way contesting or affecting the validity or

                                      C-ll
enforceability of the Lease Agreement or contesting the powers of the Water District or its authority to enter into, adopt or perform its obligations under the Lease Agreement or any amendment or supplement thereto, wherein an unfavorable decision, ruling or finding would materially adversely affect the Lease Agreement, or in which a final adverse decision could materially adversely affect the operations of the Water District.

            (g) Indemnification of Authority. To the extent permitted by law, the Water District covenants to defend, indemnify and hold harmless the Authority and its assigns (including specifically the Trustee), directors and employees (collectively, the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, including fees and expenses incurred in connection therewith, to which such Indemnified Party may become subject under any statute or at law or in equity or otherwise in connection with the transactions contemplated by the Lease Agreement or the Trust Agreement, and shall reimburse any such Indemnified Party for any legal expenses reasonably incurred by it in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of the transactions contemplated by the Lease Agreement, the Trust Agreement or the Property Lease. In particular, without limitation, to the extent permitted by law, the Water District shall agree to indemnify and save the Indemnified Party harmless from and against all claims, losses and damages, including legal fees and expenses, to the extent arising out of (i) the use, maintenance, condition or management of, or from any work or thing done on, the Project by the Water District, (ii) any breach or default on the part of the Water District in the performance of any of its obligations under the Lease Agreement or the Trust Agreement, (iii) any act of negligence of the Water District or of any of its agents, contractors, servants, employees or licensees with respect to the Project, (iv) any act of negligence of any assignee or sublessee of the Water District with respect to the Project or (v) the acceptance of, and performance of the duties of the Trustee under the Trust Agreement. No indemnification is made under this Section or elsewhere in the Lease Agreement for claims, losses or damages, including legal fees and expenses arising out of the willful misconduct, negligent acts or omissions, or breach of duty under the Lease Agreement, the Property Lease or the Trust Agreement by the Authority, its officers, directors, agents, employees, successors or assigns (including specifically the Trustee).

            (h) General Tax and Arbitrage Covenant. The Water District covenants that, notwithstanding any other provision of the Lease Agreement, it shall not take any action, or fail to take any action, if any such action or failure to take action would adversely affect the exclusion from gross income of interest with respect to the Bonds under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"). The Water District shall not, directly or indirectly, use or permit the use of proceeds of the Bonds or the Service Contract Project Improvements, or any portion thereof, by any person other than a governmental unit (as such term is used in Section 141 of the Code), in such manner or to such extent as would result in the loss of exclusion from gross income for federal income tax purposes of interest on the Bonds.

      The Water District shall not take any action, or fail to take any action, if any such action or failure to take action would cause the Bonds to be "private activity bonds" within the meaning of Section 141 of the Code, and in furtherance thereof, shall not make any use of the proceeds of the Bonds or the Service Contract Project Improvements, or any portion thereof, or any other funds of the Water District, that would cause the Bonds to be "private activity bonds" within the meaning of Section 141 of the Code. To that end, so long as any Bonds are outstanding, the Water District, with respect to such proceeds and the Service Contract Project Improvements and such other funds, will comply with applicable requirements of the Code and all regulations of the United States Department of the Treasury issued thereunder and under Section 103 of the Code, to the extent such requirements are, at the time, applicable and in effect.

      The Water District shall not, directly or indirectly, use or permit the use of any proceeds of any Bonds, or of the Service Contract Project Improvements, or other funds of the Water District, or take or omit to take any action, that would cause the Bonds to be "arbitrage bonds" within the meaning of
Section 148 of the Code. To that end, the Water District shall comply with all requirements of Section 148 of the Code and all regulations of the United States Department of the Treasury issued thereunder to the extent such requirements are, at the time, in effect and applicable to the Bonds.

      The Water District shall not make any use of the proceeds of the Bonds or any other funds of the Water District, or take or omit to take any other action, that would cause the Bonds to be "federally guaranteed" within the meaning of
Section 149(b) of the Code.

            (i) The Lease Payments as due and payable pursuant to Exhibit A to the Lease, do not in any year exceed the Maintenance and Operations Cap and, except as Lease Payments exceed the Maintenance and Operations Cap in any year due to acceleration thereof, shall constitute Maintenance and Operations Costs.

      Representations, Covenants and Warranties of the Authority. The Authority represents, covenants and warrants to the Water District as follows:

            (a) Due Organization and Existence: Enforceability. The Authority is a joint powers authority, duly organized, existing and in good standing under and by virtue of the laws of the State, has the power to enter into the Lease Agreement, the Property Lease and the Trust Agreement; is possessed of full power to own and hold real and personal property, and to lease and sell the same; and has duly authorized the execution and delivery of the Lease Agreement, the Property Lease and the Trust Agreement. The Lease Agreement, the Property Lease and the Trust Agreement constitute the legal, valid and binding obligations of the Authority, enforceable in accordance with their respective terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the rights of creditors generally.

            (b) No Encumbrances. The Authority will not pledge the Lease Payments or Additional Payments or other amounts derived from the Project or from its other rights under the Lease Agreement or the Property Lease, except for Permitted Encumbrances and except as provided under the terms of the Lease Agreement and the Trust Agreement.

            (c) No Conflicts or Defaults: No Liens or Encumbrances. Neither the execution and delivery of the Lease Agreement, the Property Lease or the Trust Agreement nor the fulfillment of or compliance with the terms and conditions thereof, nor the consummation of the transactions contemplated thereby, conflicts with or results in a breach of the terms, conditions or provisions of the Joint Exercise of Powers Agreement of the Authority or any restriction or any agreement or instrument to which the Authority is now a party or by which the Authority is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Authority or upon the Project, except for Permitted Encumbrances.

            (d) No Consent Required. There is no consent, approval, authorization or other order of, or filing with, or certification by, any regulatory authority having jurisdiction over the Authority required for the consummation by the Authority of the transactions contemplated by the Lease Agreement, the Trust Agreement or the Property Lease.

            (e) No Litigation. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, governmental agency, public office or body, pending or threatened against the Authority affecting the existence of the Authority or the titles of its officers to their respective offices or seeking to prohibit, restrain or enjoin the Authority's receipt of, or assignment to the Trustee of, Lease Payments or in any way contesting or affecting the validity or enforceability of the Lease Agreement, the Trust Agreement or the Property Lease or contesting the powers of the Authority or its authority to enter into, adopt or perform its obligations under the Lease Agreement, the Trust Agreement or the Property Lease or any amendment or supplement thereto, wherein an unfavorable decision, ruling or finding would materially adversely affect the Lease Agreement, the Trust Agreement or the Property Lease, or in which a final adverse decision could materially adversely affect the operations of the Authority.

            (f) Execution and Delivery. The Authority has duly authorized and executed the Lease Agreement, the Property Lease and the Trust Agreement in accordance with the Constitution and laws of the State.

            (g) General Tax and Arbitrage Covenant. The Authority covenants that, notwithstanding any other provision of the Lease Agreement, it will make no use of the proceeds of the Bonds or of any other amounts or property, regardless of the source, or take any action or refrain from taking any action that may cause the obligations of the Water District under the Lease Agreement to be "arbitrage bonds" subject to federal income taxation by reason of Section 148 of the Code.

      In addition, the Authority covenants that it will not make any use of the proceeds of the obligations provided in the Lease Agreement or in the Trust Agreement or of any other funds of the Water District or the Authority or take or omit to take any other action that would cause such obligations to be "private activity bonds" within the meaning of Section 141 of the Code, or "federally guaranteed" within the meaning of Section 149(b) of the Code. To that end, so long as necessary to maintain the exclusion from gross income for federal income tax purposes of the interest portion of the Lease Payments, the Authority will comply with all requirements of such Sections and all regulations of the United States Department of the Treasury issued thereunder and under
Section 103 of the Code, to the extent that such requirements are, at the time, applicable and in effect.

            (h) Maintenance of Corporate Existence. To the extent permitted by law, the Authority agrees that during the Term it will maintain its existence as a public entity, will not dissolve or otherwise dispose of all or substantially all of its assets.

                       ACQUISITION AND CONSTRUCTION OF THE
                      SERVICE CONTRACT PROJECT IMPROVEMENTS

      Deposit of Bond Proceeds. On the Closing Date, the Authority agrees to deposit to the Project Account of the Project Trust Fund created under the Trust Agreement the proceeds of the Authority's sale of the Bonds in the amount specified in the Trust Agreement.

      Acquisition and Construction of the Service Contract Project Improvements. The Water District agrees, as agent for the Authority, to exercise its rights pursuant to the terms of the Service Contract as may be reasonably necessary to cause the Service Contract Project Improvements to be acquired, constructed, delivered and installed with the proceeds of Bonds made available by the Trustee, pursuant to the Lease Agreement, and the Authority shall have no responsibility with respect thereto.

      Further Assurances and Corrective Instruments. The Authority and the Water District agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Property leased or intended so to be or for carrying out the expressed intention of the Lease Agreement.

                           AGREEMENT OF LEASE; TERM OF
                              LEASE; LEASE PAYMENTS

      Lease. The Authority leases the Property to the Water District upon the terms and conditions set forth in the Lease Agreement.

      Term. The Term of the Lease Agreement shall commence on the Closing Date and shall end on December 1, 2035, unless extended pursuant to the Lease Agreement (as so extended the "End of Term"), or unless terminated prior thereto upon the earlier of the following events:

            (a) Payment of All Lease Payments. The payment by the Water District of all Lease Payments and any Additional Payments required under the Lease Agreement; or

            (b) Prepayment. The optional prepayment of all Lease Payments in accordance with the Lease Agreement and the payment of all Additional Payments due through such prepayment date; or

            (c) Extraordinary Termination. The exercise by the Water District of its right to terminate the Lease Agreement upon the occurrence of one or more of the conditions therefor as described in the Lease Agreement.

      Extension of Lease Term. If on December 1, 2035 the Bonds shall not be fully paid, then the Term shall be extended until all Bonds shall be fully paid, except that the Term shall in no event be extended beyond December 1, 2045.

      Lease Payments.

            (a) Time and Amount. Subject to the provisions of the Lease Agreement (regarding prepayment of Lease Payments) and subject to the provisions of the Lease Agreement (regarding termination of the Lease Agreement), the Water District agrees to pay to the Authority, its successors and assigns, as annual rental for the use and possession of the Project, the Lease Payments to be due and payable in arrears on the days specified in the Lease Agreement or if such a day is not a Business Day then on the next preceding Business Day (each such day a "Lease Payment Date").

            (b) Priority Payment. The Water District unconditionally pledges the Revenues to the payment of the Lease Payments on a senior basis to its pledge of Net Revenues to the payment of the Series 2002 Installment Payments up to the Maintenance and Operation Cap and unconditionally pledges Net Revenues to the payment of Lease Payments on a parity to its pledge of Net Revenues to the payment of the Series 2002 Installment Payments. The Water District covenants to make no changes in the Series 2002 Installment Purchase Agreement or otherwise that impairs the priority of such pledge and such priority shall survive any partial payment or defeasance of the Series 2002 Installment Purchase Agreement or Series 2002 Certificates of Participation.

            (c) Credits. Any amount held in the Debt Service Payment Account on any Lease Payment Date (other than amounts required for payment of past due principal or interest with respect to any Bonds that have matured or been called for redemption and have not been presented for payment or amounts which have been paid with respect to a prior Lease Payment Date but not yet distributed to Bond Owners) shall be credited toward the Lease Payment then due and payable. No Lease Payment need be made on any Lease Payment Date if the amounts then held in the Debt Service Payment Account (other than those amounts excluded under the prior sentence) are at least equal to the cumulative total of Lease Payments then required to be paid.

            (d) Rate on Overdue Payments. In the event the Water District should fail to make any Lease Payment required by the Lease Agreement, or any portion of any such Lease Payment, the Lease Payment or portion in default shall continue as an obligation of the Water District until the amount in default shall have been fully paid, and the Water District agrees to pay the same with interest thereon, to the extent permitted by law, from the date such amount was originally payable at the rate equal to the highest stated interest rate on any of the Bonds as stated in the Trust Agreement.

      No Withholding. Notwithstanding any dispute between the Authority and the Water District, the Water District shall make all Lease Payments when due and shall not withhold any Lease Payment pending the final resolution of such dispute.

      Obligation Absolute. Except as permitted pursuant to the Lease Agreement, the obligation of the Water District to make the Lease Payments is absolute and unconditional and until such time as the Lease Payments shall have been paid in full (or provision for the payment thereof shall have been made pursuant to the Lease Agreement), the Water District will not discontinue or suspend any Lease Payments or Additional Payments required to be made by it under the Lease Agreement when due, whether or not the Water System or any part thereof is operating or operable or its use is suspended, interfered with, reduced or curtailed or terminated in whole or in part, and such payments shall not be subject to reduction whether by offset or otherwise and shall not be conditional upon the performance or nonperformance by any party of any agreement for any cause whatsoever.

      Budget and Appropriation. The Water District covenants to take such action as may be necessary to include all Lease Payments and Additional Payments due under the Lease Agreement in its proposed annual budget and its final adopted annual budget and to make the necessary appropriations for any amount of Lease Payments and Additional Payments to be paid therefor.

      Revenue Fund. The Water District agrees to maintain the Revenue Fund held by the Treasurer of the Water District (the "Treasurer"). All Revenues shall be deposited with the Treasurer and credited to the Revenue Fund. The Water District shall transfer moneys from the Revenue Fund to pay Maintenance and Operation Costs, including without limitation the Lease Payments in accordance with the Lease Agreement and lease payments securing Parity Obligations, if any. Any Revenues in excess of the amounts budgeted, as required, for the payment of the Lease Payments and Maintenance and Operation Costs shall constitute surplus revenues in the Revenue Fund. After all covenants contained in the Lease Agreement have been duly performed each year, and provided that there are no amounts then owing to Authority or the Trustee by the Water District, such surplus revenues may be used for: (1) payment of Series 2002 Installment Payments, (2) extensions and betterments of the Water System; or (3) any lawful purpose of the Water District.

      Rates and Charges. The Water District shall, to the maximum extent permitted by law, fix, prescribe and collect rates and charges for water service which will be at least sufficient to yield during each Fiscal Year Revenues equal to one hundred percent (100%) of Maintenance and Operation Costs paid in the immediately preceding Fiscal Year, provided that such costs shall include the Lease Payments payable in such Fiscal Year, plus Additional Payments payable in such Fiscal Year, plus the amount by which the amount on deposit in the Lease Revenue Bonds Rate Stabilization Reserve on the last day of the immediately preceding Fiscal Year was less than twenty-five percent (25%) of Maximum Annual Debt Service as of such day. The Water District may make adjustments from time to time in such rates and charges and may make such classification thereof as it deems necessary, but shall not reduce the rates and charges then in effect unless the Revenues from such reduced rates and charges will at all times be sufficient to meet the requirements of this rate covenant.

      No Priority for Additional Obligations. The Water District covenants that no additional bonds, notes or obligations shall be issued or incurred by the Water District which will have any priority in payment out of the Revenues over the Lease Payments.

      Limits on Additional Debt. The Water District covenants that, except for obligations issued to prepay all or a portion of the Lease Payments, it will issue obligations payable from Revenues on a parity basis with the Lease Payments only if the Water District delivers to the Trustee prior to the issuance of any Parity Obligations a certificate certifying that all of the following additional conditions are met:

            (a) The Water District is not in default under the terms of the Lease Agreement; and

            (b) the Revenues as shown by the books of the District for the twelve (12) calendar months ending prior to the incurring of such additional obligations shall have amounted to at least the sum of (x) one hundred percent (100%) of Maintenance and Operation Costs, including without limitation Lease Payments, for such twelve (12) calendar month period, plus (y) the amount by which the amount on deposit on the Lease Revenue Bonds Rate Stabilization Reserve on the date prior to the first day of such twelve (12) calendar month period was less than twenty-five percent (25%) of Maximum Annual Debt Service; for purposes of preparing the certificate or certificates described above, the Water District may rely upon financial statements prepared by the Water District, which have not been subject to audit by an Independent Certified Public Accountant if audited financial statements for the Fiscal Year or period are not available;

            (c) the estimated Revenues for the twelve (12) calendar months following the date of incurring such Parity Obligations will be at least equal to one hundred percent (100%) of all Maintenance and Operation Costs, including without limitation Lease Payments projected to be paid in the next succeeding Fiscal Year and payments in the next succeeding Fiscal Year on Parity Obligations to be outstanding immediately after the incurring of such Parity Obligations, and the Additional Payments paid in the prior Fiscal Year as of the date of incurring of such Parity Obligations;

            (d) the amount on deposit in the Lease Revenue Bonds Rate Stabilization Reserve on the date of incurring such Parity Obligations will, after giving effect to additional deposits in connection therewith, be at least equal to twenty-five percent (25%) of the sum of (i) Maximum Annual Debt Service, (ii) the maximum annual lease payment for such Parity Obligations, and
(iii) the Additional Payments paid in the prior Fiscal Year as of the date of incurring of such Parity Obligations; and

            (e) for so long as the Series 2002 Certificates of Participation are outstanding, the Lease Payments plus lease payments securing all Parity Obligations, including without limitation the Parity Obligations proposed to be issued, do not in the aggregate exceed the Maintenance and Operation Cap.

     For purposes of the computations to be made as described in (b) above, the determination of the Revenues:

                  (i) may take into account any increases in rates and charges which relate to the Water System and shall take into account any reduction in such rates and charges, which will be effective prior to or at the time of incurring such proposed additional obligations;

                  (ii) may take into account an allowance for any estimated increase in such Revenues from any revenue producing additions to or improvements or extensions of the Water System to be made with the proceeds of such additional obligations or with the proceeds of obligations previously issued, as shown by a certificate of the Water District; and

                  (iii) for the period contemplated by (c) above, Maintenance and Operation Costs of the Water System shall be deemed to be the same as for the period for which a calculation is done pursuant to (b) above, but adjusted, if deemed necessary by the Water District, for any increased Maintenance and Operation Costs of the Water System which are, in the judgment of the Water District, essential to maintaining and operating the Water System.

      Nothing in the Lease Agreement shall preclude the Water District from issuing obligations which are subordinate to the payment of the Lease Payments.

      In the event the additional indebtedness bears interest at a variable rate, for purposes of the rate covenant and determining compliance with the tests for issuance of additional indebtedness under the Lease Agreement, debt service payable on variable rate additional indebtedness shall be computed assuming such additional indebtedness bears interest at the rate quoted in The Bond Buyer 25 Revenue Bond Index for the last week of the month preceding the date when the Water District incurs such additional indebtedness, as published in The Bond Buyer, plus one-half of one percent (0.50%), or if such index is no longer published, another similar index to be selected by the Authority, or if the Authority fails to select a replacement index, an interest rate equal to eighty percent (80%) of the yield for outstanding United States Treasury bonds having a maturity equivalent to that of the additional indebtedness proposed to be incurred, or if there are no such Treasury bonds having equivalent maturities, eighty percent (80%) of the lowest prevailing prime rate of any of the five largest commercial banks in the United States ranked by assets.

      Assignment of Lease Payments. Certain of the Authority's rights under the Lease Agreement, including the right to receive and enforce payment of the Lease Payments to be made by the Water District under the Lease Agreement, have been absolutely assigned by the Authority to the

Trustee, subject to certain exceptions, pursuant to the Trust Agreement, to which assignments the Water District consents. The Authority directs the Water District, and the Water District agrees, to pay to the Trustee at the Trustee's corporate trust office, or to the Trustee at such other place as the Trustee shall direct in writing, all Lease Payments or prepayments thereof payable by the Water District under the Lease Agreement. The Authority will not assign or pledge the Lease Payments or other amounts derived from the Project or from its other rights under the Lease Agreement except as provided under the terms of the Lease Agreement and the Trust Agreement, or its duties and obligations except as provided under the Trust Agreement.

      Use and Possession. The total Lease Payments and Additional Payments due in any Fiscal Year shall be for the use and possession of the Project for such Fiscal Year. During the Term of the Lease Agreement, the Water District shall be entitled to the exclusive use of the Project subject only to the Permitted Encumbrances.

      Additional Payments. In addition to the Lease Payments, the Water District shall also pay such amounts ("Additional Payments") as shall be required for the payment of all administrative costs of the Authority relating to the Project, including without limitation all expenses including usual and ordinary legal fees and expenses, assessments, compensation and indemnification of the Authority and the Trustee, any amounts required to be rebated to the federal government in order to comply with the provisions of Section 148 of the Code, any amounts required to be paid to the Trustee to replenish the Reserve Account to the Reserve Requirement pursuant to the Trust Agreement, fees under any Alternative Reserve Account Security instruments, taxes of any sort whatsoever payable by the Authority as a result of its lease of the Project or undertaking of the transactions contemplated in the Lease Agreement or in the Trust Agreement, fees of auditors, accountants, attorneys or engineers, insurance premiums or other items required by the Lease Agreement and all other necessary administrative costs of the Authority or charges required to be paid by it in order to comply with the terms of the Bonds or of the Trust Agreement or to pay or indemnify the Trustee and its officers and directors. All such Additional Payments to be paid under the Lease Agreement shall be paid when due directly by the Water District to the respective parties to whom such Additional Payments are owing.

      Net-Net-Net Lease. The Lease Agreement shall be deemed and construed to be a "net-net-net lease" and the Water District agrees that the Lease Payments shall be an absolute net return to the Authority, free and clear of any expenses, charges or set-offs whatsoever, except as expressly provided therein.

      Lease Revenue Bonds Rate Stabilization Reserve. There is established a special fund designated as the "Lease Revenue Bonds Rate Stabilization Reserve" to be held by the Water District which fund the Water District agrees and covenants to hold separate and apart from other funds so long as any Bonds remain outstanding. The Water District is required to fund the Lease Revenue Bonds Rate Stabilization Reserve in an amount equal to 25% of Maximum Annual Debt Service (the "Rate Stabilization Requirement"). Money transferred by the Water District to the Lease Revenue Bonds Rate Stabilization Reserve shall be held in the Lease Revenue Bonds Rate Stabilization Reserve and applied in accordance with the Lease Agreement. The Water District shall withdraw all or any portion of the amounts on deposit in the Lease Revenue Bonds Rate Stabilization Reserve and transfer such amounts to the Revenue Fund for application in accordance with the Lease Agreement to the extent amounts in the Revenue Fund are not sufficient to pay Maintenance and Operation Costs. The Water District may expend amounts in the Lease Revenue Bonds Rate Stabilization Reserve for any purpose permitted by law. The Rate Stabilization Requirement is in addition to amounts required to be maintained in the separate rate stabilization reserve established in connection with the Series 2002 Certificates of Participation and amounts in the Lease Revenue Bonds Rate Stabilization Reserve are not available to make payments relative to the Series 2002 Certificates of Participation.

      Termination of Lease Agreement Prior to End of Term.

       (a) Termination of Lease Agreement for Failure to Achieve Acceptance. The Water District shall have the right to terminate the Lease in the event the Water District exercises its right to terminate the Service Contract, provided that the Water District shall have no right to terminate the Lease if and after the Water District exercises any of its buy-out rights under the Service Contract.

       (b) Termination of Lease Agreement Upon an Event of Default by the Company. The Water District shall have the right to terminate the Lease Agreement in the event the Water District exercises its right, subject to applicable notice and cure provisions set forth in the Service Contract, to terminate the Service Contract upon the occurrence of an Event of Default (as defined in the Service Contract) by the Company under Section 13.2(B)(2) of the Service Contract, provided that the Water District shall have no right to terminate the Lease if and after the Water District exercises any of its buy-out rights under the Service Contract.

       (c) Trustee Benefit Rights. The Water District and the Authority acknowledge the rights of the Trustee as assignee of all rights of the Authority pursuant to the Trust Agreement and rights of Trustee and Bond Insurer to notice and rights to cure under the Service Contract.

       (d) Obligations Not Conditioned on Service Contract. Except as provided in (a) and (b) above, the Water District and Authority acknowledge the Water District's obligations under the Lease Agreement are not conditioned or affected by the Service Contract or the performance by any party of its obligations thereunder, including, without limitation, termination of the Service Contract pursuant to any circumstance other than as described in (a) or (b) above.

       (e) Lock-out Provisions of Insurance and Indemnity Agreement. The Water District and the Authority accept and agree to be bound by the lockout provisions of the Insurance and Indemnity Agreement affecting the rights of the Water District, City and Authority in the event of a termination of the Lease Agreement pursuant thereto, subject to the express terms of the Insurance and Indemnity Agreement. To the extent permitted by law, the District shall not develop or construct Alternative Facilities during any cure period following an Event of Default, including any Lock-out Period, if applicable, without the prior written consent of the Bond Insurer.

                           INSURANCE AND CONDEMNATION

      Insurance. The Water District will procure and maintain insurance on the Project with responsible insurers at reasonable cost in such amount and against such risks (including damage to or destruction of the Service Contract Project Improvements) as are usually covered in connection with facilities similar to the Service Contract Project Improvements, but not less than the lesser of the full replacement cost or the principal amount of Bonds then outstanding, so long as such insurance is available from reputable insurance companies.

      In the event of any damage to or destruction of the Project caused by the perils covered by such insurance, the Net Insurance Proceeds thereof shall be applied in accordance the Lease Agreement.

      The Water District shall provide adequate reserves to cover the amount of any deductible provisions of the insurance required to be maintained pursuant to the Lease Agreement.

      Cooperation. The Authority shall cooperate fully with the Water District at the expense of the Water District in filing any proof of loss with respect to any insurance policy maintained and in the prosecution or defense of any prospective or pending condemnation proceeding with respect to the Project or any portion thereof.

                     DAMAGE, DESTRUCTION AND EMINENT DOMAIN;
                               USE OF NET PROCEEDS

      Application of Net Insurance Proceeds.

       (a) Deposit in Insurance and Condemnation Account. The Water District and/or the Authority shall transfer to the Trustee any Net Insurance Proceeds received by the Water District and/or Authority in respect of any insurance required by the Lease Agreement or in the event of any taking by eminent domain or condemnation with respect to the Project, for deposit in the Insurance and Condemnation Account by the Trustee in accordance with the Trust Agreement.

       (b) Disbursement for Replacement or Repair of the Project. Upon receipt of the certification described in paragraph (i) below and the requisition described in paragraph (ii) below, the parties agree that the Trustee shall disburse moneys in the Insurance and Condemnation Account to the person, firm or corporation named in the requisition.

            (i) Certification. The Authorized Representative of the Water District must provide to the Authority and the Trustee a certificate stating that the Net Insurance Proceeds available for such purpose, together with other funds, if any, supplied by the Water District for such purpose in its sole and absolute discretion, are sufficient to restore the Project to a value greater than or equal to the value thereof prior to the insured event, and

            (ii) Requisition. An Authorized Representative of the Water District must state with respect to each payment to be made (1) the requisition number, (2) the name and address of the person, firm or corporation to whom payment is due, (3) the amount to be paid and (4) that each obligation mentioned therein has been properly incurred, is a proper charge against the Insurance and Condemnation Account, has not been the basis of any previous withdrawal therefrom, and specifying in reasonable detail the nature of the obligation.

      Any balance of the Net Insurance Proceeds remaining after such replacement or repair has been completed as evidenced by a certificate of the Water District shall be disbursed as provided in subsection (c) below.

      In the event and to the extent the requirements of subsections (b)(i) and
(b)(ii) above are satisfied, the Water District shall begin such reconstruction, repair or replacement promptly after such damage or destruction shall occur, and shall continue and properly complete such reconstruction, repair or replacement as expeditiously as possible, and shall pay out of such Net

Insurance Proceeds and funds provided by it (if any) in its sole discretion all costs and expenses in connection with such reconstruction, repair or replacement so that the same shall be completed and the Project shall be free and clear of all claims and liens except as provided in the Lease Agreement.

       (c) Disbursement for Prepayment. If the Authorized Representative of the Water District notifies the Trustee in writing of the Water District's determination that the certification provided in the Lease Agreement cannot be made or replacement or repair of any portion of the Project is not economically feasible or in the best interest of the Water District, Net Insurance Proceeds will be applied to the prepayment of Lease Payments, provided that if available Net Insurance Proceeds exceed the amount necessary to prepay enough Lease Payments and any other amounts due or to become due under the Lease Agreement or the Trust Agreement such that the value of the remaining portion of the Project is equal to or greater than the value of such portion of the Project prior to the insured event, excess proceeds shall be available to be expended by the Water District for any lawful purpose.

      Eminent Domain Proceeds. If all or any part of the Service Contract Project Improvements shall be taken by eminent domain proceedings rendering the Project substantially unavailable for use by the Water District, the Net Insurance Proceeds thereof shall be applied by the Water District to the prepayment of Lease Payments as provided in Article X and to such other fund or account as may be appropriate and used for the retirement of Bonds.

                      COVENANTS WITH RESPECT TO THE PROJECT

      Use of the Project. The Water District represents and warrants that it has an immediate need for all of the Project, which need is not expected to be temporary or to diminish in the foreseeable future.

      Leasehold Interest in the Project.

       (a) Authority Holds Leasehold Interest During Term. During the Term, the Authority shall hold a leasehold interest in the Project pursuant to the Property Lease. The Authority shall take any and all actions reasonably required, including but not limited to executing and filing any and all documents, reasonably required to maintain and evidence the Authority's leasehold interest in the Project at all times during the Term.

       (b) Leasehold Interest Transferred to Authority at End of Term. Upon the expiration of the Term as provided in the Lease Agreement, the Water District's leasehold interest in the Project pursuant to the Lease shall terminate, provided that, concurrent with such termination, the leasehold interest of the Water District pursuant to the terms of the Operating Lease shall become effective without the necessity of any additional document of transfer.

      Option to Prepay Lease Payments. The Water District may exercise an option to prepay all or a portion of the Lease Payments in accordance with the Lease Agreement and, by prepaying Lease Payments in the amounts necessary to cause the termination of the Term as provided in the Lease Agreement (the "Purchase Option Price"), terminate the Authority's leasehold interest in the Property under the Property Lease.

      Quiet Enjoyment. Subject only to Permitted Encumbrances, during the Term the Authority shall provide the Water District with quiet use and enjoyment of the Project, and the Water District shall during such Term peaceably and quietly have and hold and enjoy the Project, without suit, trouble or hindrance from the Authority, or any person or entity claiming under or through the Authority except as expressly set forth in the Lease Agreement. The Authority will, at the request of the Water District, join in any legal action in which the Water District asserts its right to such possession and enjoyment to the extent the Authority may lawfully do so. Notwithstanding the foregoing, the Authority shall have the right of access to the Project as provided in the Lease Agreement.

      Installation of Water District's Personal Property. The Water District may at any time and from time to time, in its sole discretion and at its own expense, install or permit to be installed items of equipment or other personal property in or upon any portion of the Project. All such items shall remain the sole personal property of the Water District, regardless of the manner in which the same may be affixed to such portion of the Project, in which neither the Authority nor the Trustee shall have any interest, and may be modified or removed by the Water District at any time; provided that the Water District shall repair and restore any and all damage to such portion of the Project resulting from the installation, modification or removal of any such items of equipment. Nothing in the Lease Agreement shall prevent the Water District from purchasing items to be installed, provided that no lien or security interest attaching to such items shall attach to any part of the Project.

      Access to the Project. The Water District agrees that the Authority and the Authority's successors or assigns shall have (1) the right at all reasonable times to enter upon the Project or any portion thereof to examine and inspect the Project, and (2) such rights of access to the Project as may be reasonably necessary to cause the proper maintenance of the Project in the event of failure by the Water District to perform its obligations under the Lease Agreement.

      Maintenance, Utilities, Taxes and Assessments.

       (a) Maintenance; Repair and Replacement. Throughout the Term of the Lease Agreement, as part of the consideration for the rental of the Project, all repair and maintenance of the Project shall be the responsibility of the Water District, and the Water District shall pay for or otherwise arrange for the payment of the cost of the repair and replacement of the Project resulting from ordinary wear and tear or want of care on the part of the Water District or any sublessee thereof. The Water District shall provide or cause to be provided all security service, custodial service, power, gas, telephone, light, heating and water, and all other public utility services for the Project. In exchange for the Lease Payments provided for in the Lease Agreement, the Authority agrees to provide only the Project.

       (b) Tax and Assessments; Utility Charges. The Water District shall also pay or cause to be paid all taxes and assessments, including but not limited to utility charges of any type or nature charged to the Authority or the Water District or levied, assessed or charged against any portion of the Project (excluding the Property, with respect to which the City shall pay or cause to be paid such amounts pursuant to the Property Lease) or the respective interests or estates therein; provided that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Water District shall be obligated to pay only such installments as are required to be paid during the Term of the Lease Agreement as and when the same become due.

       (c) Contests. The Water District may, at its expense and in its name, in good faith contest any such taxes, assessments, utility and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom; provided that prior to such nonpayment it shall furnish the Authority and the Trustee with the opinion of an Independent Counsel to the effect that, by nonpayment of any such items, the interest of the Authority in such portion of the Project will not be materially endangered and that the Project will not be subject to loss or forfeiture or lien. Otherwise, the Water District shall promptly pay such taxes, assessments or charges or make provisions for the payment thereof in form satisfactory to the Authority. The Authority will cooperate fully in such contest, upon the request and at the expense of the Water District.

      Modification of the Project.

       (a) Additions, Modifications and Improvements. Subject only to applicable restrictions and conditions of the Service Contract, and provided the Bond Insurer's prior written consent shall be required if to do so would (i) render available funds insufficient to complete the Project, or (ii) require additional time to complete the Project, the Water District shall, at its own expense, have the right to make additions, modifications or improvements to any portion of the Project if such additions, modifications or improvements are necessary or beneficial for the use of such portion of the Project. Such additions, modifications and improvements shall not in any way damage any portion of the Project or cause them to be used for purposes other than those authorized under the provisions of state and federal law or in any way which would impair the exclusion from gross income for federal income tax purposes of the interest portion of the Lease Payments; and the Project, upon completion of any additions, modifications and improvements made pursuant to the Lease Agreement, shall be of a value which is not less than the value of the Project immediately prior to the making of such additions, modifications or improvements.

       (b) No Liens. The Water District will not create, will use its best efforts to prevent the creation of, and will remove any mortgage or lien upon the Water System or any property essential to the proper operation of the Water System or to the maintenance of the Revenues, provided that, notwithstanding the foregoing, the Water District may encumber the Water System with mechanic's or materialman's liens, in connection with provision of administration buildings and operational facilities, or with the prior written consent of the Bond Insurer; and provided further, that the foregoing covenant shall not affect the Authority's right to issue Parity Obligations in accordance with the Trust Agreement and this Lease Agreement. Except for Permitted Encumbrances, the Water District will not permit any mechanic's or other lien to be established or remain against the Project for labor or materials furnished in connection with any additions, modifications or improvements made by the Water District pursuant to the Section; provided that if any such lien is established and the Water District shall first notify or cause to be notified the Authority of the Water District's intention to do so, the Water District may in good faith contest any lien filed or established against the Project, and in such event may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom and shall provide the Authority with full security against any loss or forfeiture which might arise from the nonpayment of any such lien, in form satisfactory to the Trustee of the Authority. The Authority will cooperate fully in any such contest, upon the request and at the expense of the Water District.

      Liens. Except as permitted by the Lease Agreement, the Water District shall not, directly or indirectly, create, incur, assume or suffer to exist any mortgage, pledge, liens, charges, encumbrances or claims, as applicable, on or with respect to the Project, other than Permitted Encumbrances and other than the respective rights of the Authority and the Water District as provided in the Lease Agreement, except with the prior written consent of the Bond Insurer. Except as expressly provided in the Lease Agreement, the Water District shall promptly, at its own expense, take such action as may be necessary to duly discharge or remove any such mortgage, pledge, lien, charge, encumbrance or claim, for which it is responsible, if the same shall arise at any time; provided that the Water District may contest such lien or claim if it desires to do so, so long as such contest will not materially, adversely affect the rights of the Water District to the Project or the payment of Lease Payments under the Lease Agreement. The Water District shall reimburse the Authority for any expense incurred by it in order to discharge or remove any such mortgage, pledge, lien, charge, encumbrance or claim.

      Authority's Disclaimer of Warranties. THE AUTHORITY OR TRUSTEE MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR FITNESS FOR THE USE CONTEMPLATED BY THE WATER DISTRICT OF THE PROJECT OR PORTION THEREOF. In no event shall the Authority or Trustee be liable for incidental, indirect, special or consequential damages, in connection with or arising out of the Lease Agreement, the Property Lease, or the Trust Agreement for the existence, furnishing, functioning or Water District's use and possession of the Project.

      Water District's Right to Enforce Warranties of Manufacturers, Vendors or Contractors. The Authority irrevocably appoints the Water District its agent and attorney-in-fact during the Term, so long as the Water District shall not be in default under, to assert from time to time whatever claims and rights, including without limitation, warranty claims, claims for indemnification and claims for breach of any representations, with respect to the Project or the improvements to the Project which the Authority may have against any manufacturer, vendor or contractor, or any agents thereof. The Water District's sole remedy for the breach of any such warranty, indemnification or representation shall be against the manufacturer, vendor or contractor with respect thereto, and not against the Authority, nor shall such matter have any effect whatsoever on the rights and obligations of the Authority with respect to the Lease Agreement, including the right to receive full and timely Lease Payments and to cause the Water District to make all other payments due under the Lease Agreement. The Water District shall be entitled to retain any and all amounts recovered as a result of the assertion of any such claims and rights. The Authority shall, upon the Water District's request and at the Water District's expense, do all things and take all such actions as the Water District may request in connection with the assertion of any such claims and rights.

      The Water District expressly acknowledges that neither the Authority nor the Trustee makes, or has made, any representation or warranty whatsoever as to the existence or availability of such warranties of the manufacturer, vendor or contractor with respect to any of the improvements on the Project.

      Reconstruction; Application of Net Insurance Proceeds. If any useful portion of the Service Contract Project Improvements shall be destroyed or is damaged by fire or other casualty, or title to, or the temporary use of, such portion shall be taken under the exercise of the power of eminent domain, the Water District shall, as expeditiously as possible, continuously and diligently prosecute or cause to be prosecuted the repair, reconstruction, restoration or replacement thereof, unless it is determined under the provisions of the Lease Agreement that such repair, reconstruction, restoration or replacement is not to be undertaken.

      Against Encumbrances. The Water District will not make any pledge of or place any lien on the Net Revenues except as provided in the Lease Agreement. The Water District may expend at any time, or from time to time, general fund revenues or may issue evidences of indebtedness or incur other obligations for any lawful purpose which are payable from and secured by a pledge of and lien on general fund revenues.

      Against Sale or Other Disposition of Project. The Water District will not enter into any agreement or lease which impairs the operation of the Project or any part thereof necessary to secure adequate water services for the community. Any real or personal property which has become nonoperative or which is not needed for the efficient and proper operation of the improvements on the Project, or any material or equipment which has become worn out, may be sold if such sale will not impair the ability of the Water District to pay Lease Payments and if the proceeds of such sale are deposited in the Lease Payment Fund.

      Payment of Claims. The Water District will pay and discharge any and all lawful claims for labor, materials or supplies which, if unpaid, might become a lien on the Net Revenues or the funds or accounts created under the Lease Agreement or on any funds in the hands of the Water District pledged to pay the Bonds prior or superior to the lien of the Trust Agreement or which might impair the security of the Bonds. Notwithstanding the foregoing, the Water District may pledge, encumber or otherwise secure its obligations with the Net Revenues; provided, that in all instances any such pledge, lien or security is wholly subordinate and junior to the obligations of the Water District contained in the Trust Agreement and the Lease Agreement.

      Compliance with Lease. The Water District will neither take nor omit to take any action under any contract if the effect of such act or failure to act would in any manner impair or adversely affect the ability of the Water District to pay Lease Payments; and the Water District will comply with, keep, observe and perform all agreements, conditions, covenants and terms, express or implied, required to be performed by it contained in all other contracts affecting or involving the Project, to the extent that the Water District is a party thereto.

      Compliance with Governmental Regulations. The Water District will duly observe and comply with all valid regulations and requirements of any governmental authority relative to the operation of the improvements on the Project, or any part thereof, but the Water District shall not be required to comply with any regulations or requirements so long as the validity or application thereof shall be contested in good faith.

                      ASSIGNMENT, SUBLEASING AND AMENDMENT

      Assignment by the Authority. Except as provided in the Lease Agreement and in the Trust Agreement, the Authority will not assign the Lease Agreement, or any right, title or interest of the Authority in and to the Lease Agreement, to any other person, firm or corporation so as to impair or violate the representations, covenants and warranties contained in the Lease Agreement.

      Assignment and Subleasing by the Water District.

       (a) Assignment. The Lease Agreement may not be assigned by the Water District unless the Water District receives (i) prior written consent of the Bond Insurer, which consent shall not be unreasonably withheld, and (ii) an opinion of Bond Counsel, stating that such assignment does not adversely affect the exclusion from gross income for federal income tax purposes or from State of California personal income taxes of the interest portion of Lease Payments. In the event that the Lease Agreement is assigned by the Water District, the obligation to make Lease

Payments and perform the other covenants of the Water District under the Lease Agreement shall remain the obligation of the Water District.

       (b) Sublease. The Water District may sublease any portion of the Project, with the prior written consent of the Authority and Bond Insurer, which consent shall not be unreasonably withheld, subject to all of the following conditions:

            (i) The Lease Agreement and the obligation of the Water District to make Lease Payments and perform the other covenants of the Water District under the Lease Agreement shall remain obligations of the Water District;

            (ii) The Water District shall, within 30 days after the delivery thereof, furnish or cause to be furnished to the Authority, the Bond Insurer and the Trustee a true and complete copy of such sublease;

            (iii) No sublease by the Water District shall cause the Project to be used for a purpose other than a governmental or proprietary function authorized under the provisions of the laws of the State; and

            (iv) No sublease shall cause the interest portion of Lease Payments, or any of them to become subject to federal income taxes or State of California personal income taxes.

      Amendments and Modifications. The terms of the Lease Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the Authority and the Water District, with the written consent of the Bond Insurer and the Trustee subject to the same conditions for amendment and modification of the Trust Agreement as set forth in the Trust Agreement.

                         EVENTS OF DEFAULT AND REMEDIES

      Events of Default Defined. The following shall be "Events of Default" under the Lease Agreement and the terms "Events of Default" and "default" mean, whenever they are used in the Lease Agreement, any one or more of the following events:

       (a) Payment Default. Failure by the Water District to pay any Lease Payment or Additional Payment required to be paid under the Lease Agreement on the date such payment is due under the Lease Agreement.

       (b) Covenant Default. Failure by the Water District to observe and perform any warranty, covenant, condition or agreement on its part to be observed or performed or otherwise with respect to the Lease Agreement or in the Property Lease, other than as referred to in clause (a) above, for a period of 30 days after written notice specifying such failure and requesting that it be remedied has been given to the Water District by the Authority or the Trustee; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, then no Event of Default shall have occurred, for a period of 90 days after such applicable period so long as corrective action is instituted by the Water District within the applicable period and diligently pursued until the default is corrected. Notwithstanding the foregoing, an Event of Default will have occurred concurrent with the failure by the Water District to observe or perform any warranty, covenant, condition or agreement on its part to be observed or performed pursuant to the Lease provisions relating to assignment of Lease Payments, Lease Termination, maintaining insurance, liens with respect to the Project and covenants against encumbrance, sale or disposal of the Project.

       (c) Bankruptcy or Insolvency. The filing by the Water District of a case in bankruptcy, or the subjection of any right or interest of the Water District under the Lease Agreement to any execution, garnishment or attachment, or adjudication of the Water District as a bankrupt, or assignment by the Water District for the benefit of creditors, or the entry by the Water District into an agreement of composition with creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Water District in any proceedings instituted under the provisions of the federal bankruptcy code, as amended, or under any similar act which may thereafter be enacted.

       (d) Breach of Representation. A material breach of any representation of the Water District or the Authority under the Lease, for a period of 30 days after written notice specifying such failure and requesting that it be remedied has been given to the Water District by the Authority, the Trustee or the Bond Insurer.

      Remedies on Default. Whenever any Event of Default referred to in the Lease Agreement shall have happened and be continuing, it shall be lawful for the Authority to exercise any and all remedies available pursuant to law or equity or granted pursuant to the Lease Agreement, and, in each and every such case during the continuance of an Event of Default, the Authority may, with the consent of the Bond Insurer, and by notice in writing to the Water District and shall, at the direction of the Bond Insurer, declare the entire principal amount of the unpaid Lease Payments and the accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, anything contained in the Lease Agreement to the contrary notwithstanding. This section, however, is subject to the condition that if at any time after the entire principal amount of the unpaid Lease Payments and the accrued interest thereon shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered the Water District shall deposit with the Authority a sum sufficient to pay the unpaid principal amount of the Lease Payments due prior to such declaration and the accrued interest thereon, with interest on such overdue installments, at the rate or rates applicable to the remaining unpaid principal balance of the Lease Payments, and the reasonable expenses of the Authority, and any and all other defaults known to the Authority (other than in the payment of the entire principal amount of the unpaid Lease Payments and the accrued interest thereon due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Authority or provision deemed by the Authority to be adequate shall have been made therefor, then and in every such case the Authority, by written notice to the Water District may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default or shall impair or exhaust any right or power consequent thereon.

      Anything in the Lease Agreement to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default as defined in the Lease Agreement, so long as the Bond Insurer is not in default under the Bond Insurance Policy, the Bond Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Authority or the Trustee under the Lease Agreement or otherwise available to the Authority or the Trustee, including, without limitation: (i) the right to accelerate the portion of each Lease Payment designated as and representing the principal of the Bonds as described in the Lease Agreement and (ii) the right to annul any declaration of acceleration, and the Bond Insurer shall also be entitled to approve all waivers of Events of Default.

      Notwithstanding anything to the contrary contained in the Lease Agreement or any of the Transaction Documents, none of the Authority, the Trustee, the Bond Insurer, or the Bondholders shall have the right under the Lease Agreement to re-enter or re-let the Project under any circumstances unless otherwise permitted under the Transaction Documents.

      Application of Funds Upon Acceleration. Upon the date of the declaration of acceleration as provided in the Lease Agreement, all Revenues thereafter received by the Water District shall be applied in the following order --

      First, to the payment, without preference or priority, and in the event of any insufficiency of such Revenues ratably without any discrimination or preference, of the fees, costs and expenses of the Authority and Trustee, if any, in carrying out the provisions of this article, including reasonable compensation to their respective accountants and counsel and any other fees, costs and expenses of the Trustee then owing for Trustee's services under the Lease Agreement or under the Trust Agreement, including the reasonable fees and expenses of its counsel and accountants; and

      Second, to the payment of the Maintenance and Operation Costs including without limitation the entire principal amount of the unpaid Lease Payments and lease payments securing Parity Obligations, if any, and the accrued interest thereon, with interest on the overdue installments at the rate or rates of interest applicable to the Lease Payments and such lease payments securing Parity Obligations if paid in accordance with their respective terms, provided that, to the extent Lease Payments and lease payments securing Parity Obligations exceed in any year the Maintenance and Operation Cap due to acceleration, Revenues shall be applied to pay Lease Payments and lease payments securing Parity Obligations on a parity basis with Series 2002 Installment Payments.

      Other Remedies of the Authority. The Authority shall have the right

       (a) by mandamus or other action or proceeding or suit at law or in equity to enforce its rights against the Water District or any director, officer or employee thereof, and to compel the Water District or any such director, officer or employee to perform and carry out its or his duties under the agreements and covenants required to be performed by it or him contained in the Lease Agreement;

       (b) by suit in equity to enjoin any acts or things which are unlawful or violate the rights of the Authority; or

       (c) by suit in equity upon the happening of an Event of Default to require the Water District and its directors, officers and employees to account as the trustee of an express trust.

      Notwithstanding anything contained in the Lease Agreement, the Authority shall have no security interest in or mortgage on the Project, the Water System or other assets of the Water District and no default under the Lease Agreement shall result in the loss of the Project, the Water System, or other assets of the Water District.

      No Remedy Exclusive. Subject to the express limitation on remedies described in the Lease Agreement, no remedy conferred therein upon or reserved to the Authority is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Lease Agreement or now or thereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority to exercise any remedy reserved to it in the Lease Agreement it shall not be necessary to give any notice, other than such notice as may be required in the Lease Agreement or by law.

      Agreement to Pay Attorneys Fees and Expenses. In the event either party to the Lease Agreement should default under any of the provisions thereof and the nondefaulting party should commence legal action or arbitration for the collection of moneys or the enforcement of performance or observance of any obligation or agreement on the part of the defaulting party contained therein, the defaulting party agrees that it will pay on demand to the nondefaulting party the reasonable attorneys fees, court costs and legal expenses incurred by the nondefaulting party in such action or arbitration after payment of all fees and expenses of the Trustee.

      No Additional Waiver Implied by One Waiver. In the event any agreement contained in the Lease Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach thereunder.

      Trustee to Exercise Rights. Such rights and remedies as are given to the Authority under the Lease Agreement have been assigned by the Authority to the Trustee, to which assignment the Water District consents. Such rights and remedies shall be exercised by the Trustee subject to the terms of the Trust Agreement and the Lease Agreement.

                                  MISCELLANEOUS

      Liability of Water District Limited. Except for the pledge of Revenues pursuant to the terms of the Lease Agreement, neither the faith and credit nor the taxing power of the Water District is pledged to the payment of Lease Payments under the Lease Agreement. Nevertheless, the Water District may, but shall not be required to, advance for any of the purposes of the Lease Agreement any funds of the Water District which may be made available to it for such purposes.

      The obligation of the Water District to make Lease Payments is a special obligation of the Water District payable solely from the Revenues which are irrevocably pledged, subject to the Lease Agreement.

      Waiver of Personal Liability. No member, officer, agent or employee of the Water District or the Water District shall be individually or personally liable for the payment of Lease Payments under the Lease Agreement or be subject to any personal liability or accountability by reason of the issuance thereof; but nothing in the Lease Agreement contained shall relieve any such member, officer, agent or employee from the performance of any official duty provided by law or by the Trust Agreement.

      Applicable Law. The Lease Agreement shall be governed by and construed in accordance with the laws of the State.

                                 TRUST AGREEMENT

                        ASSIGNMENT; DECLARATION OF TRUST;
                          REPRESENTATIONS AND RECITALS

      Assignment of Lease Agreement. The Authority absolutely assigns all of its rights, title and interest in the Lease Agreement to the Trustee for the benefit of the Bondowners, and the Authority retains no right, title or interest therein (other than its right to certain Additional Payments under the Lease Agreement). The Water District consents to such assignment.

      Assignment of Property Lease. The Authority absolutely assigns, for so long as any Bond is Outstanding, all of its rights, title and interest in the Property Lease to the Trustee for the benefit of the Bondowners, and the Authority retains no right, title or interest therein (other than such right, title and interest as may exist from and after the payment in full, or defeasance pursuant to the Trust Agreement, of the Bonds). The Water District consents to such assignment.

      Declaration of Trust by Trustee. The Trustee declares that it holds and will hold the Trust Estate upon the trusts set forth in the Trust Agreement and for the use and benefit of the Bondowners.

      Deposit of Moneys. In order to induce the Water District to proceed with the lease of the Project from the Authority and to assure the Water District that the funding of the Service Contract Project Improvements will be paid as contemplated by the Lease Agreement, the Authority has executed the Lease Agreement and caused the Trustee to authenticate and deliver the Bonds and from the proceeds of the sale of the Bonds, the Trustee shall deposit into the various accounts in the Project Trust Fund the amounts provided for in the Trust Agreement.

                           BONDS, TERMS AND PROVISIONS

      Payments from Trust Estate Only; Distribution of Trust Estate.

       (a) All amounts payable by the Trustee with respect to the Bonds pursuant to the Trust Agreement shall be paid only from the income of and proceeds from the Trust Estate and only to the extent that the Trustee shall have actually received sufficient income or proceeds from the Trust Estate to make such payments in accordance with the terms of the Trust Agreement. Each Bondowner agrees to look solely to the income of and the proceeds from the Trust Estate to the extent available for distribution to such holder as provided in the Trust Agreement, and each Bondowner agrees that the Trustee is not personally liable to any Bondowner for any amounts payable under the Trust Agreement or subject to any liability under the Trust Agreement except liability under the Trust Agreement as a result of negligence or willful misconduct by the Trustee.

       (b) So long as the Bonds shall be Outstanding, all amounts of Lease Payments (including without limitation prepayments), Additional Payments, payments received by the Trustee pursuant to or with respect to the Letter of Credit, indemnity payments and other payments of any kind constituting a part of the Trust Estate payable to the Trustee, shall be paid directly to the Trustee for distribution, in accordance with the Trust Agreement, to or for the Bondowners.

      Negotiability, Transfer and Registry.

       (a) Each Bond shall be transferable only upon the books of the Trustee which shall be kept for that purpose at the corporate trust office of the Trustee, by the Bondowner in person or by his attorney duly authorized in writing, upon surrender thereof together with a written instrument of transfer satisfactory to the Trustee duly executed by the Bondowner or his duly authorized attorney. Upon the transfer of any such Bond the Trustee shall deliver in the name of the transferee a new Bond or Bonds of the same aggregate principal amount and maturity and interest rate as the surrendered Bond.

       (b) The Trustee may deem and treat the person in whose name any Bond shall be registered upon the books of the Trustee as the absolute owner of such Bond, whether such Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal, if any, of and interest with respect to such Bond and for all other purposes; and all such payments so made to any such Bondowner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid; and the Trustee shall not be affected by any notice to the contrary.

      Regulations with Respect to Exchanges and Transfers. In all cases in which the privilege of exchanging Bonds or transferring Bonds is exercised, the Trustee shall authenticate and deliver Bonds in accordance with the provisions of the Trust Agreement. All Bonds surrendered in any such exchanges or transfers shall forthwith be canceled by the Trustee pursuant to the Trust Agreement. For every such exchange or transfer of Bonds, except an exchange of a temporary Bond for a definitive Bond, the Trustee may make a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or transfer. The cost of printing any new Bonds and any services rendered or any expenses incurred by the Trustee in connection with any exchange or transfer shall be paid by the Water District (except governmental taxes and charges and the costs of replacing lost, stolen or mutilated Bonds which shall be paid by the Owner). The Trustee shall not be required to transfer or exchange any Bonds selected for redemption or within the 15 days before the selection of Bonds for redemption.

      Bonds Mutilated, Destroyed, Stolen or Lost. In case any Bond shall become mutilated or be destroyed, stolen or lost, the Trustee shall authenticate and deliver a new Bond of like maturity and principal amount as the Bond so mutilated, destroyed, stolen or lost, in exchange and substitution for such mutilated Bond, upon surrender and cancellation of such mutilated Bond, or in lieu of and substitution for the Bond, destroyed, stolen or lost, upon receipt by the Trustee of evidence satisfactory to the Trustee that such Bond has been destroyed, stolen or lost and proof of ownership thereof, and upon furnishing the Trustee with indemnity satisfactory to the Trustee and complying with such other regulations as the Trustee may prescribe and paying such expenses as the Trustee may incur. All Bonds so surrendered to the Trustee shall be canceled by it pursuant to the Trust Agreement. Any such new Bonds issued pursuant to the
Section in substitution for Bonds mutilated or alleged to be destroyed, stolen or lost shall be equally secured by and entitled to equal and proportionate benefits of, with all other Bonds delivered under the Trust Agreement, any moneys or securities held by the Trustee for the benefit of the Bondowners.

      Temporary Bonds. Until the definitive Bonds are prepared, the Trustee may authenticate and deliver, in the same manner as is provided for the Trust Agreement, in lieu of definitive Bonds, one or more temporary Bonds substantially of the tenor of the definitive Bonds in lieu of which such temporary Bond or Bonds are issued, in any authorized denomination, and with such omissions, insertions and variations as may be appropriate to temporary Bonds. The Trustee at the expense of the Water District shall authenticate and, upon the surrender of such temporary Bonds and the cancellation of such surrendered temporary Bonds, shall, without charge to the Owners thereof, in exchange therefor, deliver definitive Bonds, of the same aggregate principal amount and maturity as the temporary Bonds.

                        ESTABLISHMENT AND ADMINISTRATION
                              OF FUNDS AND ACCOUNTS

      Establishment of Project Trust Fund. There is established with the Trustee a special trust fund to be designated as the "Project Trust Fund"; which shall be held in trust by the Trustee for the benefit of the Bondholders pending application of the funds on deposit therein as provided in the Trust Agreement. The Trustee shall keep the Project Trust Fund separate and apart from all other funds and moneys held by it. Within the Project Trust Fund there are established the following accounts (the "Accounts"): (i) Debt Service Payment Account, and a Capitalized Interest Subaccount therein; (ii) Reserve Account; (iii) Costs of Issuance Account; (iv) Project Account; (vi) Redemption Account; and (vii) Insurance and Condemnation Account. There is established by the Trust Agreement with the Trustee a special trust fund to be designated as the "Rebate Fund", which the Trustee shall maintain and manage pursuant to the provisions of the Trust Agreement.

      Project Account.

       (a) There shall be credited to the Project Account any funds from time to time deposited with Trustee for such purpose. The Trustee shall keep the Project Account separate and apart from all other funds and accounts held by it and shall administer the Project Account as provided in the Trust Agreement and the Lease Agreement.

       (b) Except as provided in the Trust Agreement, the Trustee shall disburse funds from the Project Account in the manner and at the times described in the Trust Agreement. The Trustee shall disburse funds from the Costs of Issuance Account upon receipt by the Trustee of an executed Requisition; additionally, the Trustee shall transfer all amounts on deposit in the Costs of Issuance Account on August 1, 2003 to the Project Account and thereafter, upon receipt of a Requisition of the Water District, the Trustee shall pay Costs of Issuance from the Project Account.

       (c) Upon receipt by the Trustee of a Requisition of the Water District that the Service Contract Project Improvements have been completed and that all costs thereof and Cost of Issuance have been paid any amounts then remaining in the Project Account not encumbered or needed to pay costs of the Service Contract Project Improvements and Cost of Issuance, as evidenced by a certificate of a Requisition of Water District, shall be deposited by Trustee in the Rebate Fund if the Water District has notified the Trustee such funds are needed to pay arbitrage rebate payments to the federal government and the balance shall be deposited in the Debt Service Payment Fund and be applied from time to time on behalf of the Water District as a credit against the next subsequent Lease Payments. In no event will amounts in the Project Account after the date three years from the Delivery Date be invested at a yield in excess of the yield on the Bonds within the meaning of Section 148 of the Code and the regulations thereunder.

      Debt Service Payment Account.

       (a) In addition to the moneys required to be deposited in the Debt Service Payment Account pursuant to the Trust Agreement, all Lease Payments received by the Trustee shall be deposited by the Trustee in the Debt Service Payment Account immediately upon their receipt. On or about October 1 of each year the Trustee shall give written notice to the Water District of the amount of Lease Payments for the next following Bond Year. The Trustee shall pay from the Debt Service Payment Account on each Interest Payment Date, the amount required for the interest payable on such date and the amount required for the principal payable, if any, on such date. Such amounts shall be applied by the Trustee on the due dates thereof. The Trustee shall apply amounts on deposit in the Capitalized Interest Subaccount to the payment of interest on the Bonds as it becomes due and payable prior to the application of any other amounts in the Debt Service Payment Account therefor.

       (b) Upon receipt of any proceeds of a draw on the Letter of Credit, the Trustee shall promptly deposit all such amounts in the Debt Service Payment Account. The Trustee shall thereafter apply such amounts received, together with interest earnings thereon, to pay, on the next succeeding Interest Payment Date, interest and principal, if any, then due and payable on the Bonds. The Trustee shall notify the Water District and the Bond Insurer that Lease Payments next coming due are permitted to be reduced by such draw amounts received, together with interest earning thereon. The Water District shall not have any liability to any party for any failure to direct the Trustee to draw on the Letter of Credit or for any delay in so drawing.

       (c) The Trustee shall also transfer to the Redemption Account from the Debt Service Payment Account any amount available therein to pay principal, premium, if any, and the accrued interest on the Bonds redeemed pursuant to the Trust Agreement.

      Reserve Account.

       (a) The Reserve Requirement shall be maintained by the Trustee in the Reserve Account until the Lease Payments are paid in full pursuant to the terms of the Lease Agreement, or the Bonds have been redeemed in full, or the Trust Agreement is terminated. The Reserve Requirement may be recalculated at any time upon the request of the Water District, and the Trustee shall maintain the Reserve Account thereafter at a level equal to the recalculated Reserve Requirement. The Trustee shall apply moneys in the Reserve Account as provided in the Trust Agreement. The Trustee shall value the investments of monies in the Reserve Account pursuant to the Trust Agreement.

       (b) If on any Interest Payment Date the amount in the Debt Service Payment Account shall be less than the amount required for the interest payable with respect to the Bonds on said date, the Trustee shall withdraw from the Reserve Account and deposit in the Debt Service Payment Account the amount necessary to make good the deficiency. Any amounts transferred from the Reserve Account pursuant to this subsection (b) shall not be considered payment in full or in part of any Lease Payment and shall, upon receipt of the delinquent Lease Payment, be repaid from such Lease Payment to the Reserve Account.

       (c) If on an Interest Payment Date the amount in the Debt Service Payment Account shall be less than the amount required for the principal payable with respect to the Bonds on such date, the Trustee shall withdraw from the Reserve Account and deposit in the Debt Service

Payment Account the amount necessary to make good the deficiency. Any amounts transferred from the Reserve Account pursuant to this subsection (c) shall not be considered payment in full or in part of a Lease Payment and shall, upon receipt of the delinquent Lease Payment, be repaid from such Lease Payment to the Reserve Account.

       (d) Whenever the amount in the Reserve Account, together with the amount in the Debt Service Payment Account, is sufficient to pay in full all Outstanding Bonds in accordance with their terms, the funds on deposit in said Reserve Account shall be transferred to the Debt Service Payment Account and applied to the payment of Bonds. Any provision of the Trust Agreement to the contrary notwithstanding, so long as there shall be held in the Debt Service Payment Account an amount sufficient to pay in full all Outstanding Bonds in accordance with their terms, no deposits shall be required to be made into the Reserve Account.

       (e) Moneys in the Reserve Account shall be used solely for the purpose of:

            (i) making up deficiencies in the Debt Service Payment Account as provided in the Trust Agreement; or

            (ii) making up deficiencies in the Debt Service Payment Account as provided in the Trust Agreement;

            (iii) providing for the payment of the final Lease Payment in which event the Trustee shall transfer all amounts on deposit in the Reserve Account to the Debt Service Payment Account to be applied as a credit against said final Lease Payment; or

            (iv) providing for the redemption in full of all Outstanding Bonds as provided in the Trust Agreement.

       (f) If ten (10) days prior to any Lease Payment Date the amount on deposit in the Reserve Account is less than the Reserve Requirement, the Trustee shall notify the Authority and the Water District and the Water District shall include the amount necessary to meet the Reserve Requirement with its Lease Payment on such Lease Payment Date as an Additional Payment.

       (g) The Authority reserves the right to substitute, at any time and from time to time, one or more letters of credit, Alternative Reserve Account Security, bond insurance policies or other form of guaranty, in any case approved in writing by the Bond Insurer from a financial institution the long-term unsecured obligations of which are rated to the Bond Insurer's satisfaction in substitution for or in place of all or any portion of the Reserve Requirement, under the terms of which the Trustee is unconditionally entitled to draw amounts when required for the purposes thereof. Upon deposit by the Authority with the Trustee of any such letter of credit, surety bond, bond insurance policy or other form of guaranty, the Trustee shall withdraw from the Reserve Account and transfer to the Water District an amount equal to the principal amount of such letter of credit, Alternative Reserve Account Security, bond insurance policy or other form of guaranty.

      If and to the extent that the Reserve Account has been funded with a combination of cash (or Investment Securities) and a Alternative Reserve Account Security, then all such cash (or Investment Securities) shall be completely used before any demand is made on such Alternative Reserve Account Security, and replenishment of the Alternative Reserve Account Security shall be made prior to any replenishment of any such cash (or Investment Securities). If the Reserve Fund is funded, in whole or in part, with more than one Alternative Reserve Account Security, then any draws made against such Alternative Reserve Account Security shall be made pro-rata.

      Redemption Account.

       (a) The Trustee shall apply moneys in the Redemption Account as provided in the Trust Agreement. Amounts in the Redemption Account shall be applied to the redemption of Bonds in accordance with the Trust Agreement. Interest on Bonds so redeemed shall be paid from the Debt Service Payment Account, except to the extent Net Insurance Proceeds are used to pay such interest, and all expenses in connection with such redemption shall be paid by the Water District as Additional Payments.

       (b) The Trustee shall deposit in the Redemption Account as received, all moneys, if any, paid to it by the Water District for prepayment of Lease Payments pursuant to the Lease Agreement. All of said moneys shall be set aside in the Redemption Account for the purpose of redeeming the Bonds in advance of their maturity and shall be applied on or after the date of redemption designated pursuant to the Trust Agreement to the payment of principal, redemption premium, if any, and accrued interest, if any, with respect to the Bonds to be redeemed upon presentation and surrender of such Bonds.

      Insurance and Condemnation Account. Subject to the provisions of the Lease Agreement, the proceeds of insurance maintained pursuant to the Lease Agreement against physical loss of or damage to the Project or any portion thereof shall be deposited in the Insurance and Condemnation Account immediately upon receipt and applied as provided in Article VI of the Lease Agreement.

      Deposits of Money; Payment Procedure.

       (a) All moneys required to be held by the Trustee under the provisions of the Trust Agreement shall be deposited with the Trustee. All moneys deposited under the provisions of the Trust Agreement with the Trustee shall be held in trust and applied only in accordance with the provisions of the Trust Agreement, and the Project Trust Fund shall be a trust fund for the purposes thereof.

       (b) All moneys deposited with the Trustee shall be credited to the particular account to which such moneys belong.

      Investment of Certain Accounts and Subaccounts. Subject to the requirements of the Trust Agreement, all moneys in the funds, accounts and subaccounts held by the Trustee under the Trust Agreement shall be invested as follows:

       (a) Moneys held in the Debt Service Payment Account and the Reserve Account shall be invested and reinvested by the Trustee pursuant to the Section. Moneys held in the Insurance and Condemnation Account may be invested and reinvested in Investment Securities which mature not later than such times as shall be necessary to provide moneys when needed for payments to be made from such Account. Moneys in the Redemption Account shall be invested only in Investment Securities which have a maturity no longer than 30 days. The Trustee shall make all such investments of moneys held by it in accordance with written instructions received from an Authorized Representative of the Water District at least two Business Days in advance of the investment. The Authorized Representative of the Water District may instruct the Trustee in making any investment in any Investment Securities with moneys in any Account established under the Trust Agreement, to combine such moneys with moneys in any other Account, but solely for purposes of making such investment in such Investment Securities. In the absence of instructions from the Water District, the Trustee shall invest solely in Investment Securities set forth in (B)(5) of the definition thereof and shall provide notice to the Water District of such investment by means of its customary statements; provided, however, the Trustee shall incur no liability for its failure to so notify the Water District. Absent negligence or willful misconduct on its part, the Trustee shall have no liability or responsibility for any loss resulting from any investment made in accordance with the provisions of the Trust Agreement. The Trustee shall have no obligation to pay additional interest or maximize investment income on any funds held by it and neither the Authority, nor the Bond Owners shall have any claim of any kind against the Trustee in connection with such Investments.

       (b) Any income or interest earned by the Debt Service Payment Account due to the investment thereof shall be retained in the Debt Service Payment Account and applied as a credit against the Lease Payments due on the next occurring Lease Payment Date and deemed to be the payment of the interest portion thereof to the extent thereof and then to principal, provided that all income or interest earned by the Capitalized Interest Subaccount of the Debt Service Payment Account shall be transferred to the Project Account on or before each June 2 and December 2, until Acceptance, and shall thereafter be applied as provided in the first sentence of this subsection (b).

       (c) Any income or interest earned by the Reserve Account due to the investment thereof shall be paid into the Project Account until Acceptance and shall thereafter be paid into the Debt Service Payment Account to the extent that it would cause the amount in the Reserve Account to exceed the Reserve Requirement. Such amount shall be applied as a credit against the Lease Payments due on the next occurring Lease Payment Date and deemed to be the payment of the interest portion thereof to the extent thereof and then to principal.

       (d) Moneys held in the Project Account shall be invested and reinvested by the Trustee in Investment Securities maturing as required to make timely Project payments pursuant to the Service Contract. Any income or interest earned by the Project Account due to the investment thereof shall be retained in the Project Account and used for purposes of the Project Account until Acceptance, and after Acceptance shall be transferred to the Debt Service Payment Account.

       (e) Nothing in the Trust Agreement shall prevent any Investment Securities acquired as investments of funds held thereunder from being issued or held in book-entry form on the books of the Department of the Treasury of the United States of America.

       (f) The Trustee or an affiliate may act as principal or agent in the acquisition or disposition of an investment and shall be entitled to its customary fees therefor pursuant to a prior written fee agreement with the Authority and the Water District.

       (g) If at any time after investment therein an investment ceases to meet the criteria set forth in the definition of Investment Securities as determined by a valuation of such investment and such obligation, aggregated with other non-conforming investments, exceeds ten percent (10%) of invested funds, such investment shall be sold or liquidated unless otherwise approved by the Water District and the Bond Insurer.

       (h) Investments (except investment agreements) in Trust Agreement funds and accounts and subaccounts shall be valued by the Trustee as frequently as deemed necessary by the

Authority, but not less often than semi-annually nor more often than monthly, at the fair market value thereof, exclusive of accrued interest. Deficiencies in the amount on deposit in any fund or account resulting from a decline in market value shall be restored not later than the next succeeding semiannual valuation date which is at least six months after the valuation date. Investments purchased with funds on deposit in the Reserve Account shall have an average aggregate weighted term to maturity not greater than five years.

      The Trustee shall terminate any repurchase agreement upon a failure of the counterparty thereto to maintain the requisite collateral percentage after the restoration period and, if not paid by the counterparty in federal funds against transfer of the repo securities, liquidate the collateral.

      The Trustee shall give notice to any provider of an investment agreement in accordance with the terms of the investment agreement so as to receive funds thereunder with no penalty or premium paid.

      The Trustee shall, upon actual knowledge of the withdrawal or suspension of either of the ratings of an investment agreement provider or a drop in the ratings thereon below "A," so notify the Authority and, if so directed by the Authority, shall demand further collateralization of the agreement or liquidation thereof.

      The Water District acknowledges that to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Water District the right to receive brokerage confirmations of security transactions as they occur, the Water District will not receive such confirmations to the extent permitted by law. The Trustee will furnish the Water District periodic cash transaction statements which the Trustee may make any investments under the Trust Agreement through its own bond or investment department or trust investment department, or those of its parent or any affiliate. The Trustee or any of its affiliates may act as sponsor, advisor or manager in connection with any investments made by the Trustee under the Trust Agreement.

      Valuation and Sale of Investments. Obligations purchased as an investment of moneys in any fund, account or subaccount created under the provisions of the Trust Agreement shall be deemed at all times to be a part of such fund, account or subaccount and any profit realized from the liquidation of such investment shall be credited to, and any loss resulting from the liquidation of such investment shall be charged to, the computation of net interest earned on the moneys and investments of such fund, account or subaccount.

      The value of the above investments shall be determined as provided in "Value" below. "Value," which shall be determined as of the 10th day of March and September of each year unless otherwise directed in writing by the Authority, means that the value of any investments shall be calculated as follows:

       (a) as to investments the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times): the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination;

       (b) as to investments the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York Times: the average bid price at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Trustee in its absolute discretion) at the time making a market in such investments or the bid price published by a nationally recognized pricing service;

       (c) as to certificates of deposit and bankers acceptances: the face amount thereof, plus accrued interest;

       (d) as to any investment not specified above: the value thereof established by prior agreement between the Authority, the Trustee and the Water District; and

       (e) alternatively, by any reasonable method used by the Trustee and approved by the Water District, including without limitation, computer pricing services.

      Except as otherwise provided in the Trust Agreement, the Trustee shall sell or present for redemption or transfer as provided in the next sentence any obligation so purchased as an investment whenever it shall be requested in writing by an Authorized Representative of the Water District so to do or whenever it shall be necessary in order to provide moneys to meet any payment or transfer from any fund, account or subaccount held by it. In lieu of such sale or presentment for redemption, the Trustee may, in making the payment or transfer from any fund, account or subaccount mentioned in the preceding sentence, transfer such investment obligations or interest appertaining thereto if such investment obligations shall mature or be collectable at or prior to the time the proceeds thereof shall be needed and such transfer of investment obligations may be made in book entry form. Absent bad faith or willful misconduct or negligence on its part, the Trustee shall not be liable or responsible for making or liquidating any such investment in the manner provided above or for any loss resulting from any such investment.

      Costs of Issuance Account. The Trustee shall deposit to the Costs of Issuance Account the amount required under the Trust Agreement. Moneys on deposit in the Costs of Issuance Account shall be applied to pay Costs of Issuance upon submission of a written request from an Authorized Representative of the Authority to the Trustee stating that the amount is justly due and owing, has not been the subject of any other written request which has been paid by the Trustee and is a proper Costs of Issuance. Any moneys remaining in the Costs of Issuance Account on May 1, 2003 shall be transferred to the Project Account.

      Rebate Fund.

       (a) Establishment. The Trustee shall establish a special fund designated the "Rebate Fund" (the "Rebate Fund"). All amounts at any time on deposit in the Rebate Fund shall be held by the Trustee in trust, to the extent required to satisfy the requirement to make rebate payments to the United States pursuant to Section 148 of the Code and the Treasury Regulations promulgated thereunder. Such amounts shall be free and clear of any lien under the Trust Agreement and shall be governed by the Trust Agreement and by the Tax Certificate executed by the Water District and Authority. The Trustee shall have no independent responsibility to, or liability resulting from its failure to, enforce compliance by the Authority with the Rebate Requirement. All money at any time deposited in the Rebate Fund shall be held by the Trustee in trust for payment to the United States Treasury. All amounts on deposit in the Rebate Fund for the Bonds shall be governed by the Trust Agreement and the Tax Certificate for the Bonds, unless and to the extent that the Authority delivers to the Trustee an opinion of Bond Counsel that the exclusion from gross income for federal income tax purposes of interest on the Bonds will not be adversely affected if such requirements are not satisfied.

       (b) Deficiencies in the Rebate Fund. In the event that, prior to the time of any payment required to be made from the Rebate Fund, the amount in the Rebate Fund is not sufficient to make such payment when such payment is due, the Authority shall calculate or cause to be calculated the amount of such deficiency and deposit an amount received from any legally available source equal to such deficiency prior to the time such payment is due.

       (c) Disposition of Unexpended Moneys. Any moneys remaining in the Rebate Fund after redemption and payment of the Bonds and the payments described in the Trust Agreement being made may be withdrawn by the Authority and utilized in any lawful manner by the Authority.

       (d) Record Keeping. The Authority shall retain records of all determinations made under the Trust Agreement until six years after the complete retirement of the Bonds.

       (e) Survival of Defeasance. Notwithstanding anything in the Trust Agreement to the contrary, the obligation to comply with the requirements of the Trust Agreement shall survive the payment in full or defeasance of the Bonds.

              COVENANTS, EVENTS OF DEFAULT, REMEDIES OF BONDOWNERS
                          AND LIMITATIONS OF LIABILITY

      Trustee to Enforce Lease Agreement and Property Lease. The Trustee covenants and agrees with the Bondowners and the Bond Insurer, subject to the provisions of the Trust Agreement to exercise the rights assigned to it under the Lease Agreement and the Property Lease as assignee of the Authority, and to enforce the Property Lease against the City as provided therein and the Lease Agreement against the Water District as provided under the Trust Agreement, all subject to the provisions of the Trust Agreement.

      Against Amendment or Termination of Property Lease. The Authority and the Water District covenant and agree not to amend the Property Lease in a manner that is adverse to the Bond Insurer, or to terminate the Property Lease, without the prior written consent of the Bond Insurer, so long as the Insurance Policy is still in effect and the Bond Insurer is not in default thereunder.

      Notice of Non-Payment. In the event of delinquency in the payment of Lease Payments due by the Water District pursuant to the Lease Agreement, the Trustee shall promptly give written notice of the delinquency and the amount thereof to the Water District and the Company.

      Assignment of Rights. Pursuant to the Trust Agreement, the Authority has transferred, assigned and set over to the Trustee all of the Authority's rights in and to the Property Lease and the Lease Agreement including without limitation all of the Authority's right to receive Lease Payments from the Water District under the Lease Agreement, its right to receive the proceeds of insurance or of an eminent domain award on the Service Contract Project Improvements, its right to pursue the remedies to which it is entitled in the event of default by the Water District under the Lease Agreement (a "Lease Default Event"), its right to enforce payment of such Lease Payments when due, or otherwise protect its interests and enforce its rights under the Lease Agreement.

      Events of Default. The following events shall be Events of Default under the Trust Agreement:

       (a) Default in the due and punctual payment of the principal on any Bonds when and as the same shall become due and payable, whether at maturity as therein expressed, by proceedings for redemption, by acceleration, or otherwise.

       (b) Default in the due and punctual payment of any installment of interest on any Bonds when and as the same shall become due and payable.

       (c) Default by the Authority in the observance of any of the other covenants, agreements or conditions on its part in the Trust Agreement or in the Bonds contained, if such default shall have continued for a period of thirty
(30) days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Authority by the Trustee; provided, however, that if in the reasonable opinion of the Authority the default stated in the notice can be corrected, but not within such thirty (30) day period, such default shall not constitute an Event of Default under the Trust Agreement if the Authority shall commence to cure such default within such thirty (30) day period and thereafter diligently and in good faith cure such failure in a reasonable period of time (provided that in the event such breach is not cured within 60 days, the Water District shall obtain the prior written consent of the Bond Insurer to pursue the same to completion beyond the grace period provided herein).

       (d)  The occurrence and continuation of a Lease Default Event.

       (e) Notwithstanding the foregoing, no effect shall be given to payments made under the Insurance Policy in determining whether an Event of Default exists under Section 5.04 of the Trust Agreement.

      Any reorganization or liquidation plan with respect to the Water District (excepting only a merger of the Water District with the City, as to which none of the Bond Insurer, the Authority or the Trustee have any approval or consent rights) must be acceptable to the Bond Insurer. In the event of any reorganization or liquidation, the Bond Insurer shall have the right to vote on behalf of all Owners who hold Bond Insurer-insured Bonds absent a default by the Bond Insurer under the applicable Insurance Policy insuring such Bonds.

      Anything in the Trust Agreement to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default as defined in the Trust Agreement, the Bond Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the Owners or the Trustee for the benefit of the Owners under the Trust Agreement or otherwise available to the Owners or Trustee, including, without limitation: (i) the right to accelerate the principal of the Bonds as described in the Trust Agreement, and
(ii) the right to annul any declaration of acceleration. The Bond Insurer shall also be entitled to approve all waivers of Events of Default.

      Upon the occurrence of an Event of Default, the Trustee may, with the consent of the Bond Insurer, and shall, at the direction of the Bond Insurer or 60% of the Owners with the consent of the Bond Insurer, by written notice to the Authority and Water District and the Bond Insurer, declare the principal of the Bonds to be immediately due and payable, whereupon that portion of the principal of the Bonds thereby coming due and the interest thereon accrued to the date of payment shall, without further action, become and be immediately due and payable, anything in the Trust Agreement or in the Bonds to the contrary notwithstanding.

      Application of Funds. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of the Lease Agreement shall be applied by the Trustee in the order following upon presentation of the several Bonds, and the stamping thereon of the payment if only partially paid, or upon the surrender thereof if fully paid -

      First, to the payment of the costs and expenses of the Trustee and of the Bondowners in declaring such Event of Default, including reasonable compensation to its or their agents, attorneys, consultants and counsel and any fees and expenses due or owing the Trustee;

      Second, to the payment of the whole amount then owing and unpaid with respect to the Bonds for principal and interest and in case such moneys shall be insufficient to pay in full the whole amount so owing and unpaid with respect to the Bonds, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal, or of any installment over any other installment of interest, ratably to the aggregate of such principal and interest.

      Institution of Legal Proceedings. If one or more Events of Default shall happen and be continuing, the Trustee in its discretion may, and upon the written request of the Owners of a majority in principal amount of the Bonds then Outstanding, and upon being indemnified to its satisfaction therefor, shall, proceed to protect or enforce its rights or the rights of the Owners of Bonds as provided in the Lease Agreement or in the Trust Agreement.

      Non-Waiver. Nothing in the Trust Agreement or in the Bonds, shall affect or impair the obligation of Water District to pay or prepay the Lease Payments in accordance with and subject to the terms and provisions of the Lease Agreement, or affect or impair the right of action, which is also absolute and unconditional, of the Bondowners to institute suit to enforce and collect such payment. No delay or omission of the Trustee or of any Bondowners to institute suit to enforce and collect such payment and no delay or omission of the Trustee or of any Bondowner of any of the Bonds to exercise any right or power arising upon the happening of any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every power and remedy given by the Trust Agreement to the Trustee or to the Bondowner may be exercised from time to time and as often as shall be deemed expedient by the Trustee or the Bondowner.

      Remedies Not Exclusive. No remedy in the Trust Agreement conferred upon or reserved to the Trustee or the Bondowners is intended to be exclusive of any other remedy, and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Trust Agreement or now or thereafter existing, at law or in equity or by statute or otherwise.

      Power of Trustee to Control Proceedings. Except as provided in the Trust Agreement, in the event that the Trustee, upon the happening of an Event of Default, shall have taken any action, by judicial proceedings or otherwise, pursuant to its duties thereunder, whether upon its own discretion or upon the request of the Bondowners of a majority in principal amount of the Bonds then Outstanding, it shall have full power, in the exercise of its discretion for the best interests of the Owners of the Bonds, with respect to the continuance, discontinuance, withdrawal, compromise, settlement or other disposal of such action; provided, however, that the Trustee shall not discontinue, withdraw, compromise or settle, or otherwise dispose of any litigation pending at law or in equity, without the consent of a majority in aggregate principal amount of the Bonds Outstanding.

      Limitation on Bondowners' Right to Sue. Except as provided in the Trust Agreement, no Bondowner shall have the right to institute any suit, action or proceeding at law or in equity, for any remedy under or upon the Trust Agreement, unless (a) such Bondowner shall have previously given to the Trustee written notice of the occurrence of an Event of Default; (b) the Bondowners of at least twenty-five percent (25%) in aggregate principal amount of all the Bonds then Outstanding shall have made written request upon the Trustee to exercise the powers granted to the Trustee as assignee of the Authority or to institute such action, suit or proceeding in its own name; (c) said Bondowner shall have tendered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and (d) the Trustee shall have refused or omitted to comply with such request for a period of sixty (60) days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

      Such notification, request, tender of indemnity and refusal or omission are declared, in every case, to be conditions precedent to the exercise by any Bondowner of any remedy thereunder; it being understood and intended that no one or more Bondowners shall have any right in any manner whatever by his or their action to enforce any right under the Trust Agreement, except in the manner provided in the Trust Agreement, and that all proceedings at law or in equity with respect to an Event of Default shall be instituted, had and maintained in the manner therein provided and for the equal benefit of all Bondowners of the Outstanding Bonds.

      The right of any Bondowner of any Bond to receive payment of said Bondowner's interest in the Lease Payments as the same become due, or to institute suit for the enforcement of such payment, shall not be impaired or affected without the consent of such Bondowner, notwithstanding the foregoing provisions of the Trust Agreement.

      Amendment of Lease Agreement. The terms of the Lease Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the Authority and the Water District, with the written consent of the Bond Insurer and the Trustee subject to the same conditions as set forth in the Trust Agreement.

      Reconstruction; Application of Insurance Proceeds. If any useful portion of the Service Contract Project Improvements shall be destroyed or is damaged by fire or other casualty, or title to, or the temporary use of, such portion shall be taken under the exercise of the power of eminent domain, the Water District shall as expeditiously as possible, continuously and diligently prosecute or cause to be prosecuted the repair, reconstruction, restoration or replacement thereof, unless it is determined under the provisions of the Lease Agreement that such repair, reconstruction, restoration or replacement is not to be undertaken. The proceeds of any insurance paid on account of such damage or destruction, shall be held by the Trustee in the Insurance and Condemnation Account and made available for, and to the extent necessary be applied to, the cost of such repair, reconstruction, restoration or replacement. Such moneys deposited in the Insurance and Condemnation Account shall be applied and paid out by the Trustee as provided in the Lease Agreement. Pending such application, such proceeds shall be invested, upon direction of an Authorized Representative of the Water District, by the Trustee in Investment Securities which mature not later than such times as shall be necessary to provide moneys when needed to pay such cost of repair, reconstruction, restoration or replacement. The interest, as well as the gain, if any, on such investments shall remain a part of any such Insurance and Condemnation Account to be applied as provided in the Trust

Agreement. The proceeds of any insurance not applied within six months after receipt thereof by Trustee to repairing, reconstructing, restoring or replacing damaged or destroyed property, or in respect of which notice in writing of intention to apply the same to the work of repairing, reconstruction, restoring or replacing the property damaged or destroyed shall not have been given to the Trustee by Water District within such six months, or which Water District shall at any time notify the Trustee are not to be so applied, shall be deposited in the Redemption Account and applied to the redemption of Bonds pursuant to the Trust Agreement. After the completion of any repair, reconstruction, restoration, any remaining insurance proceeds shall be deposited in the Redemption Account and applied to the redemption of Bonds pursuant to the Trust Agreement.

      Accounts and Reports.

       (a) The Trustee shall keep proper books of record and account in which complete and correct entries shall be made of its transactions relating to each fund and account established under the Trust Agreement and the principal amount of the Bonds and which shall at all reasonable times upon reasonable prior notice be subject to the inspection of the Water District and Bondowners.

       (b) The Trustee shall provide the Water District, promptly after the end of each calendar month a statement of its transactions during such month relating to each fund, account or subaccount held by it under the Trust Agreement.

      No Obligation by the Water District to Bondowners. Except for the payment of Lease Payments when due in accordance with the Lease Agreement and any other payment due and owing by the Water District under the Lease Agreement and the performance of the other covenants and agreements of the Water District contained in the Lease Agreement or under the Trust Agreement, the Water District shall have no obligation or liability to any of the other parties or to the Bondowners with respect to the Trust Agreement or the terms, execution, delivery or transfer of the Bonds, or the distribution of Lease Payments to the Bondowners by the Trustee.

      No Obligation with Respect to Performance by Trustee. The Water District or the Authority shall not have any obligation or liability to any of the other parties or to the Bondowners with respect to the performance by the Trustee of any duty imposed upon it under the Trust Agreement.

      No Liability to Bondowners for Payment. Except as provided in the Trust Agreement, neither the Trustee nor the Authority shall have any obligation or liability to the Bondowners with respect to the payment of the Lease Payments by the Water District when due, or with respect to the performance by the Water District of any other covenant by it in the Lease Agreement.

      Possession and Enjoyment. So long as no Lease Termination shall have occurred, from and after the acquisition, construction and installation by the Water District of the Service Contract Project Improvements in accordance with the terms of the Lease Agreement, the Water District shall during such Lease Term peaceably and quietly have and hold and enjoy the Project, without suit, trouble or hindrance from the Trustee, except as expressly set forth in the Lease Agreement. The Trustee will, at the written request of the Water District and at the Water District's cost, join in any legal action in which the Water District asserts its right to such possession and enjoyment, to the extent Trustee lawfully may do so; provided, however, the Trustee may decline to join in such action if it believes it will be exposed to liability for which it has not been satisfactorily indemnified against.

      Tax Covenants. Notwithstanding any other provision of the Trust Agreement, absent an opinion of Bond Counsel that the exclusion from gross income of interest on the Bonds will not be adversely affected for federal income tax purposes, the Authority and the Water District covenant to comply with all applicable requirements of the Code necessary to preserve such exclusion from gross income and specifically covenant, without limiting the generality of the foregoing, as follows:

       (a) Private Activity. The Authority and the Water District will not take or omit to take any action or make any use of the proceeds of the Bonds, the Service Contract Project Improvements or of any other moneys or property which would cause the Bonds to be "private activity bonds" within the meaning of
Section 141 of the Code.

       (b) Arbitrage. The Authority and the Water District will make no use of the proceeds of the Bonds, the Project or of any other amounts or property, regardless of the sources, or take or omit to take any action which would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code;

       (c) Federal Guarantee. The Authority and the Water District will make no use of the proceeds of the Bonds, the Project, or take or omit to take any action that would cause the Bonds to be "federally guaranteed" within the meaning of Section 149(b) of the Code;

       (d) Information Reporting. The Authority and the Water District will take or cause to be taken all necessary action to comply with the informational reporting requirement of Section 149(e) of the Code;

       (e) Hedge Bonds. The Authority and the Water District will make no use of the proceeds of the Bonds, the Project, or any other amounts or property, regardless of the source, or take or omit to take any action that would cause the Bonds to be considered "hedge bonds" within the meaning of Section 149(g) of the Code unless the Authority and the Water District take all necessary action to assure compliance with the requirements of Section 149(g) of the Code to maintain the exclusion from gross income of interest on the Bonds for federal income tax purposes; and

       (f) Miscellaneous. The Authority and the Water District will take no action inconsistent with their expectations stated in the Tax Certificate and will comply with the covenants and requirements stated therein and incorporated by reference in the Trust Agreement.

      Parity Obligations. Neither the Authority nor the Water District shall issue or incur evidences of indebtedness or other obligations payable from the Lease Payments having any priority in payment over the Bonds. The Water District may at any time issue obligations secured on a parity with the Lease Payments which are incurred in accordance with the Lease Agreement.

      Continuing Disclosure. The Water District covenants and agrees that it will comply with and carry out all of the provisions of the Continuing Disclosure Agreement dated the date of issuance of the Bonds. Notwithstanding any other provision of the Trust Agreement, failure of the Water District to comply with the Continuing Disclosure Agreement shall not be considered an Event of Default; however, any participating underwriter, holder or beneficial owner of the Bonds may take such actions as may be necessary and appropriate to compel performance, including seeking mandate or specific performance by court order.

                             CONCERNING THE TRUSTEE

      Employment of Trustee. The Authority, pursuant to the Trust Agreement, appoints BNY Western Trust Company as Trustee. The Trustee will, prior to an Event of Default, and after the curing of all Events of Default which may have occurred, perform such duties and only such duties as are specifically set forth in the Trust Agreement, and no implied covenants or obligations shall be read into the Trust Agreement against the Trustee. The Trustee shall, during the existence of any Event of Default (which has not been cured in accordance with the Trust Agreement), exercise such of the rights and powers vested in it by the Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      Trustee Acceptance of Duties. The Trustee shall signify its acceptance of the duties and obligations imposed upon it by executing and delivering the Trust Agreement; and by executing such acceptance the Trustee shall be deemed to have accepted such duties and obligations with respect to all the Bonds thereafter delivered, but only, however, upon the terms and conditions set forth therein.

      Evidence on Which Trustee May Act.

       (a) The Trustee, upon receipt of any notice, resolution, request, consent, order, certificate, report, opinion, bond, or other paper or document furnished to it pursuant to any provision of the Trust Agreement, shall examine such instrument to determine whether it conforms to the requirements thereof and shall not be liable for acting upon any such instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee may consult with counsel, who may or may not be counsel to the Water District, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it thereunder in good faith and in accordance therewith. The Trustee may rely on and shall not be liable for acting upon the written instructions of the Authority and the Water District and such employees and representatives of the Water District as the Water District may thereinafter designate in writing.

       (b) Whenever the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action under the Trust Agreement, such matter (unless other evidence in respect thereof be therein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of an Authorized Representative of the Water District, and such certificate shall be full warrant for any action taken or suffered in good faith under the provisions and terms of the Trust Agreement; but in its discretion the Trustee may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

       (c) Except as otherwise expressly provided in the Trust Agreement, any request, order, notice or other direction required or permitted to be furnished pursuant to any provision thereof by the Authority or the Water District to the Trustee shall be sufficiently executed in the name of the Authority or the Water District by an Authorized Representative of the Authority or the Water District, as appropriate.

       (d) Notwithstanding any other provision of the Trust Agreement, in determining whether the rights of the Bondholders will be adversely affected by any action taken pursuant to the terms and provisions of the Trust Agreement, the Trustee shall consider the effect on the Bondholders as if there were no Insurance Policy.

      Obligations of Trustee. Upon receipt of written notice of the termination of the Lease Agreement, the Trustee shall at the written request of the Water District convey any right, title or interest in the Project created by the Trust Agreement free and clear of all liens thereon which Trustee may have.

      Compensation. The Water District has agreed in the Lease Agreement to pay to the Trustee compensation for all services rendered under the Trust Agreement and also all expenses, charges, counsel fees and other disbursements, including those of its attorneys, agents, and employees, incurred in and about the performance of its powers and duties under the Trust Agreement, at the rates and charges specified in a separate written fee agreement among the Authority, the Water District and the Trustee. The Water District shall reimburse the Trustee for any advances of its own funds to make payments for which the Water District and Authority is obligated under the Trust Agreement, with interest at the maximum rate allowed by law.

      Resignation of Trustee. The Trustee may at any time resign and be discharged of the duties and obligations created by the Trust Agreement by giving not less than 60 day's written notice to the Water District, the Bond Insurer, and the Bondowners, specifying the date when such resignation shall take effect, and such resignation shall take effect upon the day specified in such notice unless previously a successor shall have been appointed by the Water District and the Authority or the Bondowners as provided in the Trust Agreement, in which event such resignation shall take effect immediately on the appointment of such successor; provided that in the event the Water District and the Authority are unable to appoint a successor on or before the date specified, the resigning Trustee shall continue to serve under the Trust Agreement until a successor is appointed pursuant to the Trust Agreement.

      Removal of Trustee. The Trustee may be removed upon 60 days' written notice by an instrument or concurrent instruments in writing, filed with the Trustee, and signed by the Owners of a majority in principal amount of the Bonds then Outstanding or their attorneys-in-fact duly authorized. The Trustee may be removed at any time, at the request of the Bond Insurer, for any breach of the trust set forth in the Trust Agreement.

      Appointment of Successor Trustee.

       (a) In case at any time the Trustee shall resign or shall be removed or shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or if a receiver, liquidator or conservator of the Trustee, or of its property, shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs, a successor may be appointed by the Authority and the Water District.

       (b) If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of the Section within 45 days after the Trustee shall have given to the Water District and Bond Insurer written notice as provided in the Trust Agreement or after a vacancy in the office of the Trustee shall have occurred by reason of its inability to act, the Trustee may petition at the expense of the Water District a court to appoint a successor Trustee.

       (c) Any Trustee appointed under the provisions of the Trust Agreement in succession to the Trustee shall be a commercial bank or trust company or national banking association, having capital stock and surplus aggregating at least $75,000,000, acceptable to the Bond Insurer, and authorized to exercise trust powers.

       (d) Notwithstanding any other provision of the Trust Agreement, no removal, resignation or termination of the Trustee shall take effect until a successor shall be appointed.

      Transfer of Rights and Project to Successor Trustee. Any successor Trustee appointed under the Trust Agreement shall execute, acknowledge and deliver to its predecessor Trustee an instrument accepting such appointment, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all moneys, estates, properties, rights, powers, duties and obligations of such predecessor Trustee, with like effect as if originally named as Trustee; but the Trustee ceasing to act shall nevertheless, on the written request of the successor Trustee, execute, acknowledge and deliver such instrument of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee all the right, title and interest of the predecessor Trustee in and to any property held by it under the Trust Agreement, and shall pay over, assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions set forth in the Trust Agreement. Should any deed, conveyance or instrument in writing from the Water District or the Authority be required by such successor Trustee for more fully and certainly vesting in and confirming to such successor Trustee any such estates, rights, power and duties, any and all such deeds, conveyances and instruments in writing shall, on request, and so far as may be authorized by law, be executed, acknowledged and delivered by the Water District or the Authority.

      Merger or Consolidation. Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be a bank or trustee company organized under the laws of any state of the United States or a national banking association, shall meet the other requirements of the Trust Agreement, and shall be authorized by law to perform all the duties imposed upon it by the Trust Agreement, shall be the successor to the Trustee without the execution or filing of any paper or the performance of any further act.

      Adoption of Authorized Signature. In case any of the Bonds contemplated to be delivered under the Trust Agreement shall have been executed but not delivered, any successor Trustee may adopt the authorized signature of any predecessor Trustee so authenticating such Bonds and deliver such Bonds so executed; and in case any of the said Bonds shall not have been executed, any successor Trustee may authenticate such Bonds in the name of the successor Trustee, and in all such cases such authentication shall have the full force which it is anywhere in said Bonds or provided that the authentication of the Trustee shall have.

      Liability of the Trustee. The recitals, statements and representations by the Water District or the Authority contained in the Trust Agreement or in the Bonds shall be taken and construed as made by and on the part of the Water District and Authority and not by the Trustee and the Trustee does not assume, and shall not have, any responsibility or obligations for the correctness of any thereof.

      The Trustee may execute any of the trusts or powers of the Trust Agreement and perform the duties required of it under the Trust Agreement either directly or by or through attorneys or agents and shall be entitled to advice of counsel concerning all matters of trust and its duties under the Trust Agreement and shall be absolutely protected in relying thereon. The Trustee shall not be responsible for the misconduct of such persons selected by it with reasonable care.

      No provision in the Trust Agreement shall require the Trustee to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. The Trustee shall not be liable in connection with the performance of its duties under the Trust Agreement except for its own negligence or willful misconduct.

      In accepting the trust created by the Trust Agreement, the Trustee acts solely as Trustee for the Owners and not in its individual capacity and all persons, including without limitation the Owners and the Water District or the Authority, having any claim against the Trustee arising from the Trust Agreement shall look only to the funds and accounts held by the Trustee under the Trust Agreement for payment except as otherwise provided therein. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Bonds.

      The Trustee makes no representation or warranty, express or implied as to the title, value, design, compliance with specifications or legal requirements, quality, durability, operation, condition, merchantability or fitness for any particular purpose or fitness for the use contemplated by the Water District or the Authority of the Project. In no event shall the Trustee be liable for incidental, indirect, special or consequential damages in connection with or arising from the Lease Agreement or the Trust Agreement for the existence, furnishing or use of the Service Contract Project Improvements.

      The Trustee shall not be responsible for the sufficiency or enforceability of the Property Lease or the Lease Agreement or the assignment under the Trust Agreement of its rights to receive Lease Payments.

      The Trustee shall not be deemed to have knowledge of any Event of Default under the Trust Agreement or under the Lease Agreement unless and until it shall have actual knowledge thereof.

      The Trustee shall not be accountable for the use or application by the Water District or the Authority or any other party of any funds which the Trustee has released under the Trust Agreement.

      The Trustee shall not be responsible for accounting for, or paying to, any party to this transaction, including but not limited to the Water District, the Authority, and the Bondowners, any return on or benefit from funds held for payment of unredeemed Bonds or outstanding checks and no calculation of the same shall affect, or result in any offset against, fees due to the Trustee under the Trust Agreement.

      The Trustee's rights to immunities and protection from liability under the Trust Agreement and its rights to payment of its fees and expenses shall survive its resignation or removal and the final payment or the defeasance of the Bonds (or the discharge of the Bonds or the defeasance of the lien of the Trust Agreement).

      All indemnification and releases from liability granted to the Trustee in the Trust Agreement or in the Lease Agreement shall extend to the directors, officers, employees, attorneys and agents of the Trustee.

      The Trustee shall have no responsibility, opinion, or liability with respect to any information, statement or recital in any offering memorandum or other disclosure material prepared or distributed with respect to the issuance of the Bonds except for information provided by the Trustee.

      Before taking any action under the Trust Agreement at the request of Owners, the Trustee may require that a satisfactory indemnity bond be furnished by the Owners for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct in connection with any action so taken.

                                   AMENDMENTS

      Mailing. Any provision in the Trust Agreement for the mailing of a notice or other paper to Bondowners shall be fully complied with if it is mailed first class United States mail, postage prepaid only (i) to each Owner of Bonds then Outstanding at his address, if any, appearing upon the registry books of the Trustee, and (ii) to the Trustee.

      Powers of Amendment. The Trust Agreement and the rights and obligations provided may be modified or amended at any time by a Supplemental Trust Agreement, entered into among the Trustee, the Authority and the Water District but without the consent of any Bondowners, but only (a) to cure any ambiguity, supply any omission, or cure or correct any defect or inconsistent provision in the Trust Agreement, (b) to insert such provisions clarifying matters or questions arising under the Trust Agreement as are necessary or desirable and are not contrary to or inconsistent with the Trust Agreement as theretofore in effect, (c) to provide for the authorization, execution and delivery of Parity Obligations, or (d) in regard to matters arising under the Trust Agreement or thereunder, as the parties may deem necessary or desirable which shall not in the opinion of Bond Counsel which may be supported by a certificate of an independent financial consultant materially adversely affect the interest of the Bondowners or the Bond Insurer. Any other modification or amendment of the Trust Agreement and of the rights and obligations of the Trustee or of the Owners of the Bonds under the Trust Agreement, in any particular, may be made by a Supplemental Trust Agreement, entered into among the Trustee, the Authority and the Water District with the written consent, given as provided in the Trust Agreement, of the Owners of at least sixty percent (60%) in principal amount of the Bonds Outstanding at the time such consent is given. No such modification or amendment shall permit a change in the terms of redemption or maturity of the principal with respect to any Outstanding Bonds or of any installment of interest with respect thereto or a reduction in the principal amount or the redemption price with respect thereto or in the rate of interest with respect thereto or which will have an adverse effect on the security interest of the Owner without the consent of the Owner of such Bond, or shall reduce the percentages or otherwise affect the classes of Bonds the consent of the Owners of which is required to effect any such modification or amendment, or shall change or modify any of the rights or obligations of the Trustee without the written assent of the Trustee. The Trustee may in its discretion determine whether or not, in accordance with the foregoing powers of amendment, Bonds of any particular maturity would be affected by any modification or amendment of the Trust Agreement, and any such determination shall be binding and conclusive on the Authority, the Water District and all Owners of Bonds. The Trustee may obtain an opinion of counsel that any such Supplemental Trust Agreement entered into by the Authority, the

Water District and the Trustee complies with the provisions of the Trust Agreement and the Trustee may conclusively rely upon such opinion. The Authority shall be provided with a full original transcript of all proceedings relating to the execution of any amendatory or Supplemental Trust Agreement or Lease Agreement. Any provision of the Trust Agreement expressly recognizing or granting rights in or to Bond Insurer may not be amended in any manner which affects the rights of Bond Insurer under the Trust Agreement without the prior written consent of Bond Insurer.

      Consent of Bondowners. The Trustee, the Authority and the Water District may at any time enter into a Supplemental Trust Agreement making a modification or amendment permitted by the provisions of the Trust Agreement to take effect when and as provided in the Trust Agreement. A copy of such Supplemental Trust Agreement (or brief summary thereof), together with a request to Bondowners to approve the same shall be mailed to each Bondowner (but failure to mail such copy and request shall not affect the validity of the Supplemental Trust Agreement when consented to as provided in the Trust Agreement). Such Supplemental Trust Agreement shall not be effective unless and until (i) there shall have been filed with the Trustee (a) the written consents of Owners of the percentage of Outstanding Bonds specified in the Trust Agreement and (b) an opinion of Bond Counsel stating that such Supplemental Trust Agreement has been duly and lawfully entered into by the parties thereto and filed with the Water District and the Trustee in accordance with the provisions of the Trust Agreement, is authorized or permitted by the Trust Agreement, and is valid and binding upon the parties thereto in accordance with its terms. Each such consent shall be effective only if accompanied by proof of the Owner, at the date of such consent, of the Bonds with respect to which such consent is given, which proof shall be such as is permitted by the Trust Agreement. The request for consent of Bondowners pursuant to the Trust Agreement may provide a date by which such consents must be received to be effective. A certificate or certificates executed by the Trustee and filed with the Water District stating that it has examined such proof and that such proof is sufficient in accordance with the Trust Agreement shall be conclusive that the consents have been given by the Owners of the Bonds described in such certificate or certificates of the Trustee. Any such consent shall be binding upon the holder of the Bonds giving such consent and, anything in the Trust Agreement to the contrary notwithstanding, upon any subsequent Owner of such Bonds and of any Bonds issued in exchange therefor (whether or not such subsequent Owner thereof has notice thereof) unless such consent is revoked in writing by the Owner of such Bonds giving such consent or a subsequent Owner thereof by filing with the Trustee, prior to the time when the written statement of the Trustee provided for in the Trust Agreement is filed. Such revocation and, if such Bonds are held by the signer of such revocation, proof of ownership shall be evidenced in the manner permitted by the Trust Agreement. The fact that a consent has not been revoked may likewise be proved by a certificate of the Trustee filed with the Water District to the effect that no revocation thereof is on file with the Trustee. At any time after the Owners of the required percentage of Bonds shall have filed their consents to the Supplemental Trust Agreement, the Trustee shall make and file with the Water District a written statement that the Owners of such required percentage of Bonds have filed such consents. Such written statements shall be conclusive that such consents have been so filed. At any time thereafter notice, stating in substance that the Supplemental Trust Agreement (which may be referred to as a Supplemental Trust Agreement entered into by the parties thereto on a stated date, a copy of which is on file with the Trustee) has been consented to by the Owners of the required percentages of Bonds and will be effective as provided in the Trust Agreement, may be given to Bondowners by the Water District or the Trustee at the direction of the Water District, by mailing such notice pursuant to the Trust Agreement to Bondowners (but failure to receive such notice shall not prevent such Supplemental Trust Agreement from becoming effective and binding as in the Section provided). The Water District shall file with the Trustee proof of the mailing of such notice. A record, consisting of the certificates or statements required or permitted by the Trust

Agreement to be made by the Trustee, shall be proof of the matters therein stated. Such Supplemental Trust Agreement making such amendment or modification shall be deemed conclusively binding upon the Water District, the Trustee, the Authority and the Owners of all Bonds at the expiration of 40 days after the filing with the Trustee of the proof of the mailing of such last mentioned notice, except in the event of a final decree of a court of competent jurisdiction setting aside such Supplemental Trust Agreement in a legal action or equitable proceeding for such purpose commenced within such 40 day period; provided, however, that the Trustee, the Authority or the Water District during such 40 day period and any such further period during which any such action or proceeding may be pending shall be entitled in their absolute discretion to take such action, or to refrain from taking such action, with respect to such Supplemental Trust Agreement as they may deem expedient. Unless otherwise provided in the Trust Agreement, Bond Insurer's consent shall be required in addition to Owner consent, when required, for the following purposes: (i) execution and delivery of any supplemental Trust Agreement or any amendment, supplement or change to or modification of the Lease Agreement; (ii) removal of the Trustee or selection and appointment of any successor trustee; and (iii) initiation or approval of any action not described in (i) or (ii) above which requires Owner consent.

      Modifications by Unanimous Consent. The terms and provisions of the Trust Agreement and the rights and obligations of the Trustee and of the Owners of the Bonds under the Trust Agreement may be modified or amended in any respect upon entering into by the parties of a Supplemental Trust Agreement with the unanimous consent of the Owners of all the Bonds then Outstanding and the Bond Insurer, such consent to be given as provided in the Trust Agreement except that no notice to Bondowners by mailing shall be provided and to the extent any such Supplemental Trust Agreement alters the rights and obligations of the Trustee the Trustee's approval shall be required.

      Exclusion of Bonds. Bonds owned or held by or for the account of the Water District shall not be deemed Outstanding for the purpose of consent or other action or any calculation of Outstanding Bonds provided for in the Trust Agreement, and the Water District shall not be entitled with respect to such Bonds to give any consent or take any other action provided for in the Trust Agreement. At the time of any consent or other action taken under the Trust Agreement, the Water District shall furnish the Trustee a Certificate of Authorized Representative of the Water District, upon which the Trustee may rely, describing all Bonds so to be excluded.

      Notation on Bonds. Bonds issued after the effective date of any action taken as provided in the Trust Agreement provided may, and if the Water District so determines shall, bear a notation by endorsement or otherwise in form approved by the Water District and the Trustee as to such action, and in that case upon demand of the Owner of any Bond Outstanding at such effective date and presentation of the Bond or Bonds for the purpose at the principal corporate trust office of the Trustee or upon any transfer or exchange of any Bond Outstanding at such effective date, suitable notation shall be made on such Bond or upon any Bonds issued upon any such transfer or exchange by the Trustee as to any such action. If the Water District and the Trustee shall so determine, new Bonds so modified as in the opinion of the Trustee and the Water District may be necessary to conform to such action shall be prepared, issued, and upon demand of the Owner of any Bond then Outstanding shall be exchanged, without cost to such Bondowner, for Bonds of the same maturity then Outstanding, upon surrender of such Bonds.

                                  MISCELLANEOUS

      Defeasance.

       (a) Outstanding Bonds shall be paid and discharged in any one or more of the following ways -

            (i) by paying or causing to be paid the principal of and interest with respect to said Outstanding Bonds, as and when the same become due and payable; or

            (ii) by depositing with the Trustee, in trust, cash or Investment Securities of the type set forth in part (A) of the definition thereof in such amount, including without limitation cash or Investment Securities of the type set forth in part (A) of the definition thereof then on deposit in the Debt Service Payment Account and Reserve Account applicable to the Outstanding Bonds, together with the interest to accrue with respect thereto, as will be sufficient, as shown on a certificate of a nationally recognized certified public accountant or firm of certified public accountants, to pay and discharge the Outstanding Bonds to be paid and discharged (including all principal, interest and premium, if any) at or before their respective maturity dates.

      In the event of a refunding, the Water District shall cause to be delivered (i) a report of an independent firm of nationally recognized certified public accountants ("Accountant") verifying the sufficiency of the escrow established to pay the Bonds in full and (ii) an opinion of nationally recognized Bond Counsel to the effect that the Bonds are no longer "Outstanding" under the Trust Agreement, each of which shall be addressed to the Water District, the Trustee, the Authority and the Bond Insurer.

      Notwithstanding that any Bonds shall not have been surrendered for payment, all obligations of Authority, the Trustee and the Water District under the Trust Agreement with respect to those Bonds paid, as provided in the above subsections, and the trust created by the Trust Agreement shall cease and terminate, except only the obligation of the Trustee to pay or cause to be paid to the Owner of the Bonds not so surrendered and paid all sums due thereon, to transfer title to the Water District as provided in the Lease Agreement, and the obligation of Water District to cause rebates pursuant to the Trust Agreement and the obligation of the Trustee to make transfers and exchanges of Bonds pursuant to the Trust Agreement. Notice of defeasance of the Bonds and the obligations under the Trust Agreement shall be given by the Trustee in the manner provided in the Trust Agreement. The fees and charges of the Trustee (including reasonable counsel fees and expenses) must be paid in order to effect such discharge. The satisfaction and discharge of the Trust Agreement shall be without prejudice of the rights, if any, of the Trustee to charge and be reimbursed by the Water District for any expenditures which it may thereafter incur in connection therewith.

      Any funds held by the Trustee, at the time of one of the events described above, shall have occurred, which are not required for the payment to be made to Owners, or for payments to be made to the Trustee by the Water District, or for payment to the United States under the Trust Agreement, shall be paid over to the Water District.

       (b) Anything in the Trust Agreement to the contrary notwithstanding, any moneys held by the Trustee in trust for the payment of any of the Bonds which remain unclaimed for two years after the date when such Bonds have become due and payable, either at their stated maturity dates or by call for earlier redemption, if such moneys were held by the Trustee at such date, or for two years after the date of deposit of such moneys if deposited with the Trustee after the said date when such Bonds became due and payable, shall be repaid by the Trustee to the Water District, as its absolute property and free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Bondowners shall look only to the Water District for the payment of such Bonds.

       (c) Notwithstanding anything in the Trust Agreement to the contrary, in the event that the principal and/or interest due on the Bonds shall be paid by Bond Insurer pursuant to the Insurance Policy, the Bonds shall remain Outstanding for all purposes, not be defeased or otherwise satisfied and not be considered paid by the Water District or the Authority, and the assignment and pledge of the Trust Estate and all covenants, agreements and other obligations of the Water District and the Authority to the registered owners shall continue to exist and shall run to the benefit of the Bond Insurer and the Bond Insurer shall be subrogated to the rights of such registered owners.

      Evidence of Signatures of Bondowners and Ownership of Bonds.

       (a) Any request, consent, revocation of consent or other instrument which the Trust Agreement may require or permit to be signed and executed by the Bondowners may be in one or more instruments of similar tenor, and shall be signed or executed by such Bondowners in person or by their attorneys appointed in writing. Proof of (i) the execution of any such instrument, or of an instrument appointing any such attorney, or (ii) the ownership by any person of the Bonds, shall be sufficient for any purpose under the Trust Agreement (except as otherwise therein expressly provided) if made in the following manner, or in any other manner satisfactory to the Trustee, which may nevertheless in its discretion require further or other proof in cases where it deems the same desirable: the fact and date of the execution by any Bondowner or his attorney of such instruments may be proved by a guaranty of the signature thereon by a commercial bank or trust company or member firm of the New York Stock Exchange or by the certificate of any notary public or other officer authorized to take acknowledgments of deeds, that the person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. Where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such signature guaranty, certificate or affidavit shall also constitute sufficient proof of his authority.

       (b) The ownership of Bonds and the amount, numbers and other identification, and date of owning the same shall be proved by the registry books of the Trustee.

      Moneys Held for Particular Bonds. The amounts held by the Trustee for the payment of the interest, principal or premium due on any date with respect to particular Bonds shall, on and after such date and pending such payment, be set aside on its books and held in trust by it for the Owners of the Bonds entitled thereto.

      Preservation and Inspection of Documents. All documents received by the Trustee under the provisions of the Trust Agreement shall be retained in its possession and shall be subject at all reasonable times to the inspection of the Water District, the Authority, the Bond Insurer or any Bondowner and their agents and representatives, any of whom may make copies thereof.

      Severability of Invalid Provisions. If any one or more of the covenants or agreements provided in the Trust Agreement should be contrary to law, then such covenant or covenants or agreement or agreements shall be deemed severable from the remaining covenants and agreements, and shall in no way affect the validity of the other provisions thereof.

      Recording and Filing. The Water District shall be responsible for the recording and filing of the Property Lease, Lease Agreement and financing statements (or continuation statements in connection therewith) or of any supplemental instruments or documents of further assurance as may be required by law in order to perfect the security interests created by the Property Lease or the Lease Agreement. The Water District and the Authority shall take such further actions as may be necessary to effectuate the transactions contemplated by the Trust Agreement, the Property Lease and the Lease Agreement.

      Payment Procedure Pursuant to the Insurance Policy. As long as the Insurance Policy shall be in full force and effect, the Authority and the Trustee agree to comply with the following provisions:

       (a) At least one (1) day prior to all Interest Payment Dates the Trustee will determine whether there will be sufficient funds in the funds and accounts established under the Trust Agreement for such purpose to pay the principal of or interest on the Bonds on such Interest Payment Date. If the Trustee determines that there will be insufficient funds in such Funds or Accounts, the Trustee shall so notify the Bond Insurer. Such notice shall specify the amount of the anticipated deficiency as to principal or interest, or both. If the Trustee has not so notified the Bond Insurer at least one (1) day prior to the Interest Payment Date, the Bond Insurer will make payments of principal or interest due on the Bonds on or before the first (1st) day next following the date on which the Bond Insurer shall have received notice of nonpayment from the Trustee.

       (b) The Trustee shall, after giving notice to the Bond Insurer as provided in (a) above, make available to the Bond Insurer and, at the Bond Insurer's direction, to The Bank of New York, in New York, New York, as insurance trustee for Ambac Assurance or any successor insurance trustee (the "Insurance Trustee"), the registration books of the Authority maintained by the Trustee and all records relating to the Funds and Accounts maintained under the Trust Agreement.

       (c) The Trustee shall provide the Bond Insurer and the Insurance Trustee with a list of registered owners of Bonds entitled to receive principal or interest payments from the Bond Insurer under the terms of the Insurance Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks or drafts to the registered owners of Bonds entitled to receive full or partial interest payments from the Bond Insurer and (ii) to pay principal upon Bonds surrendered to the Insurance Trustee by the registered owners of Bonds entitled to receive full or partial payments from the Bond Insurer.

       (d) The Trustee shall, at the time it provides notice to the Bond Insurer pursuant to (a) above, notify registered owners of Bonds entitled to receive the payment of principal or interest thereon from the Bond Insurer (i) as to the fact of such entitlement, (ii) that the Bond Insurer will remit to them all or a part of the interest payments next coming due upon proof of Owner entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from the Bond Insurer, they must surrender their Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Bonds to be registered in the name of the Bond Insurer for payment to the Insurance Trustee, and not the Trustee, and (iv) that should they be entitled to receive partial payment of principal from the Bond Insurer they must surrender their Bonds for payment thereon first to the Trustee who shall note on such Bonds the portion of the principal paid by the Trustee and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

       (e) In the event the Trustee has notice any payment of principal of or interest on Bonds which has become due for payment and which is made to an Owner by or on behalf of the Authority has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time the Bond Insurer is notified pursuant to (a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Bond Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee shall furnish to the Bond Insurer its records evidencing the payments of principal of and interest on the Bonds which have been made by the Trustee and subsequently recovered form the registered owners and the dates on which such payments were made.

       (f) In addition to those rights granted the Bond Insurer under the Trust Agreement, the Bond Insurer shall, to the extent it makes payment of principal of or interest on Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Insurance Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee shall note the Bond Insurer's rights as subrogee on the registration books of the Authority maintained by the Trustee upon receipt from the Bond Insurer of proof of the payment of interest thereon to the registered owners of the Bonds and (ii) in the case of subrogation as to claims for past due principal, the Trustee shall note the Bond Insurer's rights as subrogee on the registration books of the Authority maintained by the Trustee upon surrender of the Bonds by the registered owners thereof together with proof of the payment of principal thereof.

       (g) In connection with the issuance of additional Bonds, the Authority shall deliver to the Bond Insurer a copy of the disclosure document, if any, circulated with respect to such additional Bonds.

       (h) Copies of any amendments made to the documents executed in connection with the issuance of the Bonds which are consented to by the Bond Insurer shall be sent to S&P.

       (i) The Bond Insurer shall receive notice of the resignation or removal of the Trustee and the appointment of a successor thereto.

       (j) The Bond Insurer shall receive copies of all notices required to be delivered to the Owners of the Bonds and, on an annual basis, copies of the Water District's audited financial statements and Annual Budget.

      Bond Insurer as Third Party Beneficiary. To the extent that the Trust Agreement confers upon or gives or grants to the Bond Insurer any right, remedy or claim under or by reason of the Trust Agreement, the Bond Insurer is explicitly recognized as being a third-party beneficiary under the Trust Agreement and may enforce any such right, remedy or claim conferred, given or granted under the Trust Agreement.

                                   APPENDIX D

              SUMMARY OF CERTAIN PROVISIONS OF THE SERVICE CONTRACT

      Set forth below is a summary of the Service Contract between the Capistrano Valley Water District (the "District") and ECO Resources, Inc. (the "Company") for the design construction, financing and operation of the San Juan Basin Desalter Project (the "Service Contract"). This summary is in all respects subject to and qualified in its entirety by reference to the Service Contract itself, copies of which are available at the offices of the Capistrano Valley Water District. Capitalized terms used but not defined in this Appendix D or elsewhere in the Official Statement shall have the respective meanings set forth in the Service Contract.

CERTAIN DEFINITIONS

      "Applicable Law" means (1) any federal, state or local law, code, regulation, consent order or agreement; (2) any formally adopted and generally applicable rule, requirement, determination, standard, policy, implementation schedule or order of any Governmental Body having appropriate jurisdiction; (3) any established interpretation of law or regulation utilized by an appropriate Governmental Body if such interpretation is documented by such regulatory body and generally applicable; and (4) any Governmental Approval, in each case having the force of law and applicable from time to time to (a) the siting, permitting, design, acquisition, construction, equipping, financing, ownership, possession, start-up, testing, operation, maintenance, repair, replacement or management of water treatment systems, including the Project; (b) the delivery, treatment, storage or supply of water; (c) the transfer, handling, transportation or disposal of Plant By-Products; or (d) any other transaction or matter contemplated by the Service Contract (including, without limitation, any of the foregoing which pertain to water treatment, waste disposal, health, safety, fire, environmental protection, labor relations, building codes, the payment of prevailing or minimum wages and non-discrimination). Applicable Law shall be deemed to include the requirements contained in the final mitigated negative declaration approved by the District in connection with the Project.

      "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended from time to time and any successor statute thereto. "Bankruptcy Code" shall also include (1) any similar state law relating to bankruptcy, insolvency, the rights and remedies of creditors, the appointment of receivers or the liquidation of companies and estates that are unable to pay their debts when due, and (2) in the event the Guarantor is incorporated or otherwise organized under the laws of a jurisdiction other than the United States, any similar insolvency or bankruptcy code applicable under the laws of such juris diction.

      "Change in Law" means any of the following acts, events or circumstances to the extent that compliance therewith materially increases the cost of performing or materially increases the scope of the party's obligations under the Service Contract:

      (a) the adoption, amendment, promulgation, issuance, modification, repeal or written change in administrative or judicial interpretation of any Applicable Law on or after the Contract Date, unless such Applicable Law was on or prior to the Contract Date duly adopted, promulgated, issued or otherwise officially modified or changed in interpretation, in each case in final form, to become effective without any further action by any Governmental Body;

      (b) the order or judgment of any Governmental Body issued on or after the Contract Date (unless such order or judgment is issued to enforce compliance with Applicable Law which was effective as of the Contract Date) to the extent such order or judgment is not the result of willful or negligent action, error or omission or lack of reasonable diligence of the Company or of the District, whichever is asserting the occurrence of a Change in Law; provided, however, that the contesting in good faith or the failure in good faith to contest any such order or judgment shall not constitute or be construed as such a willful or negligent action, error or omission or lack of reasonable diligence;

      (c) except with respect to any Governmental Approval required for the construction of the Project as provided within (b) below pertaining to exclusions from "Change in Law", the denial of an application for, a delay

                                       D-l
in the review, issuance or renewal of, or the suspension, termination or interruption of any Governmental Approvals, or the imposition of a term, condition or requirement which is more stringent or burdensome than the Contract Standards in connection with the issuance, renewal or failure of issuance or renewal of, any Governmental Approval to the extent that such occurrence is not the result of willful or negligent action, error or omission or a lack of reasonable diligence of the Company or of the District, whichever is asserting the occurrence of a Change in Law; provided, however, that the contesting in good faith or the failure in good faith to contest any such occurrence shall not be construed as such a willful or negligent action or lack of reasonable diligence; and

      (d) any requirements in the mitigated negative declaration finally approved by the District in connection with the Project which are materially more burdensome or costly than the requirements contained in the mitigated negative declaration approved by the District on July 17, 2001.

      It is specifically understood, however, that none of the following shall constitute a "Change in Law":

      (a) a change in the nature or severity of the actions typically taken by a Governmental Body to enforce compliance with Applicable Law which was effective as of the Contract Date;

      (b) acts, events and circumstances with respect to which the Company has assumed the permitting risk relating to the Project;

      (c) any event that affects generally applicable working conditions or standards that is not specific to the water treatment industry or to the Project, and that does not require a Capital Modification, other than changes in federal or State OSHA regulations or minimum wage requirements; and

      (d) as and to the extent provided in the Service Contract, the establishment by a Governmental Body of a minimum staffing level for the Project.

      "Change Order" means a written order to the Company issued and signed by the District after the Contract Date requiring a change in the Design/Build Work which is District-directed and not due to an Uncontrollable Circumstance.

      "Construction Date" means the first date on which all of the Construction Date Conditions shall be satisfied or waived, as agreed to in writing by the parties pursuant to the Service Contract.

      "Contract Date" means September 3, 2002.

      "Contract Standards" means the standards, terms, conditions, methods, techniques and practices imposed or required by: (1) Applicable Law; (2) the Design Requirements; (3) the Performance Guarantees; (4) Good Engineering and Construction Practice; (5) Good Industry Practice; (6) the Quality Management Plan; (7) the Operation and Maintenance Manual; (8) applicable equipment manufacturers' specifications; (9) applicable Insurance Requirements, and (10) any other standard, term, condition or requirement specifically provided in the Service Contract to be observed by the Company.

      "Contract Year" means the District's fiscal year commencing on July 1 in any year and ending on June 30 of the following year; provided, however, that the first Contract Year shall commence on the Acceptance Date and shall end on the following June 30, and the last Contract Year shall commence on July 1 prior to the date the Service Contract expires or is terminated, whichever is appropriate, and shall end on the last day of the Term of the Service Contract or the effective date of any termination, whichever is appropriate. Any computation made on the basis of a Contract Year shall be adjusted on a pro rata basis to take into account any Contract Year of less than 365 or 366 days, whichever is applicable.

      "Design/Build Work" means the employment and furnishing of all labor, materials, equipment, supplies, tools, scaffolding, transportation, Utilities, insurance, temporary facilities and other things and services of every kind whatsoever necessary for the full performance and completion of the Company's design, engineering, construction, financing, start-up, shakedown, Acceptance Testing, obtaining Governmental Approvals and related obligations with respect to the construction of the Project during the Development Period and the Construction Period under the Service Contract, including all conpleted structures, assemblies, fabrications, acquisitions and installations, all commissioning and testing, and all of the Company's administrative, accounting, record-keeping, notification and similar responsibilities of every kind whatsoever under the Service Contract pertaining to such obligations. A reference to Design/Build Work shall mean any part and all of the Design/Build Work unless the context otherwise requires, and shall include all Extra Design/Build Work authorized by Change Order.

      "Development Period" means the period from and including the Contract Date to the Construction Date.

      "District Fault" means any breach (including the untruth or breach of any District representation or warranty set forth in the Service Contract), failure, non-performance or non-compliance by the District under the Service Contract with respect to its obligations and responsibilities under the Service Contract to the extent not attributable to any Uncontrollable Circumstance or Company Fault, and which materially and adversely affects the Company's rights, obligations or ability or costs to perform under the Service Contract.

      "Extension Period" means the period commencing on the day after the Scheduled Acceptance Date and ending 547 days following the Scheduled Acceptance Date, or in the event of one or more delays caused by Uncontrollable Circumstances, District-requested Change Orders or District Fault occurring during such period, the date determined by adding to such 547-day period the aggregate number of days of delay caused by such Uncontrollable Circumstances, District-requested Change Orders, or District Fault.

      "Finished Water" means Raw Water which has been treated at the Plant in accordance with the Service Contract and delivered by the Company to the Finished Water Transmission Line.

      "Hazardous Material" means any waste, substance, object or material deemed hazardous under Applicable Law including, without limitation, "hazardous substances" as defined under CERCLA and "hazardous waste" as defined under RCRA.

      "Operation Period" means the period from and including the Provisional Acceptance Date, to and including the last day of the Term.

      "Pre-Existing Environmental Condition" means, and is limited to, (1) the presence anywhere in, on or under the Project on the Contract Date, if not disclosed to the Company as of the Contract Date, of underground storage tanks (for the storage of chemicals or petroleum products), and (2) the presence anywhere in, on or under the Project, whether or not disclosed to the Company as of the Contract Date, of Hazardous Materials.

      "Project Equipment" means all manufactured equipment, property or assets, whether or not constituting personal property or fixtures, constituting part of the Project Improvements including tanks (other than concrete basins, and metal tanks that exceed 500 gallons capacity), pumps, membrane systems, and water processing and treatment equipment; instrumentation and control systems; remote monitoring and communications systems; filtration, disinfection, corrosion control and water treatment systems; and chemical mixing, metering, storage, handling and feed systems. Appendix 1 to the Service Contract generally lists the types of equipment that are expected to be installed in the Project and to constitute "Project Equipment".

      "Project Improvements" means the Plant, the Wells, the Raw Water Transmission Line, the Booster Pumping Station, the Finished Water Transmission Line, the Concentrate Disposal Line, and any Capital Modifications made thereto from time to time. After Acceptance, the Booster Pumping Station shall become part of the Water System, and shall not be considered part of the Project Improvements.

      "Project Structures" means all structures, buildings, concrete basins and metal tanks exceeding 500 gallons in capacity, piping and other buried infrastructure, other than Project Equipment, constituting part of the Project Improvements. Appendix 1 to the Service Contract generally lists the types of structures that are expected to be installed in the Project and to constitute "Project Structures".

      "Specified Site Conditions" means, and is limited to: (1) the presence at the Project of subsurface structures, materials or conditions having historical, archaeological, religious or similar significance; (2) the presence at the Project of functioning subsurface structures used by Utility providers on, underneath, near or adjacent to the Project if not disclosed to the Company as of the Contract Date; (3) the presence at the Project of any habitat of an endangered or protected species as provided in Applicable Law.

      "Uncontrollable Circumstance" means any act, event or condition that is beyond the reasonable control of the party relying thereon as justification for not performing an obligation or complying with any condition required of such party under the Service Contract, and that materially interferes with or materially increases the costs of performing its obligations under the Service Contract (other than payment obligations) to the extent that such act, event or condition is not the result of the willful or negligent act, error or omission, failure to exercise reasonable diligence, or breach of the Service Contract on the part of such party.

       (i) Inclusions. Subject to the foregoing, Uncontrollable Circumstances shall include, and shall not be limited to, the following:

       (a)  a Change in Law, except as provided in (l) and (m) of item 2 below;

       (b)  the existence of a Pre-Existing Environmental Condition;

       (c)  the existence of a Specified Site Condition;

       (d) the treatment of Raw Water having parameters which are outside the range established by the Design Raw Water Quality Parameters;

       (e) contamination of the Project from groundwater, soil or airborne Hazardous Material migrating from sources outside of the Project and not caused by Company Fault;

       (f) naturally occurring events (except weather conditions normal for the Service Area) such as landslides, underground movement, earthquakes, fires, tornadoes, hurricanes, floods, lightning, epidemics and other acts of God;

       (g) explosion, sabotage or similar occurrence, acts of a declared or undeclared public enemy, extortion, war, blockade or insurrection, riot or civil disturbance;

       (h) labor disputes, except labor disputes involving employees of the Company, its Affiliates, or Subcontractors which affect the performance of the Contract Services;

       (i) the failure of any Subcontractor (other than the Company, the Guarantor or any Affiliate of either) to furnish services, materials, chemicals or equipment on the dates agreed to, but only if such failure is the result of an event which would constitute an Uncontrollable Circumstance if it affected the Company directly, and the Company is not able after exercising all reasonable efforts to timely obtain substitutes;

       (j) the failure of any appropriate Governmental Body or private utility having operational jurisdiction in the area in which the Project is located to provide and maintain Utilities to the Project which are required for the performance of the Service Contract, except as provided in paragraph (h) of item (2) below;

       (k) the absence of ownership rights by the District or the City in the Sites, notwithstanding the representation of the District with respect thereto in the Service Contract;

       (1) except as provided in (k) of item 2 below, the existence of any right, restriction, servitude, license, easement, right of way, limitation, qualification, exception, adverse claim, Encumbrance or Lien on the Sites which either is unrecorded or not listed as an exception on the Preliminary Title Reports and which materially and adversely affects the performance of the Contract Services;

       (m) the preemption, confiscation, diversion, destruction or other interference in possession or performance of materials or services by a Governmental Body in connection with a public emergency or any condemnation or other taking by eminent domain of any material portion of the Project;

       (n) a violation of Applicable Law by a person other than the affected party or its Subcontractors;

       (o) any Legal Proceeding described the Service Contract, or any order or decree issued by a court of competent jurisdiction or other Governmental Body which delays or prevents the construction or operation of the Project, where such order or decree is not caused by Company Fault;

       (p) with respect to the Company, any District Fault or District-requested Change Orders not due to Company Fault; and

       (q)  with respect to the District, any Company Fault.

       (ii) Exclusions. It is specifically understood that, without limitation, none of the following acts, events or circumstances shall constitute Uncontrollable Circumstances:

       (a) any act, event or circumstance that would not have occurred if the affected party had complied with its obligations under the Service Contract;

       (b) changes in interest rates, inflation rates, wage rates, insurance premiums, commodity prices, currency values, exchange rates or other general economic conditions;

       (c) changes in the financial condition of the District, the Company, the Guarantor, or their Affiliates or Subcontractors affecting the ability to perform their respective obligations;

       (d) the consequences of error, neglect or omissions by the Company, the Guarantor, any Subcontractor, any of their Affiliates or any other person in the performance of the Contract Services;

       (e) union or labor work rules, requirements or demands which have the effect of increasing the number of employees employed at the Project or otherwise increasing the cost to the Company of performing the Contract Services;

       (f) any and all surface, subsurface and other conditions affecting the Sites, which may increase cost of performing or cause delay in the performance of the Design/Build Work, including particularly any subsurface geotechnical conditions, except those constituting Pre-Existing Environmental Conditions and Specified Site Conditions;

       (g) mechanical failure of equipment to the extent not resulting from a condition that is listed in the "Inclusions" Section of this definition;

       (h) power outages not caused by third-party Utilities or other Uncontrollable Circumstances;

       (i)  weather conditions normal for the Service Area;

       (j) the existence of any recorded right, restriction, servitude, license, easement, right of way, limitation, qualification, exception, adverse claim, Encumbrance or Lien appearing as an exception on the Preliminary Title Reports;

       (k) failure of the Company to obtain easements, rights of way or encroachment permits for certain segments of the Sites as indicated in the Service Contract.

       (1) failure of the Company to secure any patent or other intellectual property right which is or may be necessary for the performance of the Contract Services;

       (m) a Change in Law pertaining to Taxes (except a Change in Law which imposes a Tax on the private provision of water treatment services, or the imposition of a Tax on building materials used in the construction of the Project);

       (n)  any Change in Law regarding the quality of Finished Water
     (including the issuance of any Governmental Approval, the enactment of any statute, or the promulgation of any regulation) the terms and conditions of which do not impose more stringent or burdensome requirements on the Company than are imposed by the Contract Standards; or

       (o) except as set forth in the Service Contract, any failure or delay in obtaining the Construction Governmental Approvals or the CADHS Approval, or the imposition of any term or condition by a Governmental Body in connection therewith, which is more burdensome or imposes costs greater than those assumed by the Company in entering into the Service Contract.

TERM

      Initial Term. The Service Contract commenced upon execution and delivery of the Service Contract (the "Contract Date"), and shall continue in effect for 20 years following the Provisional Acceptance Date (or, if Provisional Acceptance is not certified by the Company, the Acceptance Date).

      District Renewal Option. The Service Contract may be renewed or extended by mutual agreement of the parties.

OWNERSHIP

      Project Ownership. The Sites, and all Project Improvements other than the Plant, shall be owned by the District or the City at all times. The Plant Site shall be leased to the Authority pursuant to the Property Lease and the Plant shall be owned by the Authority, subject to the District's rights provided in the Lease Agreement.

DESIGN AND CONSTRUCTION OF THE PROJECT

      Commencement of Design/Build Work. On the Construction Date, the Construction Period shall commence and the Company shall promptly proceed to undertake, perform and complete the Design/Build Work in accordance with the Contract Standards. The time for completion of the Company's performance of the Design/Build Work shall be computed from the Construction Date. The Company's failure to achieve Provisional Acceptance on or before December 4, 2004 shall result in the assessment of delay liquidated damages described below.

      Title and Risk of Loss. Title to the structures, improvements, fixtures, machinery, equipment and materials constituting the Project shall be in the Authority, subject to the terms and conditions of the Property Lease and the Lease Agreement. The Company shall bear all risk of loss concerning such structures, improvements, fixtures, machinery, equipment and materials until Acceptance has occurred, regardless of the extent to which the loss was insured or the availability of insurance proceeds.

      Elements of the Design/Build Work. In performing the Design/Build Work generally, the Company shall, in accordance with the Contract Standards and without limitation, as and to the extent applicable: (1) prepare and excavate the Sites; (2) demolish and remove any existing improvements; (3) re-route or replace any underground Utilities; (4) obtain Governmental Approvals; (5) remove from the Sites and dispose of any demolition or construction debris resulting from the Design/Build Work and any unused soil excavated therefrom; (6) design and construct the Project; (7) conduct start up operations; and (8) conduct the Acceptance Tests, all so that the Project is suitable and adequate for the purposes thereof.

      Warranties. The Company warrants to the District and the Trustee that the structures, improvements, fixtures, machinery, equipment and materials incorporated in the Project, and in all Capital Modifications that are undertaken or made by the Company or its Subcontractor, will be new, of recent manufacture, of good quality, free from faults and defects, suitable for its intended purpose and in conformity with the Contract Standards. The Company shall, for the protection of the District and the Trustee, obtain from all Subcontractors, vendors, suppliers and other persons from which the Company procures structures, improvements, fixtures, machinery, equipment and materials such warranties and guarantees as are normally provided with respect thereto, each of which shall be assigned to the District to the full extent of the terms thereof. No such warranty or guarantee shall relieve the Company of any of its obligations under the Service Contract, and no failure of any warranted structures, improvements, fixtures, machinery, equipment or material shall be the cause for any increase in the Service Fee or n on-performance of the Contract Services unless such failure is itself attributable to an Uncontrollable Circumstance or District Fault.

      Payment of Costs. The Company shall pay directly all costs and expenses incurred in the performance of the Design/Build Work of any kind or nature whatsoever, including all costs of permitting (regardless of permittee); regulatory compliance and Legal Proceedings brought against the Company; obtaining and maintaining the Security Instruments; payments due under the construction contract, subcontracts with Subcontractors or otherwise for all labor and materials; legal, financial, engineering, architectural and other professional services of the Company; sales, use and similar taxes on building supplies, materials and equipment; general supervision by the Company of all Design/Build Work; Company preparation of schedules, budgets and reports; keeping all construction accounts and cost records; and all other costs required to achieve Acceptance.

      The Company shall pay prevailing wages with respect to the construction portion of the Design/Build Work in accordance with Section 1720 et seq. of the California Labor Code.

      Company Design. The Company shall have the sole and exclusive responsibility and liability for the design, construction and performance of the Project, notwithstanding the Contract Standards or the fact that the RFP for the Contract Services included certain minimum conceptual design criteria for the Design/Build Work and certain performance standards that the Project would be required to meet. The Company shall indemnify, defend and hold harmless the District and the District Indemnitees from any Loss-and-Expense arising out of the design, construction or performance of the Project.

      Compliance with Applicable Law. In designing, constructing, starting up and testing the Project, the Company shall comply with Applicable Law, including all applicable Governmental Approvals, shall construct and operate all equipment and systems comprising the Project in accordance with the Contract Standards and applicable equipment manufacturer's specifications and recommendations, and shall observe the same safety standards as are set forth with respect to the operation of the Project.

      Construction Practice. The Company shall perform the Design/Build Work in accordance with the Contract Standards and shall have exclusive responsibility for all construction means, methods, techniques, sequences, and procedures necessary or desirable for the correct, prompt, and orderly prosecution and completion of the Design/Build Work as required by the Service Contract. The Company shall provide, without limitation, the following: temporary power and light; temporary offices and construction trailers; required design certifications; required approvals; weather protection; Sites clean-up and housekeeping; construction trade management; temporary parking; vehicle traffic; safety and first aid facilities; correction of or compensation for defective work or equipment; Subcontractors' insurance; storage areas; workshops and warehouses; temporary fire protection; Sites security; temporary Utilities; potable water; sanitary services; Subcontractor and vendor qualification; receipt and unloading of delivered materials and equipment; erection rigging; temporary supports; and construction coordination.

      Independent Engineer. The Company shall cooperate with any Independent Engineer designated by the Trustee on behalf of the bondholders to assist it in connection with the oversight of the design and construction of the Project and the disbursement of Bond proceeds.

      Change Orders and Extra Design/Build Work. The District may issue Change Orders pertaining to any and all aspects of the Design/Build Work at any time and for any reason whatsoever, whether and however such Change Orders revise the Service Contract, add Extra Design/Build Work or omit Design/Build Work or affect the Scheduled Acceptance Date. Change Orders shall pertain only to District-directed modifications.

      The Company shall not commence performance of any Extra Design/Build Work without a Change Order authorized by the District. The Company shall be entitled to additional compensation for Extra Design/Build Work unless required by reason of any Company Fault. The Fixed Design/Build Price shall be changed if and to the extent that any Change Order, whether for omitted Design/Build Work or otherwise, results in any change in the Company's cost of the Design/Build Work.

PROVISIONAL ACCEPTANCE, ACCEPTANCE AND FINAL COMPLETION OF THE PROJECT

      Relation of Acceptance to Metropolitan Agreement. The achievement of Provisional Acceptance, Acceptance and Final Completion are independent measures of performance by the Company. Provisional Acceptance, Acceptance and Final Completion may occur on the same or on different dates, as the facts may warrant. Provisional Acceptance and Acceptance shall be determined without regard to any provision of the Metropolitan Agreement. The Company shall have the right to seek to avoid the termination by Metropolitan of the Metropolitan Agreement by producing Allowable Yield, notwithstanding the requirements relating to Provisional Acceptance and Acceptance.

      Substantial Completion. The Company shall not be permitted to conduct the Acceptance Tests until Substantial Completion has occurred. Substantial Completion shall occur only when all of the following conditions have been satisfied, unless waived by the District: (i) construction of the Project Improvements in accordance with the Contract Standards has been substantially completed; (ii) both water treatment process trains are fully operational; (iii) a preliminary or temporary certificate of occupancy has been issued for the Project, if required by Applicable Law; (iv) the Company is authorized by all appropriate Governmental Bodies to perform the procedures necessary to achieve Acceptance and to conduct the Acceptance Tests under Applicable Law, and such authorization has not been withdrawn, revoked, superseded, suspended, or materially impaired or amended; (v) all Utilities specified or required under the Service Contract to be arranged for by the Company are connected and functioning properly; (vi) the Company has delivered to the District written certification from the manufacturers of the reverse osmosis system and the iron/manganese filters (and from the Company for all other equipment) that such equipment has been properly installed and tested in accordance with the manufacturers' recommendations and requirements; (vii) the Company has submitted to the District and the District has reviewed and approved the plan for Acceptance Testing; (viii) if required by Applicable Law, the CADHS has approved the plan for Acceptance Testing and has issued a notice of permission to conduct the Acceptance Tests; and (ix) the Company has submitted written certification that all of the foregoing conditions have been satisfied.

      Pre-Acceptance Test Raw Water Quality Analysis . The Company shall begin to conduct a pre-Acceptance Test Raw Water quality analysis at least 120 days before the earlier of the Scheduled Acceptance Date or the date upon which the Company plans to begin Acceptance Testing, and complete such analysis and deliver a final report with respect thereto to the District and the Independent Engineer within 30 days thereafter. The pre-Acceptance Test Raw Water quality analysis is to be conducted by the Company for purposes of determining whether the actual quality of the Raw Water from the Wells is within the Design Raw Water Quality Parameters as set forth in the Service Contract.

      If the pre-Acceptance Test Raw Water quality analysis results indicate that the Raw Water which was subject to the analysis is not within the Design Raw Water Quality Parameters, the Company shall provide to the District and the Independent Engineer, within 15 days after delivery of its final report, an assessment as to the potential impact of such non-conformity on the Acceptance Test, Design/Build Price, the Service Fee, Acceptance, and the Performance Guarantees, together with a discussion of possible Uncontrollable Circumstance mitigating measures.

      Acceptance Date Conditions. The following conditions shall constitute the "Acceptance Date Conditions," each of which must be satisfied in all material respects by the Company in order for the Acceptance Date to occur, and each of which must be and remain satisfied as of the Acceptance Date: (i) each of the Construction Date

Conditions shall be and remain satisfied as of the Acceptance Date; (ii) the Company shall demonstrate that Substantial Completion has occurred; (iii) CADHS has issued the CADHS Approval, and it is lawful to introduce Finished Water into the Water System; (iv) all other applicable Governmental Approvals required under Applicable Law which are necessary for the continued routine operation of the Project shall have been duly obtained by the Company and shall be in full force and effect; (v) the Company shall have completed all required Acceptance Tests and such tests shall have demonstrated that the Project has met the Acceptance Test Procedures and Standards; and (vi) there shall be no Event of Default by the Company under the Service Contract or by the Guarantor under the Service Contract Guaranty Agreement, or event which with the giving of notice or the passage of time would constitute an Event of Default by the Company under the Service Contract or an Event of Default by the Guarantor under the Service Contract Guaranty Agreement.

      Provisional Acceptance. The Company shall have the right, following the conduct of the Acceptance Tests and the delivery of the Acceptance Test report, to certify Acceptance on a provisional basis. In order to certify Acceptance on a provisional basis, the Company shall deliver a written certification to the District and the Independent Engineer that, in the good faith judgment of the Company based on all information available to it at the time of the certification, all of the Acceptance Date Conditions have occurred. The date upon which the Company's provisional Acceptance certification is delivered is referred to as the "Provisional Acceptance Date," and thereupon "Provisional Acceptance" shall be deemed to have occurred.

      Upon the occurrence of Provisional Acceptance, the Operation Period shall commence and all of the Operation Period rights and obligations of the parties shall apply on a permanent basis (including the Performance Guarantees of the Company, the Service Fee payment obligations of the District, and the obligation of the Company to pay liquidated damages for any failure to meet the Performance Guarantees). The Initial Term of the Service Contract shall commence on the Provisional Acceptance Date, and thereafter the parties shall be bound as if Acceptance had permanently occurred, unless the District disputes the Company's Provisional Acceptance certification.

      Daily Liquidated Damages. In the event that Provisional Acceptance (or, if Provisional Acceptance is not certified by the Company, Acceptance) occurs prior to December 4, 2004, the Company shall have no obligation to pay delay liquidated damages. The Company shall, however, following the Provisional Acceptance Date (or, if Provisional Acceptance is not certified by the Company, the Acceptance Date), be responsible for all performance-related damages and liquidated damages provided for in the Service Contract during the Operation Period.

      In the event that Provisional Acceptance (or, if Provisional Acceptance is not certified by the Company, Acceptance) occurs subsequent to December 4, 2004, the Company shall pay to the District daily delay liquidated damages for each day that the Provisional Acceptance Date (or, if Provisional Acceptance is not certified by the Company, the Acceptance Date) falls after December 4, 2004 in an amount equal to the Lease Payments (including payments with respect to both interest and principal) accrued by the District on a daily basis, up to the end of the Extension Period and thereafter until any termination of the Service Contract for an Event of Default by the Company. The accrual of such Lease Payments shall be determined on the basis of the amount of the Lease Payments actually payable to the Issuer under the Lease Agreement, whether such payments are in fact made by the District directly or from proceeds of the Bonds borrowed in order to capitalize interest. Such damages shall be payable on the first day of each month and, upon any such termination, the date of termination, and shall be secured by the Service Contract Letter of Credit.

      Concurrence or Disagreement With Test Results. If the District states in writing that the District and the Independent Engineer concur with the Company's certification of Provisional Acceptance, the Project shall be deemed to have achieved Acceptance and the Acceptance Date shall be deemed to have been established on a permanent basis as of the Provisional Acceptance Date.

      The District may determine at any time within 60 days of the Company's certification of Provisional Acceptance that it does not concur with the Company's certification. In the event of any such non-concurrence by the District, either party may elect to refer the dispute to Non-Binding Mediation for resolution. In the event that the Mediator fails to issue a decision within 60 days, then either party may initiate judicial proceedings. The parties acknowledge and agree that any decision rendered by the Mediator as to whether Acceptance has occurred shall be non-binding. Acceptance shall not be deemed to have been achieved unless the Acceptance Test, conducted in a unified and continuous manner as provided in the Acceptance Test plan, demonstrates that all of the Acceptance Test Procedures and Standards have been met. No disagreement as to the achievement of Acceptance shall prevent the Company from operating the Project so as to produce Allowable Yield and avoid the automatic termination of the Metropolitan Agreement.

      Scheduled Acceptance Date. The Scheduled Acceptance Date shall be September 1, 2004. In the event one or more delays in the Design/Build Work caused by Uncontrollable Circumstances, District-requested Change Orders or District Fault occur during the Construction Period, the Scheduled Acceptance Date shall not be September 1, 2004, but shall be the date determined by adding to September 1, 2004 the aggregate number of days of delay in the performance of the Design/Build Work by the Company caused by such Uncontrollable Circumstances, District-requested Change Orders, and District Fault. In the event of any such adjustment, delay liquidated damages payable by the Company, if any, shall be payable from the adjusted Scheduled Acceptance Date and not from September 1, 2004.

      Effect of Unexcused Delay - Metropolitan Agreement. The Company acknowledges that the Final GRP Contribution payment required to be made by Metropolitan under the Metropolitan Agreement to the District constitutes a material inducement for the District to undertake the Project through the Service Contract, and that the Metropolitan Agreement is subject to automatic termination if construction has not commenced by December 4, 2002 or if no Allowable Yield is produced by December 4, 2004.

      In the event (1) the Metropolitan Agreement terminates under paragraphs
(b) or (c) of Section 9.4 thereof, and (2) such termination is the result of a failure to commence construction or a failure to produce Allowable Yield that is not caused by the occurrence of an Uncontrollable Circumstance or District Fault, the Company shall pay the District for each Contract Year during the Term of the Service Contract, as liquidated damages for such failure, an amount calculated as follows:

                  LD       =    AWD x FC

                  where,

                  AWD      =    The total number of acre feet of Finished
                                Water actually demanded by the District in such Contract Year pursuant to its demand rights.

                  FC       =    The amount, expressed in dollars per acre
                                foot, which the Final GRP Contribution would have been in such Contract Year had the Metropolitan Agreement not been terminated.

The liquidated damages shall be applied as a credit to reduce the Service Fee payment due in the applicable Contract Year, and shall be paid in cash to the extent it exceeds such Service Fee payment.

      Effect of Unexcused Delay - Extension Period. If Acceptance shall not have occurred on or before the Scheduled Acceptance Date, the Company shall be entitled to continue to seek to achieve Acceptance during the Extension Period. If, as of the last day of the Extension Period, the Acceptance Tests have not been conducted or have failed to demonstrate that Acceptance has been achieved, an Event of Default by the Company will be deemed to have occurred notwithstanding any absence of notice, further cure opportunity or other procedural rights accorded the Company, and the District shall thereupon have the right to terminate the Service Contract for cause upon written notice to the Company and the Trustee.

      Final Completion. The Company shall achieve Final Completion within 180 days after the Acceptance Date. "Final Completion" shall occur when all of the following conditions have been satisfied: (i) a certificate of occupancy has been issued for the Project, if required; (ii) the Acceptance Test has been conducted, the Acceptance Test Procedures and Standards have been achieved, and Acceptance has occurred; (iii) all applicable Design/Build Work (including all items on the Final Punch List and all clean up and removal of construction materials and demolition debris) is complete and in all respects is in compliance with the Service Contract, and there are no outstanding legally valid "stop notices"; (iv) the District has approved in writing, such approval not to be unreasonably withheld, the certification by the Company that all Design/Build Work pertaining to the Project has been completed to the level reasonably required under Good Engineering and Construction Practice and under Applicable Law in order to conduct the Acceptance Tests, and that such Design/Build Work is in all respects in compliance with the Design Requirements; (v) the Company has delivered to the District the final Operation and Maintenance Manual; (vi) the Company has submitted to the District certificates of insurance for all Required Operation Period Insurance; (vii) the Company has furnished to the District all Deliverable Material required to be delivered prior to Acceptance; (viii) the Company shall have delivered to the District a final and complete reproducible set of record drawings and shall certify that the Project was constructed in accordance with the Design Requirements, including any Change Orders; and (ix) the Company shall be in possession of, and shall have delivered to the District, copies of the warranties of machinery, equipment, fixtures and rolling stock constituting a part of the Project, together with copies of all related operating manuals supplied by the equipment supplier.

DESIGN/BUILD PRICE; PAYMENT OF THE DESIGN/BUILD PRICE

      Design/Build Price Generally. The District shall pay the Company the Design/Build Price for the Design/Build Work. Payments shall be made on a milestone basis from the proceeds of the Bonds held by the Trustee based on requisitions for payment submitted by the Company to the Trustee and approved by the Independent Engineer. The Fixed Design/Build Price shall be the sum of the Fixed Design/Build Price and the Fixed Design/Build Price Adjustments.

      Fixed Design/Build Price. The Fixed Design/Build Price is $25,030,607; provided, however, that in the event the District makes an election to require the use of pile driving for the construction of the Plant foundation, the Fixed Design/Build Price shall be $24,190,607.

      Fixed Design/Build Price Adjustments. The following items shall constitute the Fixed Design/Build Price Adjustments: (i) an adjustment for the cost of any Change Orders issued by the District, it being agreed by the parties that only the District is entitled to issue Change Orders; (ii) an adjustment for the cost of any modifications to the Design/Build Work required by Uncontrollable Circumstances; and (3) an adjustment for certain San Diego Gas and Electric interconnection costs.

     In the event the cost paid by the Company on an upfront basis for interconnecting with the San Diego Gas and Electric utility system for the supply of electric power to the Project exceeds $50,000, there shall be a Fixed Design/Build Price Adjustment equal to (1) 25% of the amount of such excess over $50,000 and under $100,000; and (2) 50% of the amount of such excess over $100,000. There shall be no-mark-up by the Company on San Diego Gas and Electric's interconnection cost. If the cost of the San Diego Gas and Electric interconnection is in part or in whole paid over time through electric rates, the District shall pay such electric rates, and the Company shall reimburse the District (on a reasonably estimated one-time basis) with respect to such electric rates so as to bear the same portion of the cost of the interconnection that it would have borne had the cost been paid on an upfront basis.

      The Company agrees that the Design/Build Price shall be the Company's entire compensation and reimbursement for the performance of the Design/Build Work, including obtaining all Utilities that the Company will require to perform the Design/Build Work, starting up the Project, and operating the Project during the Acceptance Test. In no event shall the Company be entitled to any payment for Design/Build Work costs in excess of the Design/Build Price notwithstanding any cost overruns the Company may incur. The Company shall finance and pay for any such excess costs in any manner it chooses without reimbursement from or other claim upon the District or the Trustee.

      Payment of the Design/Build Price. The milestone payment schedule of the Service Contract sets forth the milestone payments to be made with respect to the Design/Build Work, and the sum of all such milestone payments equals the Fixed Design/Build Price. Following the Construction Date, the Company shall be entitled to submit Requisitions on a monthly basis and receive from the Trustee on behalf of the District the milestone payments against the Fixed Design/Build Price, which: (1) shall be made only upon achievement of the milestone required to be achieved as the basis for such payment as set forth in the milestone payment schedule, as achievement shall be determined and certified to the Trustee by the Independent Engineer; and (2) shall be subject to the conditions of payment set forth in the Service Contract.

                                      D-ll

      Retainage. Each progress payment will be subject to a 10% retainage holdback. Interest earned on the retainage holdback shall remain in the Trustee's construction fund for disbursement in accordance with the Trust Agreement and the Service Contract. The Trustee shall release to the Company the accumulated funds (without interest) so retained with respect to the Design/Build Work upon receipt of (1) certification from the Company and confirmation by the Independent Engineer that Final Completion of the Design/Build Work has occurred and (2) the Trustee's receipt of written concurrence from the District that Final Completion of the Design/Build Work has occurred.

      Permissible Withholdings. The Trustee may disapprove and withhold and retain all or any portion of any payment requested in any Requisition in an amount equal to the sum of: (1) any amounts which are permitted under the Service Contract to be withheld from any payment requested in any Requisition;
(2) any delay liquidated damages payable; (3) any indemnification or other amounts which are due and owing to the Trustee or the District under any provision of the Service Contract; provided, however, that the Trustee shall not disapprove, withhold or retain any amounts in respect of funds owed to the District by the Company unless the District made a written request therefor to the Trustee and has submitted to the Trustee reasonably detailed documentation evidencing the District's immediate entitlement to the funds that the District has requested the Trustee to disapprove, withhold and retain and the basis for such entitlement; (4) any deductions which are required by Applicable Law; (5) an amount equal to the cost to the District of performing any work in the event of a failure by the Company or any Subcontractor to timely perform its obligations under the warranties given; (6) any payments with respect to which the Design/Build Work covered by such Requisition (or any previous Requisition) does not comply with the Service Contract; (7) any payments for Design/Build Work with respect to which any person has recorded a Lien or Encumbrance resulting from the acts or omissions of the Company in performing the Design/Build Work, where such Lien or Encumbrance remains unreleased, unbonded or undischarged; and (8) all requisitioned payments, if an Event of Default of the Company has occurred.

OPERATION AND MANAGEMENT

      Operation and Management Responsibility. Commencing on the Provisional Acceptance Date (or, if Provisional Acceptance is not certified by the Company, Acceptance), the Company shall operate and manage the Project on a 24-hour per day, 7-day per week basis, and shall treat Raw Water, produce and supply Finished Water, transport and dispose of Plant By-Products and operating wastes, provide all information necessary to secure Governmental Approvals, and otherwise operate and manage the Project so as to comply with the Contract Standards applicable to such activities, each of the plans pertaining thereto set forth in the Appendices to the Service Contract, and the other terms and conditions of the Service Contract.

      District Obligations. The District, in addition to the obligations it has accepted elsewhere in the Service Contract, shall: (1) make available to the Company upon request all information relating to the Project which is in the possession of the District and material to the Company's performance of the Contract Services; (2) grant and assure the Company access to the Project for the performance of its obligations under the Service Contract; (3) maintain and repair in good working order all Water System assets which are not included in the Project (including, after Acceptance, the Booster Pumping Station); and (4) pay the Service Fee and any other amounts due the Company in accordance with the terms and conditions of the Service Contract.

      Electricity Supply, Payment and Utilization. The District shall have the exclusive right to arrange for the supply of electricity to the Project, and to negotiate and establish electric rates with the supplier. The Company shall cooperate with and assist the District in making such arrangements, and the District shall give reasonable consideration to any requests and recommendations made by the Company as to the terms and conditions of electricity supply. The District shall pay all electricity bills. The Company guarantees that electricity usage and demand shall not exceed the levels established under the Guaranteed Maximum Electricity Utilization. In the event that electricity usage or demand exceeds such levels for reasons other than Uncontrollable Circumstances or District Fault, the Company shall pay or credit to the District an amount equal to the portion of the electric bill paid by the District which is attributable to such excess; provided, however that the Company shall have no obligation to make such payment or credit if and to the extent that such payment would not reduce the Effective Rate for Finished Water. In the event that electricity usage or demand is less than the levels established under the Guaranteed Maximum Electricity Utilization, the District shall pay the Company the electricity savings element of the Service Fee; provided, however, that the District shall be obligated to pay such electricity savings element only if and to the extent that the savings shall reduce the Effective Rate for Finished Water. The Company shall operate the Project in a manner which minimizes, to the maximum extent reasonably practicable in light of its obligation to provide the Contract Services, charges to the District for electricity use, demand, transmission and distribution.

      Compliance with Metropolitan Agreement. The Company shall perform all of the District's obligations under the Metropolitan Agreement, including the reporting obligations of the District, notwithstanding the fact that the Company is not a party to the Metropolitan Agreement. In the event the Metropolitan Agreement is terminated due to a failure of the Company to comply with its obligations under the Service Contract, and such failure is not caused by an Uncontrollable Circumstance, District-directed Change Order or District Fault, the Company shall pay the District for each remaining Contract Year or portion thereof during the Term of the Service Contract, liquidated damages in the amounts specified in the Service Contract.

      The District shall not amend the Metropolitan Agreement in a manner that materially and adversely affects the Company without the consent of the Company. In the event Metropolitan agrees to amendments to or interpretations of the Metropolitan Agreement that are favorable to the District, or agrees to reinstate the Metropolitan Agreement following its termination, or agrees to forebear in the enforcement of any of the terms thereof, the Company shall have the benefit of any such amendment, interpretation, reinstatement or forebearance with respect to its obligations under the Service Contract.

      Compliance with Applicable Law. The Company shall perform the Contract Services in accordance with Applicable Law, and shall cause all Subcontractors to comply with Applicable Law. The Company shall comply with the terms of all Governmental Approvals and other Applicable Law pertaining to the Project, Raw Water and Finished Water, notwithstanding the fact that the Company may not be a permittee or co-permittee to some of the Governmental Approvals.

      The Company shall perform and provide all sampling, laboratory testing and analyses, and quality assurance and quality control procedures and programs required by the Contract Standards. All testing laboratories shall be CADHS and EPA, as applicable, certified for the applicable test. All sampling and test data shall be available for review by, and reported to, the District. The Company explicitly assumes the risk of incorrect sampling, testing and laboratory work and any consequences thereof or actions taken or corrections needed based thereon, whether such work is performed by itself or third parties, both as to failures to detect and as to false detections. The Company shall permit the District, at the District's expense, to perform any testing, sampling or analytical procedure it deems appropriate, using the Project or otherwise.

      In connection with any actual or alleged event of non-compliance with Applicable Law, the Company shall, in addition to any other duties which Applicable Law may impose: (1) fully and promptly respond to all inquiries, investigations, inspections, and examinations undertaken by any Governmental Body; (2) attend all meetings and hearings required by any Governmental Body;
(3) provide all corrective action plans, reports, submittals and documentation required by any Governmental Body; (4) in conjunction with the District, communicate in a timely and effective manner with the general public as to the nature of the event, the impact on the public, and the nature and timetable for the planned remediation measures; and (5) immediately upon receipt thereof, provide the District with a true, correct and complete copy of any written notice of violation or non-compliance with Applicable Law, and true and accurate transcripts of any verbal notice of non-compliance with Applicable Law, issued or given by any Governmental Body. The Company shall furnish the District with an immediate written notice describing the occurrence of any event or the existence of any circumstance which does or may result in any such notice of violation or non-compliance to the extent the Company has knowledge of any such event or circumstance, and of any Legal Proceeding alleging such non-compliance.

      Except to the extent excused by Uncontrollable Circumstances or District Fault, in the event that the Company or any Subcontractor fails at any time to comply with Applicable Law with respect to the Project, Raw Water, Finished Water, air emissions, odor, Residuals or other environmental or operating conditions, the Company shall, without limiting any other remedy available to the District upon such an occurrence and notwithstanding any other provision of the Service Contract: (1) immediately correct such failure and resume compliance with Applicable Law; (2) bear all Loss-and-Expense of the Company and indemnify and hold harmless the District from any Loss and Expense resulting therefrom;
(3) pay or reimburse the District for any resulting damages, fines, assessments, levies, impositions, penalties or other charges; (4) make all Capital Modifications and changes in operating and management practices which are necessary to assure that the failure of compliance with Applicable Law will not recur; and (5) comply with any corrective action plan filed with or mandated by any Governmental Body in order to remedy a failure of the Company to comply with Applicable Law.

      The Company shall keep the Project neat, clean and litter-free at all times, ensure that the operation of the Project does not create any odor, litter, noise, fugitive dust, vector, excessive light or other adverse environmental effects constituting, with respect to each of the foregoing, a nuisance condition under Applicable Law. Should any such nuisance condition occur which is not caused by Uncontrollable Circumstances, the Company shall immediately remedy the condition, pay any fines or penalties relating thereto, make all Capital Modifications and changes in operating and management practices necessary to prevent a recurrence of the nuisance condition, and indemnify and hold harmless the District from any Loss-and Expense relating thereto.

      Operating Governmental Approvals. The Company shall make all filings, applications and reports necessary to obtain and maintain all Governmental Approvals required to be made, obtained or maintained by or in the name of the Company or the District under Applicable Law in order to operate the Project. With respect to Governmental Approvals which are required to be obtained in the name of the District, the Company shall: (1) prepare the application and develop and furnish all necessary supporting material; (2) supply all data and information which may be required; (3) familiarize itself with the terms and conditions of such Governmental Approvals; (4) attend all required meetings and hearings; and (5) take all other action necessary in obtaining, maintaining, renewing, extending and complying with the terms of such Governmental Approvals. Except as set forth elsewhere in the Service Contract, permit and filing fees required in order to obtain and maintain Governmental Approvals for the Contract Services shall be paid by the Company, regardless of the identity of the applicant, except Governmental Approvals required in connection with an Uncontrollable Circumstance. The Company shall agree to be named as a co-permittee on any Governmental Approval if so required by the issuing Governmental Body. The Company shall not knowingly disadvantage the District in any application, data submittal or other communication with any Governmental Body regarding Governmental Approvals. The final terms and conditions of any Governmental Approval shall be subject to the District's approval.

      All data, information and action required to be supplied or taken in connection with the Governmental Approvals required for the Contract Services shall be supplied and taken on a timely basis considering the requirements of Applicable Law and the responsibilities of the District as the beneficial owner of the Project and primary permittee. The data and information supplied by the Company to the District and all regulatory agencies in connection therewith shall be correct and complete in all material respects, and shall be submitted in draft form to the District sufficiently in advance to allow full and meaningful review and comment by the District. To the extent that a Change in Law subsequent to the Contract Date requires additional information or data to be supplied for Governmental Approvals, the Company shall be reimbursed for the reasonable additional costs incurred by the Company to collect, develop and provide such data. The Company shall be responsible for any schedule and cost consequences which may result from the submission of materially incorrect or incomplete information. The District reserves the right to reject, modify, alter, amend, delete or supplement any information supplied by the Company in connection with the Governmental Approvals required for the Contract Services. The District shall pay the costs of collecting, developing and providing any additional data and information which must be supplied to a Governmental Body for a Governmental Approval as the result of any Change in Law.

      The Company shall report to the District, immediately upon obtaining knowledge thereof, all violations of the terms and conditions of any Governmental Approval or Applicable Law pertaining to the Project. The unexcused failure of the Company to comply with any Governmental Approval shall constitute a breach of the Service Contract as well as an event of non-compliance with the Governmental Approval and shall, with respect to unexcused failures to comply with water quality standards, obligate the Company to pay liquidated damages as and to the extent provided in the Service Contract.

PERFORMANCE

      Water System. The Company acknowledges that the Project will constitute a primary component of the Water System and that the District, in meeting the water supply requirements of the Service Area, is providing an essential public service, and in complying with Applicable Law, will rely on the performance by the Company of its obligations under the Service Contract.

      Except for the property and facilities delineated in the Service Contract as being subject to the management responsibility of the Company, the District has and shall retain full management responsibility for the Water System.

      The Company shall manage the Project in a manner which serves and complements the requirements of the Water System and in accordance herewith, and agrees that no provision of the Service Contract shall confer upon the Company any right the exercise of which may adversely affect the Water System or the ability of the District to operate the Water System in a manner which serves the water needs of the Service Area in compliance with Applicable Law.

      Water Treatment Guarantee. Except to the extent relieved by Uncontrollable Circumstances or District Fault, the Company shall operate the Project on a continuous 24-hour per day, 7-day per week basis so as to treat Raw Water and to produce and distribute Finished Water to the Water System in compliance with the requirements of Applicable Law. In addition to its obligations to comply with the Finished Water requirements imposed by Applicable Law and except to the extent relieved for Uncontrollable Circumstances or District Fault, the Company shall treat Raw Water and produce and distribute Finished Water in compliance with the contract requirements set forth in the Service Contract (the "Enhanced Standards"), except that with respect to the certain Enhanced Standards relating to flavor and aroma, the Company shall be obligated only to use its best reasonable efforts to achieve such Enhanced Standards.

      Except to the extent relieved for Uncontrollable Circumstances or District Fault, the Company shall pay liquidated damages in the amounts set forth in the Service Contract (which amounts shall not be subject to escalation) for the Company's failure to comply with certain Water Treatment Guarantee parameters. These liquidated damages have been established to address minor, occasional exceedences of the applicable regulatory standards and the Enhanced Standards. Major or repeated unexcused failures of compliance with the Water Treatment Guarantee are not intended to be events of non-compliance as to which liquidated damages apply, but instead shall be deemed to be breaches of the Service Contract, as to which the District may seek actual damages and exercise its other remedies under the Service Contract. The District shall have no right of termination except pursuant to an Event of Default by the Company upon the occurrence of a material breach. If any such unexcused failure by the Company to comply with the Water Treatment Guarantee results in a requirement that a "boil water" or other public notice be issued, or results in a significant regulatory enforcement action by a Governmental Body, the nature and extent of the unexcused non-compliance and of the resulting public notice or regulatory enforcement action shall be taken into account in determining the level of actual damages and establishing any other remedies which are appropriate to the breach.

      The Water Treatment Guarantee shall apply, except to the extent excused by Uncontrollable Circumstances or District Fault, (1) without any allowance for scheduled or unscheduled downtime or Plant maintenance, repair or replacement, which the Company acknowledges has been factored into the Water Treatment Guarantee, and (2) so long as the actual Raw Water supply conditions are in conformity with the Design Raw Water Quality Parameters. In the event and for any period during which the actual Raw Water supply conditions are not in conformity with the Design Raw Water Quality Parameters, the Company shall use its best reasonable efforts to comply with the Water Treatment Guarantee during the period of non-conformity.

      In the event that any Finished Water supplied to the Water System fails to comply with the Water Treatment Guarantee and the Service Contract, except to the extent such failure of compliance is caused by an Uncontrollable Circumstance or District Fault, the Company shall indemnify, defend and hold harmless the District and the District Indemnities from the Loss-and-Expense of any tort, environmental, contract or other liability resulting in any Legal Proceeding originated by any third party arising from the supply of such non-complying Finished Water. This indemnity shall extend to any liability resulting from property loss or damage or death or personal injury suffered or alleged to be suffered by any person from exposure to or as a result of using or consuming such non-complying Finished Water based on any theory of recovery, including theories of product liability, toxic tort or environirental impairment. The Loss-and-Expense to which the indemnity extends shall not be construed to constitute consequential or other damages, as to which both parties have waived any rights of recovery.

      The parties acknowledge that a Change in Law may affect Finished Water standards or impose more stringent requirements relating to equipment or processes than those established as of December 31, 2001. In the event a Change in Law occurs, the Company shall not be entitled to performance relief or additional compensation unless: (1) such Change in Law imposes a regulatory standard or operating requirement with respect to any particular Finished Water characteristic or parameter which is more stringent or burdensome to comply with than the Contract Standards applicable to such characteristic or parameter, or requires equipment or processes not then in place or practiced at the Project; and (2) the Company is unable, after taking all reasonable mitigation measures required under the Service Contract with respect to such a Change in Law, to avoid the necessity for such performance relief or additional compensation.

      Water Delivery Guarantee. Except with respect to permitted scheduled and unscheduled Plant downtime and except as the Company's obligations may be limited upon the occurrence of an Uncontrollable Circumstance or District Fault, the District shall have the right throughout the Operation Period to demand the delivery of Finished Water to the Finished Water Transmission Line at Flow Rates of 5.14, 2.57 or 0 MGD reflecting two-train or single train operation, or full shut down. The Company shall use its best efforts, within the physical capacity of the Plant, to meet the District's demand for the delivery of Finished Water in accordance with the provisions of the Service Contract.

      The "Firm Daily Water Demand Volume", for purposes of the Service Contract, shall be the volume of Finished Water demanded by the District based on the Flow Rates specified in the "day-before" firm Finished Water demand schedules furnished by the District, as adjusted by any "day-of" modifications thereto. Except to the extent excused by Uncontrollable Circumstances or District Fault and except as adjusted pursuant to the Service Contract, the Company shall operate the Project so as to deliver Finished Water to the District each day during the Operation Period in volumes at least equal to the Firm Daily Water Demand Volume with respect to such day (the "Water Delivery Guarantee").

      The Company may not deliver Finished Water to the District on any day during the months of December, January, February and March, in a volume which is greater than the Firm Daily Water Demand Volume established by the District with respect to such day. The Company may, however, during the months of April through November, deliver Finished Water to the District on any day in a volume up to 5% more (or up to 9% more, subject to District approval) than the Firm Daily Water Demand Volume established by the District with respect to such day, but subject to a maximum overall limit of 5,231 acre feet per Contract Year. The purpose of the Company's surplus delivery rights is to give the Company an opportunity to mitigate any daily delivery shortfalls occurring in a Contract Year. The Company shall not be entitled to any additional compensation for any such surplus daily deliveries. The Company shall have the right to apply surplus water deliveries achieved in the first 60 days of any Contract Year against Finished Water delivery shortfalls occurring in the last 60 days of the preceding Contract Year, so as to reduce any liquidated damages that may be payable pursuant to the Water Delivery Guarantee.

      If, in any Contract Year, (1) the cumulative amount of any Finished Water delivery shortfalls under the Water Delivery Guarantee exceeds (2) the cumulative amount of any permissible surplus Finished Water deliveries, the Company shall pay liquidated damages to the District, for each acre foot of such Finished Water delivery shortfalls, in an amount equal to the sum of (1) Metropolitan's Prevailing Full Service Treated Water Rate (expressed in dollars per acre foot) plus, (2) the Final GRP Contribution with respect to such Contract Year (expressed in dollars per acre foot), plus (3) the administrative and operation and maintenance charge (expressed in dollars per acre foot) imposed by MWDOC on the District with respect to such Contract Year (exclusive of any elements thereof which are attributable to services provided by MWDOC which are substantially different in scope or quantity than the services historically provided by MWDOC to the District prior to the Contract Date); provided, however, that the amount described in item (2) shall not be payable if the Metropolitan Agreement has been terminated and the Company has paid liquidated damages as a result.

      Extraordinary Flow Rate Change. The District shall have the right at any time during which the Plant is not shut down for scheduled or unscheduled maintenance, repair or replacement and for any emergency or other reasonable purpose to require the Company to change the Flow Rate upon 60 minutes notice, notwithstanding the four-hour notice requirement for Flow Rate changes provided elsewhere in the Service Contract. The District also shall have the right to require the Company during any shutdown to resume normal operations as expeditiously as practicable for any such purpose. Any such extraordinary Flow Rate change or resumption of operations required shall be considered an Uncontrollable Circumstance. Notwithstanding the foregoing, the Company shall use its best reasonable efforts to comply with the Hydraulic Transients Guarantee.

      Plant Shutdowns. The Company shall be permitted to schedule downtime for Plant maintenance, repair or replacement as follows:

      (1) Winter Months. In each of the months of December, January, February and March, the Company may schedule 2 days of no Finished Water production. In addition, in the months of January, February and March, the Company may schedule 7 days of Finished Water production of not more than 2.57 MGD. For each successive day on which the Company schedules no Finished Water production, the Company shall operate the Plant at a Flow Rate of 5.14 MGD (or such lesser volume as may be requested by the District) for two days in succession thereafter before scheduling additional downtime. For each successive day on which the Company schedules at a Flow Rate of not more than 2.57 MGD of Finished Water production, the Company shall operate the Plant at a Flow Rate of 5.14 MGD (or such lesser volume as may be requested by the District) for one day in succession thereafter before scheduling additional downtime.

      (2) Summer Months. In the period from April 1 through November 30, the Company may schedule 12 days of no Finished Water production. There shall be no more than 1.5 days of such scheduled downtime per month during such eight month period. Scheduled downtime shall not overlap successive months.

      The Company shall also be entitled to take 3 days in each Contract Year on which no Finished Water is produced, and shut down the Plant in order to conduct unscheduled maintenance, repair and replacement work, without restriction as to the month in which such days are taken. The Company shall use its best efforts to minimize the duration of such unscheduled periods of downtime, and any adverse effect on the District's water supply to its customers. On any day on which the Plant is shut, the District shall not have the right to demand Finished Water.

      The Company acknowledges that operating conditions in the Water System as a whole may require the immediate curtailment or cessation of delivery of Finished Water from the Plant. The Company shall curtail or cease supplying Finished Water at the Finished Water Pumping Station immediately upon receipt by the Company's Contract Representative or the Facilities Manager of such a directive by the District's Contract Representative, and the issuance of any such directive shall constitute an Uncontrollable Circumstance. The Company shall resume operations of the Plant within 24 hours of receipt by the Company of a written resumption directive issued by the District's Contract Representative.

      No District Obligation to Demand Water. The District shall have the right, but not the obligation, during the Operation Period to demand Finished Water. The District shall pay the Service Fee irrespective of the volume of Finished Water actually demanded by the District, but shall not be liable in damages or otherwise for any failure to demand Finished Water.

      Insufficiency of Wellfield Supply of Raw Water. In the event that at any time during the Term the eight Wells originally installed by the Company, when designed, constructed, operated and maintained by the Company in accordance with the Contract Standards, do not produce a supply of Raw Water sufficient to enable the Company to meet the Water Delivery Guarantee, the Company shall design, drill, construct, install and operate additional Wells in the Wellfield as required to provide an adequate supply of Raw Water. If a ninth or further additional Wells are required, the District shall bear all of the capital and additional operating, maintenance, repair and replacement costs of such ninth and additional Wells and related pipelines required to connect the Well to the existing Wellfield. The District shall pay the electricity bills incurred from the operation of all such additional wells, as provided and subject to the limitations set forth in the Service Contract. The Company shall be relieved of its obligation to comply with the Water Delivery Guarantee to the extent of such Raw Water supply insufficiency, pending the completion of the additionally required Wells. The District shall have the right to direct the Company to design, drill, construct, install and operate such additional Wells to remedy any such insufficiency, or to modify the Water Delivery Guarantee to account for such insufficiency. The Company shall mitigate, to the maximum extent practicable, any such additional costs to be borne by the District in the event that groundwater supplies thereafter increase to a level sufficient to permit the discontinuance of the operation of some or all of such additional Wells.

      Production Efficiency Guarantee. Except to the extent excused by Uncontrollable Circumstances or District Fault, the Company shall operate the Project to achieve a Raw Water to Finished Water production efficiency of no less than 80% of the Raw Water volumes over the course of each Contract Year following the Acceptance Date.

      Hydraulic Transients Guarantee. Except to the extent relieved for Uncontrollable Circumstances or District Fault, the Company shall operate the Project so as to avoid the occurrence of sudden, significant changes in the Flow Rate and pressure of Finished Water delivered to the Water System.

      District Remedies for Non-Compliance with Performance Guarantees. If the Company fails to comply with any Performance Guarantee and is not excused from performance as a result of an Uncontrollable Circumstance or District Fault, the Company shall, without relief under any other Performance Guarantee, and in addition to any other remedy provided herein, allowed by Applicable Law or required by a Governmental Body: (1) promptly notify the District within 24 hours of the Company's having knowledge of any such non-compliance; (2) promptly provide the District within 24 hours with copies of any notices sent to or received from the EPA, the CADHS or any other Governmental Body having regulatory jurisdiction with respect to any violations of Applicable Law; (3) pay liquidated damages in the amounts provided for herein; (4) pay (directly, if levied against the Company and through the indemnification provisions of the Service Contract if levied against the District) any other resulting damages, fines, levies, assessments, impositions, penalties or other charges resulting therefrom; (5) take any action (including, without limitation, making all repairs, replacements, Capital Modifications and operating and management practices changes) necessary, in light of the nature, extent and repetitiveness of such non-compliance, in order to comply with such Performance Guarantee, to continue or resume performance of the Contract Services and eliminate the cause of, and to assure that such non-compliance will not recur; (6) promptly prepare all public notifications required by Applicable Law, and submit such notifications for publication; and (7) assist the District with all public relations matters necessary to adequately address any public concern caused by such non-compliance, including, but not limited to, preparation of press releases, attendance at press conferences, and participation in public information sessions and meetings.

      Releases, Leaks and Spills. The Company shall operate the Project in such a manner that Raw Water, Finished Water or Plant By-Products will not contaminate, or be released, leak or spill on or into the environment other than as permitted by the Contract Standards. The Company, after first notifying the District, shall be responsible for fulfilling all notification of and reporting requirements established by Applicable Law related to any unauthorized release into the environment from or in connection with its operation and management of the Project. The Company shall coordinate with the District in identifying the source of any unauthorized release and cooperate with the District and all appropriate Governmental Bodies in effectuating the prompt remediation thereof. The Company shall, in the most expeditious manner possible under the circumstances, cause any waste or material released without authorization to be cleaned up, removed from the Project or other point of release, and transported to and discharged or disposed of at a landfill or other disposal site which constitutes an Acceptable Disposal Site, and perform all necessary remediation measures. All costs associated with the identification, testing, cleanup, removal, transportation and disposal of such waste or material and performing necessary remediation measures shall be borne by the Company, except to the extent the release of the waste or material resulted from an Uncontrollable Circumstance or District Fault, in which case the appropriate portion of such costs shall be borne by the District.

      Pre-Existing Environmental Conditions. The Company shall operate and manage the Project so as not to aggravate the effect of any Pre-Existing Environmental Condition. If at any time a Pre-Existing Environmental Condition is determined to exist which requires an action under Applicable Law, then the District shall within 60 days after written notice from any Governmental Body or the Company of the presence or existence thereof, or within 60 days after the District's obtaining actual knowledge thereof, commence and diligently prosecute such actions as may be necessary to dispose of, remediate or otherwise correct the Pre-Existing Environmental Condition or otherwise make the Pre-Existing Environmental Condition comply with Applicable Law. The District shall have the right to contest any determination of a Pre-Existing Environmental Condition and shall not be required to take any action so long as: (1) the District is contesting any determination of a Pre-Existing Environmental Condition in good faith by appropriate proceedings conducted with due diligence; (2) the District indemnifies the Company in connection therewith; and (3) Applicable Law permits continued operation of the Project pending resolution of the contest, so that the Company shall have no liability as a result of the failure of the District to dispose of, remediate or otherwise correct such Pre-Existing Environmental Condition during the period of contest. Notwithstanding the foregoing, to the extent that a Pre-Existing Environmental Condition is discovered which causes imminent and substantial danger to human health and safety and adversely impacts the operation of the Plant, the District shall promptly take all necessary action to dispose of, remediate or otherwise mitigate such imminent condition. Any such Pre-Existing Environmental Condition or imminent Pre-Existing Environmental Condition shall constitute an Uncontrollable Circumstance which relieves Company of its obligations to perform under the Service Contract.

      Company Disposal of Residuals. The Company shall locate an Acceptable Disposal Site and make all necessary arrangements with the owner or operator thereof for the disposal of all Residuals during the Term of the Service Contract. The Company shall store Residuals at the Plant in an enclosed building in accordance with the Design Requirements. The Company shall operate the Plant and treat Raw Water so as to minimize the production of Residuals and comply with the Performance Guarantees. The Company shall transport all Residuals to an Acceptable Disposal Site in a safe and environmentally sound manner and in accordance with Applicable Law.

      In the event of a release, spill, leak or loss of Residuals during transfer or transit, the Company shall immediately arrange for the clean-up of the material and transportation to a Acceptable Disposal Site, and pay any resulting fines, assessments, penalties or damages resulting therefrom.

      The Company shall indemnify, defend and hold and harmless the District in accordance with the Service Contract, from all Loss-and-Expense that may result from the generation, processing, transportation or disposal of Residuals.

      Company Disposal of Brine. The District shall pay a one-time fee of $599,640 to the Santa Margarita Water District for the purchase of the right to discharge up to 1.2 MGD of Brine concentrate, which Brine concentrate shall consist solely of reverse osmosis concentrate, into the Southeast Regional Reclamation Authority's ocean outfall. The parties acknowledge that the Project includes the construction and maintenance of discharge pipes connecting the Plant and such ocean outfall. In the event such ocean outfall becomes unavailable or restricted in use for the disposal of brine concentrate for any reason other than Company Fault, such unavailability or restriction shall constitute an Uncontrollable Circumstance, and the District shall pay the cost of providing an alternate disposal method and the Company shall be relieved of the Performance Guarantees until the alternate disposal method becomes available. The Company shall, at its own cost and expense, treat and dispose of all Brine produced at the Plant during the Term of the Service Contract through such ocean outfall, and shall bear all risk and expense associated with the siting, permitting, design, construction, and operation of any pipelines and other assets necessary for the conveyance of the Brine to the ocean outfall; provided, however, that if the Company is operating the Plant in compliance with the Production Efficiency Guarantee, the District will pay any additional charges that are imposed by the Santa Margarita Water District as a result of the discharge of excessively concentrated or voluminous Brine to the ocean outfall which is attributable to the treatment of Raw Water having parameters which are outside the Design Raw Water Quality Parameters. Notwithstanding the foregoing, the Company shall not produce more than 1.2 million gallons of Brine for every 5.14 million gallons of Finished Water delivered to the District. The Company shall operate the Plant and treat Raw Water so as to minimize the production of Brine and comply with the Performance Guarantees.

      Compliance Failures and Liquidated Damages. The Company shall perform the Contract Services in accordance with the Contract Standards. Except to the extent the Company is relieved for Uncontrollable Circumstances or District Fault, the Service Fee shall be reduced by the amounts provided below for the Company's failures of compliance indicated with the following: (1) failure to report any exceedence as required by the Contract Standards; (2) failure to calibrate or verify calibration of flow meters in accordance with the manufacturer's specifications or, if not specified in the manufacturers specifications, semi-annually; (3) failure to respond to a written request for information related to the Service Contract made by the Contract Administrator and designated as a "priority request" within 3 business days; (4) failure to provide any plan, proposal, report or other deliverable required with respect to Uncontrollable Circumstances or any regulatory matter by the deadline agreed upon by the parties with respect thereto; (5) failure to keep monthly maintenance logs as required by the Service Contract; (6) failure of Company staff to attend District meetings as reasonably requested, with adequate advance notice from the District; (7) failure to provide any reports required within 7 days of the due date; (8) failure to maintain proper certification as required by CADHS; (9) failure to maintain adequate quantities of chemicals at the Sites which leads to a violation of a Performance Guarantee; (10) failure to respond to alarms at the Plant; and (11) failure to properly sample, test or report the results thereof as required by Applicable Law.

      If the Company fails to comply with any of its performance obligations as set forth above, the District, within 30 days of its discovery of such violation, shall notify the Company in writing of its alleged failure to perform. The Company shall have the right to cure any violation described in items (2), (4), (8) and (9) above within 15 days of receipts of the District's notice of violation; any other such violation shall not be subject to cure.

The Company shall pay to the District, as liquidated damages, the following amounts (which amounts shall not be subject to escalation):
(1)   Nothing for the first failure to perform in any Contract Year.
(2)   $250 for the second failure to perform in any Contract Year.
(3)   $500 for the third failure to perform in any Contract Year.
(4)   $1,000 for the fourth failure to perform in any Contract Year.
(5)   $3,000 for the fifth failure to perform in any Contract Year.
(6)   $5,000 for the sixth failure to perform in any Contract Year.
(7) $7,000 for each of the seventh and any subsequent failure to perform in any Contract Year.
The Company shall have the right to contest the occurrence of any alleged violation or alleged failure to cure, and the Company shall have no obligation to pay such contested amounts until the contest is resolved.

MAINTENANCE, REPAIR AND REPLACEMENT

      Ordinary Maintenance. The Company shall perform all normal and ordinary maintenance of the machinery, equipment structures, improvements and all other property constituting the Project, shall keep the Project in good working order, condition and repair, in a neat and orderly condition and in accordance with the Contract Standards, and shall maintain the aesthetic quality of the Project as originally constructed and in accordance with the Design Requirements. The Company shall provide or make provisions for all labor, materials, supplies, equipment, spare parts, Consumables and services which are necessary for the normal and ordinary maintenance of the Project and shall conduct predictive, preventive and corrective maintenance of the Project as required by the Contract Standards. The Company shall keep maintenance logs for the Project in accordance with the Contract Standards.

      The Company, in accordance with the Contract Standards, shall keep the grounds of the Sites in a neat and orderly condition (including the cleanup of litter and debris on a daily basis or more frequently as required). The Company shall also maintain and repair all Sites signage, fencing and other security systems. In addition, the Company shall provide all landscaping services for the Sites.

      Major, Maintenance, Repair and Replacement. The Company shall perform all major maintenance, repairs and replacement of the machinery, equipment, structures, improvements and all other property constituting the Project during the Term of the Service Contract required under the Contract Standards, including membrane replacement and all other maintenance, repair and replacement which may be characterized as "major" or "capital" in nature. The District's approval for any such maintenance, repair or replacement shall not be required unless it constitutes a Capital Modification, other than a Small Scale Capital Modification, in which event the District shall have the approval rights set forth in the Service Contract. The obligations of the Company are intended to assure that the machinery, equipment, structures and improvements constituting the Project are properly and regularly maintained in order to preserve their reliability and in a way such that when the Project is returned to the District at the end of the Term it is in a condition which does not require the District to undertake a significant overhaul or immediate replacements in order to continue to provide water treatment and delivery services. The Company shall prepare and submit to the District within 90 days before each of the fourth, ninth, fourteenth and nineteenth anniversaries of the Acceptance Date, a five-year forecast of the major repair and replacement activities that the Company believes needs to be performed at the Project during such five-year period to keep the Project in good working condition and repair so as to be able to properly perform the Contract Services. To the extent any repair or replacement is required as a result of Uncontrollable Circumstances or District Fault, the District shall pay the costs thereof.

      Replacements Constituting Capital Modifications. The Company shall bear the cost and expense of all maintenance, repairs and replacements required under this Article, including the cost and expense of any maintenance, repair or replacement that may constitute a Capital Modification, unless otherwise provided in the Service Contract.

      Project Evaluations. The Independent Evaluator shall, within 180 days following the Acceptance Date, photograph and prepare an itemized inventory of all property constituting the Project and having an installed cost greater than $1,000, including records of assets originally installed, manufacturer, identification number and original cost data (the "Baseline Project Record"). The Baseline Project Record shall be prepared in accordance with the Service Contract, shall distinguish Project Equipment and Project Structures, and shall reflect, based on the Fixed

Design/Build Price and the Design Requirements, the condition, functionality, value and useful life of the Project as originally constructed by the Company under the Service Contract.

      Final Evaluations of the Project. Not later than six months following the sixteenth anniversary of the Acceptance Date, the Independent Evaluator shall conduct a final evaluation of the Project in accordance with the protocol established in the Service Contract and shall utilize standard utility property evaluation methods. In connection with the final asset evaluation, the Company shall furnish the District and the Independent Evaluator with the Baseline Project Record prepared pursuant to the Service Contract and all data base information developed in connection with the implementation of the Company's computerized maintenance management system. The evaluation of the Project Structures shall determine and establish the physical condition of the Project Structures. The evaluation of the Project Equipment shall determine and establish the weighted average useful life of the Project Equipment as of the date of evaluation (expressed as a single number of years, carried to one decimal place), taking into account the performance capability and value of each piece of Project Equipment. The final evaluation shall exclude the value of any Capital Modifications to the extent paid for by the District, directly or indirectly, other than those made on account of Uncontrollable Circumstances or District Fault. The Independent Evaluator shall also conduct such a final evaluation not later than six months prior to the Termination Date resulting from the expiration of the Service Contract. The Contract Year 16 evaluation shall be for the informational purposes of the parties only. The Contract Year 20 evaluation shall be used for the purpose of determining compliance with the Company's obligations under the Service Contract.

      Required Condition of Project Structures Upon Return to the District. The Project Structures shall be returned to the District in good condition, working order and repair as when new, with ordinary wear and tear excepted as determined in light of the Company's maintenance, repair and replacement obligations. At the end of the Initial Term, each individual Project Structure listed in the Baseline Project Record must have a functionality and structural integrity rating of at least "3" (as described in the Service Contract). In the event the final audit establishes a functionality and structural integrity rating deficiency, the Company shall, at the election of the Company, either remedy the deficiency or make a cash payment to the District sufficient to enable the District to remedy the deficiency.

      Required Condition of Project Equipment Upon Return to the District. The Project Equipment shall be returned to the District in a condition and state of repair such that, in the aggregate, the weighted average useful life of the Project Equipment at the end of the Initial Term is equal to or greater than (1) 3 years, in the case of Project Equipment having an installed cost of $2,500 or greater, and (2) 2 years, in the case of Project Equipment having an installed cost of between $1,000 and $2,500. There shall be no weighted average useful life requirement with respect to Project Equipment having an installed cost of less than $1,000. In the event the final audit establishes a maintenance, repair and replacement weighted average useful life deficiency, the Company shall, at the election of the Company, either remedy the deficiency or make a cash payment to the District sufficient to enable the District to remedy the deficiency.

      In the event that Capital Modifications constituting Project Structures are made during the Term, such assets shall be returned to the District on the Termination Date in good condition, working order and repair, with ordinary wear and tear excepted as determined in light of the Company's maintenance, repair and replacement obligations. In the event that Capital Modifications constituting Project Equipment are made during the Term and are paid for by the District, such Capital Modifications shall be disregarded in preparing the final evaluation of the Plant. The weighted average useful life of all such assets as an aggregate which are paid for by the District, however, shall be separately determined in the final asset evaluation, and shall be equal to or greater than the weighted average useful life for Project Equipment. Reasonable conventions may be adopted in the weighting analysis to take account of the varying dates of installation. Capital Modifications and other maintenance, repairs and replacements paid for by the Company, including computer and other replacement systems installed based on advances in technology, shall be included in the final asset evaluation, and their remaining useful life included in such final evaluation.

      The expense of the Independent Evaluator for all services performed pursuant hereto shall be borne by the District. The determination by the Independent Evaluator as to any matter arising with respect to the final evaluation of the Project which is in dispute between the District and the Company and which involves amounts less than $250,000 (as adjusted annually from the Contract Date based on the Adjustment Factor) shall be final and binding upon the parties; for disputes involving amounts greater than $250,000, the Independent Evaluator's determination shall be advisory only, and any such dispute shall be handled as provided in the Service Contract.

      Loss, Damage or Destruction to the Project. The Company shall use care and diligence, and shall take all appropriate precautions, to protect the Project from loss, damage or destruction. The Company shall promptly report to the District and the insurers, upon obtaining knowledge thereof, any damage or destruction to the Project and as soon as practicable thereafter shall submit a full report to the District. The Company shall also submit to the District within 24 hours of receipt copies of all accident and other reports filed with, or given to the Company by, any insurance company, adjuster or Governmental Body. The parties shall cooperate so as to promptly commence and proceed with due diligence to complete the repair, replacement and restoration of the Project to at least the character or condition thereof existing immediately prior to the loss, damage or destruction, in accordance with the Service Contract. The District shall have the right to monitor, review and inspect the performance of any repair, replacement and restoration work by the Company as if such work constituted part of the Project as originally constructed.

      To the extent that any repair, replacement or restoration costs incurred can be recovered from any insurer or from another third-party, each party shall assist each other in exercising such rights as it may have to effect such recovery. Each party shall provide each other with copies of all relevant documentation at no cost to the other party, and shall cooperate with and assist the other party upon request by participating in conferences, negotiations and litigation regarding insurance claims.

      The District shall provide all funds necessary to pay the costs of repairing, replacing and restoring the Project and all insurance proceeds and recoveries from third parties resulting from damage to or the loss or destruction of the Project shall be for the account of the District; provided, however, that such costs not covered by insurance proceeds or third-party payments shall be borne by the Company to the extent the loss, damage or destruction was not caused by Uncontrollable Circumstances or District Fault.

      The Company shall promptly repair or replace all Municipal Property and all private property damaged by the Company or any officer, director, employee, representative or agent of the Company in connection with the performance of, or the failure to perform, the Contract Services, except (1) to the extent any such damage was caused by Uncontrollable Circumstances or District Fault, or (2) for reasonable wear and tear resulting from heavy construction activities prior to the Acceptance Date to Del Obispo Road and the City parking lot resulting from the performance of the Design/Build Work. The repair and replacements shall restore the damaged property, to the maximum extent reasonably practicable, to its character and condition existing immediately prior to the damage.

CAPITAL MODIFICATIONS

      District Approval. The District shall have the right, in its sole discretion, to approve all Capital Modifications; provided, however, that the Company may implement Small Scale Capital Modifications without District approval, if the requirements of the Service Contract are complied with. All Capital Modifications shall be made and implemented in accordance with this Article. The District shall have the express right to condition its approval of Capital Modifications upon the sharing of net cost savings expected to result therefrom.

      In the event any Capital Modification is made, the Company shall bear the cost and expense thereof and all related operation, maintenance, repair and replacement costs, unless the Capital Modification is directed by the District (other than as part of an enforcement action taken in response to a breach hereof) or is necessitated by District Fault or is necessary to address an Uncontrollable Circumstance.

      Capital Modifications at Company Request. The Company shall give the District written notice of, and reasonable opportunity to review and comment upon, any Capital Modification proposed to be made at the Company's request, whether before or after Acceptance. The notice shall contain sufficient information for the District to determine that the Capital Modification: (1) does not diminish the capacity of the Project to be operated so as to meet the Contract Standards; (2) does not impair the quality, integrity, durability and reliability of the Project; (3) is reasonably necessary or is advantageous for the Company to fulfill its obligations under the Service Contract; and (4) is feasible. The Company shall not be entitled to any adjustment in the terms of the Service

Contract as a result of any such Capital Modification unless approved by the District or made a condition of approval by the District in its sole discretion.

      Capital Modifications Due To Uncontrollable Circumstances. Upon the occurrence of an Uncontrollable Circumstance, the District shall promptly proceed, subject to the terms, conditions and procedures set forth in the Service Contract, to make or cause to be made all Capital Modifications reasonably necessary to address the Uncontrollable Circumstance. The Company shall consult with the District concerning possible means of addressing and mitigating the effect of any Uncontrollable Circumstance, and the Company and the District shall cooperate in order to minimize any delay, lessen any additional cost and modify the Project so as to permit the Company to continue providing the Contract Services in light of such Uncontrollable Circumstance. The design and construction costs of any such Capital Modification, and any related operation, maintenance, repair and replacement costs, shall be borne by the District except to the extent provided in the Service Contract pertaining to cost sharing. The District shall pay the Capital Modification costs and any such related operation, maintenance, repair and replacement costs for which it is responsible in the manner established in accordance with the procedures set forth in the Service Contract.

      Capital Modifications at District Direction. The District shall have the right to make Capital Modifications at any time and for any reason whatsoever, whether and however the exercise of such rights affects the Service Contract so long as the Company's rights are protected as provided in the Service Contract. The design and construction costs of any such Capital Modification made at the District's direction, and any related operation, maintenance, repair and replacement costs, shall be borne by the District, through District financing and through an adjustment to the Service Fee. The Company shall have no responsibility for any such costs unless the Company agrees in its sole discretion to participate in the financing thereof upon terms and conditions acceptable to the Company. The District shall have no obligation to direct the Company to make any Capital Modification.

      District Financing. The District shall provide financing for any Capital Modification for which it is financially responsible under the Service Contract, and shall make the proceeds of the financing available to the Company to pay the negotiated price on the milestone schedule and subject to any retainage negotiated by the parties. The District in its sole discretion may voluntarily, if requested by the Company, provide financing for the Capital Modifications for which the Company is financially responsible under the Service Contract, on terms and conditions established by the District in its sole discretion.

      Company Financing. The District may request the Company to finance all or any portion of the cost of any Capital Modification. The terms and conditions of any such financing and its impact on the Service Contract shall include, but are not limited to, any District right to refinance any such Company financing and any reimbursement due the Company with respect to the unamortized principal amount of such financing if the Service Contract is terminated prior to the end of its scheduled Term. If the Company agrees to provide financing for any Capital Modifications and assigns the Service Contract as security therefor, the loan documents related to such financing may require that all or a portion of each Service Fee payment be paid to a trustee or paying agent, either on a regular basis or upon the occurrence of certain stated events. In such a case, upon being notified in writing of such requirement by the Company, the District shall make payment as required therein and the Company shall, as between it and the District, accept any payment made to such trustee or paying agent as required therein as payment to the Company.

      Company Non-Impairment Rights. No Capital Modification, other than a Company-requested Capital Modification, shall be made that materially impairs any right, materially impairs the ability to perform, imposes any material additional obligation or liability, or materially increases the costs of the Company under the Service Contract, including operating, maintenance, repair and replacement costs related to such Capital Modification. Any Capital Modification undertaken by the District which violates the Company's rights under the Service Contract shall relieve the Company from its Performance Guarantee and indemnity obligations under the Service Contract to the extent such obligation is affected by the unauthorized Capital Modification.

SERVICE FEE

      Service Fee. From and after the Acceptance Date, the District shall pay the Service Fee to the Company as compensation for the Company's performing the Operation Services under the Service Contract.

      Service Fee Formula. The annual Service Fee shall be calculated in accordance with the following formula:

      SF = BOC + EI
       where,
      SF    =      Service Fee
      BOC   =      Base Operating Charge
      EI    =      Extraordinary Items Charge or Credit

      Base Operating Charge. The Base Operating Charge shall be calculated in accordance with the following formulas:

      BOC = FC + VC
      FC  = OMC + LC + RC
      VC  = DAE + ESE
      where,
      BOC   =      Base Operating Charge
      FC    =      Fixed Component
      OMC   =      Operation and Maintenance Component
      LC    =      Labor Component
      RC    =      Replacement Component
      VC    =      Variable Component
      DAE1  =      First Water Demand Adjustment Element
      DAE2  =      Second Water Demand Adjustment Element
      ESE   =      Electricity Savings Element

      Adjustment Factor. The "Adjustment Factor" for purposes of the Service Contract, when used with respect to the second and each subsequent Contract Year, shall be determined as follows:

      AFn   =      1 + {(0.90) X [(CPI-Un-1 - CPI-Un-2) ?  CPI-Un-2]}
       where,
      AFn   =      The Adjustment Factor for Contract Year "n"
      CPI-Un-1 =   The average of the 12 month CPI-U values occurring
                   in the Contract Year preceding the Contract Year with respect to which a calculation is to be made.

      CPI-Un-2 =   The average of the 12 month CPI-U value occurring in
                   the Contract Year two years preceding the Contract
                   Year with respect to which a calculation is to be made.

      Fixed Component. The Fixed Component of the Base Operating Charge shall be the sum of: (1) the Operation and Maintenance Component, (2) the Labor Component, and (3) the Replacement Component. The Fixed Component of the Base Operating Charge represents compensation for the District's right to demand the production and delivery of up to 4,800 acre feet of Finished Water per Contract Year. The Company shall be compensated for the production and delivery of Finished Water in volumes in excess of 4,800 acre feet per Contract Year through the Variable Component of the Base Operating Charge.

      The Operation and Maintenance Component. The Operation and Maintenance Component for the Contract Year ending on June 30, 2003 shall be $611,400. The Operation and Maintenance Component for each subsequent Contract Year shall be determined by multiplying (1) the Operation and Maintenance Component for the previous Contract Year, times (2) the Adjustment Factor.

      The Labor Component. The Labor Component for the Contract Year ending on June 30, 2003 shall be $170,600. The Labor Component for each subsequent Contract Year shall be determined by multiplying (1) the Labor Component for the previous Contract Year, times (2) the Adjustment Factor.

      The Replacement Component. The Replacement Component for the Contract Year ending on June 30, 2003 shall be $312,900. The Replacement Component for each subsequent Contract Year shall be determined by multiplying (1) the Replacement Component for the previous Contract Year, times (2) the Adjustment Factor.

      Variable Component. The Variable Component of the Base Operating Charge shall be the sum of: (1) the First Water Demand Adjustment Element, (2) the Second Water Demand Adjustment Element and (3) the Electricity Savings Element.

      First Water Demand Adjustment Element. In the event that the District's demand for Finished Water in any Contract Year is greater that 4,800 acre feet and less than 5,231 acre feet, the District shall pay the Company as the First Water Demand Adjustment Element an amount equal to the product of: (1) $151 per acre foot of Finished Water (for the Contract Year ending June 30, 2003 and adjusted annually thereafter based on the Adjustment Factor), and (2) the difference between the volume of Finished Water delivered to the District by the Company (measured in acre feet of Finished Water) and 4,800 acre feet.

      Second Water Demand Adjustment Element. If the District requests, and the Company supplies at its election, more than 5,231 acre-feet of Finished Water in any Contract Year, the District shall pay to the Company as the Second Water Demand Adjustment Element an amount equal to the product of: (1) $228 per acre-foot of Finished Water (for the Contract Year ending June 30, 2003 and adjusted annually thereafter based on the Adjustment Factor), and (2) the difference between the volume of Finished Water delivered to the District by the Company (measured in acre-feet of Finished Water) and 5,231 acre-feet.

      Electricity Savings Element. The Electricity Savings Element in a Contract Year, if payable, shall be the sum of (1) the Electricity Consumption Savings and (2) the Electricity Demand Savings. If the annual electricity consumption for the Project in a Contract Year is greater than the Guaranteed Maximum Electricity Consumption applicable for that Contract Year, or the average monthly electricity demand for the Project for the Contract Year is greater than the Guaranteed Maximum Electricity Demand applicable for that Contract Year, then the Electricity Savings Element for that Contract Year shall be equal to zero. If the annual electricity consumption for the Project in a Contract Year is less than 95% of the Guaranteed Maximum Electricity Consumption applicable for that Contract Year, and the average monthly electricity demand for the Project for the Contract Year is less than or equal to the Guaranteed Maximum Electricity Demand for the Contract Year, then the Company shall be entitled to an incentive payment (i.e., the Electricity Consumption Savings) equal to 50% of the product of: (1) twelve; (2) the average "generation charges" representing the total cost of electricity (i.e., all charges based upon kilowatt hours consumed, including any directly related prorated charges, including, but not limited to, transmission charges, deregulation fees and taxes) for the Contract Year, measured in dollars per kilowatt hour consumed ($/kWh); and (3) the difference between (a) 95% of the Guaranteed Maximum Electricity Consumption and
(b) the actual annual electricity consumed, measured in kilowatt hours, for the Project in the Contract Year. If the average monthly electricity demand for the Project in a Contract Year is less than the 95% of the Guaranteed Maximum Electricity Demand applicable for that Contract Year, and the annual electricity consumption for the Project for the Contract Year is less than or equal to the Guaranteed Maximum Electricity Consumption for the Contract Year, then the Company shall be entitled to an incentive payment (i.e., the Electricity Demand Savings) equal to 50% of the product of: (1) twelve; (2) the average "demand charges" (i.e., all charges based upon monthly kilowatt demand, including any directly related prorated changes and taxes) for the Contract Year, measured in dollars per kilowatt demanded ($/kW); and (3) the difference between (a) 95% of the Guaranteed Maximum Electricity Demand and (b) the actual average monthly demand for the Project in the Contract Year. The Electricity Savings Element shall not be paid to the Company for electricity consumption or demand savings generated by District actions or initiatives.

      Extraordinary Items Charge or Credit. The Extraordinary Items component of the Service Fee, which may be a charge or a credit, shall be equal to the sum of: (1) the amounts payable by the District for increased operation, maintenance or other costs incurred on account of the occurrence of an Uncontrollable Circumstance which is chargeable to the District under the Service Contract, net of any operation, maintenance or other cost savings achieved by the Company in mitigating the effects of the occurrence of such an Uncontrollable Circumstance; plus (2) the adjustments to the Service Fee resulting from any Capital Modifications the costs of which are payable by the District, or the benefits of which accrue to the District, under the provisions of the Service Contract; minus (3) any liquidated damages or Service Fee reductions due to Company non-performance specifically provided for under any other provision hereof; plus or minus (4) any other increase or reduction in the Service Fee provided for under any other Article of the Service Contract.

      Tax Exemption Of Managed Assets. It is the intent of the parties that the Managed Assets shall continue to be municipally owned property and not subject to real property or possessory interest taxation. If (1) the Company has exercised due diligence and taken all steps necessary to obtain all such tax exemptions on a timely basis, and (2) the Company is nonetheless required to pay any real property or possessory interest tax on account of the Project, the Company shall be entitled to recover the amount paid as a Reimbursable Cost.

      Sales And Business Taxes. In its performance of the Contract Services, the Company acknowledges that (1) construction materials and supplies initially acquired by the Company or any Subcontractor in connection with the Project Improvements or any Capital Modification, and operating supplies relating to the performance of the Management Services, are subject to State sales tax, and (2) the Company is subject to the City's "business tax". The Company further acknowledges that these taxes have been priced into the Design/Build Price and the Service Fee, and agrees to pay all such taxes without reimbursement from the District.

      Compliance With Internal Revenue Service Rev. Proc. 97-13. Any provision of the Service Contract to the contrary notwithstanding, the District and the Company agree that the District shall be under no obligation to, and shall not, pay compensation for services to the Company for any Contract Year, to the extent that such payment would result in less than 80% of the Company's compensation for services for such Contract Year being based on a periodic fixed fee or would result in any portion of the Company's compensation being based on net profit, as such terms are defined in Rev. Proc. 97-13. The District and the Company further agree that any such payment or portion thereof that is not made by virtue of the preceding sentence shall be paid to the Company, with interest at the Prime Rate, during the next annual period in wnich such payment will not result in less than 80% of the Company's compensation being based on a periodic fixed fee or in which such payment will be based on net profit, all as defined by Rev. Proc. 97-13. It is the intent of the District and the Company that the Service Contract shall be construed and applied so as to constitute a management contract that does not result in private business use of property financed by the District within the meaning and intent of Rev. Proc. 97-13.

BREACH, DEFAULT, REMEDIES AND TERMINATION

      Remedies For Breach. The parties agree that, except as otherwise provided with respect to termination rights, in the event that either party breaches the Service Contract, the other party may exercise any legal rights it may have under the Service Contract, under the Security Instruments and under Applicable Law to recover damages or to secure specific performance, and that such rights to recover damages and to secure specific performance shall ordinarily constitute adequate remedies for any such breach. Neither party shall have the right to terminate the Service Contract for cause except upon the occurrence of an Event of Default. Notwithstanding any other provision hereof, in the event either party breaches the Service Contract, the other party shall be entitled to all available legal or equitable remedies as provided in and within the meaning of Section 5956.6 of the Government Code.

      Event of Default by the Company Not Requiring Previous Notice or Cure Opportunity for Termination. In the event the Company fails to achieve Acceptance by the last day of the Extension Period, an Event of Default by the Company shall be deemed to have occurred, on the basis of which the District, by notice to the Company, may terminate the Service Contract without any requirement of having given notice previously or of providing any further or additional cure opportunity.

      Events of Default by the Company Requiring Previous Notice and Cure Opportunity for Termination. It shall be an Event of Default by the Company upon which the District may terminate the Service Contract, by notice to the Company, if:

      (i) Any representation or warranty of the Company under the Service Contract or the Guarantor under the Service Contract Guaranty Agreement was false or inaccurate in any material respect when made, and the legality of the Service Contract or the Service Contract Guaranty Agreement or the ability of the Company to carry out its obligations under the Service Contract or the ability of the Guarantor to carry out its obligations thereunder is thereby materially and adversely affected; or

      (ii) The Company fails, refuses or otherwise defaults in its duty (a) to pay any amount required to be paid to the District under the Service Contract within 60 days following the due date for such payment, or (b) to perform any material obligation under the Service Contract (unless such default is excused by an Uncontrollable Circumstance or District Fault as and to the extent provided herein); or

      (iii) The insolvency of the Company or the Guarantor as determined under the Bankruptcy Code; or

      (iv) The filing by the Company or the Guarantor of a petition of voluntary bankruptcy under the Bankruptcy Code; the consenting of the Company or the Guarantor to the filing of any bankruptcy or reorganization petition against the Company or the Guarantor under the Bankruptcy Code; or the filing by the Company or the Guarantor of a petition to reorganize the Company or the Guarantor pursuant to the Bankruptcy Code; or

      (v) The issuance of an order of a court of competent jurisdiction appointing a receiver, liquidator, custodian or trustee of the Company or the Guarantor or of a major part of the Company's or the Guarantor's property, respectively, or the filing against the Company or the Guarantor of a petition to reorganize the Company or the Guarantor pursuant to the Bankruptcy Code, which order shall not have been discharged or which filing shall not have been dismissed within 90 days after such issuance or filing, respectively.

      No such default shall constitute an Event of Default giving the District the right to terminate the Service Contract for cause unless, (1) the District has given prior written notice to the Company stating that in its opinion a specified default in its duty to pay or perform exists which gives the District a right to terminate the Service Contract for cause, and describing the default in reasonable detail; and (2) the Company neither challenged in an appropriate forum the District's conclusion that such a failure or refusal to perform has occurred or constitutes a material breach of the Service Contract, nor initiated within a reasonable time (in any event not more than 30 days from the initial default notice) and continued with due diligence to carry out to completion all actions reasonably necessary to correct the default and prevent its recurrence; except that if the Company shall have initiated within such reasonable time and continued with due diligence to carry out to completion all such actions, the default shall not constitute an Event of Default during such period of time (in any event not more than 120 days from the initial default notice) as the Company shall continue with due diligence to carry out to completion all such actions.

      The right of termination provided the District upon an Event of Default by the Company is not exclusive. If the Service Contract is terminated by the District for an Event of Default by the Company, the District shall have the right to pursue a cause of action for actual damages and to exercise all other remedies which are available to it under the Service Contract, under the Security Instruments and under Applicable Law.

      Protection of Trustee. During the Lease Term, the Trustee, as assignee of the rights of the Issuer under the Lease Agreement, shall be entitled to the protections set forth in the Service Contract if the Trustee has (1) provided the District with the Trustee's address for notices under the Service Contract,
(2) acknowledged the District's rights with respect to the Company, the Trustee and the Project as provided under the Service Contract, and (3) paid any non-performance liquidated damages to the District which are due and owing by the Company.

      The Trustee shall be protected as described below, until such time as the Lease Agreement expires or has been terminated:

      (1) The District shall not consent to any amendment or modification of the Service Contract (including any amendment or modification effectuated through non-binding mediation or arbitration) which materially aid adversely affects the rights and interests of the Trustee without the prior written consent of the Trustee, such written consent to be submitted by the Company.

      (2) Notwithstanding any Event of Default by the Company under the Service Contract, the District shall have no right to terminate the Service Contract unless prior to such termination (a) the Event of Default shall be continuing, (b) the District shall have given the Trustee written notice of such Event of Default, and (c) the Trustee shall have failed to remedy such Event of Default or to take such other actions as set forth in and within the time specified by the Service Contract.

      During the Lease Term, should any Event of Default by the Company under the Service Contract occur, the District shall mail or deliver to the Trustee a duplicate copy of any and all notices in writing that the District may from time to time give to or serve upon the Company pursuant to the provisions of the Service Contract. Any such notice shall set forth the nature of the Event of Default and the actions required to cure such Event of Default. Each such notice shall be mailed or delivered to the Trustee at or as near as possible to the time such notices are given to or served upon the Company by the District if required to be so served or at the earliest opportunity if such notice is not required to be given to the Company. No notice by the District to the Company shall be deemed to be given to the Company unless and until a copy thereof shall have been mailed or delivered to the Trustee.

      If an Event of Default by the Company occurs which does not require notice or cure opportunity under the Service Contract, the Trustee shall have no right of cure thereafter, the parties agreeing that the 547 day Extension Period following the Scheduled Acceptance Date constitutes a reasonable and sufficient period of cure to remedy any failure to achieve Provisional Acceptance on or before the Scheduled Acceptance Date. Any rights of the Trustee with respect to the Company and its performance during the Construction Period shall be provided for in the Company Financing Support Agreements, the terms and conditions of which shall be consistent with the Service Contract and shall not materially and adversely affect the District's rights under the Service Contract.

      If a default by the Company occurs under the Service Contract which, with the giving of notice or the passage of time, may lead to an Event of Default by the Company under the Service Contract, and the Company shall have failed to cure such default on or before the expiration of any applicable period of cure provided in the Service Contract, the Trustee shall have 120 days after the later of the expiration of the Company's cure period with respect to such default, or the date of the Trustee's receipt of written notice of the occurrence of an Event of Default from the District, and an additional 230 day period of time after the expiration of such 120 day period within which to remedy such default; provided that the Trustee shall (1) have fully cured any default in the payment of any monetary obligations of the Company under the Service Contract within such 120 day period and shall continue to pay current such monetary obligations as and when they are due, (2) shall have commenced action to cure any nonmonetary default within such 120 day period, and (3) shall thereafter diligently prosecute such action or proceeding to completion by no later than 350 days after the Trustee's receipt of such notice from the District. All rights of the District during the Lease Term to terminate the Service Contract as a result of the occurrence of any Event of Default by the Company shall be subject to and conditioned upon the District having first given to the Trustee written notice of such default and the Trustee having failed to act within the time specified, or such longer time as extended by the Service Contract.

      During any Trustee cure period described in the Service Contract, the Trustee shall have the right to assign (and the Company in such circumstances agrees to the assignment of) the Company's rights and obligations under the Service Contract to any replacement operator recognized as competent in the water treatment industry and as being technically and financially capable of carrying out both the Company's obligations under the Service Contract and the Guarantor's obligations under the Service Contract Guaranty Agreement for the remaining Term. Any such replacement operator shall be subject to the approval of the District, which approval shall be based on the standards set forth in the preceding sentence and shall not unreasonably be withheld. No such assignment shall take place unless and until the replacement operator has executed and delivered to the District an agreement acknowledging and confirming its assumption of all of the Company's obligations under the Service Contract, together with all authorizing documentation. All of the rights of the District with respect to the Project, the Company and the Trustee set forth in the Service Contract shall be fully preserved with respect to the Project, any replacement operator and the Trustee on any such conveyance, assignment and assumption.

      If the Service Contract shall have been rejected or disaffirmed by or on behalf of the Company in a proceeding under the Bankruptcy Code or other insolvency law then, unless the Service Contract has theretofore been terminated due to an Event of Default by the Company, on written request of the Trustee made at any time within 60 days after the date on which notice of such rejection or disaffirmance shall have been given, the District shall enter into a new agreement with respect to the Project with a designee of the Trustee meeting the requirements of the Service Contract for a replacement operator. The new agreement shall be effective as of the effective date of such rejection or disaffirmance of the Service Contract, for the Term of the Service Contract remaining as of the effective date of such rejection or disaffirmance, upon the same executory terms, covenants, conditions and agreements as are contained in the Service Contract; provided, however, that the District shall not be so obligated unless (a) such designee shall execute and deliver such new agreement within 20 days after the later of the date on which the Trustee shall have given the District notice of its election to do so or the date on which the District shall tender such new agreement to such designee for execution, and (b) the Trustee or its designee shall pay to the District at the time of the execution and delivery of such new agreement all expenses, including reasonable attorney's fees, incurred by the District in connection with the termination of the Service Contract and the execution and delivery of such new agreement. The Trustee's cure right period provided under the Service Contract shall continue in effect with respect to such new agreement and the expiration of such cure right period shall be determined by reference to the date on which such cure right period commenced with respect to the Service Contract. Notwithstanding the foregoing, the District shall have no obligation to deliver physical possession of the Project to any such designee until and unless the District shall have obtained physical possession thereof.

      The rights of the Trustee to cure an Event of Default by the Company and to appoint a replacement operator shall not relieve the Company or any such replacement operator from its continuing obligation to perform the Contract Services. The Trustee's rights shall be subject to the timely payment and performance by the Trustee or another entity as arranged for by the Trustee, on behalf of the Company, of all non performance damages and other obligations which are to be performed or paid by the Company to the District and which remain unperformed or unpaid as of the due date.

      Bond Insurer Cure Rights. At all times during which a policy of municipal bond insurance is in effect as contemplated by the Service Contract and the Bond Insurer is not in default under such policy, the Bond Insurer, and not the Trustee, shall have the rights and obligations given the Trustee under the Service Contract.

      Events Of Default By The District. Each of the following shall constitute an Event of Default by the District upon which the Company, by notice to the District, may terminate the Service Contract:

      (i) Any representation or warranty of the District under the Service Contract was false or inaccurate in any material respect when made, and the legality of the Service Contract or the ability of the District to carry out its obligations under the Service Contract is thereby adversely affected;

      (ii)  The failure, refusal or other default by the District in its duty:
(1) to pay the amount required to be paid to the Company under the Service Contract within 60 days following the due date for such payment; or (2) to perform any other material obligation under the Service Contract (unless such default is excused by an Uncontrollable Circumstance or Company Fault); or

      (iii) The authorized filing by the District of a petition seeking relief under the Bankruptcy Code, as applicable to political subdivisions which are insolvent or unable to meet their obligations as they mature; provided that the appointment of a financial control or oversight board by the State for the District shall not in and of itself constitute an Event of Default.

No such default shall constitute an Event of Default giving the Company the right to terminate the Service Contract for cause unless:

      (i) The Company has given prior written notice to the District stating that a specified default which gives the Company a right to terminate the Service Contract for cause has occurred, and describing the default in reasonable detail; and

      (ii) The District has neither challenged in an appropriate forum the Company's conclusion that such failure or refusal to perform has occurred or constitutes a material breach of the Service Contract nor corrected or diligently taken steps to correct such default within a reasonable period of time but not more than 30 (thirty) days from the date of the notice (but if the District shall have diligently taken steps to correct such default within a reasonable period of time, the same shall not constitute an Event of Default for as long (but in any event not more than 120 days from the initial default notice) as the District is diligently continuing to take such steps to correct such default).

      Other Remedies Upon District Event of Default-Prior to Tenth Anniversary of Acceptance Date. The right of termination provided under the Service Contract upon an Event of Default by the District is not exclusive. If the

Service Contract is terminated by the Company for an Event of Default by the District prior to the tenth anniversary of the Acceptance Date, the Company shall have the right to pursue a cause of action for actual damages and to exercise all other remedies which are available to it under the Service Contract and under Applicable Law.

      Other Remedies Upon District Event of Default - After Tenth Anniversary of Acceptance Date. If the Service Contract is terminated by the Company for cause as a result of an Event of Default by the District after the tenth anniversary of the Acceptance Date, the District shall pay the Company, as liquidated damages upon any such termination, the same amount that would be payable upon a District buy-out during the Operation Period, as set forth in the table below, based on the date the Event of Default by the District occurs, which amount shall be interpolated appropriately if the Event of Default occurs between the two-year anniversary dates set forth in such table.

      District Termination Right Relating To Certain Principal Agreements. The District shall have the right, at any time on or before December 31, 2002, to terminate the Service Contract upon written notice to the Company in the event that the District determines, in its sole discretion, that it will be unable to achieve (1) modification of the Metropolitan Agreement to the effect described in the Service Contract, or (2) agreement with the San Juan Basin Authority to the effect described in the Service Contract. All obligations of the parties under the Service Contract shall terminate on the effective date of any such termination. If the District exercises its termination right under after October 15, 2002, the District shall pay the Company an amount equal to the sum of (1) the amount of the first installment of the Transaction Cost Reimbursement Payment made by the Company to the District; plus (2) subject to Cost Substantiation, an amount equal to 100% of the reasonable costs incurred directly by the Company and any expenses paid or incurred to third parties from the Contract Date to the Termination Date which are directly related to the performance of the Design/Build Work, not to exceed the Design/Build Price.

      District Buy-Out Right For Significant Uncontrollable Circumstances During The Construction Period. In the event an Uncontrollable Circumstance causes a total constructive loss of the Project, or in the event an Uncontrollable Circumstance causes an extraordinary increase in District costs relating to the Project, in either case due to events occurring during the Construction Period, the District shall have the right to terminate the Service Contract upon payment to the Company of the Construction Period buy-out fee set forth below. A "total constructive loss" for this purpose shall be deemed to have occurred: (1) if so determined by the property insurance carrier; or (2) if re-construction cannot reasonably be expected to commence within six months following the occurrence of the Uncontrollable Circumstance. "An extraordinary increase" in District costs shall be deemed to have occurred for this purpose if the increase in the Effective Rate for Finished Water in the first full Contract Year which would reasonably be expected to result from an Uncontrollable Circumstance occurring during the Construction Period would cause an increase of more than 20% in the Effective Rate for Finished Water which would reasonably expected to be payable in such first full Contract Year had no such Uncontrollable Circumstance occurred. Promptly following receipt of the District's termination notice, the Company shall prepare and deliver to the District an invoice for the Construction Period buy-out-fee payable, including all required Cost Substantiation. The District shall pay the invoice within 30 days following receipt thereof.

      The Construction Period buy-out fee shall be an amount equal to the sum of
(1) subject to Cost Substantiation, an amount equal to 100% of the reasonable costs incurred directly by the Company and any expenses paid or incurred to third parties from the Contract Date to the Termination Date (including reasonable demobilization costs for work required of the Company upon termination) which are directly related to the performance of the Design/Build Work, not to exceed the Design/Build Price; plus (2), an amount equal to 10% of the amount described in item (1) above (but not less than $250,000 nor more than $2,000,000).

      The District shall have no obligation to pay the buy-out fee provided for under the Service Contract except concurrently with the surrender of possession and control by the Company of the Project to the District.

      The Company agrees that the buy-out fee shall fully and adequately compensate the Company and all Subcontractors for all foregone potential profits, Loss-and-Expense, and charges of any kind whatsoever (whether foreseen or unforeseen), including initial transition and mobilization costs and demobilization, and other similar wind-down costs, attributable to the termination of the Company's right to perform the Service Contract.

      District Buy-Out Rights During The Operation Period. The District shall have the right, on the tenth, twelfth, fourteenth, sixteenth and eighteenth anniversaries of the Acceptance Date, exercisable in its sole discretion and without cause, to terminate the Service Contract upon 60 days prior written notice to the Company. If the District exercises this right to terminate the Service Contract, the District shall pay the Company a buy-out fee in the amount stated in the table below, which amounts shall not be escalated. Promptly following receipt of the District's termination notice, the Company shall prepare and deliver to the District an invoice for the buy-out-fee payable, including all required Cost Substantiation. The District shall pay the invoice within 30 days following receipt thereof.

--------------------------------------------------------------------------------
              Buy-Out-Date                            Buy-Out Fee
--------------------------------------------------------------------------------
 Tenth Anniversary                                                   $ 1,000,000
--------------------------------------------------------------------------------
 Twelfth Anniversary                                                     800,000
--------------------------------------------------------------------------------
 Fourteenth Anniversary                                                  600,000
--------------------------------------------------------------------------------
 Sixteenth Anniversary                                                   400,000
--------------------------------------------------------------------------------
 Eighteenth Anniversary                                                  200,000
--------------------------------------------------------------------------------
If the Company has provided financing for any Capital Modifications, the unamortized value thereof based on the financing methodology approved by the District at the time the financing was effectuated shall also be included in the buy-out fee.

      Significant Uncontrollable Circumstances Buy-Out Right and Fee. In the event an Uncontrollable Circumstance causes a total constructive loss of the Project, or in the event an Uncontrollable Circumstance causes an extraordinary increase in District costs, relating to the Project, in either case due to events occurring during the Operation Period, the District shall have the right to terminate the Service Contract upon payment to the Company of the buy-out fee set forth below. A "total constructive loss" for this purpose shall be deemed to have occurred: (1) if so determined by the casualty insurance carrier; or (2) if the Project is substantially inoperable for a period of at least six months following the occurrence of the Uncontrollable Circumstance. "An extraordinary increase" in District costs shall be deemed to have occurred for this purpose if the increase in the Effective Rate for Finished Water in the full Contract Year following the Contract Year in which the Uncontrollable Circumstance occurred which would reasonably be expected to result from such occurrence would cause an increase of more than 20% in the Effective Rate for Finished Water which would reasonably be expected to be payable in such following Contract Year had no Uncontrollable Circumstance occurred. Promptly following receipt of the District's termination notice, the Company shall prepare and deliver to the District an invoice for the buy-out-fee payable, including all required Cost Substantiation. The District shall pay the invoice within 30 days following receipt thereof.

      The buy-out fee payable by the District to the Company upon the occurrence of the Uncontrollable Circumstances described above shall be an amount equal to
(1) if termination occurs on or before the tenth anniversary of the Provisional Acceptance Date, $2,000,000 or (2) if termination occurs after the tenth anniversary of the Provisional Acceptance Date, $1,000,000, reduced by 1/120 of such amount for each month which has elapsed following the tenth anniversary of the Provisional Acceptance Date to and including the month in which the Termination Date occurs. Upon any such termination, the Company shall also be paid all amounts due for the Contract Services to be paid as part of the Service Fee but not yet paid as of the date of termination.

      The District shall have no obligation to pay the applicable termination fee except concurrently with the surrender of possession and control by the Company of the Project to the District.

      The Company agrees that the applicable buy-out fee shall fully and adequately compensate the Company and all Subcontractors for all foregone potential profits, Loss-and-Expense, and charges of any kind whatsoever

(whether foreseen or unforeseen), including initial transition and mobilization costs and demobilization, employee transition and other similar wind-down costs, attributable to the termination of the Company's right to perform the Service Contract.

      Except as otherwise provided in the Service Contract with respect to survival of certain provisions upon termination hereof, upon and at all times after any termination of the Service Contract resulting from the District's exercise of its buy-out rights under the Service Contract, the Company shall be fully and forever released and discharged of and from all liability and obligations to the District, the Issuer, the Trustee and the bondholders arising from or related to the Project, the Service Contract, the Bonds and any and all other Transaction Documents.

      Company Payment of Certain Costs. If termination is pursuant to a Company Event of Default, or upon the expiration of the Service Contract, the Company shall be obligated to pay the costs and expenses of undertaking its obligations upon termination. If the Company fails to comply with any of its obligations upon termination, the District may perform such obligation and the Company shall pay on demand all reasonable costs thereof subject to Cost Substantiation.

      District Payment of Certain Costs. If termination is for the convenience of the District or due to a District Event of Default, the District shall pay to the Company within 45 days of the date of the Company's invoice supported by Cost Substantiation all reasonable costs and expenses incurred by the Company in satisfying its obligations upon termination.

      Exit Test. The Company, at the request of the District and after reasonable notice to the Company, shall perform the exit test of the Project for compliance with the Exit Test Procedures and Standards in the first 90 days of the 180-day period preceding the end of the Term hereof. If such test shows that the Project is operating out of compliance with the Exit Test Procedures and Standards, then within 30 days of such test results, the Company shall submit to the District a plan for remediation and retesting. The District shall have 30 days to approve such plan, which approval shall not be unreasonably withheld. The Company shall make all repairs, replacements, renewals and operating changes and take all other actions which may be necessary to enable the Project to meet the Exit Test Procedures and Standards. The Project shall then be re-tested to demonstrate that the necessary corrective action has been taken and the Project is in compliance with the Exit Test Procedures and Standards. No such testing or retesting shall relieve the Company of its obligations under the Service Contract during the performance of the test or retest.

      Forum For Dispute Resolution. It is the express intention of the parties that all Legal Proceedings related to the Service Contract or to the Project or to any rights or any relationship between the parties arising therefrom shall be solely and exclusively initiated and maintained in courts of the State located in Orange County. The Company and the District each irrevocably consents to the jurisdiction of such courts in any such Legal Proceeding, waives any objection it may have to the laying of the jurisdiction of any such Legal Proceeding, and waives its right to a trial by jury.

      Non-Binding Mediation. Either party may request Non-Binding Mediation of any dispute arising under the Service Contract, whether technical or otherwise. The non-requesting party may decline the request in its sole discretion. If there is concurrence that any particular matter shall be mediated, the provisions of the Service Contract relating to Non-Binding Mediation shall apply. The costs of such Non-Binding Mediation shall be divided equally between the District and the Company. The Mediator shall be a professional engineer, attorney or other professional mutually acceptable to the parties who has no current or past on-going relationship to either party. The Mediator shall have full discretion as to the conduct of the mediation. Each party shall participate in the Mediator's program to resolve the dispute until and unless the parties reach agreement with respect to the disputed matter or one party determines in its sole discretion that its interests are not being served by the mediation. Mediation is intended to assist the parties in resolving disputes over the correct interpretation of the Service Contract. No Mediator shall be empowered to render a binding decision. None of the provisions summarized in this paragraph shall operate to limit, interfere with or delay the right of either party to commence judicial Legal Proceedings upon a breach of the Service Contract by the other party, whether in lieu of, concurrently with, or at the conclusion of any Non-Binding Mediation.

      Arbitration. To the extent that the Non-Binding Mediation fails to resolve any dispute between the parties, and upon mutual agreement of the parties, the District and the Company may agree to binding arbitration of any dispute which arises under the Service Contract. Such arbitration shall be governed and conducted pursuant to the provisions of Section 1281 et seq. of the California Code of Civil Procedure. None of the provisions summarized in this paragraph shall operate to limit, interfere with or delay the right of either party to commence judicial Legal Proceedings upon a breach of the Service Contract by the other party.

INSURANCE, UNCONTROLLABLE CIRCUMSTANCES AND INDEMNIFICATION

      Insurance. At all times during the Term of the Service Contract, the Company shall obtain and maintain the Required Insurance and shall pay all premiums with respect thereto as the same become due and payable.

      All insurance shall be obtained and maintained from financially sound and generally recognized responsible insurance companies meeting the qualifications of the Service Contract. The insurers shall be selected by the Company and authorized to write such insurance in the State. The insurance coverage may be written with deductible amounts within the limits allowed in the Service Contract, and the Company shall be responsible for any deductible amounts. The Company shall also be responsible for all self insured retentions contained in its insurance coverages, as well as any excluded losses if such losses are within the liability of the Company under the Service Contract. All policies evidencing such insurance shall provide for: (1) payment of the losses to the District, and to the Company as their respective interests may appear; and (2) at least 30 days prior written notice of the cancellation thereof to the Company and the District. All policies of insurance shall be primary insurance without any right of contribution from other insurance carried by the District.

      If the Company fails to pay any premium for Required Insurance, or if any insurer cancels any Required Insurance policy and the Company fails to obtain replacement coverage so that the Required Insurance is maintained on a continuous basis, then, at the District's election (but without any obligation to do so), the District, following 7 days notice to the Company, may pay such premium or procure similar insurance coverage from another company or companies and upon such payment by the District the amount thereof shall be immediately reimbursable to the District by the Company. The Company shall not perform Design/Build Work during any period when any policy of Required Construction Period Insurance is not in effect. The Company shall comply with all applicable Required Insurance and take all steps necessary to assure the Project remains continuously insured in accordance with the requirements of the Service Contract during the Term. The failure of the Company to obtain and maintain any Required Insurance shall not relieve the Company of its liability for any losses intended to be insured thereby. Should any failure to provide continuous insurance coverage occur, the Company shall indemnify and hold harmless the District from and against any Loss and Expense arising out of such failure. The purchase of insurance to satisfy the Company's obligations shall not be a satisfaction of any Company liability under the Service Contract or in any way limit, modify or satisfy the Company's indemnity obligations under the Service Contract.

      Uncontrollable Circumstances. Except as expressly provided under the Service Contract, neither party to the Service Contract shall be liable to the other for any loss, damage, delay, default or failure to perform any obligation to the extent it results from an Uncontrollable Circumstance. The parties agree that the relief for an Uncontrollable Circumstance described in the Service Contract shall apply to all obligations in the Service Contract, except to the extent specifically provided otherwise, notwithstanding that such relief is specifically mentioned with respect to certain obligations in the Service Contract but not other obligations. The occurrence of an Uncontrollable Circumstance shall not excuse or delay the performance of a party's obligation to pay monies previously accrued and owing under the Service Contract, or to perform any obligation under the Service Contract not affected by the occurrence of the Uncontrollable Circumstances. The District shall pay the Service Fee during the continuance of any Uncontrollable Circumstance, adjusted to account for any cost reductions achieved through Company mitigation measures required by the Service Contract, as well as for any cost increases to which the Company is entitled under the Service Contract. A Contract Administration Memorandum shall be prepared to confirm and evidence the terms and conditions of the relief given to the Company on account of any Uncontrollable Circumstances.

      If and to the extent that Uncontrollable Circumstances interfere with, delay or increase the cost of the Company's performance of the Contract Services in accordance herewith, the Company shall be entitled to an increase in the Design/Build Price and the Service Fee, and an extension of the Scheduled Acceptance Date, all as applicable, which properly reflects the interference with performance, the amount of the increased cost, or the time lost as a result thereof, and the Company shall perform all other Contract Services. The Scheduled Acceptance Date shall be extended only to the extent that the Uncontrollable Circumstance affects the critical path of the Design/Build Work. The proceeds of any Required Insurance available to meet any such increased cost shall be applied to such purpose prior to any determination of cost increase payable by the District with respect to Uncontrollable Circumstance. In particular, the Company shall apply the proceeds of Required Insurance maintained by the Company for builder's risk to the reconstruction of the Project should an insured event under such builder's risk insurance cause property damage prior to Acceptance. To the extent there is any cost reduction achieved through the mitigating measures undertaken by the Company pursuant to the Service Contract upon the occurrence of an Uncontrollable Circumstance, the parties shall agree to the amount of the cost reduction and such cost reduction shall be reflected in a reduction of the amount by which the Design/Build Price or the Service Fee would have otherwise been increased or shall serve to reduce the Design/Build Price or the Service Fee to reflect such mitigation measures, as applicable. In the event that the Company believes it is entitled to any Design/Build Price, Service Fee or schedule relief on account of any Uncontrollable Circumstance, it shall furnish the District written notice of the specific relief requested and detailing the event giving rise to the claim within 30 days after the giving of notice delivered with respect to the occurrence of an Uncontrollable Circumstance, or if the specific relief cannot reasonably be ascertained and such event detailed, within such 30-day period, then within such longer period with which it is reasonably possible to detail the event and ascertain such relief. Within 30 days after receipt of such a timely submission from the Company the District shall issue a written determination as to the extent, if any, it concurs with the Company claim for performance, price or schedule relief, and the reasons therefor. The Company acknowledges that its failure to give timely notice pertaining to an Uncontrollable Circumstance may adversely affect the District.

      Share of Costs of Uncontrollable Circumstances. The Company shall bear the costs which result from the occurrence of an uninsured Uncontrollable Circumstance (except any Change in Law made by the District) to the extent of the first 5% of the costs necessitated by Uncontrollable Circumstances up to an aggregate of $12,500 per Contract Year, as adjusted annually by the Adjustment Factor, and an aggregate of $250,000 over the Initial Term of the Service Contract, as adjusted annually by the Adjustment Factor. Any costs occurring over future Contract Years as the result of an Uncontrollable Circumstance occurring in a prior Contract Year shall be treated as Uncontrollable Circumstance costs occurring in such future Contract Year. The Company's share of such net costs shall be paid as a lump sum within 60 days of the end of each Contract Year, unless otherwise agreed by the parties. The Company's obligation to bear the expense of any deductibles applicable on claims made with respect to any Required Insurance provided by the Company is an independent obligation, but the amount of any such expense shall be credited against the Company's obligation to share in the costs of Uncontrollable Circumstances if the event to which the Required Insurance responded was an Uncontrollable Circumstance.

      Either party's acceptance of any performance, price or schedule relief shall be construed as a release of the other party for that portion of the Loss-and-Expense resulting from, or otherwise attributable to, the event giving rise to the relief claimed.

      Indemnification By The Company. The Company shall indemnify, defend and hold harmless the District, and its elected officials, appointed officers, employees, representatives, agents and contractors (each, a "District Indemnitee") and the Trustee and its officers, employees, representatives, agents and contractors ("Trustee Indemnitee"), from and against (and pay the full amount of) any and all Loss-and-Expense incurred by a District Indemnitee or a Trustee Indemnitee to third parties arising from or in connection with (or alleged to arise from on in connection with): (1) any failure by the Company to perform its obligations under the Service Contract; or (2) the negligence or willful misconduct of the Company or any of its officers, directors, employees, agents, representatives or Subcontractors in connection with the Service Contract. The Company shall also indemnify the District as and to the extent provided elsewhere in the Service Contract. The Company's indemnity obligations under the Service Contract shall not be limited by any coverage exclusions or other provisions in any insurance policy maintained by the Company which is intended to respond to such events. The Company shall not, however, be required to reimburse or indemnify any District Indemnitee or Trustee Indemnitee for any Loss-and-Expense to the extent caused by the negligence or willful misconduct of any District Indemnitee or Trustee Indemnitee to the extent attributable to any Uncontrollable Circumstance. A District Indemnitee or Trustee Indemnitee shall promptly notify the Company of the assertion of any claim against it for which it is entitled to be indemnified under the Service Contract, and the Company shall have the right to assume the defense of the claim in any Legal Proceeding and to approve any settlement of the claim. These indemnification provisions are for the protection of the District

Indemnitee and the Trustee Indemnitee only and shall not establish, of themselves, any liability to third parties. The indemnification provisions of the Service Contract shall survive termination of the Service Contract.

      Indemnification By The District. The District shall indemnify, defend and hold harmless the Company, and its elected officials, appointed officers, employees, representatives, agents and contractors (each, a "Company Indemnitee"), from and against (and pay the full amount of) any and all Loss-and-Expense incurred by a Company Indemnitee to third parties arising from or in connection with (or alleged to arise from on in connection with): (1) any failure by the District to perform its obligations under the Service Contract; or (2) the negligence or willful misconduct of the District or any of its officers, directors, employees, agents, representatives or subcontractors in connection with the Service Contract. The District shall also indemnify the Company as and to the extent provided elsewhere in the Service Contract. The District's indemnity obligations under the Service Contract shall not be limited by any coverage exclusions or other provisions in any insurance policy maintained by the District which is intended to respond to such events. The District shall not, however, be required to reimburse or indemnify any Company Indemnitee for any Loss-and-Expense to the extent caused by the negligence or willful misconduct of any Company Indemnitee or to the extent attributable to any Uncontrollable Circumstance. A Company Indemnitee shall promptly notify the District of the assertion of any claim against it for which it is entitled to be indemnified under the Service Contract, and the District shall have the right to assume the defense of the claim in any Legal Proceeding and to approve any settlement of the claim. These indemnification provisions are for the protection of the Company Indemnitee only and shall not establish, of themselves, any liability to third parties. The indemnification provisions of the Service Contract shall survive termination of the Service Contract.

SECURITY FOR PERFORMANCE

      Service Contract Guaranty Agreement. The Company shall cause the Service Contract Guaranty Agreement to be provided and maintained by the Guarantor during the Term in the form attached to the Service Contract as a Transaction Form.

      Construction Performance and Payment Bonds. On or before the Construction Date, and on or before the date of any Capital Modification (in excess of $100,000) undertaken by the Company, the Company shall provide the Construction Performance Bond and the Payment Bond, each in an amount equal to the portion of the Fixed Design/Build Price relating to the construction work (plus a reasonable amount to be determined by the parties for any estimated Fixed Design/Build Price Adjustments), as financial security for the faithful performance and payment of its Construction Period obligations and Capital Modification obligations under the Service Contract. The Construction Performance Bond and the Payment Bond shall be substantially in the form set forth in the Transaction Forms and shall be issued by a surety company: (1) approved by the District having a rating of "A" in the latest revision of the A.M. Best Company's Insurance Report; (2) be listed in the United States Treasury Department's Circular 570, "Companies Holding Certificates of Authority as Acceptable Sureties on Federal Bonds and as Acceptable Reinsurance Companies"; and (3) holding a certificate of authority to transact surety business in the State issued by the Director of the Department of Insurance. The Construction Performance Bond and the Payment Bond shall remain open until Acceptance of the Project.

      Service Contract Letter Of Credit. On or before the Bond Issuance Date, the Company shall provide further security to the District for the performance of its obligations under the Service Contract to achieve Acceptance through an irrevocable direct pay letter of credit issued by a United States bank whose long-term debt is rated "A" or better by either Rating Service and which maintains a banking office in the State (the "Service Contract Letter of Credit"). The Service Contract Letter of Credit shall be in a stated amount equal to daily accrued debt service on the Bonds for a period of 547 days, shall be for a term of one year, shall be continuously renewed, extended or replaced so that it remains in effect until 30 days after the date that the District states in writing that the District and the Independent Engineer concur with the Company's certification that Acceptance has occurred, and shall be issued substantially in the form set forth in the Transaction Forms. The stated amount of the Service Contract Letter of Credit shall in no way limit the amount of damages to which the District may be entitled for any Company failure to achieve Acceptance. The Company shall have the right to reduce and replace the stated amount of the Service Contract Letter of Credit on the 6 month and 12-month anniversary dates of the Scheduled Acceptance Date by an amount equal to the sum of all daily delay liquidated damage payments, if any, which the Company has previously paid to the District. The Service Contract Letter of Credit shall be surrendered by the City for cancellation by the Company on the date that the District states in writing that the District and the Independent Engineer concur with the Company's certification that Acceptance has occurred.

      The Service Contract Letter of Credit shall authorize the District to draw the full stated amount thereof: (1) in the event that any required renewal, extension or replacement thereof is not made earlier than the date which is 30 days prior to its expiration date, or (2) upon certain events of bankruptcy or insolvency of the Company or the Guarantor described in the drawing certificate attached thereto. The proceeds of any such drawings shall be held by the District as cash collateral to secure the performance of the Contract Services and, in the event of a material breach of the Service Contract following any such drawing, may be retained by the District as payment of damages resulting therefrom. The Service Contract Letter of Credit shall also authorize the District to draw an amount representing delay liquidated damages due the District.

      The cost and expense of obtaining and maintaining the Security Instruments required under the Service Contract as security for the performance of the Company's obligations under the Service Contract shall be borne by the Company without reimbursement from the District.

                                   APPENDIX E

                     FORM OF CONTINUING DISCLOSURE AGREEMENT

                         CONTINUING DISCLOSURE AGREEMENT

      THIS CONTINUING DISCLOSURE AGREEMENT (this "Disclosure Agreement"), dated as of January ___, 2003, is by and between BNY WESTERN TRUST COMPANY, a state banking company duly organized and validly existing under the laws of the State of California, as Trustee (the "Trustee"), and the CAPISTRANO VALLEY WATER DISTRICT, a county water district organized and existing under and by virtue of the laws of the State of California (the "Water District").

                              W I T N E S S E T H :

      WHEREAS, the Water District has caused to be executed and delivered San Juan Basin Authority Lease Revenue Bonds (Ground Water Recovery Project) Issue of 2002 (the "Bonds"), evidencing principal in the aggregate amount of $31,555,000, pursuant to a Trust Agreement, dated as of the date hereof (the "Trust Agreement"), by and among the Trustee, the San Juan Basin Authority and the Water District; and

      WHEREAS, this Disclosure Agreement is being executed and delivered by the Water District and the Trustee for the benefit of the holders and beneficial owners of the Bonds and in order to assist the underwriters of the Bonds in complying with S.E.C. Rule 15c2-12(b)(5);

      NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

      Section 1. Definitions. In addition to the definitions set forth in the Trust Agreement, which apply to any capitalized term used in this Disclosure Agreement unless otherwise defined in this Section, the following capitalized terms shall have the following meanings:

      "Annual Report" means any Annual Report provided by the Water District pursuant to, and as described in, Sections 2 and 3 hereof.

      "Disclosure Representative" means the General Manager of the Water District and the Administrative Services Director of the Water District, or such other officer or employee of the Water District as the Water District shall designate in writing to the Trustee from time to time.

      "Dissemination Agent" means the Trustee, acting in its capacity as Dissemination Agent hereunder, or any successor Dissemination Agent designated in writing by the Water District and which has filed with the Trustee a written acceptance of such designation.

      "Listed Events" means any of the events listed in subsection (a) of
Section 4 hereof.

      "National Repository" means any Nationally Recognized Municipal Securities Information Repository for purposes of the Rule.

      "Official Statement" means the Official Statement, dated December 11, 2002, relating to the Bonds.

      "Participating Underwriter" means any of the original underwriters of the Bonds required to comply with the Rule in connection with the offering of the Bonds.

      "Repository" means each National Repository and each State Repository.

                                       E-l

      "Rule" means Rule 15c2-12(b)(5) adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as the same may be amended from time to time.

      "State Repository" means any public or private repository or entity designated by the State of California as a state repository for the purpose of the Rule and recognized by the Securities and Exchange Commission. As of the date of this Disclosure Agreement, there is no State Repository.

      Section 2. Provision of Annual Reports, (a) The Water District shall, or shall cause the Dissemination Agent to, not later than the date that is nine months after the end of the Water District's fiscal year (which date currently would be April 1), commencing with the report for the 2001-02 Fiscal Year, provide to each Repository an Annual Report which is consistent with the requirements of Section 3 hereof. The Annual Report may be submitted as a single document or as separate documents comprising a package, and may include by reference other information as provided in Section 3 hereof; provided that the audited financial statements of the Water District may be submitted separately from the balance of the Annual Report, and later than the date required above for the filing of the Annual Report if not available by that date. If the Water District's fiscal year changes, it shall give notice of such change in the same manner as for a Listed Event under subsection (f) of Section 4 hereof.

      (b) Not later than 15 business days prior to the date specified in subsection (a) of this Section for the providing of the Annual Report to the Repositories, the Water District shall provide the Annual Report to the Dissemination Agent and the Trustee (if the Trustee is not the Dissemination Agent). If by such date, the Trustee has not received a copy of the Annual Report, the Trustee shall contact the Water District and the Dissemination Agent to determine if the Water District is in compliance with the first sentence of this subsection (b).

      (c) If the Trustee is unable to confirm that an Annual Report has been provided to Repositories by the date required in subsection (a) of this Section, the Trustee shall send a notice to the Municipal Securities Rulemaking Board and each State Repository, if any, in substantially the form attached as Exhibit A.

      (d)   The Dissemination Agent shall:

            (i) determine each year prior to the date for providing the Annual Report the name and address of each National Repository and each State Repository, if any; and

            (ii) file a report with the Water District and (if the Dissemination Agent is not the Trustee) the Trustee certifying that the Annual Report has been provided pursuant to this Disclosure Agreement, stating the date it was provided and listing all the Repositories to which it was provided.

      Section 3. Content of Annual Reports. The Water District's Annual Report shall contain or incorporate by reference the following:

            (a) Audited financial statements prepared in accordance with generally accepted accounting principles as promulgated to apply to governmental entities from time to time by the Governmental Accounting Standards Board. If the Water District's audited financial statements are not available by the time the Annual Report is required to be filed pursuant to subsection (a) of Section 2 hereof, the Annual Report shall contain unaudited financial statements in a format similar to the financial statements contained in the Official Statement, and the audited financial statements shall be filed in the same manner as the Annual Report when they become available.

            (b)   The following information with respect to the Bonds:

                  (i) The Outstanding principal of the Bonds as of the January 1 next preceding the date of such Annual Report and the principal amount of any Parity Obligations outstanding as of the January 1 next preceding the date of such Annual Report.

                  (ii) The balance in the Reserve Fund, and a statement of the Reserve Requirement, as of the January 1 next preceding the date of such Annual Report.

                  (iii) The outstanding principal evidenced by the San Juan
            Capistrano Public Financing Authority Revenue Certificates of Participation, Series 2002, preceding the date of such Annual Report and the principal amount of any obligations on a parity to such certificates of participation outstanding as of the January 1 next preceding the date of such Annual Report.

            (c) A summary report showing in reasonable detail Revenues, Maintenance and Operation Costs, Net Revenues and Debt Service for the Fiscal Year ended the immediately preceding June 30, which report shall be substantially in the form of Table 9 in the Official Statement.

            (d) An update of the information contained in Tables 1, 2, 3, 4, 5, 6, and 7 in the Official Statement for the Fiscal Year ended the immediately preceding June 30.

            (e) Prior to Acceptance (as defined in the Service Contract), an update of the completion of the milestones set forth in Appendix 21 of the Service Contract for the Design, Construction, Financing and Operation of the San Juan Basin Desalter Project, dated September 3,2002 (the "Service Contract"), between the Water District and Eco Resources, Inc.

            (f) In addition to any of the information expressly required to be provided under subsections (a), (b), (c), (d) and (e) of this Section, the Water District shall provide such further information, if any, as may be necessary to make the specifically required statements, in the light of the circumstances under which they are made, not misleading.

      Any or all of the items listed above may be included by specific reference to other documents, including official statements of debt issues of the Water District or related public entities, which have been submitted to each of the Repositories or the Securities and Exchange Commission. If the document included by reference is a final official statement, it must be available from the Municipal Securities Rulemakmg Board. The Water District shall clearly identify each such other document so included by reference.

      Section 4. Reporting of Significant Events, (a) Pursuant to the provisions of this Section, the Water District shall give, or cause to be given, notice of the occurrence of any of the following events with respect to the Bonds, if material:

            (1)   Principal and interest payment delinquencies.

            (2)   Non-payment related defaults.

            (3) Unscheduled draws on debt service reserves reflecting financial difficulties.

            (4) Unscheduled draws on credit enhancements reflecting financial difficulties.

            (5) Substitution of credit or liquidity providers, or their failure to perform.

            (6) Adverse tax opinions or events affecting the tax-exempt status of the security.

            (7)   Modifications to rights of security holders.

            (8)   Contingent or unscheduled Bond calls.

            (9)   Defeasances.

            (10) Release, substitution, or sale of property securing repayment of the securities.

            (11)  Rating changes.

      (b) The Trustee shall, within one business day of obtaining actual knowledge of the occurrence of any of the Listed Events, contact the Disclosure Representative, inform such person of the event, and request that the Water District promptly notify the Trustee in writing whether or not to report the event pursuant to subsection (f) of this Section.

      (c) Whenever the Water District obtains knowledge of the occurrence of a Listed Event, whether because of a notice from the Trustee pursuant to subsection (b) of this Section or otherwise, the Water District shall as soon as possible determine if such event would be material under applicable Federal securities law.

      (d) If the Water District has determined that knowledge of the occurrence of a Listed Event would be material under applicable Federal securities law, the Water District shall promptly notify the Trustee in writing. Such notice shall instruct the Trustee to report the occurrence pursuant to subsection (f) of this Section.

      (e) If in response to a request under subsection (b) of this Section, the Water District determines that the Listed Event would not be material under applicable Federal securities law, the Water District shall so notify the Trustee in writing and instruct the Trustee not to report the occurrence pursuant to subsection (f) of this Section.

      (f) If the Trustee has been instructed by the Water District to report the occurrence of a Listed Event, the Trustee shall file a notice of such occurrence with the Municipal Securities Rulemaking Board and each State Repository. Notwithstanding the foregoing, notice of Listed Events described in paragraphs (8) and (9) of subsection (a) of this Section need not be given under this subsection any earlier than the notice (if any) of the underlying event is given to holders of affected Bonds pursuant to the Trust Agreement.

      Section 5. Termination of Reporting Obligation. The Water District's obligations under this Disclosure Agreement shall terminate upon the legal defeasance, prior redemption or payment in full of all of the Bonds. If such termination occurs prior to the final maturity of the Bonds, the Water District shall give notice of such termination in the same manner as for a Listed Event under subsection (f) of Section 4 hereof.

      Section 6. Dissemination Agent. The Water District may, from time to time, appoint or engage a Dissemination Agent to assist it in carrying out its obligations under this Disclosure Agreement, and may discharge any such Dissemination Agent, with or without appointing a successor Dissemination Agent. If at any time there is not any other designated Dissemination Agent, the Trustee shall be the Dissemination Agent; provided it shall receive written notice of such designation at the time of such designation.

      Section 7. Amendment; Waiver. Notwithstanding any other provision of this Disclosure Agreement, the Water District and the Trustee may amend this Disclosure Agreement (and the Trustee shall agree to any amendment so requested by the Water District), and any provision of this Disclosure Agreement may be waived, provided that the following conditions are satisfied:

            (a) if the amendment or waiver relates to the provisions of subsection (a) of Section 2 hereof, Section 3 hereof or subsection (a) of
      Section 4 hereof, it may only be made in connection with a change in circumstances that arises from a change in legal requirements, change in law, or change in the identity, nature or status of an obligated person with respect to the Bonds, or type of business conducted;

            (b) the undertakings herein, as proposed to be amended or waived, would, in the opinion of nationally recognized bond counsel, have complied with the requirements of the Rule at the time of the primary offering of the Bonds, after taking into account any amendments or interpretations of the Rule, as well as any change in circumstances; and

            (c) the proposed amendment or waiver (i) is approved by holders of the Bonds in the manner provided in the Trust Agreement for amendments to the Trust Agreement with the consent of holders, or (ii) does not, in the opinion of the Trustee or nationally recognized bond counsel, materially impair the interests of holders.

      If the annual financial information or operating data to be provided in the Annual Report is amended pursuant to the provisions hereof, the annual financial information containing the amended operating data or financial information shall explain, in narrative form, the reasons for the amendment and the impact of the change in the type of operating data or financial information being provided.

      If an amendment is made to the undertaking specifying the accounting principles to be followed in preparing financial statements, the annual financial information for the year in which the change is made shall present a comparison between the financial statements or information prepared on the basis of the new accounting principles and those prepared on the basis of the former accounting principles. The comparison shall include a qualitative discussion of the differences in the accounting principles and the impact of the change in the accounting principles on the presentation of the financial information, in order to provide information to investors to enable them to evaluate the ability of the Water District to meet its obligations. To the extent reasonably feasible, the comparison shall be quantitative. A notice of the change in the accounting principles shall be sent to the Repositories.

      Section 8. Additional Information. Nothing in this Disclosure Agreement shall be deemed to prevent the Water District from disseminating any other information, using the means of dissemination set forth in this Disclosure Agreement or any other means of communication, or including any other information in any Annual Report or notice of occurrence of a Listed Event, in addition to that which is required by this Disclosure Agreement. If the Water District chooses to include any information in any Annual Report or notice of occurrence of a Listed Event in addition to that which is specifically required by this Disclosure Agreement, the Water District shall have no obligation under this Disclosure Agreement to update such information or include it in any future Annual Report or notice of occurrence of a Listed Event.

      Section 9. Default. In the event of a failure of the Water District, the Trustee or the Dissemination Agent to comply with any provision of this Disclosure Agreement, the Trustee may (and, at the written direction of any Participating Underwriter or the holders of at least 25% of the aggregate amount of Outstanding principal of Bonds, shall), or any holder or beneficial owner of the Bonds may, take such actions as may be necessary and appropriate, including seeking mandate or specific performance by court order, to cause the Water District, Trustee or the Dissemination Agent, as the case may be, to comply with its obligations under this Disclosure Agreement. A default under this Disclosure Agreement shall not be deemed an Event of Default under the Trust Agreement, and the sole remedy under this Disclosure Agreement in the event of any failure of the Water District, the Trustee or the

Dissemination Agent to comply with this Disclosure Agreement shall be an action to compel performance.

      Section 10. Duties, Immunities and Liabilities of Trustee and Dissemination Agent. Article VIII of the Trust Agreement is hereby made applicable to this Disclosure Agreement as if this Disclosure Agreement were (solely for this purpose) contained in the Trust Agreement. Neither the Trustee nor the Dissemination Agent shall be responsible for the form or content of any Annual Report or notice of Listed Event. The Dissemination Agent shall receive reasonable compensation for its services provided under this Disclosure Agreement. The Dissemination Agent (if other than the Trustee or the Trustee in its capacity as Dissemination Agent) shall have only such duties as are specifically set forth in this Disclosure Agreement, and the Water District agrees to indemnify and save the Dissemination Agent, its officers, directors, employees and agents, harmless against any loss, expense and liabilities which it may incur arising out of or in the exercise or performance of its powers and duties hereunder, including the costs and expenses (including attorneys fees) of defending against any claim of liability, but excluding liabilities due to the Dissemination Agent's negligence or willful misconduct. The obligations of the Water District under this Section shall survive resignation or removal of the Dissemination Agent and payment of the Bonds.

      SECTION 11. BENEFICIARIES. This Disclosure Agreement shall inure solely to the benefit of the Water District, the Trustee, the Dissemination Agent, the Participating Underwriter and holders and beneficial owners from time to time of the Bonds, and shall create no rights in any other person or entity.

      SECTION 12. COUNTERPARTS. This Disclosure Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same Instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Disclosure Agreement as of the date first above written.

                                               CAPISTRANO VALLEY WATER
                                               DISTRICT

                                               By:
                                                  ------------------------------

                                               BNY WESTERN TRUST COMPANY, AS
                                               TRUSTEE

                                               By:
                                                  ------------------------------
                                                       Authorized Signatory

                                    EXHIBIT A

           NOTICE TO MUNICIPAL SECURITIES RULEMAKING BOARD OF FAILURE
                              TO FILE ANNUAL REPORT

Name of Issuer:   Capistrano Valley Water District
Name of Issue:    San Juan Basin Authority Lease Revenue Bonds (Ground Water
                  Recovery Project) Issue of 2002
Date of Issuance: January _, 2003

      NOTICE IS HEREBY GIVEN that the Capistrano Valley Water District (the "Water District") has not provided an Annual Report with respect to the above-named Bonds as required by Section 6.09 of the Trust Agreement, dated as of December 1, 2002, by and among BNY Western Trust Company, as Trustee, the San Juan Basin Authority and the Water District. [The Water District anticipates that the Annual Report will be filed by___________________.]

Dated:
      ----------------

                                               BNY Western Trust Company, as
                                               Trustee, on behalf of the
                                               Capistrano Valley Water District

cc: Capistrano Valley Water District

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

                                   APPENDIX F

                      PROPOSED FORM OF BOND COUNSEL OPINION

                                 [Closing Date]

San Juan Basin Authority
San Juan Capistrano, California

      Re: $31,555,000 San Juan Basin Authority Lease Revenue Bonds (Ground Water Recovery Project) Issue of 2002

Members of the Authority:

      We have acted as bond counsel to the San Juan Basin Authority (the "Authority") in connection with the issuance by the Authority of $31,555,000 San Juan Basin Authority Lease Revenue Bonds (Ground Water Recovery Project) Issue of 2002 (the "Bonds"), pursuant to the provisions of Article 4 (commencing with Section 6584) of Chapter 5 of Division 7 of Title 1 of the California Government Code (the "Bond Law"), and pursuant to a Trust Agreement dated as of December 1, 2002 (the "Trust Agreement"), by and among the Authority, the Capistrano Valley Water District (the "Water District") and BNY Western Trust Company, as Trustee. The Bonds will be principally secured by lease payments to be made by the Water District pursuant to a Lease Agreement dated as of December 1, 2002 (the "Lease"), by and between the Authority and the Water District. We have examined the law and such certified proceedings and other documents as we deem necessary to render this opinion. This opinion is based on current statutory and constitutional law and published court decisions as of the date hereof. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Trust Agreement.

      As to questions of fact material to our opinion, we have relied upon representations of the Authority contained in the Trust Agreement and in the certified proceedings and certifications of public officials and others furnished to us, without undertaking to verify the same by independent investigation.

      Based upon the foregoing we are of the opinion, under existing law, as follows:

      1. The Authority is a joint exercise of powers authority duly organized and validly existing under the laws of the State of California with the full power to enter into the Trust Agreement and the Lease, to perform the agreements on its part contained therein and to issue the Bonds.

      2. The Trust Agreement, the Lease and the Property Lease have each been duly approved by the Authority and constitute the valid and binding obligations of the Authority enforceable against the Authority in accordance with their respective terms. The Trust Agreement

                                       F-l

San Juan Basin Authority
[Closing Date]
Page Two

creates a valid express and irrevocable trust of the Trust Estate, subject to the provisions of the Trust Agreement permitting the application thereof for the purposes and subject to the terms and conditions set forth in the Trust Agreement.

      3. The Bonds have been duly authorized and issued by the Authority and are valid and binding special obligations of the Authority, payable solely from the Trust Estate.

      4. The Lease has been duly approved by the Water District, constitutes the valid and binding obligation of the Water District enforceable against the Water District in accordance with its terms and creates a valid pledge of Revenues pursuant to the terms thereof. Except for the pledge of Revenues to the payment of Lease Payments pursuant to the terms of the Lease, neither the faith and credit nor the taxing power of the Water District, the City of San Juan Capistrano, the State of California or any political subdivision thereof is pledged to the payment of Lease Payments.

      5. Under existing statutes, regulations, rulings and judicial decisions, interest on the Bonds is excluded from gross income for federal income tax purposes and is not an item of tax preference for purposes of calculating the federal alternative minimum tax imposed on individuals and corporations; however, it should be noted that, with respect to corporations, such interest may be included as an adjustment in the calculation of alternative minimum taxable income, which may affect the alternative minimum tax liability of corporations.

      6. Interest on the Bonds is exempt from State of California personal income tax.

      7. The difference between the issue price of a Bond (the first price at which a substantial amount of the Bonds of a maturity is to be sold to the public) and the stated redemption price at maturity with respect to such Bonds constitutes original issue discount. Original issue discount accrues under a constant yield method, and original issue discount will accrue to a Bondowner before receipt of cash attributable to such excludable income. The amount of original issue discount deemed received by a Bondowner will increase the Bondowner's basis in the applicable Bond. Original issue discount that accrues to the Bondowner is excluded from the gross income of such owner for federal income tax purposes, is not an item of tax preference for purposes of the federal alternative minimum tax imposed on individuals and corporations, and is exempt from State of California personal income tax.

      8. The amount by which a Bondowner's original basis for determining loss on sale or exchange in the applicable Bond (generally, the purchase price) exceeds the amount payable on maturity (or on an earlier call date) constitutes amortizable Bond premium, which must be amortized under Section 171 of the Code; such amortizable Bond premium reduces the Bondowner's basis in the applicable Bond (and the amount of tax-exempt interest received), and is not deductible for federal income tax purposes. The basis reduction as a result of the amortization of Bond premium may result in a Bondowner realizing a taxable gain when a Bond is sold by the owner for an amount equal to or less (under certain circumstances) than the original cost of the Bond to the owner. Purchasers of the Bonds should consult their own tax advisors as to the treatment, computation and collateral consequences of amortizable Bond premium.

San Juan Basin Authority
[Closing Date]
Page Three

      The opinions expressed herein may be affected by actions taken (or not taken) or events occurring (or not occurring) after the date hereof. We have not undertaken to determine, or to inform any person, whether any such actions or events are taken or do occur. In rendering this opinion, we have relied upon certain representations of fact and certifications made by the Authority, the Water District, the initial purchaser of the Bonds and others. We have not undertaken to verify through independent investigation the accuracy of the representations and certifications relied upon by us. The Trust Agreement, the Lease and the Tax Certificate relating to the Bonds permit certain actions to be taken or to be omitted if a favorable opinion of Bond Counsel is provided with respect thereto. No opinion is expressed herein as to the exclusion from gross income of interest (and original issue discount) for federal income tax purposes with respect to any Bond if any such action is taken or omitted based upon the advice of counsel other than ourselves. Other than as expressly stated herein, we express no opinion regarding tax consequences with respect to the Bonds.

      The opinions expressed herein as to the exclusion from gross income of interest (and original issue discount) on the Bonds are based upon certain representations of fact and certifications made by the Authority, the Water District and others and are subject to the condition that the Authority and the Water District comply with all requirements of the Internal Revenue Code of 1986, as amended (the "Code"), that must be satisfied subsequent to the issuance of the Bonds to assure that such interest (and original issue discount) will not become includable in gross income for federal income tax purposes. Failure to comply with such requirements of the Code might cause interest (and original issue discount) on the Bonds to be included in gross income for federal income tax purposes retroactive to the date of issuance of the Bonds. The Authority and the Water District have covenanted to comply with all such requirements.

      With respect to the opinions expressed herein, the rights and obligations under the Trust Agreement, the Lease and the Bonds are subject to bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium and other laws affecting the enforcement of creditors' rights, to the application of equitable principles if equitable remedies are sought, to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against public agencies in the State of California.

      We have not made or undertaken to make an investigation of the state of title to any of the real property described in the Lease or of the accuracy or sufficiency of the description of such property contained therein, and we express no opinion with respect to such matters.

      We express no opinion herein as to the accuracy, completeness or sufficiency of the Official Statement relating to the Bonds or other offering material relating to the Bonds, and purchasers of the Bonds should not assume that we have reviewed the Official Statement.

                                                     Respectfully submitted,

                                       F-3

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

                                   APPENDIX G

                          INDEPENDENT ENGINEER'S REPORT

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

                                     Updated

                          Independent Engineer's Report

                        CAPISTRANO VALLEY WATER DISTRICT
                            PHASE 1 DESALTER PROJECT

                                DECEMBER 6, 2002

                                  Prepared by:

                                     PSOMAS
                         3187 Red Hill Avenue, Suite 250
                              Costa Mesa, CA 92626
                                 (714) 751-7373

                                     [SEAL]

                           /s/Michael D. Swan
                           ---------------------------
                            Michael D. Swan P.E. 25737

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

This page intentionally left blank

PSOMAS                                                                 12/6/2002
2SOU170100

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

                                TABLE OF CONTENTS

I.    PROJECT PARTICIPANTS...................................................  1

      1.1   Introduction.....................................................  1

      1.2   Capistrano Valley Water District.................................  3

      1.3   Independent Engineer.............................................  3

      1.4   Design-Build, and Operate Team...................................  4

            1.4.1 Southwest Water Company....................................  4

            1.4.2 ECO Resources, Inc.........................................  5

            1.4.3 Boyle Engineering .........................................  6

            1.4.4 Osmonics ..................................................  6

            1.4.5 ARB, Inc ..................................................  7

II.   PROCESS TECHNOLOGY..................................................... 11

      2.1   Process.......................................................... 11

            2.1.1 Pre-treatment ............................................. 11

            2.1.2 Desalting.................................................. 12

            2.1.3 Post-treatment ............................................ 12

            Figure 2.1 Process Legend and Block Flow Diagram......... ....... 14

III.  PROJECT SITE........................................................... 15

      3.1   Site Description................................................. 15

      3.2   Offsite Facilities............................................... 15

      3.3   Site Conditions.................................................. 16

            3.3.1 RO Facility ............................................... 16

            3.3.2 Well Sites, Pump Station and Pipelines..................... 17

            3.3.3 Groundwater Basins......................................... 18

            3.3.4 California Environmental Quality Act Mitigation............ 19

            Figure 3.1 WTP Site Layout....................................... 21

            Figure 3.2 Well Collection System Schematic Alignment............ 23

            Figure 3.3 Treated Water and RO Disposal Pipelines............... 27

PSOMAS                                                                 12/6/2002
2SOU170100                             i

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

                                TABLE OF CONTENTS
                                   (CONTINUED)

IV.   ENGINEERING, PROCUREMENT AND CONSTRUCTION...............................29

      4.1   Conceptual Design Parameters......................................29

      4.2   Engineering Design................................................30

      4.3   Major Equipment-Well Sites........................................31

      4.4   Major Equipment-Pre-treatment.....................................32

      4.5   Major Equipment-Reverse Osmosis...................................32

      4.6   Major Equipment-Post-treatment....................................33

      4.7   Contractor's Scope of Work........................................33

      4.8   Acceptance Test/Provisional Acceptance............................35

V.    OPERATION AND MAINTENANCE...............................................37

      5.1   Proposed Operation of the Facility................................37

      5.2   Maintenance Management............................................38

VI.   ENVIRONMENTAL AND REGULATORY REQUIREMENTS...............................41

      6.1   Major Permitting and Regulatory Requirements......................41

            6.1.1 Construction Permit.........................................41

            6.1.2 Operation Permit ...........................................41

      6.2   Safety Plan.......................................................42

      6.3   Security Plan.....................................................43

VII.  RELEVANT PROJECT CONTRACTS/AGREEMENTS...................................45

      7.1   Project Implementation Agreement..................................45

      7.2   Metropolitan Water District of Southern California
            Project Agreement.................................................45

      7.3   Service Contract................................. ................47

            7.3.1 Construction ...............................................47

            7.3.2 Acceptance Testing and Requirements.........................47

            7.3.3 MWD Agreement ..............................................50

            7.3.4 Operation ..................................................50

            7.3.5 Performance Guarantees......................................50

PSOMAS                                                                 12/6/2002
2SOU170100                             ii

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

                                TABLE OF CONTENTS
                                   (CONTINUED)

            7.3.6 District's Remedies for Non-compliance with Performance
                  Guarantees..................................................52

            7.3.7 Releases, Leaks and Spills..................................52

      7.4   Service Contract Guaranty Agreement...............................52

      7.5   Property Lease....................................................53

      7.6   Lease Agreement...................................................53

      7.7   Trust Agreement...................................................54

      7.8   Osmonics Contract.................................................55

      7.9   Agreement for Construction - ARB,Inc..............................55

VIII. PROJECT SCHEDULE AND COSTS..............................................57

      8.1   Engineering, Procurement, Construction Schedule and Costs.........57

            8.1.1 Construction Schedule.......................................57

            8.1.2 Construction Costs..........................................58

      8.2   Operations and Maintenance Costs..................................59

            8.2.1 Base Operating Charge.......................................60

            8.2.2 Extraordinary Items Charge or Credit........................60

            8.2.3 Adjustment Factor ..........................................60

      8.3   Project Cost Projections..........................................61

      8.4   Project Cost Projection Schedule..................................62

IX.   ASSUMPTIONS AND CONSIDERATIONS USED.....................................67

      9.1   Assumptions.......................................................67

X.    CONCLUSIONS.............................................................69

      10.1  Conclusions.......................................................69

PSOMAS                                                                 12/6/2002
2SOU170100                            iii

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

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PSOMAS                                                                 12/6/2002
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INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

I.    PROJECT PARTICIPANTS

      1.1   INTRODUCTION

      The Capistrano Valley Water District (District) selected ECO Resources, Inc. (ECO) to assemble and lead a multi-disciplined team to design, construct, and operate a brackish groundwater treatment facility, raw water supply well sites (well sites), and raw water supply and concentrate discharge pipelines (pipelines), (collectively known as the Project) for the construction and twenty-year Operation Period of the Service Contract, which includes options to extend. The Project will be funded by tax-exempt governmental purpose bonds (Bonds) with a thirty-two year final maturity. Once constructed, the Project will supply nearly one-half of the District's annual water supply requirements and assist the District in meeting its goal of securing fifty-percent of its annual supply from local groundwater sources.

      The Service Contract provides for ECO to design, construct, and operate a 5.14-million gallon per day (MGD) brackish groundwater treatment facility utilizing the reverse osmosis (RO) process, related well sites and pipelines in the City of San Juan Capistrano, California (City) for the District. The total Project includes wells, distribution pipelines from the wells to the RO Facility, a pump station and pipeline to convey the treated water to the District's water collection system, facilities to convey the process concentrate to the South East Regional Reclamation Authority (SERRA) Ocean Outfall, and construction of the Strawberry Hill Booster Pumping Station to connect the District's 350 water distribution pressure zone with the 425 pressure zone. As further described in Section IV of this Report, the RO Facility includes: the de-sanding equipment, iron and manganese filters, RO units, backwash tanks and equipment, degasifiers and related piping, equipment, pumps and buildings.

      Pursuant to the terms and conditions contained in the Insurance and Indemnity Agreement, ECO will agree that within six months after the date the Bonds are issued, ECO will, for the benefit of the Bond Insurer, assign all of its rights in and to, and delegate all of its obligations under, the Service Contract and the Insurance and Indemnity Agreement to a wholly owned subsidiary of ECO that satisfies certain corporate separation requirements set forth in the Insurance and Indemnity Agreement (Special Purpose Entity or SPE) and shall cause the SPE to assume all of the obligations of ECO under the Service Contract and Insurance and Indemnity Agreement. Upon such assignment, ECO will be released from all of its obligations under the Service Contract and the Insurance and Indemnity Agreement, and the Insurance and Indemnity Agreement Guaranty will extend to such obligations of the SPE following such assignment. In the Insurance and Indemnity Agreement, the Bond Insurer and the District consent to such assignment. ECO will simultaneously enter into a management and administrative services agreement (A&A Agreement) with the SPE for a term equal to the term of the Service Contract, whereby ECO will provide management and administrative services necessary to support the SPE's performance of its obligations under the Service Contract, including the construction and operation of the Service Contract Project Improvements. Accordingly, as used in this Report, the term

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INDEPENDENT ENGINEER'S REPORT
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      "DB/Operator" shall mean ECO before such assignment and shall mean the SPE thereafter.

      The DB/Operator is required to furnish up to 5,231 acre-feet of treated water to the District on an annual basis. The fixed annual fee (Service
      Fee) however, is based upon a projected demand of 4,800 acre-feet per year
      (AFY). The District will have no obligation to demand water from the DB/Operator but will be required to pay the Service Fee and Lease Payments regardless of the amount of water demanded. If the District demands treated water in excess of 4,800 AFY, the DB/Operator will be paid on a unit basis for each acre-foot of water demanded above 4,800 AFY.

      The Metropolitan Water District of Southern California (MWD), which supplies the remainder of the District's requirements, entered into an agreement in December 1998 with the Municipal Water District of Orange County (MWDOC) and the San Juan Basin Authority (Authority) under MWD's Groundwater Recovery Program (GRP). The GRP, as an incentive to develop alternative water sources for the Southern California area, will provide a subsidy in the amount up to $250 per AFY for alternative sources of domestic potable water./1/ There is an Implementation Agreement, approved October 15, 2002, between the Authority and the District to delegate and assign the obligation to develop the proposed San Juan Basin Desalter Project (Project) and subsequent ownership of the Project to the Authority, subject to an operating lease with the District. The Implementation Agreement establishes that the District is allocated the right to extract approximately 5,800 AFY of groundwater to be used in the production of 4,800 AFY of Finished Water. Under the Implementation Agreement, the right to the MWD GRP annual subsidy of up to $250 per acre-foot of treated potable groundwater produced is irrevocably committed to the Project, if specific performance requirements relating to the construction start date and the production of Finished Water are obtained. Refer to Section VII of this Report for further discussion of the MWD performance requirements.

      The District's Domestic Water Master Plan (Domestic Master Plan), dated May 1999 provides for the local distribution of potable water. The primary function of the Domestic Master Plan is to identify the facilities that will provide adequate supply, storage, fire flow and increase system reliability, and a key component of the Domestic Master Plan is the Project. Once constructed and fully operational, it is anticipated that the Project will supply a minimum of 4,800 AFY, which is approximately one-half of the District's annual water supply requirement from local groundwater sources. This will reduce the need to rely on additional imported water capacity and avoid the cost associated with the imported water. Additionally, the development of local groundwater sources in connection with the operation of the Project will eliminate the need for additional operational and emergency storage. The additional storage requirement is estimated, by the District, at 41-million gallons (MG). The District estimates the present value savings at $21-million with the implementation of this Project.

/1/ Capistrano Valley Water District, as a member of the San Juan Basin Authority, will be implementing the Agreement.

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INDEPENDENT ENGINEER'S REPORT
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      The capitalized undefined terms used herein have the same meaning as set forth in the Service Contract, the Lease Agreement, and the Trust Agreement, which terms are summarized in the Official Statement relating to the Bonds.

      1.2   CAPISTRANO VALLEY WATER DISTRICT

      The District was formed in 1930 and was under the control of the Orange County Board of Supervisors until 1970, at which time it became a subsidiary district of the City. In 1997, an Operations and Maintenance Agreement was approved whereby the District is operated by the City's Public Works Department.

      The District services an area of approximately 18 square miles, mostly within the incorporated boundaries of San Juan Capistrano, which primarily consists of residential and open space land use. Strip commercial developments make up approximately three percent of the total service area. The service area population is projected to increase from approximately 35,500 at present to 41,725 by 2020. Elevations within the District vary from 15 feet to 880 feet above mean sea level. The District water system consists of 7 distinct pressure zones defined by reservoirs, and 26 sub-pressure zones served through pressure regulating stations and hydro pneumatic systems. The system contains 174 miles of pipelines, 11 reservoirs, 10 booster pump stations and approximately 10,777 active water services.

      1.3   INDEPENDENT ENGINEER

      The Trustee, on behalf of the bondholders, has retained PSOMAS, a California Corporation, to prepare this Independent Engineer's Report. In addition, PSOMAS will assist in connection with oversight of the design and construction of the Project and the disbursement of Bond proceeds. In the performance of these services, PSOMAS will: review and monitor construction progress; review proposed changes to Design Requirements; review project plans, drawings and specifications for compliance with Design Requirements; monitor the Acceptance Tests undertaken by the DB/Operator and review the DB/Operator's certified Acceptance Test Report to determine compliance with the Service Contract; review the DB/Operator's milestone payment requests and perform other such duties as may be specifically conferred on the Independent Engineer.

      Founded in 1946 by George Psomas, PSOMAS has grown into a full-service consulting engineering firm with approximately 450 employees in eight offices throughout California and one office in Salt Lake City, Utah. PSOMAS is a leading employee-owned consulting engineering firm offering services in water and natural resources, land development, public works, survey and information systems to public and private sector clients. The firm is currently ranked 134 on Engineering News Record's Top Engineering Firms. Relevant to this Project, PSOMAS' annual revenues in water resources are over $15 million.

      PSOMAS also has extensive expertise in the planning, design, construction management and operation of well fields, water treatment and distribution systems similar to those

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INDEPENDENT ENGINEER'S REPORT
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      proposed for the Project. Key personnel at PSOMAS were involved in the design and project management for the RO desalination plant located in Oceanside, California.

      PSOMAS, as the Authority's District Engineer, has been involved from the outset in the planning and investigation of beneficial use of the San Juan Basin to reduce reliance on imported water supplies. The Project is a result of those studies and PSOMAS' efforts to help obtain the necessary water rights.

      1.4   DESIGN-BUILD, AND OPERATE (DBO) TEAM

            1.4.1 SOUTHWEST WATER COMPANY

            Southwest Water Company (Southwest Water), the corporate parent of ECO, is the project guarantor for all of the DB/Operator's responsibilities under the Service Contract. Southwest Water was incorporated in West Covina, California in 1954. Southwest Water's experience to build, own, and operate is very extensive and includes five water utility systems; two in California, one in New Mexico and two combined water/wastewater systems in Texas. Southwest Water has, through its subsidiaries ECO, New Mexico Utilities and Suburban Water Systems, financed, built and operated over $100-million of water/wastewater systems throughout the southwestern United States. Examples of related experience are listed below:

            . Suburban Water Systems has served over 30,000 customers in the San Jose Hills District of the greater Los Angeles area for several decades. The San Jose Hills District builds, owns and operates tens of millions of dollars of infrastructure in order to pump, store and distribute water to its clients.

            . Suburban Water Systems has served over 35,000 customers in the La Mirada District of Los Angeles County for several decades. Like its sister system, San Jose Hills, La Mirada has funded, built and operated a full service water system to bring the highest quality water to its customers.

            . New Mexico Utilities provides full service water production, storage and distribution to approximately eight thousand customers in the fast-growing region of Albuquerque, New Mexico.

            . Windermere Utilities, Texas is a water/wastewater system jointly owned by Southwest Water and RTNT, Inc. and has been operated by ECO since 1996. This is a combined water and wastewater system, with secondary treatment of wastewater via activated sludge and all phases of potable water supply. Southwest Water's investment and ECO's operating capabilities brought the system into full compliance within three months of start.

            . Hornsby Bend Utilities, Texas is a combined water and wastewater system, with secondary treatment of wastewater via activated sludge and all phases of potable water supply.

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INDEPENDENT ENGINEER'S REPORT
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            1.4.2 ECO RESOURCES, INC.

            ECO, established in 1973, is the initial prime contractor for the team and will be responsible to the District for all other team members until the Service Contract is assigned to the SPE. All team members will function as sub-consultants/subcontractors to ECO until the Service Contract is assigned to the SPE. ECO is headquartered in the Houston suburb of Sugar Land, Texas and is led by president and CEO, Peter J. Moerbeek. ECO manages, operates and maintains utility systems offering water production, water distribution, sewage treatment, wastewater collection, and storm water collection along with many other services. ECO serves more than 200 cities, municipal utility districts and large companies throughout the southern and western United States. ECO has been providing a full range of services to the water industry since its inception.

            ECO's water/wastewater services, which serves a population in excess of 650,000, includes:

                  .     214 water production plants operating at 282 MGD,

                  . 3,155 miles of water distribution with 200,000 connections,

                  . 2,146 miles of wastewater collection with 122,152 connections, and

                  .     332 lift stations.

            Specific water, wastewater and RO projects include:

            --------------------------------------------------------------------
            YEAR   LOCATION/AGENCY        CAPACITY     PURPOSE
            --------------------------------------------------------------------
            2002   Torrance,              4 MGD        RO facility for Total
                   California/Water                    Dissolved Solids (TDS)
                   Reclamation District                removal
            --------------------------------------------------------------------
            2001   El Paso, Texas         4 MGD,       RO facility for TDS
                                          expandable   removal
                                          to 8 MGD
            --------------------------------------------------------------------
            1995   Taft, California       1.5 MGD      Two wastewater treatment
                                                       plants
            --------------------------------------------------------------------
            1995   Barstow, California     4 MGD       Wastewater treatment
                                                       plant
            --------------------------------------------------------------------

            In addition to the above specific examples, ECO has provided water and wastewater design, build and operate services to over 70 municipal utility districts similar to the District.

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INDEPENDENT ENGINEER'S REPORT
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            1.4.3 BOYLE ENGINEERING

            Boyle Engineering, the engineer for the Project, is an independent, employee-owned company that was established over 60 years ago and maintains offices in 20 cities with more than 500 employees. The current president and CEO is Dan Boyd who has been associated with the firm for 30 years. Boyle has grown to service a diversified array of projects and infrastructure needs including water system development. In addition to conventional water treatment capabilities, Boyle is recognized nationally as a leader in the field of innovative water treatment technology, including membrane processes, ion exchange and specialized filtration. Membrane process expertise includes experience in microfiltration (MF), nanofiltration (NF), low-pressure RO, brackish water RO, electro-dialysis reversal (EDR), and seawater RO applications. Services provided include project conceptualization, pilot testing, design and start-up. Relevant recent RO design projects, similar in design to the Project, which Boyle Engineering has completed include:

            --------------------------------------------------------------------
            YEAR   LOCATION/AGENCY        CAPACITY      PURPOSE
            --------------------------------------------------------------------
            2002   Orange County,         4 MGD         RO facility for color
                   California/Irvine                    removal
                   Ranch Water District
            --------------------------------------------------------------------
            2002   City of Albuquerque,   300 gallons   Electro-dialysis for
                   New Mexico/            per minute    TDS and arsenic
                   Metropolitan           (gpm)         reduction
                   Detention Center
                   Treatment Plant
            --------------------------------------------------------------------
            2002   Seymour, Texas         3 MGD         RO facility for TDS,
                                                        hardness and nitrate
                                                        reduction
            --------------------------------------------------------------------
            2000   San Diego,             4 MGD         RO facility for TDS
                   California/            expandable    reduction
                   Sweetwater             to 8 MGD
                   Authority
            --------------------------------------------------------------------
            1996   Las Animas, Texas      1 MGD         RO facility for TDS,
                                          expandable    hardness and sulfate
                                          to 1.5 MGD    reduction
            --------------------------------------------------------------------

            1.4.4 OSMONICS

            Osmonics, the preferred RO membrane provider for the facility, is one of the pioneering companies in the application of membrane technology to municipal drinking water treatment. Osmonics has a long history of developing innovative

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            water treatment technologies. Osmonics is a charter member of the
            American Water Works Association and has extensive experience in treating water from well fields, surface water, brackish water and seawater. Osmonics is a public company, trading on the New York Stock Exchange, which was founded in 1969 to expand membrane technology in the industrial/municipal marketplace and currently has total annual sales of $200 million. Osmonics has several production facilities, including a facility located in northern San Diego County. In the past five years, Osmonics installed RO/NF membranes in 25 facilities for a total of 46.3 MGD in the United States. These facilities ranged in size from 0.2 to 6.0 MGD. A representative list of recent Osmonics RO and NF membrane and disinfectant water treatment experience in municipal projects, similar to the Project, includes:

            --------------------------------------------------------------------
            YEAR    LOCATION/AGENCY                 CAPACITY   PURPOSE
            --------------------------------------------------------------------
            2002    Ottawa, Illinois                4 MGD      Radium reduction
            --------------------------------------------------------------------
            2001    Texas/Brazos River Authority,   6 MGD      TDS reduction
            --------------------------------------------------------------------
            2001    Passcagola, Mississippi         2 MGD      Color reduction
            --------------------------------------------------------------------
            2001    Chelsea, Michigan               1 MGD      Hardness
                                                               reduction
            --------------------------------------------------------------------
            1999-   Abilene, Texas/Coca-Cola        1.5 MGD    TDS reduction
            2001    Enterprises
            --------------------------------------------------------------------
            2000    Horizon City, Texas             4.25 MGD   TDS reduction
            --------------------------------------------------------------------
            1997    Clifton, Colorado               2.4 MGD    Sulfate and TDS
                                                               reduction
            --------------------------------------------------------------------

            1.4.5 ARB, INC.

            ARB, Inc. (ARB), established in 1946, is a union contractor with excellent long-term relationships with local Labor Unions and State Building Trades. ARB is signatory to collective bargaining agreements with all major trade unions throughout California and the Western States. ARB's construction volume exceeded $340 million in 2001 and $163 million in 2000. ARB's bonding capacity is $350 million. ARB's work includes water/wastewater, civil/concrete, underground and above ground piping, and power plant construction throughout the State of California.

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      Their experience includes performing site work, foundations, underground and above ground piping, mechanical and RO equipment installation and pre-engineered building installation for the Pre-treatment and Zero Discharge facility at the La Paloma Power Plant in Bakersfield, California. Major equipment installation for this facility included: multi media filters, activated carbon filters, clarifiers, tankage, chemical storage and injection systems, compressors, RO filtration, evaporators, mixers, blowers and clean-in-place systems. Relevant water/wastewater treatment plant and major piping projects ARB is constructing or has completed within the past ten years include:

YEAR          LOCATION/AGENCY            CAPACITY                    PURPOSE
------------  -------------------------  --------------------------  -----------------------------------------
2002-2004     City of Ventura, CA        10 MGD                      Rehabilitation of existing wastewater
                                                                     treatment plant

2001          City of Whittier, CA       10 MGD                      Water reservoir and pump station

2001          Laguna Niguel, CA/         55,700 lineal feet of 6,    Recycled water distribution system
              Moulton Niguel Water       8, and 12-inch diameter
              District                   pipeline

2000-2002     Bakersfield, CA/Pacific    6,700 gpm Raw Water RO      Raw water treatment for use and discharge
              Gas and Electric Co.       treatment facility          at the La Paloma Power Plant.

1995-1996     Wilmington, CA/Air         500 gpm RO treatment        RO water treatment system for a Hydrogen
              Products & Chemical Co.    facility                    Reformer.

      Analysis:

      As discussed above, Southwest Water has been a major player in the water treatment industry for almost 50 years. Through its wholly owned subsidiaries, Southwest Water's experience in DBO encompasses three utility systems and two combined water/wastewater systems serving over 70,000 customers in California, Texas and New Mexico. Southwest Water, through its subsidiary ECO, has been involved in a Design, Build, Operate and Finance (DBOF) desalter facility in El Paso, Texas, which was financed, constructed and is presently being successfully operated. ECO has also successfully completed the desalter facility in Torrance, California, assisted in obtaining the operating permit and is presently successfully operating the facility.

      Boyle Engineering is recognized nationwide as being in the forefront of new technologies involving both salt water and brackish groundwater desalination. The design and process, which Boyle has prepared for the Project, is proven and modified to meet the parameters of the Project. Based upon previous RO facilities similar in process and size to the

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      Project, which Boyle has designed, and the conservative assumptions Boyle has used for the design of the Project, the design is sufficient to meet the requirements for providing water, which meets federal, state and local drinking water standards (Finished Water).

      Since 1969, Osmonics has been a pioneer in the application of membrane technology to the water treatment industry. As membrane replacement will be a major operating cost, the proposed agreement that Osmonics is negotiating with the DB/Operator will provide an approximately 4% savings in the annual operating costs if membrane replacement life increases by 20%, and an approximately 5% increase in annual operating costs if the membrane replacement life decreases by 50%. Osmonics has extensive experience in designing membranes for similar-sized facilities and for many different parameters of Raw Water.

      ARB is a heavy construction contractor established in 1946 and has extensive experience in the successful construction of water/wastewater and piping facilities similar to and greater in size than the Project. ARB has RO desalination experience relating to the La Paloma Pre-treatment and Zero Discharge facility, in which they were responsible for the civil and site work, mechanical equipment installation, piping, and tankage. ARB will be the General Contractor for the Project and self perform all the work except electrical, instrumentation, well drilling, pile driving and field erected tanks. ARB has the financial and bonding capability and sufficient water treatment construction experience to complete the Project within the parameters of the Service Contract.

      CONCLUSION:

      PSOMAS is of the opinion that all of the Project Participants have the relevant experience and financial capability to successfully complete the design, construction and operation of the Project within the parameters of the Service Contract.

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II    PROCESS TECHNOLOGY

      2.1   PROCESS

      It is planned that the Project will extract brackish groundwater from eight well sites and pump that groundwater to the RO Facility. In its natural state the groundwater is unsuitable to use as drinking water due to high concentrations of solids and other impurities. The RO Facility will remove these solids and impurities, blend the permeate to be compatible with the MWD water, and pump this Finished Water into the existing District distribution system. The blended Finished Water will be comparable to the District's MWD water and will meet all federal, state and local drinking water standards.

      The cornerstone of the Project's treatment technology is based on the RO technology, developed over thirty years ago, a high-pressure process that forces water through a thin membrane to filter out minerals and contaminates, including salts, and other materials. The RO membrane is similar to a microscopic strainer that essentially allows only water molecules to pass through. In practice the feed water is pumped into a closed vessel where it is pressurized against the membrane. As a portion of the water passes through the membrane, the remaining feed water increases in solid/salt content. At the same time a portion of this feed water is discharged without passing through the membrane. Without this controlled discharge, the pressurized feed water would continue to increase in solid/salt concentration, creating problems such as precipitation of super-saturated solids/salts and increased pressure across the membranes. Based upon the design pressure, the Total Dissolved Solids (TDS) of the Raw Water, and the membrane design, the amount of feed water to be discharged to waste in the brine stream is approximately twenty percent.

      As indicated by the Process Flow Diagram (PFD) following this section, the treatment process will consist of the following three processes:

      . Pretreatment to remove sand, iron (Fe), and manganese (Mn) from the well water flowing into the RO Facility;

      . Desalting the pretreated water using the RO process to reduce the TDS; and

      . Post-treatment to meet drinking water quality regulations including control of the product water corrosiveness.

            2.1.1   PRE-TREATMENT

            The pretreatment process will consist of three steps:

            DE-SANDING

            At the RO Facility, the water will be de-sanded using an inline screening device with screens specifically designed to remove particles less than 100 microns in size. Two de-sanding units will be installed to provide redundancy and increase reliability. The

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            sand removed from the water accumulates in the de-sander and is periodically removed and transported to a landfill.

            Fe/Mn REMOVAL

            After the sand is removed, the water proceeds to the iron and manganese filters where the dissolved iron and manganese in the groundwater is removed by the greensand filtration/precipitation process, which has been utilized for decades for iron and manganese removal. Upon contact with an oxidizing agent (potassium permanganate and sodium hypochlorite) the electrical charge of the Fe/Mn increases and results in the formation of iron and manganese solids, which are filtered from the water. The filters are backwashed periodically, (once per day per filter) and the backwash water with the diluted Fe/Mn solids is pumped to the spent backwash recovery tank and then the suspended Fe/Mn solids are pumped to the adjacent, existing sewer collection system.

            CHEMICAL ADDITION

            After removal of Fe/Mn the filtrate is injected with sodium bisulfate, sulfuric acid, if required, and scale inhibitor. This process eliminates the potential for calcium carbonate, barium sulfate and silicate scale formation on the RO membranes.

            2.1.2   DESALTING (RO)

            Following the injection of the acid (if used), scale inhibitor and sodium bisulfate, the RO feed water will flow into the RO membranes. The saline feed water is forced through the semi-permeable membranes in a closed vessel at high pressure (between 225 to 375 pounds per square inch (psi)) and the salts are deposited on the front of the membrane. To prevent salt concentration build up, a portion of the feed water is discharged to the waste stream (concentrate) without passing through the membrane. This waste stream, brine concentrate, is discharged directly to the outfall. In order to meet the required drinking water standards for TDS, two stages in series are utilized in the RO process. (The first stage permeate water becomes the feed water for the second stage.) After treatment by the second stage, the permeate is then pumped to the post-treatment process.

            2.1.3   POST-TREATMENT

            Post-treatment will consist of degasification, blending the RO permeate with pretreated well water and chemical addition. The RO permeate flows into the top of the degasifier and flows downward through plastic packing material designed to break the water stream into a multitude of smaller streams. Air is injected into the bottom of the tower and flows upward through the streams of water removing carbon dioxide. The degasified water then flows into a sump at the bottom of the degasifier where it is blended with the pretreated well water. Chemicals are then added to make the permeate compatible with the water within the District's system and the Finished Water is pumped into the distribution system as it is produced.

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      Analysis:

      The RO technology utilized for the design of the project has been commercially available since the 1970's and has been utilized in the treatment of brackish ground water in over twenty-five (25) facilities of similar size within the United States. The RO technology proposed for this Project is commercially demonstrated and is similar in design to other brackish water desalination plants

      CONCLUSION:

      PSOMAS is of the opinion that the brackish water treatment process proposed will produce the quality and quantity of water required by the Service Contract.

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[GRAPHIC APPEARS HERE]

                Figure 2.1 Process Legend and Block Flow Diagram

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III.  PROJECT SITE

      3.1   SITE DESCRIPTION

      The site for the RO Facility is approximately a 1.2-acre "L-shaped" parcel located adjacent to 32400 Paseo Adelanto in San Juan Capistrano, California. This property is owned by the City of San Juan Capistrano. A pre-school, through a licensing agreement with the City, a parking lot, and the District's storage area, presently utilize the site. Relocation of the pre-school has been negotiated and agreed upon by all parties. The site is adjacent to Descanso Veterans Park. A site plan is attached following this section.

      A review of the Geo-technical report prepared by Geomatrix Consultants, Inc., dated January 2002, indicates that the closest active earthquake fault is the Newport/Inglewood fault, 8 kilometers from the Project. Additional faults in the vicinity are the Palo Verde fault at 33 kilometers, Whittier fault at 42 kilometers, Elsinore fault at 32 kilometers, and Chino fault at 35 kilometers. The report states that, "The possibility of a fault rupture at the site is considered remote." The Geo-technical report indicates that due to the gradation of the soil (clay silts, sandy silts, and poorly graded sands), the RO Facility site is susceptible to liquefaction. Liquefaction occurs in sandy/granular soils with a high groundwater table and poor gradation and during an earthquake results in the displacement of the liquid in the voids between the granular members and allows the material to settle. This situation is very common along the coast of California.

      The possibility of liquefaction occurring during a seismic event has been considered and mitigated by the foundation design. This design, which consists of either drilled piles thirty and thirty-six inches in diameter and up to fifty feet below ground level or driven piles, at the District's option, has proven to be effective against the impacts of liquefaction through its use for many years.

      The Service Contract states that the District shall undertake and complete any environmental remediation of the sites, which may be required during the Development Period. The Phase 1 Environmental Report and the mitigated negative declarations with respect to the sites, prepared by the District, identified no hazardous material. The discovery of Hazardous Materials on the site after the Construction Date shall be treated as an Uncontrollable Circumstance (UCC) governed by the terms of the Service Contract. See the discussion in the Service Contract for remedies pertaining to a UCC.

      3.2   OFFSITE FACILITIES

      The offsite facilities will consist of the following:

      . Eight, or possibly nine, well sites, all located in the San Juan Basin. The number will be determined based upon obtaining flow information after the initial eight wells are developed. If a ninth or additional wells are required, the cost of developing, operating and maintaining the additional wells will be the responsibility of the District. Some of the proposed new wells are to be constructed on existing wells sites and all existing wells will be abandoned in accordance with applicable standards.

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      .     A pipeline, varying in diameter from eight to sixteen inches, to collect the Raw Water from the well sites and convey it to the RO Facility.

      . A pump station and a sixteen-inch pipeline to convey the Finished Water from the RO Facility to the connection with the District's system in the 350-distribution pressure zone. The RO Facility will also furnish Finished Water via a separate connection to the 250-pressure zone. The Finished Water will be pumped to the distribution system as it is produced.

      . An eight-inch pipeline to convey the RO concentrate discharge from the RO Facility to the Chiquita Land Outfall. The DB/Operator will pay a one-time fee of $599,640 to the Santa Margarita Water District
            (SMWD) for the purchase of capacity rights, on behalf of the District, to discharge up to 1.2 MGD of brine concentrate into the SMWD Chiquita Land Outfall, process the brine concentrate through the SERRA Wastewater Treatment Plant, then discharge the concentrate through the SERRA Ocean Outfall. In the event that the outfall becomes unavailable or restricted in use for brine disposal, for any reason other than the fault of the DB/Operator, it becomes an UCC and the District will pay the cost of an alternate disposal method and the DB/Operator shall be relieved of any Performance Guarantees. If the DB/Operator is operating the RO Facility in compliance with the Production Efficiency Guarantee, the District will pay any additional charges imposed by SMWD as a result of the discharge of excessively concentrated or voluminous brine to the Chiquita Land Outfall, which is attributable to the treatment of Raw Water having parameters outside the Design Raw Water Quality Parameters specified in the Service Contract. The RO feed pumps will provide the pressure necessary to convey the concentrate from the RO Facility to the outfall.

      . The Strawberry Hill Booster Pumping Station will include two 40-horsepower, turbine pumps located in either an underground vault or an aboveground pump house. The Booster Pumping Station will lift the treated water from the 350 Hydraulic Grade Line (HGL) pressure zone to the 425 HGL pressure zone. This Booster Pumping Station will have a programmable logic control and a radio transmitter unit for communication with the District's existing Supervisory Control and Data Acquisition (SCADA) system. The responsibility for operating and maintaining this pump station will, upon completion, be transferred to the District.

      3.3   SITE CONDITIONS

      In order to construct the Project, the following site conditions will be addressed by the DB/Operator:

            3.3.1  RO FACILITY

            .    Demolition of the pre-school.

            . Encroachment onto the existing parking lot for Descanso Veteran's Park: A minimum amount of parking will be at the RO Facility. The majority of the

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                 parking facility for the park will relocate to the City Hall parking lot, approximately 100 yards to the north. This relocation requires that the DB/Operator provide a direct, protected access to the park from the parking lot. This cost has been included in the design and cost of the Project.

            . An existing 18-inch sewer line is located approximately 6 to 8 feet north of the proposed south property line for the RO Facility. This line will remain and accept the sanitary flow and iron and manganese sludge from the RO Facility.

            . Siting of elements within the RO Facility will have to take into account the location of the sewer line.

            .    Utilization of land already owned by the City.

            . The project must comply with the City's noise ordinance, which states that, "The noise level must be reduced to 45 db inside the nearest home, four feet from the wall with the windows closed."

            3.3.2  WELL SITES, PUMP STATION AND PIPELINES

            . Property utilized for the well sites is under public ownership or dedicated right-of-way.

            .    Wells must be a minimum of 800-feet apart.

            . A fifty-foot separation must be maintained from wells to sewer lines.

            . The California Department of Health Services (CADHS) will allow the well sites to be situated adjacent to San Juan Creek, but requires that groundwater from the wells can not be influenced by surface water flowing in the creek. CADHS recently stated that it is currently enforcing new standards, in whereby the wells have to be a minimum distance of two hundred feet from the Creek to be considered to have no surface water influence. In addition, California has passed a statewide law, effective January 1, 2003. This law states that the owner or operator of a well must have control of any percolation at that well site for a radius of 50 feet from the wellhead. If the above parameters are not met, CADHS can require that all the Raw Water processed through the RO Facility be treated to full surface water standards, which would cause both a capital cost and operating cost impact to the Project. Although these requirements are UCC's to the DB/Operator, negotiations are underway with CADHS to allow the well sites to remain as they are now situated and formulate and employ an enhanced monitoring plan to verify that there is no surface water influence on the Raw Water that is being treated. If, the enhanced monitoring plan is not acceptable to CADHS, the Project will require a larger chlorine contact tank to allow for increased disinfectant of the treated water. Preliminary estimates of this higher degree of disinfectant are increased capital cost of approximately $250,000 and

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                 increased operations cost of approximately $30,000 per year.
                 These increases equate to approximately one percent (1%) of the Capital Improvement Budget and approximately three percent (3%) annually to the Operations and Maintenance Budget

            . The preferred location of the Strawberry Hill Booster Pumping Station described in Appendix 1 to the Service Contract is within a proposed subdivision development on land not currently owned by the City. The City is negotiating with the developer to acquire a location for the pump station. If the City is not successful on obtaining a pump site within the development a preferred alternative site in a location adjacent to the development but within existing City right-of-way has been identified. However, this decision is not on the critical path for the start-up of the Project and alternatives are available if and when timing does become critical.

            . Although the majority of the pipeline alignments are located within existing right-of-way, there are a total of five segments, which will require easements from private parties and four segments which require encroachment permits from Caltrans, Southern California Regional Rail Authority (SCRRA), or the County of Orange. Obtaining these easements and encroachment permits is the responsibility of the DB/Operator. The easements, from a total of three or possibly four property owners, and the encroachment permits are identified and under the process of negotiation and procurement. Obtaining the remainder of the required easements and encroachment permits are normal construction related activities.

            . Nationwide permit required from Corps of Engineers for creek crossings. It is assumed that the California Department of Fish and Game will not be involved, as the creek crossings will be bored.

            . Corrosive soil dictates that PVC pipe and lined and coated cast iron fittings be utilized.

            CONCLUSION:

            PSOMAS is of the opinion that the site on which the RO Facility is to be located is adequate in size and location and from an infrastructure and geotechnical perspective is adequate for construction and operation of the RO Facility. The sites for the wells do not meet the new requirements that CADHS is enforcing, but these new requirements should not significantly increase the capital and operating costs of the Project.

            3.3.3  GROUNDWATER BASINS

            The San Juan Creek watershed covers more than 111,000 acres draining the western slope of the Santa Ana Mountains through San Juan, Horno, Trabuco and Oso Creeks (DWR, 1972). Surface flow occurs primarily in the winter and spring and recharges the alluvial sediments that comprise the groundwater basin.

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            Unconsolidated alluvial deposits of silt, sand and gravel along San
            Juan and Trabuco Creeks form the local groundwater basin. Surface flows will percolate into the granular sediment and recharge groundwater. Finer grained sediment at the bottom of Oso and Horno Creeks provides less opportunity for deep percolation until the flow reaches the Trabuco or San Juan Creek channels, respectively. Horno Creek drains an urban area dominated by residential development, a golf course and Capistrano Formation siltstone. Urban runoff from this area follows the original natural channel to approximately Interstate 5, where engineered channels follow the original path to San Juan Creek.

            The Trabuco Creek sub-basin represents a small part of the much larger San Juan Creek Basin. The alluvial aquifer system in the Trabuco Creek sub-basin is narrower and thinner than the aquifer along San Juan Creek, and represents only about 14 percent of the total Basin storage capacity.

            The District has primarily been using the Trabuco sub-basin for the production of potable water. As explained above due to the geotechnical condition of this Basin, the water production has averaged 1400 AFY for the past ten years. Last year, which was one of the driest years on record, this production was reduced to about 900 AF.

            The San Juan Basin is substantially larger and has a different configuration than the Trabuco sub-basin, therefore providing a higher proportional yield. The November 1998 Stetson/Boyle Report entitled "Availability of Unappropriated Water - San Juan Creek Basin" indicates that 11,100 AFY could be reliably extracted by the Project in addition to existing (historic) pumping with this amount increasing to over 14,000 AFY at build-out of the tributary area. All of the well sites for the Project are located within the San Juan Basin.

            CONCLUSION:

            PSOMAS is of the opinion that there is sufficient unappropriated water within the San Juan Basin to provide an adequate source of Raw Water for the Project for the Operation Period of the Service Contract and beyond for the full term of the Bonds.

            3.3.4  CALIFORNIA ENVIRONMENTAL QUALITY ACT (CEQA) MITIGATION

            The Authority passed and adopted Resolution 95-8-1 approving a Mitigated Negative Declaration for the Project. This Mitigated Negative Declaration was determined after a supporting Expanded Initial Study was prepared, publicly reviewed, all comments addressed and responded to and the Expanded Initial Study was revised to include all pertinent comments.

            The Final Mitigated Negative Declaration specified certain mitigation measures, which have to be implemented by the DB/Operator and the Authority in order to comply with the Mitigated Negative Declaration. These mitigation measures are detailed in Resolution 95-8-1 and the Service Contract.

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      Analysis:

      An analysis of the sites required for the Project indicates that there are no apparent environmental or site construction concerns that would prevent the successful completion of the Project. In addition, provisions within the Service Contract allocate costs arising from undetermined site constraints. Furthermore, the required pipeline easements or encroachment permits have been identified and are being negotiated. It is anticipated that these easements will be obtained in due course during the construction period so that there should be no delay to the construction. If timing does become critical, rerouting of the pipeline would be an option.

      All geo-technical and subsurface restraints known at this time have been considered during the design and have been mitigated through the foundation design for the RO Facility. The foundation design is, of necessity, a conservative design and there are sufficient safety factors incorporated in the design to compensate for unknown subsurface circumstances.

      A review of the conditions indicated in the Mitigated Negative Declaration determined that it does not impose any conditions that are not common to normal construction activities and the Mitigated Negative Declaration conditions should not cause any delay or cost increase to the Project.

      CONCLUSION:

      PSOMAS is of the opinion that the environmental site assessments have been accomplished in a manner consistent with industry standards, using appropriate industry protocols. The adopted Mitigated Negative Declaration for the Project does not impose any conditions that are not common to normal construction activities and should not cause any significant delay or increased cost to the Project.

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[GRAPHIC APPEARS HERE]

                           Figure 3.1 WTP Site Layout

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[GRAPHIC APPEARS HERE]

              Figure 3.2 Well Collection System Schematic Alignment

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[GRAPHIC APPEARS HERE]

        Figure 3.2 (continued) Well Collection System Schematic Alignment

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[GRAPHIC APPEARS HERE]

               Figure 3.3 Treated Water and RO Disposal Pipelines

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IV.   ENGINEERING, PROCUREMENT AND CONSTRUCTION

      4.1   CONCEPTUAL DESIGN PARAMETERS

      The design of the Project is based upon the Raw Water quality defined in the Service Contract. The Raw Water quality design data indicates insignificant concentrations of organic compounds. The design TDS for the Raw Water is significant at 1705 mg/L. Specifically, the design values for iron, manganese and barium are significant but the greensand filtration/precipitation process has proven very effective in removing these constituents, which otherwise could cause scaling and fouling of the membranes, as has been successfully accomplished in other facilities. Extensive studies of available data and negotiations have occurred between the District, Boyle Engineering and the DB/Operator to arrive at the values for these parameters. The values have been obtained from existing wells in the vicinity of the proposed new wells. The worst-case scenario of values was determined and the design of the RO Facility is sufficiently conservative to provide Finished Water within the parameters of the Service Contract. The Water Treatment Guarantee shall apply only if the actual Raw Water supply is within the parameters of the Service Contract. The DB/Operator operation requirements are based upon Raw Water quality not to exceed the base values indicated in the Service Contract. If the actual Raw Water quality exceeds these parameters, the DB/Operator shall provide to the District, within thirty days, an assessment as to the potential impact of such non-conformity on the Design/Build Price, the Service Fee, Acceptance and Performance Guarantees, together with a discussion of possible UCC mitigating measures.

      To confirm the effectiveness of the RO Facility process for removal of TDS, iron and manganese and to determine that the Finished Water will attain the standards for water produced by the MWD Diemer Filtration Plant (alternative source) for flavor, color and aroma, a small-scale pilot plant (2 gpm) has been constructed and operated at the site of an existing well. The entire treatment train proposed for construction at the RO Facility has been tested, including a functioning model of the Chemical Feeds; Greensand Filter; Reverse Osmosis; and Air Stripping. The pilot plant was operated for a minimum of five days, eight to ten hours per day. During operation of the pilot plant, samples were taken of the following:
      1) Raw Water, 2) Filtrate from the Fe/Mn filter, 3) RO Permeate, 4) RO Concentrate and 5) Finished Water. These samples were then tested in accordance with the Service Contract. The results of the Pilot Test indicated that the Raw Water quality was within the specifications of the Service Contract and that the Finished Water should attain the standards for water produced by the MWD Diemer Filtration Plant.

      Since the TDS goal, per the Service Contract, for the treated water delivered to the system is less than 500 mg/L, it will not be necessary to desalt all of the water. It is expected that the product water will consist of an approximate blend of 75% RO permeate and 25% pretreated well water. The blended Finished Water will meet all requirements for federal, state, and local drinking water standards.

      The RO concentrate water (residual brine water) will be discharged at the maximum rate of 1.2 MGD through the SERRA Ocean Outfall into the Pacific Ocean. The brine concentrate water quality is indicated as within the parameters of SERRA's current

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      National Pollution Discharge Elimination System (NPDES) discharge permit and amending the permit will not be required.

      4.2   ENGINEERING DESIGN

      The treatment process will include the following steps:

      . Pre-treatment, which includes sand removal, iron and manganese removal utilizing the greensand process, and chemical addition.

      . Desalting of approximately 75% of the pretreated water using RO, with 25% of the pretreated water used for blending.

      .     Degasification of the RO permeate water.

      . Blending of 25% of the pretreated, but not desalted water, with the permeate water.

      . Post-treatment of the blended water to meet drinking water quality regulations and to control the Finished Water corrosiveness.

      Due to the District's NPDES permit requiring that all test/development water discharged from the wells be treated, all such well water will be conveyed through the collection pipeline to the RO Facility. At the RO Facility, the water will be de-sanded using two in-line-screening devices designed to remove particles less than 100 microns in size. The accumulated sand removed from the water is hauled to a landfill. The two screening devices increase reliability and provide redundancy.

      The greensand treatment process, which has been in use for decades, will be used for removal of the iron and manganese. In order to meet the iron and manganese limits in the product water of 0.1 mg/L and 0.025 mg/L respectively, the process will use potassium permanganate and sodium hypochlorite to process all the well water with the resulting formation of iron and manganese solids, which can then be filtered from the water. The greensand process will result in approximately 145,000 gallons per day
      (gpd) of spent backwash water. This backwash water will be pumped to a recovery tank where the inert solids will drop out and the sludge will then be disposed of in the existing sewer line. The clarified water from the recovery tank will be recycled to the greensand filters for re-treatment, which reduces the amount of well water required.

      Recognizing that there can be significant iron and manganese concentrations in the well water, and that the quality can vary during the pumping cycle, the filter size has been based on a conservative design.

      Sodium bisulfate and scale inhibitor will be added to the RO feed water from the greensand filters to neutralize the oxidizing agents used in the greensand process and prevent damage to the RO membranes.

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      Following the injection of scale inhibitor and sodium bicarbonate, the feed water will flow into the RO membranes. Two streams will emanate from the RO process: 1) permeate (desalted water), and 2) brine concentrate.

      The RO process parameters include:

      . Two RO package units, which bolt directly to the foundation. Each package unit has two stages in series and the RO package units are in parallel. Permeate from the first stage RO package unit becomes the feed water for the second stage RO package unit. Each RO package unit has a permeate capacity of approximately 2.57 MGD. The first stage of each package unit has an average capacity of 13-gpd/square foot (sf) of membrane area and the second stage has an average capacity of 12-gpd/sf of membrane area.

      . Approximately eighty percent of the pretreated water processed through the RO package units goes to the District's distribution system and twenty percent is discharged to the outfall as brine concentrate water.

      .     150-psi feed water pump discharge pressure.

      .     Concentrate discharged directly into the outfall.

      It is also proposed to install energy recovery devices on the concentrate from the second RO stage in order to use the energy in the water to assist the electric motors driving the RO feed water pumps.

      Post-treatment will consist of degasification, blending of the RO permeate with the bypass well water and chemical addition. Permeate enters the top of the degasifier and flows downward. Air is injected from the bottom and flows upward stripping the carbon dioxide and reducing the pH of the water. The degasified permeate then flows into a 30,000-gallon sump where the bypass water is blended and caustic soda is added to adjust the ph so that the resulting Finished Water is non-corrosive.

      The Finished Water is then pumped directly from the sump into the District's distribution system. The Finished Water is primarily designed to supply the needs of the 250 and 350 HGL pressure zones. These zones have a storage capacity of 1.6 MG with an additional 3 MG planned for the 250 zone. Utilizing the existing and planned storage capability accommodates the District's peaking requirements and allows the plant to operate at a constant rate.

      4.3   MAJOR EQUIPMENT - WELL SITES

      There will be a total of eight well sites developed for supply of Raw Water to the RO Facility. These sites will range in depth from 130 feet to 160 feet. Each well site will have a production capacity of 500 to 1,000 gpm.

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      Each well site will have a vertical turbine pump, a 50 to 60 horsepower fixed speed motor, and associated piping. The equipment will be contained in an enclosed thirteen feet by twenty-four feet masonry building.

      4.4   MAJOR EQUIPMENT - PRE-TREATMENT

      The major equipment in the pretreatment process includes the iron and manganese filters. These filters consist of three dual cell filters with the following characteristics:

      .     Twelve feet diameter by forty-seven feet long.

      .     375 square feet (sf) of filter area per filter, 187.5 sf per cell.

      .     1,500 gpm/sf of filter area.

      .     4 to 6-gpm/sf initial backwash rate.

      .     10-gpm/sf final backwash rate.

      Also included in the major equipment for the pre-treatment process are:

      . 30 feet diameter by 16 feet tall, 85,000-gallon bolted steel backwash water supply tank with three 25 horsepower fixed-speed pumps.

      . 40 feet diameter by 24 feet tall, 225,000-gallon bolted steel spent backwash water recovery tank with three 5 horsepower fixed-speed pumps.

      .     Two cartridge filters.

      .     Chemical Feed systems.

               a. 4,000-gallon sodium bisulfate storage tank, three feed pumps.

               b.   1,000-gallon scale inhibitor storage tank, two feed pumps.

               c. 4,000-gallon sodium hypochlorite storage tank, four feed pumps.

               d.   4,000-gallon caustic soda storage tank, two feed pumps.

               e.   2,000-gallon ammonia storage tank, two feed pumps.

               f. Potassium permanganate mixing tank with mixer, two feed pumps.

      4.5   MAJOR EQUIPMENT - REVERSE OSMOSIS

      The major equipment for the RO desalination process consists of the following:

      . Two trains of RO package units consisting of two RO stages in series, 68 pressure vessels each with 7 membranes per vessel.

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      .     Two 200 horsepower VFD equipped feed water pumps. One pump for each of the RO trains.

      .     One RO membrane clean-in-place system for both trains.

      4.6   MAJOR EQUIPMENT - POST-TREATMENT

      The major equipment for the post-treatment process includes the following:

      . Two degasifiers with clear well. Each degasifier has the following parameters:

               a.   RO permeate flow is 2800 gpm.

               b.   Packing depth is 7 feet.

               c.   Volume of packing is 830 cubic feet.

               d.   Air to water ratio is 25:1.

      .     Two 10 horsepower fixed-speed blowers.

      . Two 125 horsepower VFD equipped product water pumps, one 125 horsepower fixed speed product water pump, two 60 horsepower VFD equipped product water pumps and one 60 horsepower fixed speed product water pump.

      Analysis:

      The design is conservative and proven in numerous similar brackish water RO facilities constructed and operating within the United States. The design is predicated on the worst-case scenario of the indicated parameters. Boyle Engineering has indicated that in addition to assuming the worst-case scenario, there is a 25% redundancy factor included in the design.

      CONCLUSION:

      PSOMAS is of the opinion that, based upon the Service Contract parameters, the preliminary design, and the proposed equipment list the Project will operate and provide Finished Water within the Service Contract parameters for the Operation Period of the Service Contract and beyond for the full term of the Bonds.

      4.7      CONTRACTOR'S SCOPE OF WORK

      The contractor, ARB, will be responsible for constructing the RO Facility, drilling and construction of new well sites, construction of the well water conveyance pipeline, construction of the RO concentrate pipeline, construction of the product water pipeline, construction of the booster pump station, and associated controls and power systems. The RO Facility construction consists of removal of existing facilities, rerouting of existing utilities, grading, access road, parking lot, an RO building with two RO package units, a

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      chemical building, a backwash supply tank, a backwash recovery tank, three iron/manganese filters, two sand filters, two cartridge filters, backwash pumps, process feed pumps, product water pumps, two degasifiers, 30,000-gallon clearwell, fencing, associated piping and control systems. Originally, the building foundations were designed to be mat foundations. Additional soil information has determined that the foundations will be either drilled or driven piles with grade beams.

      There are a total of eight well sites, which are required in order to provide sufficient feed water (Raw Water) to the RO Facility. Each well site requires drilling of a new well. Each well site will consist of well casing, vertical turbine pump, electrical gear, controls, remote monitoring, associated piping, and a thirteen-foot by twenty-four-foot pump house. There are six existing wells which are no longer in use or are substandard and will require abandonment in accordance with State of California standards.

      Six of the well sites are located on the west side of the Interstate 5 Freeway and south of the RO Facility. The seventh well site is located adjacent to the RO Facility. The eighth well site is north of the RO Facility and east of the Interstate 5 Freeway. If a ninth or further additional wells are required, the District will bear all of the capital, operation, maintenance, repair and replacement costs of such ninth and additional wells and related pipelines required for connection of the additional wells to the existing well field.

      The feed water pipeline from the south well sites to the RO Facility will be a sixteen-inch line from the RO Facility to the west side of Trabuco Creek and connects to an existing conveyance line. The feed water pipeline from the eighth well site will be an eight-inch line jacked under Interstate 5 Freeway then proceeding to the RO Facility.

      The RO brine concentrate disposal pipeline is an eight-inch line from the RO Facility to the connection with the Chiquita Land Outfall southeast of the RO Facility.

      The Finished Water line is a sixteen-inch line proceeding north from the RO Facility, to the connection with the District's 350 HGL pressure zone. Another Finished Water line proceeds to the north and connects with the 250 HGL pressure zone.

      Analysis:

      Based upon a review of the preliminary design, ARB's scope of work included in their Guaranteed Maximum Cost contract price is in accordance with the preliminary design requirements and the Scheduled Acceptance Date should be obtainable. ARB has extensive experience in the construction of water and wastewater treatment plants and pipelines as well as being the contractor for the La Paloma Pre-treatment and Zero Discharge RO Facility.

      CONCLUSION:

      The construction of the Project is similar to other projects constructed by ARB and PSOMAS is of the opinion that the construction of the Project can be accomplished within the scope of the Service Contract, by the Scheduled Acceptance Date and within the Fixed Design/Build Price included in the Service Contract.

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      4.8   ACCEPTANCE TEST/PROVISIONAL ACCEPTANCE

      During the six-day Acceptance Test, specified in the Service Contract, each train of the RO and iron/manganese filter systems will be operated sequentially, each at 2.57 MGD. Operation of each half at 2.57 MGD shall constitute acceptable demonstration of the Projects capability to produce
      5.14 MGD of Finished Water. The Acceptance test shall be conducted for a minimum of six days with a minimum of two days continuous operation of each of the two RO trains.

      During the Acceptance Test, the project improvements must also successfully demonstrate the following:

      1. Manual shutdown and start-up of the project improvements as a functioning train.

      2. Automatic shutdown of the project improvements as a functioning train.

      3. Operation of each train (RO package unit and Fe/Mn filter) to produce the quantity and quality of Finished Water as stated above.

      During the Acceptance Test, the Finished Water will be regularly monitored and sampled according to the Service Contract for compliance with the Water Treatment Guarantee. An outside laboratory certified for water analyses by the State will analyze the samples. During the Acceptance Test, the Project will discharge brine into the Chiquita Land Outfall, the Finished Water will be discharged into the San Juan Creek, and the iron and manganese waste will be discharged into the sewer system.

      One hundred and eighty (180) days prior to performing the Acceptance Test, the DB/Operator shall prepare and submit to the District and PSOMAS as the Independent Engineer, for review and approval, a detailed Acceptance Test plan. This plan shall conform to all the requirements of the Service Contract. The District and PSOMAS shall have thirty days to approve the plan, but the Acceptance Test cannot take place until the DB/Operator has addressed all comments by the District or Independent Engineer.

      Following the completion of the Acceptance Tests, the DB/Operator shall have the right to certify Acceptance on a provisional basis. In order to certify Acceptance on a provisional basis, the DB/Operator will deliver written certification to the District and PSOMAS, that in the good faith judgment of the DB/Operator and based upon all information available at the time of the certification, all of the Acceptance Date Conditions have occurred. The date upon which the DB/Operator's provisional Acceptance certification is delivered is referred to as the "Provisional Acceptance Date" and thereupon "Provisional Acceptance" shall be deemed to have occurred.

      Upon the occurrence of Provisional Acceptance, the Operation Period will commence and all Operation Period rights and obligations of the parties shall apply. The initial term of the Service Contract will commence on the Provisional Acceptance Date, and thereafter the parties shall be bound as if Acceptance had permanently occurred, except as provided in the Service Contract in the event the District disputes the DB/Operator's Provisional Acceptance certification.

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      CONCLUSION:

      PSOMAS is of the opinion that the Acceptance Test is sufficient to predict that the Project will perform reliably for the Operation Period of the Service Contract and beyond for the full term of the Bonds. This opinion is based upon the assumption that the required preventative and scheduled maintenance is performed in accordance with industry standards.

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V.    OPERATION AND MAINTENANCE

      5.1   PROPOSED OPERATION OF THE FACILITY

      Pursuant to the A & A Agreement, ECO brings a variety of techniques and procedures to enhance water treatment efficiencies in process control and management. Their approach is to separate the individual processes and analyze each process to ensure that all areas are maintained at the level of operations required.

      The individual processes as determined for the Service Contract Project Improvements are as follows:

      .     Production wells.

      .     Sand removal.

      .     Iron and Manganese removal via "greensand" filters.

      .     RO treatment.

      .     Brine Discharge.

      . Adjustment of the RO product water by degasification, chemical addition and disinfection.

      .     Sampling/analyses/reporting.

      .     Discharge of Finished Water into the District system.

      In that an RO system requires a fairly sophisticated level of technology, process control becomes the utmost importance. Since it is essential that accurate data be collected on an ongoing basis, several systems have been included in the instrumentation and control network to provide "on-line" information to the operator. The collection of on-time data is essential in aiding the operators to vary the process to compensate for fluctuations in the water quality and to maximize the efficiency of the Project.

      In order to provide ongoing monitoring and control of the process, the wells, RO Facility and the Booster Pumping Station will be provided with instrumentation and remote control equipment.

      A Supervisory Control and Data Acquisition (SCADA) System will be provided at the RO Facility control room. The SCADA System will be interfaced with all process control and instrumentation equipment at the wells and the RO Facility. The SCADA System will incorporate redundancy to meet all requirements of the California Department of Health Services. The Booster Pumping Station will be incorporated with the existing District SCADA System. The RO Facility SCADA System will interface with the District's existing SCADA System using compatible licensed radio. The SCADA System

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      will be implemented with report generation coordinated with the District requirements. In addition, an Un-interruptible Power Supply (UPS) will be provided for the SCADA System in the event there is a power outage.

      The control system will provide reliable control and information transfer within the RO Facility along with remote locations including the District's headquarters and the well sites. This system will provide complete automation of the filtration and auxiliary facilities. The control system will monitor RO Facility operations and automatic shutdown will be initiated when certain conditions exist.

      The DB/Operator will assign a Manager of the Project and Operation Services who is trained, experienced, and proficient in the management and operations of similar projects as the Facilities Manager for this Project. The Facilities Manager will be assisted by a full-time Project Operator who will have an Operator's Certificate as required by CADHS. Both the Operator and the Facility Manager will have the responsibility, twenty-four hours a day, seven days a week, to respond to all call-outs within two hours or less. Telemetry and automatic alarm paging are the traditional methods of off-hours coverage. This will be enhanced with the Osmonics RO system capability to be remotely monitored and evaluated via a laptop computer over a phone line.

      5.2      MAINTENANCE MANAGEMENT

      The DB/Operator's commitment to the District is to properly maintain the Project and at the end of the Service Contract term provide the District with a system in good working order and a useful life in excess of the standards as defined in the Service Contract between the DB/Operator and the District.

      The goal of ECO's preventative and corrective computerized maintenance management plan is to prevent and correct equipment deficiencies while minimizing breakdowns and extending service life. The plan incorporates all Project components, along with inspection and maintenance frequencies, inspection and maintenance techniques, and the method of record keeping for each piece of equipment. Periodic scheduled, specific maintenance procedures are performed on all plant equipment and tracked via a computerized system that minimizes human error.

      The computerized Preventive Maintenance Tracking Program tracks both scheduled and unscheduled preventative and corrective maintenance and repair. The program also tracks maintenance, labor, and spare parts inventory, prints work orders and tracks work order history. All completed maintenance for each piece of equipment is normally kept on a computer disc and backed-up with a hard copy placed in the maintenance file created for each piece of equipment. This file contains information on all preventative maintenance completed including the date work was accomplished, supplies and parts utilized, and the technician who performed the work. Maintenance reporting is performed through daily and weekly inspection reports and work orders. A weekly summary Preventative Maintenance Report outlines all inspection reports and preventative maintenance performed, lists scheduled work not completed, and lists corrective maintenance

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      scheduled for the following week. The following schedule is normally adhered to for correcting deficiencies:

      .     Emergency repairs are completed within eight hours,

      .     Urgent repairs are completed within three days, and

      .     Routine service completed within thirty days.

      Longevity of the Project is of primary concern and importance and the critical areas are the RO membranes and wells. The other systems tend to fall within two categories. The first is large equipment for which operating and maintenance standards have been well established over a long period of use. The second category is smaller and more specialized pieces of equipment, which are typically covered by specialized contract maintenance firms.

      The life span of RO membranes is dependent upon the Raw Water influent quality, pretreatment techniques and membrane design. Although the influent water quality is susceptible to fluctuations during the life of the Project, the DB/Operator in conjunction with Osmonics has been able to establish lifetime replacement pricing for the membranes with an average membrane life of four years. Osmonics has agreed to pricing that, if the replacement life of the membranes is five years or greater, then the savings will be approximately 4% of the annual operating costs. If the replacement life of the membranes is two years, then the pricing is such that the annual operating costs will increase by approximately 5%. Cartridge filters will be replaced much more frequently and the pattern will be established early on in the contract.

      Although the average life of wells is approximately forty years, the DB/Operator has assumed that one well will require complete replacement within the life of this Contract. Also included are the costs for well pulling, videos and overhauling vertical turbine pumps on a five-year basis.

      Other capital equipment scheduled for replacement every five years includes: vehicles, computer systems, office furniture, tools and safety equipment, and personnel replacement costs.

      CONCLUSION:

      The operation and maintenance requirements of the Project, under the Service Contract are adequate for the full term of the Bonds. PSOMAS is of the opinion that the operating costs included in the Service Contract are reasonable, and the variable replacement cost for the membranes will not have a significant cost impact to the annual operating costs. The only other variables are labor and chemicals and experience indicates that any variation in these costs should be minor.

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VI.   ENVIRONMENTAL AND REGULATORY REQUIREMENTS

      6.1   MAJOR PERMITTING AND REGULATORY REQUIREMENTS

      The DB/Operator, as the prime contractor and operator of the Project, will be responsible for implementation of mitigation measures incorporated in the 1995 Expanded Initial Study/Mitigated Negative Declaration for the San Juan Basin Groundwater Management and Facility Plan. Biological and Archeological studies performed in January 2001 indicate that the RO Facility site and well sites do not require mitigation for archeological, suitable habitat for endangered species, and sensitive plant species. The pipeline routing could require mitigation measures. These mitigation measures could include: rerouting of the pipeline(s), relocation of the well sites, and other mitigation measures. These mitigation measures would constitute an UCC in accordance with the Service Contract.

            6.1.1   CONSTRUCTION PERMIT

            Permits required prior to construction of the Project include:

            . Air Quality Management District (AQMD) - Permit to operate Portable/Fixed Generator

            .     County of Orange - Pipeline Crossing Encroachment Permit

            . California Occupational Safety and Health Act (CAL-OSHA) - Title 24 Excavation Permit

            . City of San Juan Capistrano - Grading permit, Architectural review, CEQA mitigation.

            .     Southern California Regional Rail Authority/Metrolink Railroad
                  - Licenses required for boring under Right-of-Way

            . California Department of Transportation (Caltrans) - Encroachment permit required for crossing under the Interstate 5 Freeway

            . Orange County Flood Control District - Permit to construct on easement

            .     Orange County Fire Authority Approval

            6.1.2   OPERATION PERMIT

            Permits to operate the Project during the Acceptance Testing and to provide Finished Water to the District's distribution system include:

            . Southeast Regional Reclamation Authority/Regional Water Quality Control Board (SERRA/RWQCB) - Brine Discharge permit, Well Flushing Discharge permit and Well Development Water Discharge Permit

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            .     Orange County Health Department (OCHD) - Well Development
                  Permit

            . California Department of Health Services (CADHS) - Permit to operate the facility

      Analysis:

      The CADHS permit, which is required in order to supply Finished Water to the District system, will not be issued on a final basis until after review of the Acceptance Test results. The quality that the Finished Water has to obtain is specified in the Service Contract and those specifications were determined in accordance with CADHS standards. If the Finished Water produced by the Project is within the specifications contained in the Service Contract, there is no technical reason that CADHS would not issue the operating permit.

      Based upon the dates for start of construction and provision of the Finished Water, the required permits have been identified and there is sufficient time to procure all the necessary permits without delay to the Project. The permits to be issued by SERRA, RWQCB, and CADHS are required to produce Finished Water and provide it to the District distribution system. Based on the preliminary construction schedule these permits are not required until August 2004, but if delayed, it is possible that the MWD GRP Agreement Date of December 4, 2004, for Delivery of Finished Water may be jeopardized.

      CONCLUSION:

      The required permits and easements to begin construction were obtained prior to the commencement of construction, which occurred on November
      25, 2002. The remainder of the permits and easements to complete construction will be acquired on a sequential basis prior to the construction of the various components of the Project. These outstanding permits and easements are identified and expected to be obtained in time to prevent any delay to construction of the Project. The operating permits required to comply with the Finished Water date of December 4, 2004, are identified and scheduled to be obtained in sufficient time to support the completion of the Project. Based upon a review of the preliminary construction schedule for the Project, there is sufficient time to obtain these permits prior to the December 4, 2004 MWD Finished Water date.

      6.2   SAFETY PLAN

      ECO has an exemplary safety record, receiving awards from the California Water Environment Association. Implementation of a safety program will be the responsibility of the Regional Safety Officer. OSHA compliance will be part of the comprehensive safety and training program and will be appropriately administered based on the level of involvement of operations. In addition to OSHA health and safety training, additional safety training, including CPR, will be conducted. Use of classroom exercises, discussions, hands-on practice along with instructor/student guides, and support media

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      will help to enable each staff member with the proper support and training. More specific information is included in the ECO Safety Manual, dated January 1997, and copies of this information will be distributed to each staff member. Any operation and maintenance personnel that will be involved with hazardous materials handling or hazardous waste site operations will receive special training that will include:

      .     Confined Spaces,

      .     Chlorine Safety,

      .     Hazardous Gases and Detectors,

      .     Hazardous Material Response Team Training, and

      .     Hazardous Communications Standard (right-to-know).

      Policies and procedures regarding safety will be welcomed by peer evaluators such as insurance carriers and regulatory bodies to ensure proper safety compliance. Weekly safety meetings will be held to update employees on current safety practices as well as address any current safety practices with hands-on training. The Regional Safety Officer will review and edit the current Safety Manual to assure all aspects of training are administered to the employees.

      In addition to the safety compliance, training and procedures, there are the physical precautions of the site to safeguard. Appropriate signage and fencing will be placed around the building and well sites. Channels will include plates or grating covers to form walkways and all mechanical equipment will be supplied with shaft guards and other safety devices will be replaced if they are removed for any reason. Extinguishers, such as the multi-purpose ABC dry chemical type, will be strategically located throughout the plant along with first aid kits. All personnel are required to comply with the established procedures as mentioned above and good housekeeping and record-keeping practices will be enforced. A hazardous materials plan will include a program that will address the special handling of hazardous materials in compliance with OSHA standards.

      CONCLUSION:

      PSOMAS is of the opinion that the safety plan is adequate and is in compliance with industry requirements and CAL-OSHA.

      6.3   SECURITY PLAN

      The security plan is designed to address the specific needs of the operations. Some of the issues are addressed by design (lighting, fencing, well enclosures, landscaping, etc.) and some by operations (graffiti control, water quality monitoring, local safety authority coordination, etc.). In addition to the design and operations, coordination with local authorities (city, police, fire) will also be implemented, if needed, to maintain security for both the operation at the sites and for the community at-large.

      Further security plans include personnel that will be equipped to handle unusual emergency situations such as earthquakes, the potential release of hazardous materials, flooding, sudden storms, power loss, and other critical conditions.

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      Management and technical staff will:

      .     Evaluate existing emergency response plans,

      .     Complete, update, or prepare these plans as necessary,

      .     Develop contingency or fall-back plans, and

      .     Train employees on implementation of the plans.

      CONCLUSION:

      PSOMAS is of the opinion that the security plan is adequate and is in compliance with all regulatory agencies on the local and state level.

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VII.  RELEVANT PROJECT CONTRACTS/AGREEMENTS (PROJECT AGREEMENTS)

      The Project Agreements, discussed in this Section, are established for the design, construction and operation of the San Juan Basin Project, a 5.14 MGD brackish well water RO Facility, well sites, feed water, distribution, and disposal pipe lines and related items. The Project will be financed with tax-exempt governmental purpose bonds. Specifically, the bonds will be Lease Revenue Bonds issued by the Authority under the terms and conditions contained in the Trust Agreement dated as of December 1, 2002, by and among the Authority, the District and BNY Western Trust Company as Trustee.

      The City will lease, under the Property Lease dated as of December 1, 2002, by and between the City and the Authority, various real property sites on which portions of the Service Contract Project Improvements are to be constructed, to the Authority. The Authority will then lease, under the Lease Agreement dated December 1, 2002, by and between the Authority and the District, the to-be-constructed Project to the District. The District is a subsidiary district of the City and the Lease Payments are primarily secured by water revenues of the District. Lease Payments, from the Lease Agreement, will be assigned to a Trustee for the benefit of the bondholders. The Authority will hold title to the Project during the term of the Lease.

      7.1   PROJECT IMPLEMENTATION AGREEMENT

      The Implementation Agreement is entered into between the Authority and the City acting as the governing body for the District for the purpose of complying with sections of previous agreements.

      The Implementation Agreement specifies that the District and City's allocated interest in the Project's water rights shall be in the amount of 5,800 acre-feet per year. The Agreement also specifies that since the District is the only Authority member participating in the Project, major decisions and approvals concerning the Project shall be made by the District in consultation with the Authority.

      The Authority will also take no action which would impair the Project's ability to extract up to 5,800 acre-feet per year or impair the MWD Agreement between MWD, MWDOC and the Authority. The subsidy described in the MWD Agreement will be irrevocably committed to the Project and the Authority will not exercise its right to terminate the MWD Agreement without the prior written consent of the District.

      7.2   METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA PROJECT AGREEMENT

      This review is based upon the 1998 San Juan Basin Project Agreement between MWD, MWDOC and the Authority, dated December 4, 1998 and the First Amendment dated October 15, 2002.

      MWDOC, a Metropolitan Water District member agency, and the Authority have determined that it would be more costly to develop its groundwater sources than to

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      purchase an equivalent amount of MWD treated water from MWDOC.
      Consequently, MWD, MWDOC and the Authority have determined that it would be mutually beneficial for the Authority to increase production from the Lower San Juan Basin by treating the groundwater through developing and operating a new treatment facility. Accordingly, MWD, in accordance with its GRP, desires to assist MWDOC and the Authority with the cost of treating the degraded groundwater in excess of the cost of treated Full Service water from MWD. This GRP assistance is equal to the sum of the Project unit cost and deferred cost minus the MWD cost for treated water, but is capped at $250 per acre-foot produced annually by the facility. The Project will increase domestic and municipal production by producing a minimum of 4,800 acre-feet of Finished Water per year from the Lower San Juan Basin.

      The First Amendment to this Project Agreement restates that under the MWD Agreement the Authority is the sole owner of all Project facilities and is solely responsible for development of the Project. The District, as agent for the Authority, will agree to cause the Service Contract Project Improvements to be acquired, constructed, delivered, and installed and the Authority will have no responsibility with respect to the acquisition, construction, delivery and installation of the Service Contract Project Improvements. The District will operate the Project as the contracted operator of the Authority during the term of the Lease Agreement and pursuant to the Project Lease and Implementation Agreement. The Implementation Agreement transfers the responsibility for developing, operating and maintaining the Project from the Authority to the District. The MWD Agreement further defines those costs, under the Service Contract, which can be used in calculating the fixed cost and subsequently the Final GRP contribution, capped at $250 per acre-foot.

      Amortization of the capital costs and operating costs indicate, as shown in Section 8.2, Operating and Maintenance Costs and Section 8.3 Amortized Costs, that the full GRP of $250 per acre-foot per year will be required for the full term of the Contract.

      The MWD Agreement will automatically terminate if either of the following schedule parameters are not met:

            Per the Agreement:

            . Construction of the Project must commence no later than December 4, 2002, and

            . Allowable yield must be produced by the Project no later than December 4, 2004.

      If construction has commenced previous to December 4, 2002, MWD will consider a request from the District and MWDOC to amend the agreement to provide additional time for commencement of production of Allowable Yield, if the December 4, 2004 date for production of Finished Water is not met.

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INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

      7.3   SERVICE CONTRACT

      The Service Contract for the Design, Construction, and Operation of the San Juan Basin Desalter Project, dated as of September 3, 2002, between the District and ECO provides for the design, construction and operation of the Project for a term of twenty years following the Provisional Acceptance Date (or, if Provisional Acceptance is not certified by the DB/Operator, the Acceptance Date).

            7.3.1   CONSTRUCTION

            COMMENCEMENT OF CONSTRUCTION

            On the Construction Date, the DB/Operator will commence construction of the Project on a design/build basis and shall undertake to perform the work in accordance with the Contract Standards. To the extent that any design/build work is not in accordance with the Contract Standards, the DB/Operator has an obligation to rebuild, repair, and/or replace such work so that it complies with the Contract Standards.

            In performing the design/build work, the DB/Operator shall perform the work so that the Project is suitable and adequate for the production of Finished Water in accordance with the MWD Agreement (as described below).

            DESIGN/BUILD PRICE

            The District shall pay the DB/Operator the Design/Build Price for the design/build work on a milestone basis as set forth in the Service Contract. The Design/Build Price is the sum of the Fixed Design/Build Price and the Fixed Design/Build Price Adjustments. The Fixed Design/Build Price is $25,030,670. The Fixed Design/Build Price Adjustments are based upon change orders issued by the District, UCCs and adjustments caused by certain San Diego Gas and Electric Company interconnection costs.

            The District is currently negotiating with DB/Operator for a modification to the Design/Build Work which would modify the Plant foundation construction method and would result in a reduction of the Fixed Design/Build Price from $25,030,607 to $24,190,607. No assurances can be made, however, that such negotiations will be successful and that the Modification to the Design/Build Work and corresponding Fixed Design/Build Price reduction will occur.

            7.3.2   ACCEPTANCE TESTING AND REQUIREMENTS

            Achievement of Provisional Acceptance, Acceptance and Final Completion (as each is described below) are independent measures of the DB/Operator's performance.

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            SUBSTANTIAL COMPLETION

            Prior to conducting the tests necessary for Acceptance to be achieved ("Acceptance Tests"), the DB/Operator shall have obtained Substantial Completion, which includes each of the following:

            . Construction of the Project improvements in accordance with the Contract Standards has been substantially completed;

            .     Both water treatment trains are operational;

            . A preliminary or temporary certificate of occupancy has been issued (if required by applicable law);

            . The DB/Operator is authorized by all appropriate governmental agencies (including CADHS) to perform the procedures necessary to achieve Acceptance and conduct Acceptance Testing;

            .     Utilities required are connected and fully functional;

            . The DB/Operator has delivered to the District written certifications from the equipment manufacturers that all major items of equipment have been tested and are fully functional;

            . The District has approved the DB/Operator's plan for Acceptance Testing; and

            . The DB/Operator has submitted certification that all the foregoing requirements have been satisfied.

            PRE-ACCEPTANCE TEST RAW WATER QUALITY ANALYSIS

            The DB/Operator shall begin to conduct a pre-acceptance test Raw Water quality analysis at least 120 days prior to the earlier of September 1, 2004, as such date may be extended for UCCs (the "Scheduled Acceptance Date") or the date upon which the DB/Operator plans to begin Acceptance Testing. Such pre-acceptance test will be conducted to determine that the Raw Water quality is within the design Raw Water parameters set forth in the Service Contract. If this test determines that the Raw Water quality is outside the parameters, the DB/Operator shall, within 30 days, provide an assessment of the potential impact of the non-conformity with a discussion of possible UCC mitigating measures.

            ACCEPTANCE TESTING; ACCEPTANCE DATE CONDITIONS

            The DB/Operator shall conduct the Acceptance Test in accordance with the Service Contract and the Acceptance Test Plan. The following conditions must occur in order for the Acceptance Date to occur:

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            .     Each of the conditions for the commencement of construction shall be and remain satisfied as of the Acceptance Date;

            .     Substantial Completion shall have occurred;

            . CADHS has issued its approval and it is lawful to introduce Finished Water into the District's water system;

            . All governmental approvals required under applicable law shall have been obtained;

            . The DB/Operator shall have completed all required Acceptance Tests and shall have demonstrated satisfaction of the Acceptance Test Procedures and Standards; and

            . There shall be no event of default by the DB/Operator under the Service Contract or by the Guarantor under the Service Contract Guaranty.

            PROVISIONAL ACCEPTANCE

            The DB/Operator can certify Provisional Acceptance after completion of the Acceptance Test, upon written certification to the District that in its judgment all the Acceptance Date conditions have been met. Within 30 days of Provisional Acceptance, the DB/Operator shall furnish the District with a written report describing and certifying the Acceptance Test conducted and the results. The District has 60 days to notify the DB/Operator if it concurs that the Acceptance Date conditions have been met. If the District concurs, the Acceptance Date will be deemed to have been met on a permanent basis as of the date of Provisional Acceptance. If the District disagrees and does not concur with the certification of Provisional Acceptance, either party can refer the dispute to non-binding mediation. If either party so elects, judicial proceedings can be initiated 120 days after the Districts disagreement with the Provisional Acceptance.

            The DB/Operator shall achieve Provisional Acceptance on or before December 4, 2004. If the DB/Operator does not achieve Provisional Acceptance on or before such date, the DB/Operator shall pay the District liquidated damages in an amount equal to the Lease Payments (including payments with respect to both interest and principal) accrued by the District on a daily basis, up to the end of the Extension Period and thereafter until any termination of the Service Contract for an event of default by the DB/Operator.

            Provisional Acceptance and Acceptance shall be determined without regard to the MWD Agreement. The DB/Operator has the right to avoid termination of the MWD Agreement through production of Allowable Yield, without regard to the requirements as to Provisional Acceptance and Acceptance.

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INDEPENDENT ENGINEER'S REPORT
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            7.3.3   MWD AGREEMENT

            MWD, which supplies imported water for the remainder of the District's water requirements, entered into an agreement with the Authority to provide to the Authority an annual subsidy of up to $250 per acre-foot of treated groundwater produced in order to encourage the use of local supplies and attempt to equate the costs of supply from groundwater to MWD imported water. The Authority has irrevocably assigned the rights to this subsidy to the District. In order to receive this subsidy, the Project must begin construction by December 2002 and supply treated groundwater to the District's distribution system by December 2004.

            In the event that the MWD Agreement is terminated as a result of failure to commence construction or deliver Finished Water by the dates in the MWD Agreement and the failure is not due to District Fault or UCCs, the DB/Operator shall pay the District for each contract year during the term of the Service Contract an amount equal to the number of acre-feet of Finished Water actually demanded by the District multiplied by the amount of the Final GRP contribution that the District would have received, if the MWD Agreement had not been canceled. These liquidated damages shall be applied as a credit against the Service Fee payment. In the event that the DB/Operator fails to achieve Acceptance by the Scheduled Acceptance Date or during the extension period, an event of default will be deemed to have occurred and the District shall have the right to terminate the Service Contract.

            7.3.4   OPERATION

            Upon occurrence of Provisional Acceptance, the Operation Period shall commence and all Operation Period rights and obligations of all parties shall apply on a permanent basis. Commencing on the Provisional Acceptance Date (or, if Provisional Acceptance is not certified by the DB/Operator, the Acceptance Date) the DB/Operator shall operate and manage the Project on a 24-hour, 7-day per week basis and shall treat Raw Water, produce and supply Finished Water, dispose of plant by-products, secure government approvals and manage the Project to comply with the Contract Standards. The operation services must be performed in compliance with applicable law, the operation and maintenance manual prepared by ECO for the Project and ECO's computerized maintenance management system.

            7.3.5   PERFORMANCE GUARANTEES

            WATER TREATMENT GUARANTEE

            The DB/Operator must operate the Project so as to treat Raw Water and to produce and distribute Finished Water to the District's water system in compliance with the requirements of applicable law and the requirements set forth in the Service Contract.

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            Except to the extent relived for UCCs or District Fault, the
            DB/Operator shall pay the District liquidated damages in the amounts set forth in the Service Contract for failure to comply with the Water Treatment Guarantee. The liquidated damages set forth in the Service Contract are as follows:

            .     $100 per day per Contract Year for Violation Number 1.

            .     $200 per day per Contract Year for Violation Number 2.

            .     $400 per day per Contract Year for Violation Number 3.

            These liquidated damages are established to address minor, occasional exceedences. Major or repeated unexcused failures of compliance with the Water Treatment Guarantee are not intended to be events of non-compliance to which liquidated damages would apply, but are deemed to be breaches of the Service Contract for which the District may seek actual damages and exercise its other remedies under the Service Contract.

            WATER DELIVERY GUARANTEE

            The DB/Operator must use its best efforts, within the physical capacity of the Plant, to meet the District's demand for the delivery of Finished Water in accordance with the Service Contract.

            Subject to certain exceptions if, in any Contract Year, the DB/Operator fails to meet such Water Delivery Guarantee, the cumulative amount of acre-feet shortfall minus the permissible surplus deliveries will be subject to liquidated damages. The liquidated damages for each acre-foot shortfall is equal to the sum of: (1) MWD's Prevailing Full Service Water Rate (expressed in dollars per acre-foot) plus, (2) the final GRP Contribution for that Contract Year (expressed in dollars per acre-foot), plus, (3) the administrative, operation and maintenance charged imposed by MWDOC (expressed in dollars per acre-foot).

            PRODUCTION EFFICIENCY GUARANTEE

            Except to the extent caused by UCCs or District Fault, the DB/Operator must operate the Project to achieve a Raw Water to Finished Water production efficiency of no less than 80% of the Raw Water volumes over the course of each Contract Year following the Acceptance date.

            HYDRAULIC TRANSMISSIONS GUARANTEE

            Except to the extent caused by UCCs or District Fault, the DB/Operator shall operate the Project so as to avoid the occurrence of sudden, significant changes in the flow rate and pressure of Finished Water delivered to the District's water system.

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INDEPENDENT ENGINEER'S REPORT
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            7.3.6   DISTRICT'S REMEDIES FOR NON-COMPLIANCE WITH PERFORMANCE
            GUARANTEES

            If the DB/Operator fails to comply with any Performance Guarantee and is not excused from performance as a result of an UCC or District Fault, the DB/Operator shall, without relief under any other Performance Guarantee, or in addition to any other remedy provided in the Service Contract, allowed by applicable law or required by a governmental body:

            .  Promptly notify the District of such non-compliance;

            . Promptly provide to the District copies of any notices sent to governmental bodies;

            . Pay liquidated damages in the amounts provided in the Service Contract;

            .  Pay any other resulting fines, damages, etc.;

            . Take any actions necessary to comply with the Performance Guarantees;

            . Promptly prepare all public notifications required by applicable law and submit such notifications for publication; and

            . Assist the District with all public relations matters necessary to adequately address any public concern caused by such non-compliance.

            7.3.7   RELEASES, LEAKS AND SPILLS

         The DB/Operator shall operate the Project in such a manner that Raw Water, Finished Water or plant by-products will not contaminate, or be released, leak or spill on or into the environment. All costs associated with the identification, testing, cleanup, removal, etc. of any waste or material released, leaked or spilled from the Project and the costs of performing any necessary remediation measures shall be born by the DB/Operator (unless caused by an UCC or District Fault).

      7.4   SERVICE CONTRACT GUARANTY AGREEMENT

      The Guarantor, Southwest Water, absolutely, irrevocably and unconditionally guarantees to the District the full and prompt performance of each and all the obligations including the payment when due of each and all payments to be credited or paid by the DB/Operator under the Service Contract. The Guaranty Agreement specifically agrees that the District can proceed first and directly against the Guarantor for any payments or obligations that the DB/Operator fails to pay without exhausting its remedies against the DB/Operator.

      The District and Guarantor acknowledge that no security for the Obligations of the Guarantor has been granted to the District as of the date of this Agreement, but the

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      security shall be granted to the District subsequent to the Contract Date as set forth in the Service Contract.

      The Service Contract Guaranty Agreement shall remain in effect until all of the Obligations of the DB/Operator have been fully paid and performed. The Service Contract Guaranty shall be effective irrespective as to when the Construction Date occurs.

      7.5   PROPERTY LEASE

      The City and the Authority entered into the "Property Lease" Agreement, whereby the City will lease the various real property sites required for the Project on which the Service Contract Project Improvements are to be constructed to the Authority. The Authority will then lease the sites and the to be constructed Project Improvements to the District, pursuant to the terms of the "Lease" Agreement, discussed below, in order to obtain funds to finance the design, construction and installation of the Project as described in the Service Contract.

      The term of the Property Lease shall commence as of the Delivery Date for the Bonds and will remain in effect until October 1, 2057.

      7.6   LEASE AGREEMENT

      Under the Lease Agreement, the Authority will sublease the Property to the District. The Lease Agreement will, subject to the terms thereof, obligate the District to make the Lease Payments to the Authority in an amount equal to the principal and interest on the Bonds. On the Closing Date the Authority agrees to deposit to the Project Account of the Project Trust Fund created under the Trust Agreement a portion of the proceeds of the Authority's sale of the Bonds. These funds will be utilized for the construction of the Project.

      The Lease Agreement provides for the design, construction and Acceptance of the Project by the District through the DB/Operator in accordance with the Service Contract, the use of Bond funds to reimburse the Design-Build price, on a milestone basis, to the DB/Operator, the lease of a portion of the RO Facility site and the RO Facility and related facilities by the District and the payment of the Lease Payments to the Trustee in an amount equal to the debt service on the Bonds. The Lease Agreement terminates upon the payment of all the outstanding Bonds or the termination of the Service Contract as a result of Default by the DB/Operator (subject to Trustee and Insurer cure rights in accordance with the Service Contract). Upon termination of the Lease Agreement, the title to the Project will revert to the Authority, subject to the District's rights pursuant to the Operating Lease Agreement.

      The Lease Payments and other payments required to be made under the Lease Agreement are a special obligation of the District payable solely from Revenues and do not constitute a debt of the District in contravention of any constitutional or statutory debt limitation or restriction. Except for the pledge of Revenues, neither the faith and credit nor the taxing power of the District is pledged to the payment of the Lease Payments. The Property,

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      subject to the Lease Agreement, improvements thereon and other assets of the District are not pledged or available to the Trustee or Bondholders in the event of termination of the Lease Agreement or default in Lease Payments and no default will result in loss of the property, improvements thereon or other assets of the District. The Lease Agreement specifies that, except with respect to certain rights of the District to terminate the Lease Agreement early, the obligation of the District is absolute and unconditional and the District will not discontinue or suspend any Lease Payments required to be made until such time as the Lease Payments are paid in full. The District covenants that it will not issue or incur any additional bonds, notes or obligations, which will have a priority in payment out of Revenues over the Lease Payments.

      Pursuant to the Trust Agreement, the Authority will assign all of its rights, title, and interest in the Lease Agreement to the Trustee for the benefit of Bondholders.

      7.7   TRUST AGREEMENT

      The Trust Agreement relating to the San Juan Basin Authority Lease Revenue Bonds Issue of 2002 is entered into between the District, the Authority, and BNY Western Trust Company (Trustee). This Agreement is entered into for the purpose of holding the Trust Estate for the use and benefit of the Bondholders.

      The Bonds shall be issued on a conduit basis by the Authority and are secured solely by the Trust Estate pledged under this Trust Agreement. The Trust Estate consists principally of (1) all amounts received by the Trustee for account of the District in connection with the Service Contract Letter of Credit, and the Lease Agreement, including without limitation, the Lease Payments, (2) all right, title and interest in the Trustee benefit provisions pursuant to the Service Contract, and (3) the amounts held in funds and accounts under the Trust Agreement pending disbursement. The Authority assigns all its rights, title and interest in the Lease Agreement to the Trustee and retains no right, title, or interest therein. Pursuant to the Service Contract, the DB/Operator will provide the Service Contract Letter of Credit with the District as beneficiary. However, under the Trust Agreement, the District will covenant to transfer to the Trustee for deposit into the Debt Service Payment Account established under the Trust Agreement, all proceeds of any drawing on the Service Contract Letter of Credit received by the District.

      The Bonds are special obligations of the Authority and are secured by an irrevocable pledge of, and are payable as to principal and interest from the Trust Estate. In order to provide funds to construct the Service Contract Project Improvements, the Authority has caused the Trustee to authenticate and deliver the Bonds and from the proceeds of the sale of the Bonds, the Trustee shall deposit the amounts provided into the various funds of the Project Trust Fund. So long as the Lease Agreement is in effect, all of the Lease Payments, made by the District constituting a part of the Trust Estate payable to the Trustee, shall be paid directly to the Trustee for distribution, in accordance with the Trust Agreement to the Bondholders.

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      7.8   OSMONICS CONTRACT

      This review of the Osmonics scope and pricing is based upon a preliminary proposal dated June 22, 2001 and the Osmonics letter dated November 1, 2002. All comments pertain to a review of the preliminary proposal and the referenced letter.

      Osmonics is to furnish the two Cartridge Filters, three RO High Pressure Pumps, including a spare pump and can, two RO trains, including housings, membranes, energy recovery booster, and the RO electrical panel, the Chemical Injection Pump System, Chemical Feed Systems and the membrane cleaning system.

      Per the Osmonics letter dated November 1, 2002, Osmonics has agreed to a variable pricing structure for membrane replacement. If the replacement life of the membranes increases by 20%, then the annual savings in operating costs is approximately 4%. If the membrane replacement life decreases by 50%, then the annual operating costs increase by approximately 5%. There is no change in the membrane replacement pricing if the replacement life of the membranes is four years.

      7.9   AGREEMENT FOR CONSTRUCTION - ARB, INC.

      This review of the Construction Agreement between ECO Resources, Inc. and ARB is based upon the undated and unsigned draft received December 6, 2002, scheduled for execution on December 8, 2002.

      The DB/Operator has retained ARB to furnish all construction services that the DB/Operator is required to perform under the Service Contract for a Guaranteed Maximum Price of Sixteen Million Five Hundred Thousand Dollars ($16,500,000)(GMP). The GMP includes all costs of labor, supervision, tools, equipment, supplies, materials, services, allowances, overhead, profits, fees, taxes and other costs and expenses related to construction of the Project. The GMP is based upon the scope of work described in the Contract Documents, including the Project Design, as described in the Service Contract. The work includes the following Project Elements as described in the Service Contract:

            .  Plant

            .  Project Structures

            .  Project Equipment

            .  Additional Assets

            .  Project Wells

            .  Project Pipelines

            .  Raw Water Transmission Line

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            .  Booster Pumping Station

            .  Finished Water Transmission Line

            .  Concentrate Disposal Line

            .  Abandonment of the Existing Wells.

      The contractor shall not be entitled to an adjustment in the GMP for costs of any DB/Operator generated changes up to 1% of the GMP. The contractor shall not be entitled to change in the GMP or contract time due to a differing site condition except to the extent that the DB/Operator is entitled to an adjustment in its compensation or time for performance under the Service Contract.

      The contractor is responsible for obtaining the construction related permits. The contractor acknowledges that it is entering into the Agreement on the basis of conceptual plans prepared by Boyle Engineering and with knowledge of the District's requirements for the design and construction of the Project as set forth in the Service Contract.

      The Construction Agreement also includes specific dates upon which the contractor will achieve Substantial Completion of the Work and Project Acceptance. The contractor will be responsible for paying the DB/Operator the following liquidated damages for each calendar day that expires after the date for Substantial Completion and for each calendar day that expires after the date for Acceptance until the foregoing events are achieved.

                   1 to 30 days            $2,000 per day
                   31 to 60 days            3,000 per day
                   61 and beyond            4,000 per day

      The Construction Agreement indicates that the rights, duties and obligations of the DB/Operator and the contractor with regard to UCCs shall be the same as those between the District and the DB/Operator as set forth in the Service Contract.

      The contractor will be compensated monthly based upon the Project Schedule and the agreed Schedule of Values included in the Construction Agreement. Each invoice is subject to ten percent (10%) retention, which retention shall be reduced to five percent (5%) upon achievement of Substantial Completion. The balance of the retention shall be paid upon Final Completion. The contractor will secure completion of the Contract by furnishing performance and payment bonds in the full amount of the Contract Price. These bonds shall remain in effect for one year after the date of Acceptance and shall be issued by surety insurers having an AM Best rating of "A" or better. The contractor will also Warranty his work for one (1) year after Acceptance.

      CONCLUSION:

      PSOMAS is of the opinion that based upon a review of the Project Agreements, the terms of the Project Agreements will allow the DB/Operator to meet its obligations under the Service Contract.

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VIII.  PROJECT SCHEDULE AND COSTS

      8.1   ENGINEERING, PROCUREMENT, CONSTRUCTION SCHEDULE AND COSTS

      8.1.1  CONSTRUCTION SCHEDULE

      These construction milestones are predicated on the executed Service Contract and construction start no later that December 4, 2002. Start dates, completion dates and duration of activities were obtained from the preliminary schedule dated October 25, 2002, which has been included in the Agreement for Construction. This schedule is subject to change based upon final design, the start of procurement for major equipment items and the Financing Date.

      The schedule indicates that the geo-technical surveys started January 2002 and completed July 3, 2002. The design survey is scheduled to start October 28, 2002, and completed November 15, 2002. The demolition plan started October 28, 2002, and the demolition permit was acquired November 22, 2002. The foundation design, grading plan, plant layout, equipment and mechanical layout, and the building plan started November 18, 2002 and scheduled completion is February 6, 2003. Permit acquisition for the RO Facility will start December 18, 2002 and complete February 13, 2003. The design for the offsite pipelines, wells and Booster Pumping Station is scheduled to start December 9, 2002, and complete January 16, 2003. The permit acquisition for the offsite facilities is scheduled to start January 17, 2003 and complete April 10, 2003. The procurement activities for the RO trains, Fe/Mn filters, sand separators, chemical feed equipment, miscellaneous process tanks and pumps, pre-fabricated buildings, and well pumps and motors will take place between January 10, 2003 and March 14, 2003. Fabrication and delivery of the above equipment will complete starting April 10, 2003 and ending September 23, 2003.

      Mobilization, demolition and civil site work commenced November 25, 2002, and will complete May 22, 2003. Foundation construction is scheduled to start April 11, 2003 with the completion scheduled for October 7, 2003. Pre-fabricated building installation is scheduled for August 5, 2003 through December 16, 2003. Fe/Mn equipment installation is scheduled for September 24, 2003, RO equipment installation is scheduled for September 10, 2003, pipeline construction is scheduled for April 11, 2003, and well drilling is scheduled to start April 11, 2003.

      Acceptance Testing and permitting is scheduled to start May 11, 2004 and be completed August 18, 2004. Provisional Acceptance is scheduled for August 19, 2004.

      Analysis:

      If the DB/Operator has not received Acceptance/Provisional Acceptance by the Service Contract Scheduled Date of September 1, 2004 or as adjusted by approved changes or UCCs, the Extension Period of 547 days is in effect. Liquidated damages equal to the Lease Payments (including payments with respect to both interest and principal) are payable from December 5, 2004, if Acceptance has not been achieved by December 4,

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      2004. These liquidated damages are in addition to the liquidated damages assessed due to cancellation of the MWD GRP contribution not caused by UCCS or District Fault.

      CONCLUSION:

      PSOMAS is of the opinion that the preliminary construction schedule is reasonable and includes sufficient contingency in the activity durations in order to complete the Project within the parameters of the MWD Agreement and the Service Contract.

      8.1.2  CONSTRUCTION COSTS

      The Service Contract dated September 2002 states the Fixed Design-Build Price for the Engineering, Procurement and Construction as $25,030,607. This price is estimated based upon the use of drilled pile foundations. This amount is payable based upon the following Milestone Payment Schedule. The DB/Operator is entitled to monthly payments based upon completions of the indicated milestones as shown below:

          PROJECT MILESTONES                           PROJECT DRAWS

           Construction Date                            $  2,971,966
           Construction Date plus 30 Days               $    163,660
           Construction Date plus 60 Days               $    163,660
           Begin Foundation                             $    773,300
           Begin Well Drilling                          $    490,980
           33% Completion of Well Casings               $    490,980
           67% Completion of Well Casings               $    490,980
           Completion of Well Casings                   $    490,980
           Begin Pipeline Work                          $    309,596
           33% Complete Pipeline Work                   $    354,596
           67% Complete Pipeline Work                   $    354,596
           Complete Pipeline Work                       $    354,596
           Complete Foundation                          $  1,691,152
           Issue PO for Fe/Mn Filters                   $    436,426
           Issue PO for RO Equipment                    $    763,746
           Begin Bore                                   $    545,533
           50% Bore Completion                          $    545,533
           Completion of Bore                           $    545,533
           Begin Creek Crossing                         $    360,052
           50% Completion of Creek Crossing             $    370,962
           Completion of Creek Crossing                 $    360,052
           Begin Steel Framing                          $    360,052
           Complete Steel Framing                       $    731,014
           Delivery of Fe/Mn Filters                    $  1,636,599

PSOMAS                               Page 58                          12/6/2002
2SOU170100

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

           Delivery of Backwash Tank Steel              $    818,300
           Delivery of RO Equipment                     $  2,045,749
           60 Days after Delivery Fe/Mn Filters         $    545,533
           60 Days After Delivery of Backwash Steel     $    272,767
           60 Days After Delivery RO Equipment          $    681,916
           Connection into SCRA                         $  1,091,066
           Completion of Strawberry Hill Pump Sta.      $    545,533
           Test Pumping of Wells                        $    545,533
           Install Chemical Feed System                 $  1,091,066
           Completion of Well Enclosures                $    272,767
           Install SCADA at Wells                       $    272,767
           Install SCADA at RO Building                 $    545,533
           Delivery of Chemicals at RO Plant            $    545,533
                                                        ------------
                         Total                          $ 25,030,607
                                                        ------------

      The District is currently negotiating with DB/Operator for a modification to the Design/Build Work which would modify the Plant foundation construction method and would result in a reduction of the Fixed Design/Build Price from $25,030,607 to $24,190,607. No assurances can be made, however, that such negotiations will be successful and that the modification to the Design/Build Work and corresponding Fixed Design/Build Price reduction will occur.

      CONCLUSION:

      PSOMAS is of the opinion that the Project can be constructed for the Fixed Design/Build Price included in the Service Contract and the construction milestone payment schedule is reasonable.

      8.2   OPERATIONS AND MAINTENANCE COSTS

      The District has entered into the Service Contract with the DB/Operator, whereby the DB/Operator will manage the design and construction of the Project for which they will be reimbursed out of bond proceeds. Upon acceptance of the Project, the DB/Operator will receive the Service Fee in return for operational services over the twenty-year period.

      Following Acceptance of the Project, the DB/Operator will be paid the Service Fee in accordance with the following formula:

            Service Fee = Base Operating Charge +/- Extraordinary Items
                          Charge/Credit

PSOMAS                               Page 59                          12/6/2002
2SOU170100

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

      8.2.1  BASE OPERATING CHARGE

      The Base Operating Charge is calculated by adding the Fixed Component and the Variable Component.

      The Fixed Component is the sum of the Operations and Maintenance Component ($611,400), the Labor Component ($170,600), and the Replacement Component ($312,900) for a total for the first contract year of $1,094,900. The Fixed Component will be adjusted in the second and each subsequent contract year in accordance with the Adjustment Factor, discussed below.

      The Variable Component consists of the First Water Demand Adjustment Element, the Second Water Demand Adjustment Element, and the Electrical Savings Element. The First Water Demand Adjustment Element is based upon the District's annual demand of Finished Water in an amount greater than 4,800 AFY but less than 5,231 AFY. This amount is $151 per acre-foot for every acre-foot greater than 4,800 AFY. The Second Water Demand Adjustment Element is based upon the District's annual demand of Finished Water in an amount greater than 5,231 AFY. This amount is $228 per acre-foot greater than 5,231 AFY. The Electrical Savings Element will be a charge or credit determined on the basis of the DB/Operator's use of electrical power in accordance with the threshold limits specified in the Service Contract.

      8.2.2  EXTRAORDINARY ITEMS CHARGE OR CREDIT

      The Extraordinary Items component of the Service Fee, which may be a charge or credit, will be equal to the sum of: (1) the amounts payable by the District for increased operation, maintenance or other costs incurred on account of the occurrence of an UCC; plus (2) the adjustments to the Service Fee resulting from any Capital Modifications the costs of which are payable by the District, or the benefits of which accrue to the District, under the provisions of the Service Contract; minus (3) any liquidated damages or Service Fee reductions due to the DB/Operator's non-performance specifically provided for under any other provision of the Service Contract; plus or minus (4) any other increase or reduction in the Service Fee provided for under the Service Contract.

      8.2.3  ADJUSTMENT FACTOR

      The Service Fee will be adjusted in the second and each subsequent contract year in accordance with the Adjustment Factor determined as follows:

      AF//n// = 1 + {(0.90) x [(CPI-U//n// - 1 - CPI-U//n//- 2)/CPI-U//n// - 2]}

      Where,

      AF//n// = The Adjustment Factor for Contract Year "n".

PSOMAS                               Page 60                           12/6/2002
2SOU170100

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

            CPI - U//n// - 1 = the average of the 12 month CPI -U values occurring in the Contract Year preceding the Contract Year with respect to which the calculation is to be made.

            CPI - U//n// - 2 = The average of the 12 month CPI -U value occurring in the Contract Year two years preceding the Contract Year with respect to which the calculation is to be made.

      CONCLUSION:

      PSOMAS is of the opinion that the Operations Cost included in the Service Contract is sufficient to operate and maintain the Project for the Operation Period of the Service Contract.

      8.3   PROJECT COST PROJECTIONS

      The total projected costs over the Operation Period of the Service Contract period, plus an additional period to and beyond the thirty-two year Bond term for comparison with assumed MWD imported water rates, are shown on the spreadsheet attached hereto. The costs have been projected on the basis of 4,800 AFY and 5,231 AFY of Finished Water. The 4,800 AFY is the Guaranteed Delivery Rate and the 5,231 AFY rate is the conservative maximum capability of the distribution system per the Service Contract. For estimating purposes, the CPI-U (Los Angeles, Riverside and Orange County) has been assumed to increase at 3 percent per year for the entire 33-year analysis period. The rate used as per the Service Contract was 90 percent of that rate, or approximately 2.7 percent. Although the Service Contract expires in 20 years from Acceptance, it was assumed that it would be extended at the same terms and rates for analysis purposes.

      The projected cost per acre-foot at 4,800 AFY varies from $931, for the first full year of operation, to $1,231 in year-twenty, the last year of the MWD GRP contribution. The cost per acre-foot at 5,231 AFY varies from $887, in the first full year of operation to $1184, in year-twenty. As indicated above, none of the rates met the initial goal of $681 ($431 plus the GRP of $250) per acre-foot escalated for the twenty-year Service Contract period. However, the value of a local treated water resource in terms of reliability, operational flexibility, avoided costs for additional storage and the ability to avoid future MWD rate increases and charges for growth make the Project scenario attractive to the District. It should be noted that in 2036, the first year following bond retirement, the estimated cost of the Project water is within a few percentage points of projected MWD imported water rates.

PSOMAS                               Page 61                           12/6/2002
2SOU170100

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

                        PROJECT COST PROJECTION SCHEDULE
                        CAPISTRANO VALLEY WATER DISTRICT
                           PHASE 1 - DESALTER PROJECT
                                    4,800 AFY

                     FISCAL YEAR        2003       2004        2005         2006        2007        2008        2009         2010
-----------------------------------------------------------------------------------------------------------------------------------
Water Quantity (AFY)                         0           0       2,400       4,800       4,800       4,800        4,800       4,800

ANNUAL COSTS
O & M Component                        611,400     627,908     644,861     662,273     680,154     698,518      717,378     736,747
Labor Component                        170,600     175,206     179,937     184,795     189,785     194,909      200,171     205,576
Replacement Component                  312,900     321,348     330,025     338,935     348,087     357,485      367,137     377,050

          Annual Service Payment     1,094,900   1,124,462   1,154,823   1,186,003   1,218,025   1,250,912    1,284,686   1,319,373

Power Cost                           1,031,250   1,059,094   1,087,689   1,117,057   1,147,217   1,178,192    1,210,003   1,242,674
                                     ---------   ---------   ---------   ---------   ---------   ---------    ---------   ---------
Total Annual Operational Cost           NA          NA       1,121,256   2,303,060   2,365,243   2,429,104    2,494,690   2,562,046

Net Debt Service Rqmt.                  NA          NA       1,511,017   2,164,267   2,159,142   2,161,342    2,156,573   2,154,836
                                                             ---------   ---------   ---------   ---------    ---------   ---------
Total Annual Cost                       NA          NA       2,632,273   4,467,327   4,524,385   4,590,446    4,651,263   4,716,882
                Unit Cost per AF        NA          NA           1,097         931         943         956          969         983

MWD Subsidy (20 yr. @ 250/AF)           NA          NA         600,000   1,200,000   1,200,000   1,200,000    1,200,000   1,200,000
                Unit Cost per AF        NA          NA             250         250         250         250          250         250
                                     ---------   ---------   ---------   ---------   ---------   ---------    ---------   ---------
Net Annual Cost                         NA          NA       2,032,273   3,267,327   3,324,385   3,390,446    3,451,263   3,516,882
                Unit Cost per AF        NA          NA             847         681         693         706          719         733

UNIT COSTS
O & M Component                                                    134         138         142         146          149         153
Labor Component                                                     37          38          40          41           42          43
Replacement Component                                               69          71          73          74           76          79
Power                                                              227         233         239         245          252         259
                Unit Cost per AF                                   467         480         493         506          520         534
-----------------------------------------------------------------------------------------------------------------------------------
RATE COMPARISONS (PER AF)
Annual Cost                             NA          NA           1,097         931         943         956          969         983
MWD Subsidy Available                   NA          NA             250         250         250         250          250         250
Net Annual Cost                         NA          NA             847         681         693         706          719         733
Comparison Wholesale Rate                  431         443         455         467         479         492          506         519
-----------------------------------------------------------------------------------------------------------------------------------

                  FISCAL YEAR        2011       2012       2013       2014       2015       2016       2017       2018      2019
-----------------------------------------------------------------------------------------------------------------------------------
Water Quantity (AFY)                  4,800      4,800      4,800      4,800      4,800      4,800      4,800      4,800      4,800

ANNUAL COSTS
O & M Component                     756,639    777,069    798,050    819,597    841,726    864,453    887,793    911,763    936,381
Labor Component                     211,126    216,827    222,681    228,694    234,868    241,210    247,722    254,411    261,280
Replacement Component               387,230    397,685    408,423    419,450    430,775    442,406    454,351    466,619    479,217

         Annual Service Payment   1,354,996  1,391,581  1,429,154  1,467,741  1,507,370  1,548,069  1,589,867  1,632,793  1,676,878

Power Cost                        1,276,226  1,310,684  1,346,072  1,382,416  1,419,742  1,458,075  1,497,443  1,537,874  1,579,396
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Annual Operational Cost     2,631,222  2,702,265  2,775,226  2,850,157  2,927,111  3,006,143  3,087,309  3,170,666  3,256,274

Net Debt Service Rqmt.            2,155,867  2,154,536  2,150,842  2,149,029  2,148,801  2,150,483  2,148,939  2,144,170  2,143,479
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Annual Cost                 4,787,089  4,856,801  4,926,068  4,999,186  5,075,912  5,156,626  5,236,248  5,314,836  5,399,753
             Unit Cost per AF           997      1,012      1,026      1,041      1,057      1,074      1,091      1,107      1,125

MWD Subsidy (20 yr. @ 250/AF)     1,200,000  1,200,000  1,200,000  1,200,000  1,200,000  1,200,000  1,200,000  1,200,000  1,200,000
             Unit Cost per AF           250        250        250        250        250        250        250        250        250
                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Annual Cost                   3,587,089  3,656,801  3,726,068  3,799,186  3,875,912  3,956,626  4,036,248  4,114,836  4,199,753
             Unit Cost per AF           747        762        776        791        807        824        841        857        875

UNIT COSTS
O & M Component                         158        162        166        171        175        180        185        190        195
Labor Component                          44         45         46         48         49         50         52         53         54
Replacement Component                    81         83         85         87         90         92         95         97        100
Power                                   266        273        280        288        296        304        312        320        329
             Unit Cost per AF           548        563        578        594        610        626        643        661        678
-----------------------------------------------------------------------------------------------------------------------------------
RATE COMPARISONS (PER AF)
Annual Cost                             997      1,012      1,026      1,041      1,057      1,074      1,091      1,107      1,125
MWD Subsidy Available                   250        250        250        250        250        250        250        250        250
Net Annual Cost                         747        762        776        791        807        824        841        857        875
Comparison Wholesale Rate               533        548        563        578        593        609        626        643        660
-----------------------------------------------------------------------------------------------------------------------------------

     Notes:
     1. O&M Costs per Service Contract between CVWD and ECO Resources, Inc. dated September 3, 2002.
     2. Annual Cost Escalation based on 90% of assumed 3% CPI increase, or 0.27% per year.
     3. Costs for first two years (in italics) only used for escalation purposes, as first fiscal year of operation is 2005.
     4. Net Debt Service from DBC Finance run dated September 10, 2002.
     5. Power Costs based on Guaranteed Maximum Electricity Utilization (Appendix 10 of Service Contract) and $0.125 per Kwh in FY 2003 escalated per Note 2.
     6. ECO Contract expires after 20 years but extension is assumed using same operating cost parameters to end of bond term and beyond to determine water rate comparison to and beyond bond retirement.
     7. Assumed first FY of operation (2005) generates 2,400 AF and Total Annual Cost is equal to half of normal full-year Fixed O&M and Power Cost plus first six months of debt service not funded by capitalized interest.
     8. Since Met Subsidy runs out half way through 2025 (20 years), comparison rate is figured with $125/AF subsidy -vs- $250/AF and comparison is skewed.

PSOMAS                               Page 62                           12/6/2002
2SOU170100

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

                        PROJECT COST PROJECTION SCHEDULE
                        CAPISTRANO VALLEY WATER DISTRICT
                           PHASE 1 - DESALTER PROJECT
                                    4,800 AFY

                     FISCAL YEAR        2020       2021        2022         2023        2024        2025
----------------------------------------------------------------------------------------------------------
Water Quantity (AFY)                     4,800       4,800       4,800       4,800       4,800       4,800

ANNUAL COSTS
O & M Component                        961,663     987,628   1,014,294   1,041,680   1,069,805   1,098,690
Labor Component                        268,335     275,580     283,020     290,662     298,510     306,569
Replacement Component                  492,156     505,445     519,092     533,107     547,501     562,283

          Annual Service Payment     1,722,154   1,768,652   1,816,406   1,865,449   1,915,816   1,967,543

Power Cost                           1,622,040   1,665,835   1,710,812   1,757,004   1,804,443   1,853,163
                                     ---------   ---------   ---------   ---------   ---------   ---------
Total Annual Operational Cost        3,344,194   3,434,487   3,527,218   3,622,453   3,720,259   3,820,706

Net Debt Service Rqmt                2,141,855   2,141,854   2,138,355   2,141,104   2,134,979   2,086,684
                                     ---------   ---------   ---------   ---------   ---------   ---------
Total Annual Cost                    5,486,049   5,576,341   5,665,573   5,763,557   5,855,238   5,907,390
                Unit Cost per AF         1,143       1,162       1,180       1,201       1,220       1,231

MWD Subsidy (20 yr. @ 250/AF)        1,200,000   1,200,000   1,200,000   1,200,000   1,200,000     600,000
                Unit Cost per AF           250         250         250         250         250         250
                                     ---------   ---------   ---------   ---------   ---------   ---------
Net Annual Cost                      4,286,049   4,376,341   4,465,573   4,563,557   4,655,238   5,307,390
                Unit Cost per AF           893         912         930         951         970       1,106

UNIT COSTS
O & M Component                            200         206         211         217         223         229
Labor Component                             56          57          59          61          62          64
Replacement Component                      103         105         108         111         114         117
Power                                      338         347         356         366         376         386
                Unit Cost per AF           697         716         735         755         775         796
----------------------------------------------------------------------------------------------------------

RATE COMPARISONS (PER AF)
Annual Cost                              1,143       1,162       1,180       1,201       1,220       1,231
MWD Subsidy Available                      250         250         250         250         250         125
Net Annual Cost                            893         912         930         951         970       1,106
Comparison Wholesale Rate                  678         696         715         734         754         775
----------------------------------------------------------------------------------------------------------

                  FISCAL YEAR           2026        2027        2028        2029        2030        2031
----------------------------------------------------------------------------------------------------------
Water Quantity (AFY)                     4,800       4,800       4,800       4,800       4,800       4,800

ANNUAL COSTS
O & M Component                      1,128,355   1,158,820   1,190,108   1,222,241   1,255,242   1,289,133
Labor Component                        314,847     323,348     332,078     341,044     350,252     359,709
Replacement Component                  577,465     593,057     609,069     625,514     642,403     659,748

          Annual Service Payment     2,020,667   2,075,225   2,131,256   2,188,800   2,247,897   2,308,590

Power Cost                           1,903,199   1,954,585   2,007,359   2,061,558   2,117,220   2,174,385
                                     ---------   ---------   ---------   ---------   ---------   ---------
Total Annual Operational Cost        3,923,865   4,029,810   4,138,615   4,250,357   4,365,117   4,482,975

Net Debt Service Rqmt                  947,013     945,389     942,013     941,763     944,389     939,889
                                     ---------   ---------   ---------   ---------   ---------   ---------
Total Annual Cost                    4,870,878   4,975,199   5,080,628   5,192,120   5,309,506   5,422,864
                Unit Cost per AF         1,015       1,036       1,058       1,082       1,106       1,130

MWD Subsidy (20 yr. @ 250/AF)                0           0           0           0           0           0
                Unit Cost per AF             0           0           0           0           0           0
                                     ---------   ---------   ---------   ---------   ---------   ---------
Net Annual Cost                      4,870,878   4,975,199   5,080,628   5,192,120   5,309,506   5,422,864
                Unit Cost per AF         1,015       1,036       1,058       1,082       1,106       1,130

UNIT COSTS
O & M Component                            235         241         248         255         262         269
Labor Component                             66          67          69          71          73          75
Replacement Component                      120         124         127         130         134         137
Power                                      396         407         418         429         441         453
             Unit Cost per AF              817         840         862         885         909         934
---------------------------------------------------------------------------------------------------------

RATE COMPARISONS (PER AF)
Annual Cost                              1,015       1,036       1,058       1,082       1,106       1,130
MWD Subsidy Available                        0           0           0           0           0           0
Net Annual Cost                          1,015       1,036       1,058       1,082       1,106       1,130
Comparison Wholesale Rate                  795         817         839         862         885         909
---------------------------------------------------------------------------------------------------------

                  FISCAL YEAR          2032           2033           2034           2035           2036
----------------------------------------------------------------------------------------------------------
Water Quantity (AFY)                     4,800          4,800          4,800          4,800          4,800

ANNUAL COSTS
O & M Component                      1,323,940      1,359,686      1,396,398      1,434,101      1,472,821
Labor Component                        369,421        379,396        389,639        400,160        410,964
Replacement Component                  677,561        695,855        714,643        733,939        753,755

          Annual Service Payment     2,370,922      2,434,937      2,500,680      2,568,199      2,637,540

Power Cost                           2,233,093      2,293,387      2,355,308      2,418,901      2,484,212
                                     ---------      ---------      ---------      ---------      ---------
Total Annual Operational Cost        4,604,015      4,728,324      4,855,989      4,987,100      5,121,752

Net Debt Service Rqmt                  958,569        964,388        964,139       (117,399)             0
                                     ---------      ---------      ---------      ---------      ---------
Total Annual Cost                    5,562,584      5,692,712      5,820,128      4,869,701      5,121,752
             Unit Cost per AF            1,159          1,186          1,213          1,015          1,067

MWD Subsidy (20 yr. @ 250/AF)                0              0              0              0              0
             Unit Cost per AF                0              0              0              0              0
                                     ---------      ---------      ---------      ---------      ---------
Net Annual Cost                      5,562,584      5,692,712      5,820,128      4,869,701      5,121,752
             Unit Cost per AF            1,159          1,186          1,213          1,015          1,067

UNIT COSTS
O & M Component                            276            283            291            299            307
Labor Component                             77             79             81             83             86
Replacement Component                      141            145            149            153            157
Power                                      465            478            491            504            518
             Unit Cost per AF              959            985          1,012          1,039          1,067
---------------------------------------------------------------------------------------------------------

RATE COMPARISONS (PER AF)
Annual Cost                              1,159          1,186          1,213          1,015          1,067
MWD Subsidy Available                        0              0              0              0              0
Net Annual Cost                          1,159          1,186          1,213          1,015          1,067
Comparison Wholesale Rate                  933            958            984          1,011          1,038
---------------------------------------------------------------------------------------------------------

     Notes:
     1. O&M Costs per Service Contract between CVWD and ECO Resources, Inc. dated September 3, 2002.
     2.   Annual Cost Escalation based on 9
     3. Costs for first two years (in italics) only used for escalation purposes, as first fiscal year of operation is 2005.
     4.   Net Debt Service from DBC Finance run dated September 10, 2002.
     5. Power Costs based on Guaranteed Maximum Electricity Utilization (Appendix 10 of Service Contract) and $0.125 per Kwh in FY 2003 escalated per Note 2.
     6. ECO Contract expires after 20 years but extension is assumed using same operating cost parameters to end of bond term and beyond to determine water rate comparison to and beyond bond retirement.
     7. Assumed first FY of operation (2005) generates 2,400 AF and Total Annual Cost is equal to half of normal full-year Fixed O&M and Power Cost plus first six months of debt service not funded by capitalized interest.
     8. Since Met Subsidy runs out half way through 2025 (20 years), comparison rate is figured with $125/AF subsidy -vs- $250/AF and comparison is skewed.

PSOMAS                               Page 63                           12/6/2002
2SOU170100

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

                        PROJECT COST PROJECTION SCHEDULE
                        CAPISTRANO VALLEY WATER DISTRICT
                           PHASE 1 - DESALTER PROJECT
                                    5,231 AFY

                     FISCAL YEAR        2003       2004        2005         2006        2007        2008        2009        2010
----------------------------------------------------------------------------------------------------------------------------------
Water Quantity (AFY)                         0           0       2,400       5,231       5,231       5,231       5,231       5,231

ANNUAL COSTS
O & M Component                        611,400     627,908     644,861     662,273     680,154     698,518     717,378     736,747
Labor Component                        170,600     175,206     179,937     184,795     189,785     194,909     200,171     205,576
Replacement Component                  312,900     321,348     330,025     338,935     348,087     357,485     367,137     377,050
First Demand Adj. Element               65,081      66,838      68,643      70,496      72,400      74,354      76,362      78,424
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
          Annual Service Payment     1,159,981   1,191,300   1,154,823   1,256,499   1,290,425   1,325,266   1,361,048   1,397,797

Power Cost                           1,126,000   1,156,402   1,187,625   1,219,691   1,252,622   1,286,443   1,321,177   1,356,849
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total Annual Operational Cost           NA          NA       1,121,256   2,476,190   2,543,047   2,611,709   2,682,225   2,754,646

Net Debt Service Rqmt.                  NA          NA       1,511,017   2,164,267   2,159,142   2,161,342   2,156,573   2,154,836
                                                             ---------   ---------   ---------   ---------   ---------   ---------
Total Annual Cost                       NA          NA       2,632,273   4,640,457   4,702,189   4,773,051   4,838,798   4,909,482
               Unit Cost per AF         NA          NA           1,097         887         899         912         925         939

MWD Subsidy (20 yr @ 250/AF)            NA          NA         600,000   1,307,750   1,307,750   1,307,750   1,307,750   1,307,750
                Unit Cost per AF        NA          NA             250         250         250         250         250         250
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net Annual Cost                         NA          NA       2,032,273   3,332,707   3,394,439   3,465,301   3,531,048   3,601,732
                Unit Cost per AFY       NA          NA             847         637         649         662         675         689

UNIT COSTS
O & M Component                                                    134         127         130         134         137         141
Labor Component                                                     37          35          36          37          38          39
Replacement Component                                               69          65          67          68          70          72
First Demand Adj. Element                                            0          13          14          14          15          15
Power                                                              227         233         239         246         253         259
             Unit Cost per AF                                      468         473         486         499         513         527
----------------------------------------------------------------------------------------------------------------------------------
RATE COMPARISONS (AFY)
Annual Cost                             NA          NA           1,097         887         899         912         925         939
MWD Subsidy Available                   NA          NA             250         250         250         250         250         250
Net Annual Cost                         NA          NA             847         637         649         662         675         689
Comparison Wholesale Rate                  431         443         455         467         479         492         506         519
-----------------------------------------------------------------------------------------------------------------------------

                  FISCAL YEAR     2011        2012        2013       2014        2015      2016       2017       2018        2019
------------------------------------------------------------------------------------------------------------------------------------
Water Quantity (AFY)                5,231       5,231       5,231      5,231      5,231      5,231      5,231      5,231       5,231

ANNUAL COSTS
O & M Component                   756,639     777,069     798,050    819,597    841,726    864,453    887,793    911,763     936,381
Labor Component                   211,126     216,827     222,681    228,694    234,868    241,210    247,722    254,411     261,280
Replacement Component             387,230     397,685     408,423    419,450    430,775    442,406    454,351    466,619     479,217
First Demand Adj. Element          80,541      82,716      84,949     87,243     89,598     92,017     94,502     97,053      99,674
                                ---------   ---------   ---------   --------   --------  ---------  ---------  ---------   ---------
       Annual Service Payment   1,435,537   1,474,297   1,514,103  1,554,983  1,596,968  1,640,086  1,684,368  1,729,846   1,776,552

Power Cost                      1,393,484   1,431,108   1,469,748  1,509,431  1,550,186  1,592,041  1,635,026  1,679,171   1,724,509
                                ---------   ---------   ---------   --------   --------  ---------  ---------  ---------   ---------
Total Annual Operational Cost   2,829,021   2,905,405   2,983,850  3,064,414  3,147,154  3,232,127  3,319,394  3,409,018   3,501,061

Net Debt Service Rqmt.          2,155,867   2,154,536   2,150,842  2,149,029  2,148,801  2,150,483  2,148,939  2,144,170   2,143,479
                                ---------   ---------   ---------   --------   --------  ---------  ---------  ---------   ---------
Total Annual Cost               4,984,888   5,059,941   5,134,692  5,213,443  5,295,955  5,382,610  5,468,333  5,553,188   5,644,540
             Unit Cost per AF         953         967         982        997      1,012      1,029      1,045      1,062       1,079

MWD Subsidy (20 yr @ 250/AF)    1,307,750   1,307,750   1,307,750  1,307,750  1,307,750  1,307,750  1,307,750  1,307,750   1,307,750
             Unit Cost per AF         250         250         250        250        250        250        250        250         250
                                ---------   ---------   ---------   --------   --------  ---------  ---------  ---------   ---------
Net Annual Cost                 3,677,138   3,752,191   3,826,942  3,905,693  3,988,205  4,074,860  4,160,583  4,245,438   4,336,790
            Unit Cost per AFY         703         717         732        747        762        779        795        812         829

Unit Costs
O & M Component                       145         149         153        157        161        165        170        174         179
Labor Component                        40          41          43         44         45         46         47         49          50
Replacement Component                  74          76          78         80         82         85         87         89          92
First Demand Adj. Element              15          16          16         17         17         18         18         19          19
Power                                 266         274         281        289        296        304        313        321         330
             Unit Cost per AF         541         555         570        586        602        618        635        652         669
------------------------------------------------------------------------------------------------------------------------------------
RATE COMPARISONS (PER AFY)
Annual Cost                           953         967         982        997      1,012      1,029      1,045      1,062       1,079
MWD Subsidy Available                 250         250         250        250        250        250        250        250         250
Net Annual Cost                       703         717         732        747        762        779        795        812         829
Comparison Wholesale Rate             533         548         563        578        593        609        626        643         660
------------------------------------------------------------------------------------------------------------------------------------

     Notes:
     1. O&M Costs per Service Contract between CVWD and ECO Resources, Inc. dated September 3, 2002.
     2. Annual Cost Escalation based on 90% of assumed 3% CPI increase, or 0.27% per year.
     3. Costs for first two years (in italics) only used for escalation purposes, as first fiscal year of operation is 2005.
     4. Net Debt Service from DBC Finance run dated September 10, 2002.
     5. Power Costs based on Guaranteed Maximum Electricity Utilization (Appendix 10 of Service Contract) and $0.125 per Kwh in FY 2003 escalated per Note 2.
     6. ECO Contract expires after 20 years but extension is assumed using same operating cost parameters to end of bond term and beyond to determine water rate comparison to and beyond bond retirement.
     7. Assumed first FY of operation (2005) generates 2,400 AF and Total Annual Cost is equal to half of normal full-year Fixed O&M and Power Cost plus first six months of debt service not funded by capitalized interest.
     8. Since Met Subsidy runs out half way through 2025 (20 years), comparison rate is figured with $125/AF subsidy -vs- $250/AF and comparison is skewed.

PSOMAS                               Page 64                           12/6/2002
2SOU170100

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

                        PROJECT COST PROJECTION SCHEDULE
                        CAPISTRANO VALLEY WATER DISTRICT
                           PHASE 1 - DESALTER PROJECT
                                    5,231 AFY

                  FISCAL YEAR     2020        2021        2022        2023       2024       2025       2026       2027
------------------------------------------------------------------------------------------------------------------------
Water Quantity (AFY)                5,231       5,231       5,231      5,231      5,231      5,231      5,231      5,231

ANNUAL COSTS
O & M Component                   961,663     987,628   1,014,294  1,041,680  1,069,805  1,098,690  1,128,355  1,158,820
Labor Component                   268,335     275,580     283,020    290,662    298,510    306,569    314,847    323,348
Replacement Component             492,156     505,445     519,092    533,107    547,501    562,283    577,465    593,057
First Demand Adj. Element         102,365     105,129     107,967    110,883    113,876    116,951    120,109    123,352
                                ---------   ---------   ---------  ---------  ---------  ---------  ---------  ---------
       Annual Service Payment   1,824,519   1,873,781   1,924,373  1,976,331  2,029,692  2,084,494  2,140,775  2,198,576

Power Cost                      1,771,071   1,818,890   1,868,000  1,918,436  1,970,234  2,023,430  2,078,062  2,134,170
                                ---------   ---------   ---------  ---------  ---------  ---------  ---------  ---------
Total Annual Operational Cost   3,595,590   3,692,671   3,792,373  3,894,767  3,999,926  4,107,924  4,218,838  4,332,746

Net Debt Service Rqmt.          2,141,855   2,141,854   2,138,355  2,141,104  2,134,979  2,086,684    947,013    945,389
                                ---------   ---------   ---------  ---------  ---------  ---------  ---------  ---------
Total Annual Cost               5,737,445   5,834,525   5,930,728  6,035,871  6,134,905  6,194,608  5,165,851  5,278,135
             Unit Cost per AF       1,097       1,115       1,134      1,154      1,173      1,184        988      1,009

MWD Subsidy (20 yr @ 250/AF)    1,307,750   1,307,750   1,307,750  1,307,750  1,307,750    653,875          0          0
             Unit Cost per AF         250         250         250        250        250        250          0          0
                                ---------   ---------   ---------  ---------  ---------  ---------  ---------  ---------
Net Annual Cost                 4,429,695   4,526,775   4,622,978  4,728,121  4,827,155  5,540,733  5,165,851  5,278,135
            Unit Cost per AFY         847         865         884        904        923      1,059        988      1,009

UNIT COSTS
O & M Component                       184         189         194        199        205        210        216        222
Labor Component                        51          53          54         56         57         59         60         62
Replacement Component                  94          97          99        102        105        107        110        113
First Demand Adj. Element              20          20          21         21         22         22         23         24
Power                                 339         348         357        367        377        387        397        408
             Unit Cost per AF         687         706         725        745        765        785        807        828
------------------------------------------------------------------------------------------------------------------------
RATE COMPARISONS (AFY)
Annual Cost                         1,097       1,115       1,134      1,154      1,173      1,184        988      1,009
MWD Subsidy Available                 250         250         250        250        250        125          0          0
Net Annual Cost                       847         865         884        904        923      1,059        988      1,009
Comparison Wholesale Rate             678         696         715        734        754        775        795        817
------------------------------------------------------------------------------------------------------------------------

                  FISCAL YEAR     2028        2029        2030        2031       2032       2033       2034       2035       2036
------------------------------------------------------------------------------------------------------------------------------------
Water Quantity (AFY)                5,231       5,231       5,231      5,231      5,231      5,231      5,231      5,231       5,231

ANNUAL COSTS
O & M Component                 1,190,108   1,222,241   1,255,242  1,289,133  1,323,940  1,359,686  1,396,398  1,434,101   1,472,821
Labor Component                   332,078     341,044     350,252    359,709    369,421    379,396    389,639    400,160     410,964
Replacement Component             609,069     625,514     642,403    659,748    677,561    695,855    714,643    733,939     753,755
First Demand Adj. Element         126,682     130,103     133,615    137,223    140,928    144,733    148,641    152,654     156,776
                                ---------   ---------   ---------  ---------  ---------  ---------  ---------  ---------   ---------
       Annual Service Payment   2,257,938   2,318,902   2,381,512  2,445,813  2,511,850  2,579,670  2,649,321  2,720,853   2,794,316

Power Cost                      2,191,793   2,250,971   2,311,747  2,374,165  2,438,267  2,504,100  2,571,711  2,641,147   2,712,458
                                ---------   ---------   ---------  ---------  ---------  ---------  ---------  ---------   ---------
Total Annual Operational Cost   4,449,730   4,569,873   4,693,260  4,819,978  4,950,117  5,083,770  5,221,032  5,362,000   5,506,774

Net Debt Service Rqmt.            942,013     941,763     944,389    939,889    958,569    964,388    964,139   (117,399)          0
                                ---------   ---------   ---------  ---------  ---------  ---------  ---------  ---------   ---------
Total Annual Cost               5,391,743   5,511,636   5,637,649  5,759,867  5,908,686  6,048,158  6,185,171  5,244,601   5,506,774
             Unit Cost per AF       1,031       1,054       1,078      1,101      1,130      1,156      1,182      1,003       1,053

MWD Subsidy (20 yr @ 250/AF)            0           0           0          0          0          0          0          0           0
             Unit Cost per AF           0           0           0          0          0          0          0          0           0
                                ---------   ---------   ---------  ---------  ---------  ---------  ---------  ---------   ---------
Net Annual Cost                 5,391,743   5,511,636   5,637,649  5,759,867  5,908,686  6,048,158  6,185,171  5,244,601   5,506,774
             Unit Cost per AF       1,031       1,054       1,078      1,101      1,130      1,156      1,182      1,003       1,053

UNIT COSTS
O & M Component                       228         234         240        246        253        260        267        274         282
Labor Component                        63          65          67         69         71         73         74         76          79
Replacement Component                 116         120         123        126        130        133        137        140         144
First Demand Adj. Element              24          25          26         26         27         28         28         29          30
Power                                 419         430         442        454        466        479        492        505         519
            Unit Cost per AFY         851         874         897        921        946        972        998      1,025       1,053
------------------------------------------------------------------------------------------------------------------------------------
RATE COMPARISONS (AFY)
Annual Cost                         1,031       1,054       1,078      1,101      1,130      1,156      1,182      1,003       1,053
MWD Subsidy Available                   0           0           0          0          0          0          0          0           0
Net Annual Cost                     1,031       1,054       1,078      1,101      1,130      1,156      1,182      1,003       1,053
Comparison Wholesale Rate             839         862         885        909        933        958        984      1,011       1,038
------------------------------------------------------------------------------------------------------------------------------------

     Notes:
     1. O&M Costs per Service Contract between CVWD and ECO Resources, Inc. dated September 3, 2002.
     2. Annual Cost Escalation based on 9.
     3. Costs for first two years (in italics) only used for escalation purposes, as first fiscal year of operation is 2005.
     4. Net Debt Service from DBC Finance run dated September 10, 2002.
     5. Power Costs based on Guaranteed Maximum Electricity Utilization (Appendix 10 of Service Contract) and $0.125 per Kwh in FY 2003 escalated per Note 2.
     6. ECO Contract expires after 20 years but extension is assumed using same operating cost parameters to end of bond term and beyond to determine water rate comparison to and beyond bond retirement.
     7. Assumed first FY of operation (2005) generates 2,400 AF and Total Annual Cost is equal to half of normal full-year Fixed O&M and Power Cost plus first six months of debt service not funded by capitalized interest.
     8. Since Met Subsidy runs out half way through 2025 (20 years), comparison rate is figured with $125/AF subsidy -vs- $250/AF and comparison is skewed.

PSOMAS                               Page 65                           12/6/2002
2SOU170100

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

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

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

IX.   ASSUMPTIONS AND CONSIDERATIONS USED

      9.1   ASSUMPTIONS

      This report has been prepared with written and verbal information received from the ECO Team and the District. A complete review of the executed Project Agreements is the basis for the Report. Also reviewed was the unexecuted Construction Agreement between ECO and ARB and the unexecuted Osmonics purchase order and clarification letter. This written information was modified during conversations with Boyle Engineering who provided the revised Conceptual Design Drawings, dated March 11, 2002, for review of the Project. Additional information, which provided the basis for evaluation of the design, construction operations and maintenance costs, was received from ECO, the District, ARB, Osmonics and Boyle Engineering in April, June, July, September, October and December 2002 and incorporated in this report. A copy of the executed Service Contract was furnished to PSOMAS in September 2002 and incorporated into the Report.

      An investigation was made to determine the capabilities of ARB as to their construction and financial capabilities as well as their reputation. This investigation included contacting the California Contractors State License Board, interviewing ARB over the phone, and verifying ARB's bonding capabilities and rating with the bonding company.

      The observations contained in this report were gained through utilizing the above information, interpreting this information and arriving at the conclusions, recommendations and evaluating the feasibility according to Standard and Poor's Rating Group criteria, dated September 1997. In providing this opinion of probable design, construction and operation feasibility, it is understood that PSOMAS does not have control over costs of labor, equipment, materials or the construction schedule and the operations of the Project. The opinion as to the feasibility of the Project contained herein is based on PSOMAS' qualifications and experience. Actual estimates and costs may vary due to many circumstances, but not limited to, changes in availability, cost of materials, variation in feed water quality, methods and/or timing of construction and operations and inflation. PSOMAS has made certain assumptions with respect to conditions, which may occur in the future. While these assumptions appear to be reasonable for the purpose of this report, they are dependent upon future events that may differ from those assumed.

      In addition, certain information used and relied upon herein was provided by sources believed to be reliable. It is believed that the use of such information and sources is reasonable for the purpose of this report; however, some assumptions may vary significantly due to unanticipated events and circumstances. This report summarizes the information available and analysis through the date of the executed Service Contract, thus changed conditions occurring after the date of this report could affect the material presented.

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2SOU170100

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

This page left intentionally blank

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

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

X.    CONCLUSIONS

      10.1  CONCLUSIONS

      Based upon the analysis and the conclusions presented in the Report, PSOMAS is of the opinion that:

      1. All of the Project Participants have the relevant experience and financial capability to successfully complete the design, construction and operation of the Project within the parameters of the Service Contract.

      2. The brackish groundwater treatment process proposed for this Project will produce the quality and quantity of water required by the Service Contract.

      3. The site on which the RO Facility is to be located is adequate in size and location and from an infrastructure and geotechnical perspective is adequate for construction and operation of the RO Facility. The sites for the wells do not meet the new requirements that CADHS is enforcing, but these new requirements should not significantly increase the capital and operating costs of the Project.

      4. There is sufficient unappropriated water within the San Juan Basin to provide an adequate source of Raw Water for the Project for the Operation Period of the Service Contract and beyond for the full term of the Bonds.

      5. The environmental site assessments have been accomplished in a manner consistent with industry standards, using appropriate industry protocols. The adopted Mitigated Negative Declaration for the Project does not impose any conditions that are not common to normal construction activities and should not cause any significant delay or increased cost to the Project.

      6. Based upon the Service Contract parameters, the preliminary design, and the proposed equipment list, the Project will operate and provide Finished Water within the Service Contract parameters for the Operation Period of the Service Contract and beyond for the full term of the Bonds.

      7. The construction of the Project is similar to other projects constructed by ARB and the construction of the Project can be accomplished within the scope of the Service Contract, by the Scheduled Acceptance Date and within the Fixed Design/Build Price included in the Service Contract.

      8. The Acceptance Test is sufficient to predict that the Project will perform reliably for the Operation Period of the Service Contract and beyond for the full term of the Bonds. This opinion is based upon the assumption that the required preventative and scheduled maintenance is performed in accordance with industry standards.

PSOMAS                               Page 69                           12/6/2002
2SOU170100

INDEPENDENT ENGINEER'S REPORT
CAPISTRANO VALLEY WATER DISTRICT PHASE 1 DESALTER PROJECT

      9. The operation and maintenance requirements of the Project, under the Service Contract are adequate for the full term of the Bonds. The operating costs included in the Service Contract are reasonable, and the variable replacement cost for membranes will not have a significant cost impact to the annual operating costs. The only other variables are labor and chemicals and experience indicates that any variation in these costs should be minor.

      10. All of the required permits and easements to begin construction were obtained prior to the commencement of construction, which occurred on November 25, 2002. The remainder of the permits and easements to complete construction will be acquired on a sequential basis prior to the construction of the various components of the Project. These outstanding permits and easements are identified and expected to be obtained in time to prevent any delay to construction of the Project. The operating permits required to comply with the Finished Water date of December 4, 2004, are identified and scheduled to be obtained in sufficient time to support the completion of the Project. Based upon a review of the preliminary construction schedule for the Project, there is sufficient time to obtain these permits prior to the December 4, 2004 MWD Finished Water date.

      11. The safety plan is adequate and is in compliance with industry requirements and CAL-OSHA.

      12. The security plan is adequate and is in compliance with all regulatory agencies on the local and state level.

      13. Based upon a review of the Project Agreements, the terms of the Project Agreements will allow the DB/Operator to meet its obligations under the Service Contract.

      14. The preliminary construction schedule is reasonable and includes sufficient contingency in the activity durations in order to complete the Project within the parameters of the MWD Agreement and the Service Contract.

      15. The Project can be constructed for the Fixed Design/Build Price included in the Service Contract and the construction milestone payment schedule is reasonable.

      16. The Operations Cost included in the Service Contract is sufficient to operate and maintain the Project for the Operation Period of the Service Contract.

PSOMAS                               Page 70                           12/6/2002
2SOU170100

                                   APPENDIX H
                  SPECIMEN FINANCIAL GUARANTY INSURANCE POLICY

                                       H-l

(This Page Intentionally Left Blank)

[LETTER HEAD OF AMBAC]

FINANCIAL QUARANTY INSURANCE POLICY

Obligor:                                        Policy Number:

Obligations:                                    Premium:

Ambac Assurance Corporation (Ambac), a Wisconsin stock insurance corporation, in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees to pay to The Bank of New York, as trustee, or its successor (the "Insurance Trustee"), for the benefit of the Holders, that portion of the principal of and interest on the above-described obligations (the "Obligations") which shall become Due for Payment but shall be unpaid by reason of Nonpayment by the Obligator.

Ambac will make such payments to the Insurance Trustee within one (1) business day following written notification to Ambac of Nonpayment. Upon a Holder's presentation and surrender to the Insurance Trustee of such unpaid Obligations or related coupons, uncanceled and in bearer form and free of any adverse claim, the Insurance Trustee will disburse to the Holder the amount of principal and interest which is then Due for Payment but is unpaid. Upon such disbursement, Ambac shall become the owner of the surrendered Obligations and/or coupons and shall be fully subrogated to all of the Holder's rights to payment, thereon.

In cases where the Obligations are issued in registered form, the Insurance Trustee shall disburse principal to a Holder only upon presentation and surrender to the Insurance Trustee of the unpaid Obligation, uncanceled and free of any adverse claim, together with an instrument of assignment, in form satisfactory to Ambac and the Insurance Trustee duly executed by the Holder or such Holder's duly authorized representative, so as to permit ownership of such Obligation to be registered in the name of Ambac or its nominee. The Insurance Trustee shall disburse interest to a Holder of a registered Obligation only upon presentation to the Insurance Trustee of proof that the claimant is the person entitled to the payment of interest on the Obligtion and delivery to the Insurance Trustee of an instrument of assignment, in form satisfactory to Ambac and the Insurance Trustee, duly executed by the Holder or such Holder's duly authorized representative, transferring to Ambac all rights under such Obligation to receive the interest in respect of which the insurance disbursement was made . Ambac shall be subrogated to all of the Holders' rights to paypment on registered Obligations to the extent of any insurance disbursements so made.

In the event that a trustee or paying agent for the Obligations has notice that any payment of principal of or interest on an Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Obligor has been deemed a preferential transfer and theretofore recovered from the Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from Ambac to the extent of such recovery if sufficient Funds are not otherwise available.

As used herein, the term "Holder" means any person other than (i) the Obligor or
(ii) any person whose obligations constitute the underlying security or source of payment for the Obligations who, at the time of Nonpayment, is the owner of an Obligation or of a coupon relating to an Obligation. As used herein, "Due for Payment", when referring to the principal of Obligations, is when the scheduled maturity date or mandatory redemption date for the application of a required sinking fund installment has been reached and does not refer to any earlier date on which payment is due by reason of call for redemption (other than by application of required sinking fund installments), acceleration or other advancement of maturity; and, when referring to interest on the Obligations, is when the scheduled date for payment of interest has been reached. As used herein, "Nonpayment" means the failure of the Obligor to have provided sufficient funds to the trustee or paying agent for payment in full of all principal of and interest on the Obligations which are Due for Payment.

This Polfcy is noncancelable. The premium on this Policy is not refundable for any reason, including payment of the Obligations prior to maturity. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment.

In witness whereof, Ambac has caused this Policy to be affixed with a facsimile of its corporate seal and to be signed by its duly authorized officers in facsimile ro become effective as its original seal and signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.

/s/ [ILLEGIBLE]      [SEAL OF AMBAC ASSURANCE CORPORATION]       /S/ [ILLEGIBLE]
President                                                           Secretary

Effective Date:                                        Authorized Representative

THE BANK OF NEW YORK acknowledges that it has agreed to perform the duties ofInsurance
Trustee under this Policy

Form No.: 2B-0012(1/01)                              /s/ [ILLEGIBLE]
                                         Authorized Officer of Insurance Trustee

[LETTER HEAD OF AMBAC]

Endorsement

Policy for:                          Attached to and forming part of Policy No.:

                                     Effective Date of Endorsemen

In the event that Ambac Assurance Corporation were to become insolvent, any claims arising under the Policy would be excluded from coverage by the California Insurance Guaranty Association, established pursuant to the laws of the State of California.

Nothing herein contained shall be held to vary, after, waive or extend any of the terms, conditions provisions, agreements or limitations of the above mentioned Policy other than as above stated.

In Witness Whereof, Ambac has caused this Endorsement to be affixed with a facsimile of its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding upon Ambac by virtue of the countersignature of its duly authorized representative.

                           Ambac Assurance Corporation

President          [SEAL OF AMBAC ASSURANCE CORPORATION]        Secretary

Form No.: 2B-0015(7/97)                                Authorized Representative

                                   APPENDIX I

         GENERAL INFORMATION CONCERNING THE CITY OF SAN JUAN CAPISTRANO

      The following information concerning the City of San Juan Capistrano (the "City") and surrounding areas is provided as supplementary information only, and it should not be inferred from the inclusion of this information in this Official Statement that the principal of or interest on the Bonds is payable from any funds, taxes or other revenues of the City. The Bonds are payable from the Revenues of the Water District and other security described herein. See "SOURCES OF PAYMENT AND SECURITY FOR THE BONDS" herein.

LOCATION

      The City encompasses 17.4 square miles and is located at the southern end of the County. It is approximately 55.3 miles southeast of downtown Los Angeles and 24.7 miles south of Santa Ana, the county seat. Neighboring communities include the cities of Dana Point, Laguna Niguel, Mission Viejo and San Clemente.

GOVERNMENT

      The City is a general law city and was incorporated in 1928. The City has a Council-Manager form of municipal government. The City Council appoints the City Manager who is responsible for the day-to-day administration of city business and the coordination of all city departments. The City Council is composed of five members elected bi-annually at large to four-year alternating terms. The Mayor is selected by the City Council from among its members. Under the 2002-03 fiscal year budget, the City employed a staff of approximately 68 classified employees and 16 exempt employees, including 25 full-time positions which cover the operations of the Water District.

COMMUNITY SERVICES AND FACILITIES

      The City provides a full range of municipal services, including street maintenance, public improvements, recreation, golf, water, sewer, storm drainage, planning and general administrative services. The City contracts with the Orange County Sheriffs Department to provide on-site and localized police services. The Orange County Fire Authority provides fire prevention/suppression and emergency services to the City.

TRANSPORTATION

      The City is within minutes of the San Diego Freeway (Interstate 5), the San Joaquin Hills Transportation Corridor (State Route 73) and the Ortega Highway (State Route 74).

      Air cargo and passenger flight services are provided at the John Wayne Airport, 21.1 miles northwest of the City, Ontario International Airport, 55.4 miles northeast of the City, Los Angeles International Airport, 59.2 miles northwest of the City, and Long Beach Municipal Airport, 39.6 miles northwest of the City.

      Commercial and passenger rail services are provided by Union Pacific, Southern Pacific, Atchison, Topeka and Santa Fe Railway Co., and Amtrak lines. Trucking services are provided through numerous common and contract carriers.

UTILITIES

      Additionally, other utility services are provided to City residents and business by: San Diego Gas & Electric (electric), Southern California Gas Company (gas), Pacific Bell (telephone) and Cox Communications (cable television).

POPULATION

      The historic population of the City, the County of Orange (the "County") and the State of California (the "State") is shown below.

      CITY OF SAN JUAN CAPISTRANO, COUNTY OF ORANGE AND STATE OF CALIFORNIA
                              POPULATION ESTIMATES

   Year    City of San Juan Capistrano   County of Orange   State of California
 -------- ----------------------------- ------------------ ---------------------
   1998                31,212              2,744,549           33,225,655
   1999                32,253              2,788,767           33,765,185
   2000                32,495              2,828,351           34,336,091
   2001                34,100              2,910,000           34,758,000
   2002                34,708              2,939,547           35,037,000

----------
Note: Years 1998 and 1999 population estimates were calculated with 1990 U.S. Census data and Years 2000 and 2001 population estimates were calculated with 2000 U.S. Census data.
Source: California State Department of Finance, Historical City/County Population Estimates 1997-2000, with 1990 Census Counts and E-5 City County Population and Housing Estimates, 2000, 2001 and 2002.

EMPLOYMENT

      The following table shows industry employment figures for the Orange County Primary Metropolitan Statistical Area ("PMSA"), which includes the City for calendar years 1996 through 2001. These figures are county-wide statistics and may not necessarily accurately reflect employment trends in the City.

                           ORANGE COUNTY PRIMARY PMSA
                     ANNUAL AVERAGE INDUSTRY EMPLOYMENT/(1)/

Industry                              1997             1998             1999             2000             2001
 ------------------------          ---------        ---------        ---------        ---------        ---------
Agriculture                            6,900            6,600            7,000            7,600            7,100
Mining                                   900              900              700              600              600
Construction                          58,100           65,500           73,800           77,600           80,400
Manufacturing                        222,400          231,700          229,400          230,500          225,200
Transportation & Public               44,400           46,300           48,600           50,900           52,300
Utilities
Wholesale Trade                       93,800           98,300           99,900          100,200          101,800
Retail Trade                         216,000          224,200          231,600          239,500          247,200
Finance, Insurance & Real             92,900          100,400          104,200          105,800          111,800
Estate
Services                             372,700          395,600          415,900          437,100          448,300
Government                           132,700          136,400           141,10          146,600          150,900

Total, All Industries              1,240,800        1,305,800        1,352,100        1,396,500        1,425,400

----------
Note: The "Total, All Industries" data is not directly comparable to the employment data found herein.
/(1)/ Employment is reported by place of work; it does not include persons involved in labor-management disputes. Figures are rounded to the nearest hundred. Columns may not add to totals due to rounding.
Source: State of California, Employment Development Department, Orange PMSA Annual Average Labor Force and Industry Employment, March 2001 Benchmark.

      The following summarizes the civilian labor force, civilian employment and civilian employment figures over the period from 1996 through 2001 in the City, the County and the State.

       CITY OF SAN JUAN CAPISTRANO, COUNTY OF ORANGE, STATE OF CALIFORNIA
           AND UNITED STATES LABOR FORCE, EMPLOYMENT AND UNEMPLOYMENT
                                 YEARLY AVERAGE

                                     Civilian Labor       Civilian           Civilian          Civilian Unemployment
          Year and Area                  Force         Employment/(1)/   Unemployment/(2)/           Rate/(3)/
--------------------------------     --------------    ---------------   -----------------     ---------------------
1997
             San Juan Capistrano             14,150             13,800                 350                       2.5%
             Orange County                1,385,100          1,339,900              45,200                       3.3%
             California                  15,947,200         14,942,500           1,004,700                       6.3%
             United States/(4)/         136,297,000        129,558,000           6,739,000                       4.9%
1998
             San Juan Capistrano             14,670             14,350                 320                       2.2%
             Orange County                1,435,100          1,393,700              41,400                       2.9%
             California                  16,336,500         15,367,500             969,000                       5.9%
             United States/(4)/         137,673,400        131,463,000           6,210,000                       4.5%
1999
             San Juan Capistrano             15,050             14,750                 300                       2.0%
             Orange County                1,471,700          1,432,700              39,000                       2.6%
             California                  16,596,500         15,731,700             864,800                       5.2%
             United States/(4)/         139,368,000        135,208,000           5,655,000                       4.2%
2000
             San Juan Capistrano             15,460             15,160                 300                       1.9%
             Orange County                1,511,000          1,472,700              38,300                       2.5%
             California                  17,090,800         16,245,600             845,200                       4.9%
             United States/(5)/         140,863,000        135,208,000           5,655,000                       4.0%
2001
             San Juan Capistrano             15,710             15,350                 360                       2.3%
             Orange County                1,537,100          1,490,800              46,300                       3.0%
             California                  17,362,300         16,435,200             927,100                       5.3%
             United States/(5)/         141,815,000        135,073,000           6,742,000                       4.8%

----------
/(1)/     Includes persons involved in labor-management trade disputes.
/(2)/     Includes all persons without jobs who are actively seeking work.
/(3)/ The unemployment rate is computed from unrounded data; therefore, it may differ from rates computed from rounded figures in this table.
/(4)/     Not strictly comparable with data for prior years.
/(5)/ Beginning in January 2000, data are not strictly comparable with data for 1999 and earlier years because of the revisions in the population controls used in the household survey.
Source: California Employment Development Department, based on March 2001 benchmark and U.S. Department of Labor, Bureau of Labor Statistics.

      The principal employers within the City and the number of employees are shown in the table below.

                                CITY OF SAN JUAN CAPISTRANO
                                   PRINCIPAL EMPLOYERS

                               Company                       Employees
                ----------------------------------           ---------
                Capistrano Unified School District                 854/(1)/
                Fluidmaster Inc.                                   593
                Endevco                                            370
                Nichols Institute                                  228
                Costco                                             150
                St. Margarets School                               150
                Brown Bag Sandwich Co.                             150
                Capistrano Ford                                    124
                Marbella Country Club                              130
                Barwick Automotive                                 105

----------
/(1)/     Approximate.
Source:   City of San Juan Capistrano, Business Licenses.

CONSTRUCTION ACTIVITY

          The following table summarizes the construction activity in the City from fiscal years 1991-92 through 2001-02.

                           CITY OF SAN JUAN CAPISTRANO
                              CONSTRUCTION ACTIVITY
                             1991-92 THROUGH 2001-02

             Commercial Industrial
                 Construction           Residential Construction    Other Additions, Pool, etc.       Total Construction
           -------------------------    ------------------------    ---------------------------    ------------------------
Fiscal      No. of                      No. of                      No. of                         No. of
 Year       Permits         Value       Permits         Value       Permits            Value       Permits         Value
-------    ----------     ----------    -------       ----------    -------          ----------    -------       ----------
1991-92            20      1,175,200         23       10,780,190        971          11,163,734      1,014       23,119,124
1992-93            --             --        109       25,029,624      1,100           9,714,771      1,209       34,744,395
1993-94            --             --        132       27,549,466      1,608           7,359,554      1,740       34,909,020
1994-95             8      5,412,942         54       12,129,332      1,773           7,123,740      1,835       24,660,014
1995-96             4      2,963,073        301       44,366,564      2,000           7,953,877      2,305       55,283,514
1996-97             6      6,011,129        242       72,774,016      2,273          11,232,244      2,521       90,017,389
1997-98             8     12,526,482        225       64,614,579      3,058          13,827,688      3,291       90,968,749
1998-99             5      9,196,957         43       19,540,542      2,503          17,261,728      2,551       45,999,227
1999-00            21     16,330,908         68       23,814,142      2,281          24,541,816      2,370       64,686,866
2000-01            18     17,940,896         80       21,014,262      2,821          15,160,060      2,919       54,115,218
2001-02            17     15,535,452         84       21,317,874      2,688          13,503,079      2,789       50,356,405

----------
  Source:   City of San Juan Capistrano.

RETAIL SALES TAX

      The table below shows retail sales in the City for 1997 through 2001.

                           CITY OF SAN JUAN CAPISTRANO
                           TAXABLE RETAIL SALES DATA
                                 (000'S OMITTED)
                                1997 THROUGH 2001

                                            1997         1998         1999         2000       2001/(1)/
                                         ----------   ----------   ----------   ----------   ----------
Apparel Stores                           $   14,507   $   12,969   $   11,252   $   11,500   $    8,178
General Merchandise Stores                   54,745       62,171       70,192       75,976       47,736
Food Stores                                  12,944       12,843       13,566       13,823        9,755
Eating and Drinking Places                   30,872       32,426       35,575       36,576       28,164
Home Furnishings and Appliances               4,204        4,080        5,795        7,224        6,812
Building Materials and Farm Implements       20,593       24,031       26,247       30,684       23,912
Auto Dealers and Auto Supplies              112,136      146,626      174,507      197,865      167,235
Service Stations                             20,019       18,611       20,792       23,393       18,201
Other Retail Stores                          33,220       33,284       36,192       39,225       37,341
Total Retail Outlets                     $  330,240   $  347,041   $  394,118   $  436,266      350,334

All Other Outlets                            61,077       87,165      112,624      111,743       72,010
Total All Outlets                        $  364,317   $  434,206   $  506,742   $  405,577   $  419,334

----------
(1)       First three quarters of data through September 30, 2001.
Source:   California State Board of Equalization.

          The table below shows sales tax revenues for the City for the last five years.

                           CITY OF SAN JUAN CAPISTRANO
                               SALES TAX REVENUES
                           FOR THE FISCAL YEARS ENDED
                       JUNE 30, 1998 THROUGH JUNE 30, 2002

            Fiscal Year                         Sales Tax Revenues
            -----------                         ------------------
               1998                               $ 4,540,151
               1999                                 5,270,098
               2000                                 6,002,209
               2001                                 6,050,832
               2002                                 6,731,799

----------
Source:   City of San Juan Capistrano.

EFFECTIVE BUYING INCOME

      "Effective Buying Income" is defined as personal income less personal tax and nontax payments, a number often referred to as "disposable" or "after-tax" income. Personal income is the aggregate of wages and salaries, other than labor-related income (such as employer contributions to private pension funds), proprietor's income, rental income (which includes imputed rental income of owner-occupants of non-farm dwellings), dividends paid by corporations, interest income from all sources and transfer payments (such as pensions and welfare assistance). Deducted from this total are personal taxes (federal, state and local, nontax payments, fines, fees, penalties, etc.) and personal contributions to social insurance. According to U.S. government definitions, the resultant figure is commonly known as "disposable personal income."

      The following table summarizes the Effective Buying Income for the County and the State for the period 1997 through 2001.

                    COUNTY OF ORANGE AND STATE OF CALIFORNIA
                          EFFECTIVE BUYING INCOME/(1)/

                                                                Median
                            Total            Per Capita       Household        Percent of
                       Effective Buying      Effective        Effective        Households
                          Income/(2)/      Buying Income    Buying Income     over $50,000
                       ----------------    -------------    -------------     ------------
1997
Orange County          $     48,027,189    $      17,767    $      42,715             40.3%
California                  524,439,600           15,797           36,483             33.5%

1998
Orange County          $     50,605,637    $      18,290    $      45,176             43.4%
California                  551,999,317           16,299           37,091             34.6%

1999
Orange County          $     55,179,528    $      19,614    $      48,773             48.7%
California                  590,376,663           17,245           39,492             38.3%

2000
Orange County          $     62,330,828    $      21,650    $      55,262             55.1%
California                  652,190,282           19,081           44,464             44.3%

2001
Orange County          $     62,568,674    $      21,329    $      53,277             53.6%
California                  650,521,407           18,652           43,532             41.9%

----------
/(1)/     Not comparable with prior years. Effective Buying Income is now based on money income (which does not take into account sale of property, taxes and social security paid, receipt of food stamps, etc.) versus personal income.
/(2)/     Dollars in thousands.
Source:   "Survey of Buying Power," Sales & Marketing Management Magazine, dated
1998, 1999, 2000, 2001 and 2002.

PROPERTY TAX REVENUES

      The total assessed valuation of the property within the City for the fiscal year 2000-01 was $3,304,879,224.

      The City receives funds annually from the State based upon a percentage of property taxes collected within the County computed on the City's respective assessed valuation, and a statutory system of annual appropriations. The table below presents the assessed valuation of property within the City for the past five fiscal years.

                           CITY OF SAN JUAN CAPISTRANO
                               ASSESSED VALUATIONS

                                                                 Total Before           Rdv.          Total After
  Year      Local Secured        Utility        Unsecured       Rdv. Increment       Increment       Rdv.Increment
-------   ---------------      -----------    ------------     ---------------    -------------     ----------------
1996-97   $ 2,296,959,931      $ 2,211,204    $ 80,270,800     $ 2,379,441,935    $ 212,192,178     $  2,167,249,757
1997-98     2,351,160,574        2,324,688     129,852,260       2,483,337,522      214,171,599        2,269,165,923
1998-99     2,609,193,397        2,830,043     101,826,323       2,713,849,763      242,272,325        2,471,577,438
1999-00     2,916,901,599        2,990,383     116,406,815       3,036,298,797      305,562,109        2,730,736,688
2000-01     3,178,944,644        3,032,066     122,902,514       3,304,879,224      352,669,360        2,952,209,864

----------
Source:   California Municipal Statistics, Inc.

      The table below presents the City's property tax collection experience for the last five fiscal years.

                           CITY OF SAN JUAN CAPISTRANO
                       PROPERTY TAX LEVIES AND COLLECTIONS
                             LAST FIVE FISCAL YEARS

                      Secured       Amount Delinquent     Percentage Delinquent
Fiscal Year         Tax Charge           June 30                 June 30
-----------        -----------      -----------------     ---------------------
 1997-1998         $ 3,917,258               $ 98,795                       2.5%
 1998-1999           4,115,991                 99,729                       2.4
 1999-2000           4,530,247                 76,674                      1.69
 2000-2001           4,373,519                 90,005                       2.1
 2001-2002           4,569,291                 78,632                       1.7

----------
Source:   City of San Juan Capistrano.

EDUCATION

      Public educational instruction from kindergarten through 12th grade is provided by the Capistrano Unified School District. There are numerous private schools in the City. There are 22 community colleges, colleges, universities and graduate schools within 30 minutes commuting distance from the City in the Orange County Metropolitan Area.

                                   APPENDIX J

                   CERTAIN INFORMATION CONCERNING THE SERVICE
                       CONTRACT LETTER OF CREDIT PROVIDER

      Bank of America, N.A. (the "Service Contract Letter of Credit Provider"), is a national banking association organized under the laws of the United States, and its principal executive offices are located in Charlotte, North Carolina. The Service Contract Letter of Credit Provider is a wholly owned indirect subsidiary of Bank of America Corporation and is engaged in general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of September 30, 2002, the Service Contract Letter of Credit Provider had consolidated assets of $576 billion, consolidated deposits of $394 billion and stockholder's equity of $50 billion based on regulatory accounting principles.

      Bank of America Corporation is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding Bank of America Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, together with any subsequent documents it filed with the Securities and Exchange Commission (the "Commission) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      The Service Contract Letter of Credit has been issued by the Service Contract Letter of Credit Provider. Moody's Investors Service, Inc. ("Moody's") currently rates the Service Contract Letter of Credit Provider's long-term certificates of deposit as "Aal" and short-term certificates of deposit as "P-l". Standard & Poor's Rating Services ("Standard & Poor's") rates the Service Contract Letter of Credit Provider's long-term certificates of deposit as "AA-" and its short-term certificates of deposit as "A-1+". Fitch, Inc. ("Fitch") rates long-term certificates of deposit of the Service Contract Letter of Credit Provider as "AA" and short-term certificates of deposit as "F-1+." Further information with respect to such ratings may be obtained from Moody's, Standard & Poor's and Fitch, respectively. No assurances can be given that the current ratings of the Service Contract Letter of Credit Provider's instruments will be maintained.

      The Service Contract Letter of Credit Provider will provide copies of the most recent Bank of America Corporation Annual Report on Form 10-K, any subsequent reports on Form 10-Q, and any required reports on Form 8-K (in each case as filed with the Commission pursuant to the Exchange Act), and the most recent publicly available portions of the quarterly Call Reports of the Service Contract Letter of Credit Provider delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:

                    Bank of America Corporate Communications
                    100 North Tryon Street 18th Floor
                    Charlotte, North Carolina 28255
                    Attention: Corporate Communications

      PAYMENTS OF DAILY DELAY LIQUIDATED DAMAGES DUE FROM THE COMPANY UNDER THE SERVICE CONTRACT WILL BE PAYABLE FROM DRAWINGS UNDER THE SERVICE CONTRACT LETTER OF CREDIT. ALTHOUGH THE SERVICE CONTRACT LETTER OF CREDIT IS A BINDING OBLIGATION OF THE SERVICE CONTRACT LETTER OF CREDIT PROVIDER, THE BONDS ARE NOT DEPOSITS OR OBLIGATIONS OF BANK OF AMERICA CORPORATION OR ANY OF ITS AFFILIATED BANKS AND ARE NOT GUARANTEED BY ANY OF THESE ENTITIES. THE BONDS ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY AND ARE SUBJECT

                                       J-l

TO CERTAIN INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

      The information contained in this Appendix J relates to and has been obtained from the Service Contract Letter of Credit Provider. The information concerning Bank of America Corporation and the Service Contract Letter of Credit Provider contained herein is furnished solely to provide limited introductory information regarding Bank of America Corporation and the Service Contract Letter of Credit Provider and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.

         The delivery hereof shall not create any implication that there has been no change in the affairs of Bank of America Corporation or the Service Contract Letter of Credit Provider since the date hereof, or that the information contained or refereed to in this Appendix J is correct as of any time subsequent to its date.

                                       J-2